                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-74299

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 31, 2000
                          $698,318,000 (APPROXIMATE)

                  GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                  Depositor

                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   Servicer

              SERIES 2000-C2 MORTGAGE PASS-THROUGH CERTIFICATES

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 2000-C2. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

                       THE CERTIFICATES WILL CONSIST OF:

         o The six classes of offered certificates described in the table on page S-5.

         o Thirteen additional classes of private certificates, twelve of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

         THE MORTGAGE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

         o A pool of 128 fixed rate, monthly pay mortgage loans secured by first priority liens on 153 commercial and multifamily residential properties. The mortgage loan pool will have an initial balance of approximately $684,220,240.

         o A multifamily mortgage participation certificate issued and guaranteed by the Federal Home Loan Mortgage Corporation or "Freddie Mac". This Freddie Mac Multifamily Gold PC will have an initial principal balance of $89,540,000.

         CREDIT ENHANCEMENT:

         o The subordination of certificates other than the Class A-1 and A-2 certificates will provide credit enhancement to the Class A-1 and A-2 certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FREDDIE MAC IS NOT RESPONSIBLE FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION INCLUDED IN THIS PROSPECTUS SUPPLEMENT RELATING TO THE MORTGAGE LOANS UNDERLYING THE FREDDIE MAC MULTIFAMILY GOLD PC.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 100.42% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                    Co-Lead Managers and Joint Bookrunners

GOLDMAN, SACHS & CO.                                 DEUTSCHE BANC ALEX. BROWN
                                AUGUST 8, 2000

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

               Mortgage Pass-Through Certificates, Series 2000-C2



WASHINGTON
4 PROPERTIES
$10,809,239
1.40% OF TOTAL


IDAHO
5 PROPERTIES
$4,458,627
0.58% OF TOTAL


NEBRASKA
1 PROPERTY
$2,972,079
0.38% OF TOTAL


MISSOURI
2 PROPERTIES
$4,568.950
0.59% OF TOTAL


MINNESOTA
2 PROPERTIES
$20,145,106
2.60% OF TOTAL


ILLINOIS
7 PROPERTIES
$32,937,338
4.26% OF TOTAL


MICHIGAN
4 PROPERTIES
$27,098,257
3.50% OF TOTAL


INDIANA
3 PROPERTIES
$9,070.547
1.17% OF TOTAL


OHIO
2 PROPERTIES
$4,929,744
0.64% OF TOTAL


PENNSYLVANIA
17 PROPERTIES
$25,182,754
3.25% OF TOTAL


NEW HAMPSHIRE
2 PROPERTIES
$9,077,638
1.17% OF TOTAL


MASSACHUSETTS
1 PROPERTY
$18,463,148
2.39% OF TOTAL


CONNECTICUT
3 PROPERTIES
$15,384,483
1.99% OF TOTAL


NEW YORK
2 PROPERTIES
$30,147,283
3,90% OF TOTAL


NEW JERSEY
16 PROPERTIES
$123,910,461
16.01% OF TOTAL


DISTRICT OF COLUMBIA
3 PROPERTIES
$11,888,463
1.54% OF TOTAL


DELAWARE
1 PROPERTY
$3,989,267
0.52% OF TOTAL


MARYLAND
5 PROPERTIES
$26,911,176
3.48% OF TOTAL


VIRGINIA
10 PROPERTIES
$34,061,593
4.40% OF TOTAL


NORTH CAROLINA
6 PROPERTIES
$17,610,646
2.28% OF TOTAL


GEORGIA
5 PROPERTIES
$14,116,140
1.82% OF TOTAL


FLORIDA
7 PROPERTIES
$23,834,309
3.08% OF TOTAL


ALABAMA
1 PROPERTY
$3,973,509
0.51% OF TOTAL


OKLAHOMA
2 PROPERTIES
$8,473,739
1.10% OF TOTAL


TEXAS
11 PROPERTIES
$40,021,333
5.17% OF TOTAL


KANSAS
2 PROPERTIES
$14,686,280
1.90% OF TOTAL


NEW MEXICO
1 PROPERTY
$9,924,254
1.28% OF TOTAL


COLORADO
5 PROPERTIES
$21,976,894
2.84% OF TOTAL


ARIZONA
5 PROPERTIES
$25,740,633
3.33% OF TOTAL


NEVADA
7 PROPERTIES
$28,684,674
3.71% OF TOTAL


CALIFORNIA
16 PROPERTIES
$148,711,704
19.22% OF TOTAL


                         DISTRIBUTION OF PROPERTY TYPES

MULTIFAMILY      30.05%
RETAIL           29.51%
OFFICE           24.02%
LODGING           7.95%
INDUSTRIAL        7.71%
MIXED USE         0.41%
SELF-STORAGE      0.22%
MOBILE HOME PARK  0.13%


        For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number
         of mortgage loans equal to the number of mortgaged properties, each of which is allocated a cut-off date balance
              based on the properties' allocated principal amounts.
           The information in this map includes the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC.


[ ] [LESS THAN OR EQUAL TO] 1.00%
    OF INITIAL POOL BALANCE

[ ] 1.01% - 5.00%
    OF INITIAL POOL BALANCE

[ ] 5.01% - 10.00%
    OF INITIAL POOL BALANCE

[ ] [GREATER THAN OR EQUAL TO] 10.01%
    OF INITIAL POOL BALANCE

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                               TABLE OF CONTENTS

                                                PAGE
                                               -----
SUMMARY OF SERIES
   2000-C2 MORTGAGE
   PASS-THROUGH
   CERTIFICATES AND
   MORTGAGE ASSET POOL
   CHARACTERISTICS .........................   S-5
SUMMARY OF SERIES
   2000-C2 TRANSACTION .....................   S-7
    Relevant Parties and Important
       Dates ...............................   S-7
    The Mortgage Assets ....................   S-7
    The Mortgage Loans .....................   S-8
    The Sellers ............................   S-8
    Geographic Concentrations of
       the Mortgaged Properties ............   S-8
    Property Types .........................   S-9
    Prepayment Protection
       Provided by the Mortgage
       Loans ...............................   S-9
    Payment Terms of the
       Mortgage Loans ......................   S-9
    The Freddie Mac Multifamily
       Gold PC .............................   S-9
    The Certificates .......................   S-10
    Certificate Designations ...............   S-10
    Initial Certificate Balances of
       the Certificates ....................   S-10
    Distributions on the Offered
       Certificates ........................   S-10
    Subordination of Classes of
       Certificates ........................   S-11
    Allocation of Losses and
       Expenses to Classes of
       Certificates ........................   S-12
    Advances Made by the Servicer
       and the Trustee .....................   S-12
    Optional Termination of the
       Trust ...............................   S-13
    Book-Entry Registration ................   S-13
    Denominations ..........................   S-13
    Yield and Prepayment
       Considerations ......................   S-13
    Legal Investment in the
       Certificates ........................   S-14
    ERISA Considerations for
       Certificateholders ..................   S-14
    Tax Status of the Certificates .........   S-14
    Ratings on the Certificates ............   S-14
RISK FACTORS ...............................   S-16
DESCRIPTION OF THE
 MORTGAGE ASSETS ...........................   S-41

                                             PAGE
                                            -----
    Calculations of Interest ............   S-41
    Balloon Loans .......................   S-41
    ARD Loans ...........................   S-42
    Amortization of Principal ...........   S-42
    Due Dates ...........................   S-43
    Defeasance ..........................   S-43
    Prepayment Provisions ...............   S-44
    Related Borrowers,
       Cross-Collateralized
       Mortgage Loans and
       Mortgage Loans
       Collateralized by Multiple
       Properties .......................   S-45
    Due-on-Sale
       and Due-on-Encumbrance
       Provisions .......................   S-45
    Secured Subordinate Financing........   S-46
    Unsecured Subordinate and
       Mezzanine Financing ..............   S-46
    Ground Leases .......................   S-46
    Loan Documentation ..................   S-47
    Significant Mortgage Assets .........   S-47
    The Sellers .........................   S-58
    Underwriting Matters ................   S-59
    Hazard, Liability and Other
       Insurance ........................   S-60
    Earnouts and Additional
       Collateral Loans .................   S-61
    Assignment of the Mortgage
       Loan; Repurchases and
       Substitutions ....................   S-62
    Representations and
       Warranties; Repurchases ..........   S-63
    Pool Characteristics; Changes in
       Mortgage Loan Pool ...............   S-67
SERVICING OF THE
 MORTGAGE LOANS .........................   S-67
    The Servicer ........................   S-68
    Servicing Standard ..................   S-68
    Specially Serviced Mortgage
       Loans ............................   S-68
    Termination of the Servicer for
       Specially Serviced Mortgage
       Loans and REO Properties .........   S-70


                                             PAGE
                                            -----
    Servicing and Other
       Compensation and Payment
       of Expenses ......................   S-71
    Modifications, Waivers,
       Amendments and Consents ..........   S-74
    Enforcement of ARD Loans ............   S-75
    Sale of Defaulted Mortgage
       Loans ............................   S-76
    REO Properties ......................   S-76
    Inspections; Collection of
       Operating Information ............   S-77
DESCRIPTION OF THE
    CERTIFICATES ........................   S-78
    Denominations .......................   S-78
    Book-Entry Registration of the
       Offered Certificates .............   S-79
    Certificate Balances and
       Notional Amounts .................   S-82
    Pass-Through Rates ..................   S-82
    Distributions .......................   S-83
    Distributions of Prepayment
       Premiums .........................   S-86
    Distributions of Excess Interest.....   S-87
    Distributions of Excess
       Liquidation Proceeds .............   S-87
    Treatment of REO Properties .........   S-87
    Interest Reserve Account ............   S-87
    Subordination; Allocation of
       Losses and Expenses ..............   S-88
    P&I Advances ........................   S-90
    Appraisal Reductions ................   S-91
    Reports to Certificateholders;
       Available Information ............   S-93
    Information Available
       Electronically ...................   S-95
    Other Information ...................   S-96
    Voting Rights .......................   S-97
    Termination; Retirement of
       Certificates .....................   S-97
    The Trustee .........................   S-98
YIELD AND MATURITY
 CONSIDERATIONS .........................   S-98
    Yield Considerations ................   S-98

                                         PAGE
                                        ------
    Factors that Affect the Rate
       and Timing of Payments and
       Defaults .....................   S-100
    Delay in Payment of
       Distributions ................   S-100
    Unpaid Distributable Certificate
       Interest .....................   S-100
    Weighted Average Life ...........   S-100
    Price/Yield Tables ..............   S-107
FEDERAL INCOME TAX
 CONSEQUENCES .......................   S-111
    Original Issue Discount and
       Premium ......................   S-111
    New Withholding Regulations .....   S-113
    Characterization of Investments
       in Offered Certificates ......   S-113
METHOD OF DISTRIBUTION...............   S-113
LEGAL MATTERS .......................   S-115
RATINGS .............................   S-115
LEGAL INVESTMENT ....................   S-116
ERISA CONSIDERATIONS ................   S-116
GLOSSARY ............................   S-118
ANNEX A--
   CHARACTERISTICS OF
   THE MORTGAGE LOANS ...............   A-1
ANNEX B--FORM OF
   STATEMENT TO
   CERTIFICATEHOLDERS
   AND SERVICER REPORTS .............   B-1
ANNEX C--STRUCTURAL
   AND  COLLATERAL TERM
   SHEETS ...........................   C-1
ANNEX D--GLOBAL
   CLEARANCE, SETTLEMENT
   AND TAX
   DOCUMENTATION
   PROCEDURES .......................   D-1

                SUMMARY OF SERIES 2000-C2 MORTGAGE PASS-THROUGH
             CERTIFICATES AND MORTGAGE ASSET POOL CHARACTERISTICS

               SERIES 2000-C2 MORTGAGE PASS-THROUGH CERTIFICATES

                                                APPROXIMATE          INITIAL          APPROXIMATE
                         ORIGINAL PRINCIPAL      PERCENT OF           PASS-          WEIGHTED AVG.      PRINCIPAL
            RATINGS          OR NOTIONAL           CREDIT            THROUGH            LIFE (3)        WINDOW (4)
CLASS      FITCH/S&P         AMOUNT (1)         SUPPORT (2)           RATE             (IN YEARS)      (MONTH/YEAR)
-------   -----------   --------------------   -------------   ------------------   ---------------   -------------
X (5)                     $  773,760,240(6)         N/A               1.041%(7)            9.07       9/00-3/25
A-1         AAA/AAA       $  123,801,000           21.250%            7.273%(8)            5.62       9/00-4/09
A-2         AAA/AAA       $  485,535,000           21.250%            7.455%(9)            9.56       4/09-6/10
B            AA/AA        $   30,950,000           17.250%            7.594%(9)            9.83       6/10-6/10
C             A/A         $   28,049,000           13.625%            7.740%(9)            9.86       6/10-7/10
D            A-/A-        $   10,639,000           12.250%            7.836%(9)            9.91       7/10-7/10
E           BBB/BBB       $   19,344,000            9.750%            8.488%(10)           9.91       7/10-7/10
F (5)                     $    9,672,000            8.500%            8.488%(10)           9.91       7/10-7/10
G (5)                     $   25,147,000            5.250%            7.000%(8)            9.91       7/10-7/10
H (5)                     $    5,804,000            4.500%            7.000%(8)            9.91       7/10-7/10
J (5)                     $    5,803,000            3.750%            7.000%(8)            9.91       7/10-7/10
K (5)                     $    8,705,000            2.625%            7.000%(8)            9.91       7/10-7/10
L (5)                     $    3,868,000            2.125%            7.000%(8)            9.97       7/10-8/10
M (5)                     $    4,836,000            1.500%            7.000%(8)           10.00       8/10-8/10
N (5)                     $    4,836,000            0.875%            7.000%(8)           10.65       8/10-6/13
O (5)                     $    6,771,240            N/A               7.000%(8)           17.78       6/13-3/25

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance. The initial pool balance is equal to the initial balance of the mortgage loan pool plus the initial principal balance of the Freddie Mac Multifamily Gold PC.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid, or, in the case of Class X certificates, the reduction in notional amount. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in August 2033.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(5)   This class is not offered by this prospectus supplement.

(6) The Class X certificates will accrue interest on the Class X notional amount. The initial Class X notional amount is approximate and will decline as the aggregate principal balance of the underlying mortgage loans declines. The Class X certificates will only be entitled to receive distributions of interest.

(7) The Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(8)   The pass-through rate for this class is a fixed rate.

(9)   Lesser of the specified fixed rate or weighted average net mortgage rate.

(10)  Weighted average net mortgage rate.


     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in August 2000. The information in this table includes the two mortgage loans and five mortgaged properties underlying the Freddie Mac Multifamily Gold PC.


     All weighted averages set forth below are based on the balances of the mortgage loans as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in August 2000 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


              SERIES 2000-C2 MORTGAGE ASSET POOL CHARACTERISTICS

CHARACTERISTICS                                              ENTIRE MORTGAGE ASSET POOL
----------------------------------------------------------- ---------------------------
    Initial pool balance .................................. $773,760,240
    Number of mortgage loans ..............................          130
    Number of mortgaged properties ........................          158
    Average balance as of the cut-off date ................ $  5,952,002
    Range of mortgage rates
      as of the cut-off date .............................. 7.38% to 9.50%
    Weighted average mortgage rate ........................       8.409%
    Weighted average remaining term to maturity or
      anticipated repayment date .......................... 114.9 months
    Weighted average debt service coverage ratio ..........       1.34 x
    Weighted average loan-to-value ratio ..................       70.82%

----------
NOTE: The mortgage loans underlying the Freddie Mac Multifamily Gold PC have a cut-off date balance of $89,540,000 and a mortgage rate of 8.10%. If the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC are excluded (leaving an initial pool balance of $684,220,240), the weighted average mortgage rate would be 8.450%, the weighted average debt service coverage ratio would be 1.36x and the weighted average loan-to-value ratio would be 69.67%. The calculation of loan-to-value ratios and debt service coverage ratios is described in Annex A to this prospectus supplement.

                     SUMMARY OF SERIES 2000-C2 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.



                      RELEVANT PARTIES AND IMPORTANT DATES

 TITLE OF SERIES:Series 2000-C2 Mortgage             CUT-OFF DATES: August 1,
                 Pass-Through Certificates           August 5 and August 10, 2000

 THE ISSUER:     GMAC Commercial Mortgage            DISTRIBUTION DATE: The 16th
                 Securities, Inc. Series 2000-C2     day of each month or, if the 16th
                 Trust formed to issue the           day is not a business day, the
                 mortgage pass-through               immediately succeeding business
                 certificates and to acquire the     day, beginning on September 18,
                 mortgage loan pool.                 2000.

 DEPOSITOR:      GMAC Commercial Mortgage            CLOSING DATE: On or about
                 Securities, Inc.                    August 17, 2000.
                 200 Witmer Road
                 Horsham, Pennsylvania
                 19044-8015
                 (215) 328-4622                      DETERMINATION DATE: The 5th
                                                     day of each month or, if the 5th
                                                     day is not a business day, the
 SELLERS:        GMAC Commercial Mortgage            immediately succeeding business
                 Corporation; German American        day.
                 Capital Corporation; and
                 Goldman Sachs Mortgage
                 Company

 SERVICER:       GMAC Commercial Mortgage            COLLECTION PERIOD: For any
                 Corporation                         distribution date, the period that
                                                     begins immediately following the
                                                     determination date in the prior
                                                     calendar month and continues
                                                     through and includes the
                                                     determination date in the
 TRUSTEE:        Wells Fargo Bank                    calendar month in which that
                 Minnesota, N.A.                     distribution date occurs. The first
                                                     collection period, however, for
                                                     each mortgage loan begins
                                                     immediately following its cut-off
                                                     date.


THE MORTGAGE ASSETS

The mortgage assets in the trust fund consist of the mortgage loan pool and the Freddie Mac Multifamily Gold PC. Except where otherwise indicated, all references to the mortgage loans and mortgaged properties in this prospectus supplement include the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC. In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property. The initial principal balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. Also see "Description of the Mortgage Assets" in this prospectus supplement.


THE MORTGAGE LOANS

The mortgage loans are secured by first mortgage liens on real property interests, which may be fee ownership interests or ground lease interests. The mortgaged properties are used for commercial or multifamily residential purposes.


THE SELLERS

GMAC Commercial Mortgage Corporation originated or acquired 68 of the mortgage loans, including the two mortgage loans underlying the Freddie Mac Multifamily Gold PC, representing 44.31% of the initial pool balance. German American Capital Corporation originated or acquired 31 of the mortgage loans, representing 31.90% of the initial pool balance. Archon Financial, L.P. originated 31 of the mortgage loans, representing 23.79% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. The mortgage loans were originated between October 30, 1997 and June 30, 2000.

Each seller will make representations and warranties regarding the mortgage loans sold by it and deposited in the trust fund. The depositor will assign these representations and warranties to the trustee. No representations and warranties regarding the mortgage loans underlying the Freddie Mac Multifamily Gold PC will be made for the benefit of the trust fund, although certain representations and warranties will be made for the benefit of Freddie Mac in connection with the issuance of the participation certificate.


GEOGRAPHIC CONCENTRATIONS OF THE
MORTGAGED PROPERTIES


The mortgaged properties are located in 30 states and the District of Columbia. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.




                                        PERCENTAGE
                         NUMBER OF          OF
                         MORTGAGED     INITIAL POOL
PROPERTY STATE          PROPERTIES       BALANCE
--------------------   ------------   -------------
California .........        16        19.22%
New Jersey .........        16        16.01
Texas ..............        11         5.17
Virginia ...........        10         4.40
Illinois ...........         7         4.26

If the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC are excluded (leaving an initial pool balance of $684,220,240), there would be 11 mortgaged properties in the State of New Jersey securing mortgage loans that represent 5.02% of such reduced initial pool balance.

PROPERTY TYPES


The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.




                                             PERCENTAGE
                               NUMBER OF     OF INITIAL
                               MORTGAGED        POOL
PROPERTY TYPE                 PROPERTIES      BALANCE
--------------------------   ------------   -----------
Multifamily ..............        54        30.05%
Retail ...................        51        29.51
Office ...................        26        24.02
Lodging ..................         9         7.95
Industrial ...............        13         7.71
Mixed Use ................         1         0.41
Self-Storage .............         3         0.22
Mobile Home Park .........         1         0.13

If the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC are excluded (leaving an initial pool balance of $684,220,240), there would be 49 multifamily mortgaged properties securing mortgage loans that represent 20.89% of such reduced initial pool balance.


PREPAYMENT PROTECTION PROVIDED BY THE
MORTGAGE LOANS


The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but 8 of the mortgage loans permit defeasance after a lockout period. One of such defeasance loans also has a subsequent yield maintenance period, which is followed by a 1% prepayment penalty period. Except with respect to 3 mortgage loans, representing 1.24% of the initial mortgage pool balance, the defeasance may not occur prior to the second anniversary of the closing date of the issuance of the certificates. For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Assets----Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS


All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid in full by its anticipated repayment date. See "Description of the Mortgage Assets--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.


THE FREDDIE MAC MULTIFAMILY GOLD PC


In addition to the mortgage loan pool, the trust fund includes a multifamily mortgage participation certificate issued by the Federal Home Loan Mortgage Corporation or "Freddie Mac". The Freddie Mac Multifamily Gold PC has an initial principal balance of $89,540,000 and a coupon rate of 7.375% per annum. The participation certificate represents an undivided beneficial ownership interest in a discrete pool of two mortgage loans secured by five multifamily mortgaged properties located in New Jersey. Under the terms of the participation certificate, Freddie Mac guarantees the timely payment of interest at the certificate's coupon rate, the timely payment of scheduled principal and the ultimate payment of principal on the underlying mortgage loans by the payment date occurring in the same month as the maturity date of the loans. See "Description of the Mortgage Assets--Significant Mortgage Assets--The Freddie Mac Multifamily Gold PC" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.


CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:


  Designation         Related Class(es)
  Offered             Classes A-1, A-2, B, C,
  certificates        D and E
  Senior              Classes X, A-1, and A-2
  certificates
  Interest-only       Class X
  certificates
  Subordinate         Classes B, C, D, E, F, G,
  certificates        H, J, K, L, M, N and O
  Residual            Classes R-I, R-II and
  certificates        R-III
  REMIC               Classes X, A-1, A-2, B,
  regular             C, D, E, F, G, H, J, K,
  certificates        L, M, N and O

INITIAL CERTIFICATE BALANCES OF THE
CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $773,760,240, but may vary upward or downward by no more than 5%.


The senior certificates will comprise approximately 78.75% and the subordinate certificates will comprise approximately 21.25% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The borrowers are required to make payments of interest and principal under the mortgage loans in the mortgage loan pool to the servicer. The servicer will deduct its servicing fee and send the remainder to the trustee. The trustee will also receive distributions under the Freddie Mac Multifamily Gold PC from Freddie Mac. After deducting its trustee fee from the amounts received from the servicer and Freddie Mac, the trustee will distribute the remaining amount, up to the amount available to the certificateholders as follows:

                     Amount available to certificateholders


                                     Step 1
                        Distribution of interest to the
                              senior certificates


                                    Step 2
                       Distribution of principal to the
                        Class A-1 and A-2 certificates


                                    Step 3
                              Distribution of the
                          amount of interest due and
                        principal due each class of the
                        subordinate certificates. These
                           distributions are made in
                         the priority of the alphabetic
                     order of the subordinate certificates
                            and as described below.


                                    Step 4
                          Any remaining funds to the
                             residual certificates


Distributions of interest and principal are not made to a class of certificates if its certificate balance has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions with a higher priority. Funds may be insufficient if the trust experiences realized losses or incurs unanticipated expenses or if an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class

     multiplied by

o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates--Distributions" in this prospectus supplement.


SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.


ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment on a mortgage asset. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o    interest on advances made by the servicer and the trustee;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee, and

o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage assets immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                     Step 1
                        Reduce the certificate balances
                       of the Class O, Class N, Class M,
                      Class L, Class K, Class J, Class H,
                      Class G, Class F, Class E, Class D,
                      Class C and Class B certificates to
                              zero, in that order


                                     Step 2
                       Reduce the certificate balances of
                       the Class A-1 and A-2 certificates
                                    to zero


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the notional amount of the Class X certificates.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.


ADVANCES MADE BY THE SERVICER AND THE TRUSTEE

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the servicer is required to advance its own funds to cover that shortfall. However, the servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. Because Freddie Mac has guaranteed the timely payment of interest and scheduled principal under the Freddie Mac Multifamily Gold PC, the servicer also will not be required to make any advance with respect to payments due under the participation certificate or the mortgage loans underlying the participation certificate. If the servicer fails to make a required advance, the trustee will be required to make that advance. However, the trustee will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer and the trustee each will be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage assets is less than 1% of the initial pool balance, the servicer or the depositor may purchase the mortgage assets and cause the trust to terminate. Neither the servicer nor the depositor, however, is required to do so. If the servicer or depositor does purchase the mortgage assets, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" and Annex D in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage assets; and

o    the rate and timing of payments on the mortgage assets.

The interest-only certificates and the subordinate certificates will be especially sensitive to the rate of prepayments. For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the senior certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The other offered certificates may not be sold to these plans and accounts except as may be permitted under a prohibited transaction class exemption available to some insurance companies using general account assets.

TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as regular interests in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the asset pools that make up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., that are not lower than those indicated under "Summary of Series 2000-C2 Mortgage Pass-Through Certificates and Mortgage Asset Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in August 2033. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage assets are allocated
MORTGAGE ASSETS WILL REDUCE YOUR to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount
CERTIFICATES                     of these losses and the yield to maturity on
                                 your certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.


                                 Because losses on the mortgage assets,
                                 together with expenses relating to defaulted mortgage assets, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage assets.


                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage assets, losses and expenses will be allocated pro rata to the Class A-1 and A-2 certificates.


                                 Reductions in the principal balance of any class reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders.


                                 See "Description of the Certificates--
                                 Subordination; Allocation of Losses and
                                 Expenses" in this prospectus supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
ASSETS WILL AFFECT THE YIELD     payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal
                                 and interest payments on the mortgage assets, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates.

                                 Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are met, may be applied to partially defease or prepay the related mortgage loan without payment of a prepayment premium or yield maintenance payment. See "Description of the Mortgage Assets--Earnouts and Additional Collateral Loans" and Annex A to this prospectus supplement. In addition, with respect to one mortgage loan, representing approximately 0.77% of the initial pool balance, partial condemnation of the related mortgaged property is pending in exchange for a payment of $122,103.60. Amounts received in connection with the condemnation of the related mortgaged property will be applied as a partial prepayment of the mortgage loan without payment of any prepayment penalty.


                                 For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans and factors that affect those rates, see "Yield and Maturity Considerations" and "Description of the Certificates --Subordination; Allocation of Losses and Expenses" in this prospectus supplement and "Risk Factors--Each Class of certificates will have different yield and prepayment considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT       Although payments under the Freddie Mac
INSURED                          Multifamily Gold PC are guaranteed by Freddie
                                 Mac, none of the mortgage loans are insured or guaranteed by the United States, by any governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor under the particular mortgage loan documents.
                                 If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY OCCUR  An affiliate of the servicer expects to
WHEN CERTIFICATEHOLDERS OF       acquire some of the subordinate certificates
VARIOUS CLASSES HAVE DIFFERING   including a portion of the Class O
INTERESTS                        certificates. The affiliate's ownership of
                                 certificates could cause a conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would have a disproportionate effect on one or more classes of certificates. One action over which the servicer has considerable latitude is determining whether to liquidate or modify defaulted mortgage loans. The servicer may also waive provisions in ARD loans that would require the payment of excess interest or the replacement of the property manager if the ARD loan is not paid by the anticipated repayment date.

                                 Furthermore, if an event of default regarding the servicer exists under the pooling and servicing agreement, the rights and obligations of the servicer to service specially serviced mortgage loans and properties acquired through foreclosure may be terminated. The certificateholders representing more than 50% of the voting rights allocated to a specified class may terminate that servicer in its capacity as special servicer and appoint a replacement special servicer. The servicer's affiliate may hold more than 50% of the voting rights allocated to that specified class. As a result, the interests of the servicer's affiliate may conflict with those of other certificateholders that desire to replace the servicer of specially serviced mortgage loans and foreclosure properties. For example, the servicer's affiliate could seek to reduce its potential loss from a troubled mortgage loan by deferring foreclosure or other legal action in an attempt to maximize future proceeds. As a result, the trust may ultimately receive a smaller amount of proceeds from that mortgage loan as a result of that deferral.

                                 The servicer is, however, required to
                                 administer the mortgage loans in accordance with the servicing standards without regard to ownership of any certificate by it or any of its affiliates.

                                 GMACCM will act as servicer of the mortgage loans underlying the Freddie Mac Multifamily Gold PC pursuant to a separate servicing agreement with Freddie Mac. GMACCM or one of its affiliates has also entered into certain indemnity arrangements with Freddie Mac in connection with the sale of the underlying mortgage loans to Freddie Mac.

                                 See "Servicing of the Mortgage Loans--
                                 Termination of the Servicer for Specially
                                 Serviced Mortgage Loans and REO Properties" and "Servicing of the Mortgage Loans-- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY     property. Any potential liability could reduce
YOUR PAYMENTS                    or delay payments to certificateholders.


                                 "Phase I" environmental assessments have been performed on all but 34 of the mortgaged properties, which secure mortgage loans that represent 7.09% of the initial pool balance. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:


                                 o   in which the adverse conditions were
                                     remediated or abated before the date of
                                     issuance of the certificates;


                                 o   in which an operations and maintenance
                                     plan or periodic monitoring of the
                                     mortgaged property or nearby properties
                                     was recommended;


                                 o   involving a leaking underground storage
                                     tank or groundwater contamination at a
                                     nearby property that had not yet
                                     materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;


                                 o   in which groundwater, soil or other
                                     contamination was identified or suspected, and an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;


                                 o   involving radon; or


                                 o in which the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.


                                 Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses. Environmental insurance was obtained for all but two of the mortgage loans, which represent 0.23% of the initial pool balance, for which the related mortgaged property was not subject to a "Phase I" environmental assessment. There can be no assurance, however, that should environmental insurance coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.


                                 To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.


                                 See "Description of the Mortgage Assets--
                                 Underwriting Matters--Environmental
                                 Assessments" in this prospectus supplement and "The Pooling and Servicing Agreements-- Realization upon Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.


GEOGRAPHIC CONCENTRATION MAY     The five states with the highest concentration
INCREASE REALIZED LOSSES ON THE  of mortgage loans secured by mortgaged
MORTGAGE LOANS                   properties are listed in the table under
                                 "Summary of Series 2000-C2 Transaction--
                                 Geographic

                                 Concentrations of the Mortgaged Properties" on page S-8. Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.


                                 In addition, mortgaged properties located in California may be more susceptible to earthquakes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE           All but 4 of the mortgage loans are
NON-RECOURSE LOANS               non-recourse loans. If a borrower defaults on a
                                 mortgage loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.


                                 Consequently, you should consider payment on each mortgage loan before maturity to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN IS The seller of each mortgage loan will be the
THE ONLY ENTITY MAKING           only person making representations and
REPRESENTATIONS AND WARRANTIES   warranties on that mortgage loan. No
THAT MORTGAGE LOAN               representations and ON warranties regarding the
                                 mortgage loans underlying the Freddie Mac
                                 Multifamily Gold PC will be made for the benefit of the trust fund. Neither the depositor nor any of its affiliates will be obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase such mortgage loans. The applicable seller may not have the financial ability to effect such repurchases. Any resulting losses may reduce your payments and yield on your certificates. See "Description of the Mortgage Assets--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties;
                                 Repurchases" in this prospectus supplement.


BALLOON PAYMENTS MAY INCREASE    One hundred four of the mortgage loans, which
LOSSES ON THE MORTGAGE LOANS AND represent 74.44% of the initial pool balance, EXTEND THE WEIGHTED AVERAGE LIFE require balloon payments at their stated
OF YOUR CERTIFICATE              maturity. These mortgage loans involve a
                                 greater degree of risk than fully amortizing
                                 loans because the ability of a borrower to make
                                 a balloon payment typically depends on its
                                 ability to refinance the mortgage loan or sell
                                 the mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by:


                                 o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;


                                 o   the prevailing interest rates;


                                 o   the fair market value of the property;


                                 o   the borrower's equity in the property;


                                 o   the borrower's financial condition;


                                 o the operating history and occupancy level of the property;


                                 o   tax laws; and


                                 o prevailing general and regional economic conditions.


                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.


                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Assets--Balloon Loans," and "Yield and
                                 Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.


IF BORROWERS DO NOT MAKE ARD     Twenty-two of the mortgage loans, which
PAYMENTS, THE WEIGHTED AVERAGE   represent 24.22% of the initial pool balance,
LIFE OF YOUR CLASS OF  ARD       are loans. ARD loans have anticipated repayment
CERTIFICATES MAY BE EXTENDED     dates prior to their maturity dates. The
                                 failure of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class
                                 O Certificates. See "Description of the
                                 Mortgage Assets--ARD Loans" and "Risk
                                 Factors--Conflicts of interest may occur when certificateholders of various classes have differing interests" in this prospectus supplement.


RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      Fifty-four mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY       mortgage loans that represent 30.05% of the
PROPERTIES COULD ADVERSELY       initial pool balance, are multifamily rental
AFFECT THEIR VALUE AND CASH
FLOW
                                 properties. A decrease in occupancy or rent
                                 levels at these properties could result in
                                 realized losses on the mortgage loans.
                                 Occupancy and rent levels at a multifamily
                                 property may be adversely affected by:


                                 o local, regional or national economic
                                   conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;


                                 o construction of additional housing units in
                                   the same market;


                                 o local military base or industrial/business
                                   closings;


                                 o developments at local colleges and
                                   universities;


                                 o national, regional and local politics,
                                   including current or future rent
                                   stabilization and rent control laws and
                                   agreements;


                                 o trends in the senior housing market;


                                 o the level of mortgage interest rates, which
                                   may encourage tenants in multifamily rental properties to purchase housing; and


                                 o a lack of amenities, unattractive physical
                                   attributes or bad reputation of the
                                   mortgaged property.


RESTRICTIONS IMPOSED ON          Tax credit and city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies or similar programs may apply to
GOVERNMENT PROGRAMS COULD ALSO   multifamily properties. The limitations and
ADVERSELY AFFECT THEIR VALUE AND restrictions imposed by these programs could
CASH FLOW                        result in realized losses on the related
                                 mortgage loans that may be allocated to your class of certificates. These programs may include:


                                 o rent limitations that could adversely affect
                                   the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and


                                 o tenant income restrictions that may reduce
                                   the number of eligible tenants in those
                                   mortgaged properties and result in a
                                   reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.


RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO  Fifty-one mortgaged properties, securing
OPERATE AT A RETAIL PROPERTY     mortgage loans that represent 29.51% of the
COULD ADVERSELY AFFECT THE       initial pool balance, are retail properties.
PROPERTY'S VALUE AND CASH FLOW
                                 A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There can be no assurance that any tenant will continue to occupy space in the related retail property even if that tenant continues to pay rent under its lease.


                                 Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms and customer traffic may be reduced, possibly impacting sales at the remaining retail tenants. Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value can be more direct for retail properties than other types of commercial property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.


                                 These risks may be increased when the property is a single tenant property. Eleven of the mortgaged properties, securing mortgage loans that represent 6.23% of the initial pool balance, are single tenant retail properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.


RETAIL PROPERTIES ARE VULNERABLE Changes in consumer preferences and market
TO CHANGES IN CONSUMER           demographics may adversely affect the value and
PREFERENCES                      cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                 o changes in consumer spending patterns;

                                 o local competitive conditions, such as an
                                   increased supply of retail space or the
                                   construction of other shopping centers;

                                 o the attractiveness of the properties and the
                                   surrounding neighborhood to tenants and
                                   their customers;

                                 o the public perception of the safety of the
                                   neighborhood; and

                                 o the need to make major repairs or
                                   improvements to satisfy major tenants.


COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS MAY outside their local real estate market.
ADVERSELY AFFECT THE VALUE AND   Catalogue retailers, home shopping networks,
CASH FLOW FROM RETAIL PROPERTIES internet retailers, telemarketing sales and outlet centers all compete with more
                                 traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs.
                                 Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans that may be allocated to your certificates.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       Twenty-six mortgaged properties, securing
BUSINESSES OR CHANGES IN         mortgage loans that represent 24.02% of the
DEMOGRAPHIC CONDITIONS COULD     initial pool balance, are office properties.
ADVERSELY AFFECT THE VALUE AND
CASH FLOW FROM OFFICE PROPERTIES Economic decline in the businesses operated by the tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                 o the quality of the tenants in the building;

                                 o the physical attributes of the building in
                                   relation to competing buildings;

                                 o access to transportation;

                                 o the availability of tax benefits;

                                 o the strength and stability of businesses
                                   operated by the tenant or tenants;

                                 o the desirability of the location for
                                   business; and

                                 o the cost of refitting office space for a new
                                   tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Two of the mortgaged properties, securing mortgage loans that represent 1.46% of the initial pool balance, are secured by single tenant office properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.


COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO ADVERSELY  same market could decrease occupancy or rental
AFFECT THE VALUE AND CASH FLOW   rates at office properties. Decreased occupancy
FROM OFFICE PROPERTIES           or rental revenues could result in realized
                                 losses on the mortgage loans. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.


RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND          Thirteen of the mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD     mortgage loans that represent 7.71% of the
ADVERSELY AFFECT THE VALUE AND   initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL        properties. Economic decline in the businesses
PROPERTIES                       operated by the tenants of industrial
                                 properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. Five of the mortgaged properties, securing mortgage loans that represent 4.33% of the initial pool balance, are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.


RESTRICTIONS IMPOSED BY SITE     Site characteristics at industrial properties
CHARACTERISTICS COULD ALSO       may impose restrictions that may limit the
ADVERSELY AFFECT THE VALUE AND   properties' suitability for tenants, affect the
CASH FLOW FROM INDUSTRIAL        value of the properties and contribute to
PROPERTIES                       losses on the mortgage loans that may be
                                 allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                 o clear heights;

                                 o column spacing;

                                 o number of bays and bay depths;

                                 o truck turning radius;

                                 o divisibility;

                                 o zoning restrictions; and

                                 o overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.


RESTRICTIONS IMPOSED BY          Properties used for many industrial purposes
INCREASED ENVIRONMENTAL RISKS    are more prone to environmental concerns than
COULD ALSO ADVERSELY AFFECT THE  other property types. For a description of risk
VALUE AND CASH FLOW FROM         factors relating to environmental risks, see
INDUSTRIAL PROPERTIES            "--Adverse environmental conditions at a
                                 mortgaged property or delay your payments" above.


RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      Nine mortgaged properties, securing mortgage
OCCUPANCY AT A HOSPITALITY       loans that represent 7.95% of the initial pool
PROPERTY COULD ADVERSELY AFFECT  balance, are hospitality properties. A decrease
ITS VALUE AND CASH FLOW          in room rates or occupancy at hospitality
                                 properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors.

                                 o The proximity of a hospitality property to
                                   major population centers or attractions.

                                 o Adverse local, regional or national economic
                                   conditions or the construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                 o A hospitality property's ability to attract
                                   customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs.

                                 o In many parts of the country the hotel and
                                   lodging industry is seasonal in nature.
                                   Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                 o The viability of hospitality properties that
                                   are franchisees of national or regional
                                   hotel
                                   chains depends in large part on the
                                   continued existence and financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.

LIMITED ALTERNATIVE USES OF        Five mortgaged properties, securing mortgage
OTHER PROPERTY TYPES COULD         loans that represent approximately 0.76% of
ADVERSELY AFFECT THEIR VALUE       the initial pool balance, are mixed use
AND CASH FLOW                      properties or other property types that have
                                   limited alternative uses.

                                   These limited alternative uses could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Mortgage loans secured by other property types, including mixed use properties, may pose risks not associated with mortgage loans secured by liens on other types of income-producing mortgaged properties.


RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT     Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE LOANS  could be reduced if tenants are unable to meet their lease obligations or become
                                   insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                   o  If tenant sales in retail properties
                                      decline, rents based on sales will
                                      decline. Tenants may be unable to pay
                                      their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                   o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal

                                    Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

                                 These risks may be increased when the property is a single tenant property, is owner-occupied or is leased to relatively few tenants. Eighteen of the mortgaged properties, securing mortgage loans that represent 12.02% of the initial pool balance, are single tenant properties.


LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF OR TENANT DEFAULTS office, multifamily and industrial properties
ON LEASES                        would decline if leases expired or terminated,
                                 or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See Annex A to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                 If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. See "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" in this prospectus supplement for information regarding certain of these reserves.


TENANT BANKRUPTCY ENTAILS RISKS  The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage Loans" in the prospectus.


LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT   that may be allocated to your class of
                                 certificates if property management is
                                 inadequate. Property managers are generally responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments; and

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.


CONFLICTS OF INTERESTS BETWEEN   Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interests may exist because:

                                 o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                 o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                 o  affiliates of the managers or the
                                    borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.


LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL       property in connection with the origination of
A MORTGAGED PROPERTY             the related mortgage loan or thereafter, and
SECURING A DEFAULTED             the loan-to-value ratios as of the cut-off date
MORTGAGE LOAN FOR ITS APPRAISED  referred to in this prospectus supplement are
VALUE                            based on the appraisals. If the servicer
                                 forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated.


SUBORDINATE FINANCING ON THE     One of the mortgaged properties, securing a
MORTGAGED PROPERTY MAY INCREASE  mortgage loan that represents 1.73% of the
RISKS                            initial pool balance, is encumbered by
                                 subordinate debt that is not part of the mortgage loan pool. The existence of subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

                                 o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                 o reduced cash flow could result in deferred maintenance; and

                                 o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 The holder of any material subordinate debt on each of the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. For a description of subordinate debt relating to the mortgaged properties, see "Description of the Mortgage Assets--Secured Subordinate Financing" in this prospectus supplement.


MEZZANINE DEBT SECURED BY        The direct parents of some borrowers have
EQUITY IN THE BORROWER MAY       pledged or are permitted to pledge their equity
INCREASE RISKS                   interest in the borrower to secure mezzanine
                                 debt incurred by the parent or other
                                 obligations. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage
                                 Assets--Unsecured Subordinate or Mezzanine
                                 Financing" in this prospectus supplement.


RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. When borrowers are related, any
                                 adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties, which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


LARGER-THAN-AVERAGE BALANCE      Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES MORE       together with other mortgage loans with which
SEVERE                           they are cross-collateralized, have outstanding
                                 balances that are substantially higher than the average outstanding balance. If a mortgage loan pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans.

LOSSES COULD RESULT FROM         Five mortgage loans (including the mortgage
LIMITATION ON ENFORCEABILITY OF  loans underlying the Freddie Mac Multifamily
CROSS-COLLATERALIZATION          Gold PC), representing 11.80% of the initial
                                 pool balance, are cross-collateralized with one or more other mortgage loans. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                 o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                 o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus and "Description of the Mortgage Assets--Related Borrowers, Cross-
                                 Collateralized Mortgage Loans and Mortgage
                                 Loans Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS  "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS            will reduce the net proceeds available for
                                 distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.


STATE LAW LIMITATIONS ON         Some jurisdictions, including California,
REMEDIES                         have laws that prohibit more than one
                                 "judicial action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly. The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal
                                 Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding which alternatives to pursue after a default.


BANKRUPTCY RULES MAY LIMIT THE   Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE   related state laws may interfere with the
REMEDIES                         ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the prospectus.


INCREASES IN GROUND RENTS MAY    Three mortgaged properties, securing mortgage
ADVERSELY AFFECT A BORROWER'S    loans which represent 1.64% of the initial pool
ABILITY TO MAKE PAYMENTS UNDER A balance, are subject solely to the lien of a RELATED MORTGAGE LOAN AND CAUSE mortgage on a leasehold interest under a ground REALIZED LOSSES ON THE MORTGAGE lease or sublease of a ground lease. One
LOANS                            mortgaged property, securing a mortgage loan
                                 which represents 1.49% of the initial pool balance, is subject to the lien of a mortgage on both the leasehold interest and the ground lessor's fee simple interest in the mortgaged property.

                                 Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. In addition, bankruptcy rules may limit the ability of a lender to enforce remedies under any mortgage loan secured by a ground lease and the bankruptcy of a lessor or a lessee under a ground lease could result in losses on the related mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                 However, each of the ground leases (or
                                 subleases to ground leases) related to the mortgage loans that are not secured by the related fee interest generally contains the following protections to mitigate this risk:

                                 o  It requires the lessor to give the
                                    leasehold mortgagee notice of lessee
                                    defaults and an opportunity to cure them.

                                 o  It permits the leasehold estate to be
                                    assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                 o  It contains certain other protective
                                    provisions typically included in a
                                    "mortgageable" ground lease.

                                 See "Description of the Mortgage Assets--
                                 Ground Leases" in this prospectus supplement.


YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE      delays and shortfalls. These delays or
ON THE MORTGAGED PROPERTIES      shortfalls in payments could result in realized
ADVERSELY AFFECTS THE ABILITY    losses in the mortgage loans that may be
OF BORROWERS TO MAKE PAYMENTS    allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                 Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

                                 In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls.


CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR     repurchased, the characteristics of the pool
PROPERTY CHARACTERISTICS MAY     may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES ON THE CERTIFICATES       location, property characteristics and number
                                 of borrowers and affiliated borrowers may change. Classes of certificates that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.


COMPLIANCE WITH THE AMERICANS    Under the Americans with Disabilities Act of
WITH DISABILITIES ACT MAY REDUCE 1990, all public accommodations are required
to PAYMENTS TO                   meet federal requirements related to access
CERTIFICATEHOLDERS               and use by disabled persons. If the mortgaged
                                 properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower were required to pay expenses and fines imposed by the Americans with Disabilities Act, the amount available to make payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates.


LITIGATION MAY REDUCE PAYMENTS   Legal proceedings may be pending and, from
TO CERTIFICATEHOLDERS            time to time, threatened, against the borrowers
                                 and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-118 in this prospectus supplement.

                      DESCRIPTION OF THE MORTGAGE ASSETS

     The mortgage assets in the trust fund will consist of the mortgage loan pool and the Freddie Mac Multifamily Gold PC. Except where otherwise indicated, all references to the mortgage loans and mortgaged properties in this prospectus supplement include the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC . A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A to this prospectus supplement.


  CALCULATIONS OF INTEREST

     One hundred twenty-three of the mortgage loans (including both mortgage loans underlying the Freddie Mac Multifamily Gold PC), which represent 97.49% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed. Eighty-eight of such mortgage loans, which represent 70.48% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed but have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Accordingly, the actual amortization term is longer for these mortgage loans than the stated amortization term. The remaining 7 mortgage loans, which represent 2.51% of the initial pool balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. The Freddie Mac Multifamily Gold PC accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

     In addition, 3 mortgage loans (including both mortgage loans underlying the Freddie Mac Multifamily Gold PC), which represent 12.00% of the initial pool balance, currently provide for payments of interest only for up to 23 months after the cut-off date, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.

     For a description of the payment terms and interest calculation method of the Freddie Mac Multifamily Gold PC, see "--Significant Mortgage Assets--The Freddie Mac Participation Certificate--Terms of Participation Certificate."


  BALLOON LOANS

     One hundred four of the mortgage loans, which represent approximately 74.44% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Four of the mortgage loans (including both mortgage loans underlying the Freddie Mac Multifamily Gold PC), which represent approximately 13.52% of the initial pool balance, begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

  ARD LOANS

     Twenty-two of the mortgage loans, which represent approximately 24.22% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.0% per annum (except for loan number DBM 11301, which will be a fixed rate per annum equal to the mortgage rate plus 1.0% per annum). Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class O certificates.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower typically will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

    (1)   payments to required escrow funds;

    (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

    (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

    (4)   principal on the mortgage loan until the principal is paid in full;
          and

    (5)   excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the ARD loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium.

  AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage loan pool includes four fully amortizing mortgage loans, which represent 1.34% of the initial pool balance.

  DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. One hundred ten of the mortgage loans, which represent 74.62% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan) or both to be due on the first day of each month. Sixteen of the mortgage loans, which represent 22.16% of the initial pool balance, provide for due dates on the fifth day of each month. Four of the mortgage loans, which represent 3.22% of the initial pool balance, provide for due dates on the tenth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The payment date for the Freddie Mac Multifamily Gold PC is the fifteenth day of each month, or if such fifteenth day is not a business day, the next succeeding business day.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.


  DEFEASANCE

     All but 8 of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of certain conditions, including that the borrower:

    (1)   pays on any due date

          o all interest accrued and unpaid on the principal balance of the mortgage note to and, including that due date,

          o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o  any costs and expenses related to the release,

    (2)   delivers or pledges defeasance collateral to the trustee

          o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

          o  that provides payments:

             o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

             o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

    (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met. One of the mortgage loans has a yield maintenance period subsequent to the period during which defeasance is permitted. The yield maintaince period is followed by a 1% prepayment penalty period.

     In general, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates, with the following exceptions:




     MORTGAGED PROPERTY          EARLIEST DEFEASANCE DATE
     ------------------          -------------------------
   Bladensburg Shopping Center          May 1, 2002
   The Corners Shopping Center          May 1, 2002
   Woodbury Shopping Center           August 1, 2002


     The respective mortgage loans relating to the mortgaged properties identified in the foregoing table are each the primary asset of a single loan REMIC. The startup day of each of those single loan REMICs is at least two years prior to the earliest defeasance date of the related mortgage loan.


  PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments except during an open period following the expiration of the lockout period and any defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium. See Annex A to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums actually collected on the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loan; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     Five of the mortgage loans (including both mortgage loans underlying the Freddie Mac Multifamily Gold PC), which represent 11.80% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. Eight mortgage loans, other than the cross-collateralized mortgage loans, which represent 5.28% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these 8 mortgage loans is evidenced by a single mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans is 130, while the total number of mortgaged properties is
158. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage loans, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See Annex A to this prospectus supplement for information regarding the cross-collateralized mortgage loans.

     In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 3.83% of the initial pool balance.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o  transfers to specified parties related to the borrower.

     For mortgage loans in the mortgage loan pool (which excludes the mortgage loans underlying the Freddie Mac Multifamily Gold PC), the servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.


  SECURED SUBORDINATE FINANCING

     One mortgage loan, which has a cut-off date balance of $13,380,226 and represents 1.73% of the initial pool balance, is secured by a mortgaged property known to be encumbered by subordinated debt that is not part of the mortgage loan pool. The initial principal amount of such secured subordinated debt, which is held by GMACCM, is $250,000. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


  UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. With respect to one mortgage loan, which has a cut-off date balance of $11,341,541 and represents approximately 1.47% of the initial pool balance, the members of the borrower have granted a security interest in their membership interests to an unaffiliated third party to secure a $1,000,000 loan. The related lender has entered into a subordination and standstill agreement with respect to this mezzanine loan. No "mezzanine debt" is included in the mortgage loan pool.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


  GROUND LEASES

     Three of the mortgaged properties, securing mortgage loans which represent 1.64% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

     One of the mortgaged properties, securing a mortgage loan which represents 1.49% of the initial pool balance, is subject to the lien of a mortgage on both a leasehold interest and a fee simple interest in the mortgaged property.

     None of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.


  LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Assets--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.


  SIGNIFICANT MORTGAGE ASSETS

The Freddie Mac Multifamily Gold PC

     The description of the Freddie Mac Multifamily Gold PC and the multifamily mortgage participation certificate agreement that follows is a summary of certain of the terms and provisions relating to the participation certificate and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to the Freddie Mac multifamily mortgage participation certificate agreement described below (including any amendments and supplements thereto), copies of which are available from Freddie Mac. See "--Availability of Information" below. Copies of the offering circular and offering circular supplement prepared by Freddie Mac for the Freddie Mac Multifamily Gold PC are available from the Trustee and Freddie Mac.

     General. The Freddie Mac Multifamily Gold PC will be issued by Freddie Mac pursuant to its multifamily mortgage participation certificate program and will represent a 100% beneficial ownership interest in a discrete pool of two multifamily mortgage loans secured by five mortgaged properties. This pool will be established by Freddie Mac pursuant to its multifamily mortgage participation certificate agreement dated as of December 1, 1997. The underlying loans are being sold by GMAC Commercial Mortgage Corporation to Freddie Mac in exchange for the Freddie Mac Multifamily Gold PC. GMACCM will convey the Freddie Mac Multifamily Gold PC to the depositor, and the depositor will transfer the Freddie Mac Multifamily Gold PC to the trustee for deposit into the trust fund. GMACCM will be appointed to act as servicer, on behalf of Freddie Mac, of the two mortgage loans underlying the participation certificate, pursuant to a separate servicing agreement between Freddie Mac and GMACCM. GMACCM or one of its affiliates has also agreed to indemnify Freddie Mac for certain losses on the underlying mortgage loans pursuant to a separate indemnity agreement.

     Underlying Mortgage Loans and Mortgaged Properties. The two mortgage loans underlying the Freddie Mac Multifamily Gold PC are the "Schron Multifamily Portfolio loan" and the "Mill Run Apartments loan". Both mortgage loans were originated by GMACCM on May 4, 2000, are balloon loans and have a final maturity date of May 5,

2010. Both mortgage loans have a mortgage rate of 8.10% and provide for interest-only payments for a period of 9 months after the cut-off date. The Schron Multifamily Portfolio loan has a cut-off date principal balance of $33,940,000, is secured by four multifamily properties located in northern and central New Jersey and was made to four separate bankruptcy remote special purpose borrowers. The Mill Run Apartments loan has a cut-off date principal balance of $55,600,000, is secured by one multifamily property located in Union, New Jersey and was made to a single bankruptcy remote special purpose borrower. The Schron Multifamily Portfolio loan and the Mill Run Apartments loan are cross-defaulted and cross-collateralized. The borrowers under the Schron Multifamily Portfolio loan and the Mill Run Apartments loan are also affiliated. For additional information regarding the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC, see Annex A to this prospectus supplement.

     Terms of Participation Certificate. The Freddie Mac Multifamily Gold PC has an initial principal amount of $89,540,000 and a coupon rate of 7.375% per annum. The rate of interest payable by the borrowers on the underlying mortgage loans exceeds the coupon of the Freddie Mac Multifamily Gold PC. The servicer will retain a portion of such excess as servicing compensation and Freddie Mac will retain the remaining portion of such excess as compensation for administering the underlying mortgage pool and guaranteeing payments on the participation certificate.

     The payment date for the Freddie Mac Multifamily Gold PC is the 15th day of each month, unless the 15th is not a business day, in which case the payment date is the next succeeding business day, commencing on September 15, 2000. Each reporting period under the participation certificate will be from the 16th day of a month through the 15th day of the following month.

     Freddie Mac's system for paying interest on the Freddie Mac Multifamily Gold PC is calculated on the basis of a 360-year consisting of twelve 30-day months. Interest on each of the mortgage loans underlying the Freddie Mac Multifamily Gold PC, however, will be payable at its respective mortgage rate on the basis of a 360-day year and the actual number of days elapsed. Accordingly, Freddie Mac will adjust the principal and interest allocations monthly so that interest payments on the mortgage loans underlying the Freddie Mac Multifamily Gold PC can be passed through to the trustee on the basis of a 360-day year consisting of twelve 30-day months. Absent manifest error, Freddie Mac's adjustment to the principal and interest allocation will be conclusive and binding on all affected persons.

     Freddie Mac will make payments to the trustee, as holder of the participation certificate, pursuant to its "pool factor method". A "pool factor" for any month is a truncated seven-digit number which, when multiplied by the original principal amount of the pool of mortgage loans underlying the participation certificate, equals the remaining principal amount of the pool after giving effect to the principal payment made in such month. The pool factor in the month of formation of the underlying pool is 1.0000000. Freddie Mac will make the pool factors for each subsequent month available on or about the first business day of such month, but retains the right to make pool factors available at other times and by whatever means it deems appropriate. Freddie Mac relies on the servicer's reports of mortgage activity to prepare its pool factors. In the event that it fails to receive (or believes it will not receive) accurate or timely reports of mortgage activity, Freddie Mac may estimate mortgage payments and such estimations will be deemed conclusive for purposes of the payment of interest and principal pursuant to Freddie Mac's guarantee. Once the servicer's reports have been received and processed, Freddie Mac will reconcile the actual principal balance of the mortgage loans underlying the Freddie Mac Multifamily Gold PC by adjusting subsequent pool factors.

     The amount of interest payable on the Freddie Mac Multifamily Gold PC on any payment date will equal the product of (a) 1/12th of the coupon rate on the participation certificate, multiplied by (b) the pool factor published in the preceding month, multiplied by (c) the original principal amount of the participation certificate. The amount of principal payable on the Freddie Mac Multifamily Gold PC on any payment date will equal the product of (a) the prior month's pool factor minus the current month's pool factor, multiplied by (b) the original principal amount of the participation certificate.

     The aggregate principal payment on the Freddie Mac Multifamily Gold PC in any month will reflect (i) the scheduled principal payments on the underlying mortgage loans for the reporting period ending in the current month, plus (ii) any prepayments on the underlying mortgage loans for the reporting period ending in the previous month, plus (iii) any adjustments necessary to reconcile the aggregate principal balance of the underlying mortgage loans as calculated by Freddie Mac with the aggregate balance of the related underlying mortgage loans as reported to Freddie Mac by the servicer. For purposes of the participation certificate, a prepayment with respect to an underlying mortgage loan is any event that causes an unscheduled principal payment to be passed through on the participation certificate, including a full or partial prepayment of principal on the mortgage loan by the borrower, a liquidation resulting from default, casualty or condemnation, the payment of principal on an insurance or guarantee claim by the Federal Housing Administration or other mortgage insurer or mortgage guarantor, and the repurchase of the mortgage loan from the underlying mortgage pool by the seller, the servicer or Freddie Mac, including any repurchase pursuant to Freddie Mac's guarantee of ultimate collection of principal.

     Freddie Mac calculates the scheduled principal due in any month on a mortgage loan based on the principal balance of the mortgage loan (adjusted for any prepayments and any principal payments previously passed through pursuant to Freddie Mac's guarantee), the mortgage rate of the mortgage loan, and the scheduled monthly principal and interest payment applicable to the mortgage loan at the time of issuance of the participation certificate. To the extent that Freddie Mac's calculation of scheduled principal does not reflect actual payment on the underlying mortgage loan, any differences (other than any difference resulting from defaults or measures taken to resolve such defaults) will be accounted for by adjusting subsequent pool factors. Freddie Mac retains the right, in its discretion, to modify its procedures for passing through full or partial prepayments under its participation certificates by including, as part of the aggregate principal payment for each month, prepayments reported to Freddie Mac after the end of the related reporting period. Any such prepayments would be reflected in the applicable pool factor. The timing and manner of any notification of such modification, as well as any other modifications to the pool factor method, will be determined by Freddie Mac in its discretion.

     Guarantee. Freddie Mac guarantees (i) the timely payment of interest at the coupon rate on the principal balance of the participation certificate, as calculated by Freddie Mac under the pool factor method, (ii) the timely payment of scheduled principal and (iii) the ultimate collection of all principal on the underlying mortgage loans, without offset or deduction, no later than the payment date that occurs in the same month as the participation certificate's final payment date. THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEE OF THE PARTICIPATION CERTIFICATE ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE PARTICIPATION CERTIFICATE, INCLUDING THE PAYMENT OF INTEREST THEREON, IS NOT GUARANTEED BY THE UNITED STATES AND DOES NOT CONSTITUTE A DEBT OR OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC.

     Optional Redemption. Freddie Mac may, at its option, redeem the Freddie Mac Multifamily Gold PC in whole, but not in part, on any payment date when, after giving effect to the principal payment to be made on such payment date, the outstanding principal balance of the participation certificate would be less than two percent of its original principal balance. Any such optional redemption would be at a redemption price of 100% of the outstanding principal balance of the participation certificate, plus any accrued and unpaid interest.


     Final Payment Date. The final payment date of the Freddie Mac Multifamily Gold PC is May 1, 2010 and reflects the date on which the last monthly payment of the mortgage loans underlying the participation certificate is scheduled to be made, as determined at the time of issuance of the participation certificate. By convention, the final payment date of a Freddie Mac Multifamily Gold PC is always designated as the first day of a month, even though all payment dates occur on the 15th day of each month. Final payment of interest and principal on a participation certificate may occur before the month of its final payment date because of prepayments, including any repurchases of underlying mortgage loans that are in default or likely to default.

     Prepayments. A prepayment may occur upon a sale of the mortgaged property securing an underlying mortgage loan, a refinancing of the mortgage loan or a repurchase of the mortgage loan from the underlying mortgage pool. The underlying mortgage loans with respect to the participation certificate contain lockout provisions prohibiting prepayments by the borrowers for a period of time, after which time the borrowers may defease one or both of the mortgage loans. Freddie Mac will require the servicer to enforce the lockout provisions only to the extent that Freddie Mac would, at that time, seek to enforce similar lockout provisions for comparable mortgage loans it has purchased but not resold. For example, Freddie Mac may waive lockout provisions in connection with efforts to resolve existing or impending defaults or litigation, or when the benefits resulting from prepayment protection are likely to be substantially offset by the cost or result of enforcement.

     A repurchase of an underlying mortgage loan may result from a material breach of a warranty, representation or agreement by the seller or from a defect in documentation; in order to facilitate the resolution of an existing or impending delinquency or other default; from satisfaction of Freddie Mac's guarantee of the ultimate collection of principal; from actions taken to maintain proper servicing of the mortgage loan or to minimize loss; from actions taken to maintain the fixed investment trust status of the underlying mortgage pool and certain other circumstances. In determining whether a mortgage loan should be repurchased, Freddie Mac considers a variety of factors, including whether the repurchase will reduce Freddie Mac's administrative costs or Freddie Mac's possible exposure under its guarantees. Under certain circumstances, Freddie Mac may require a seller to repurchase the underlying mortgage loans. The proceeds of any mortgage loan repurchase will be passed through to the holder of the participation certificate as if the mortgage loan had been prepaid. A mortgage loan repurchase will not trigger payment by the borrower of any prepayment premium nor will it be restricted by the existence of lockout provisions in the mortgage loan.

     Defaults, Delinquencies and Foreclosures. Freddie Mac may resolve an existing or impending delinquency or other default on a mortgage loan through a variety of measures. In determining which measures to pursue with respect to a given mortgage loan and when to initiate such measures, Freddie Mac seeks to minimize the costs that may be incurred in administering the mortgage loan, as well as Freddie Mac's possible exposure under its guarantees.

     Among the measures that Freddie Mac may pursue, Freddie Mac may approve an assumption of the mortgage loan by a new borrower, may allow a repayment plan or period of forbearance during which regular mortgage loan payments may be reduced or suspended, may approve a modification of certain of the terms of the mortgage loan if the circumstances indicate that the borrower would be able to make all payments under the modified mortgage loan terms or may pursue a refinancing of the mortgage loan, a preforeclosure sale of the mortgaged property, a deed in lieu of foreclosure or a charge off of the unpaid principal balance of the mortgage loan or initiate a foreclosure proceeding.

     In pursuing such measures, Freddie Mac will determine, in its sole discretion, whether or not to remove the mortgage loan from the underlying mortgage pool. Removal of the mortgage loan from the pool will result in a partial prepayment of the Freddie Mac Multifamily Gold PC without payment of a prepayment premium. If Freddie Mac determines not to remove the mortgage loan from the pool, the measures Freddie Mac has chosen to pursue to resolve the existing or impending delinquency or other default will not affect Freddie Mac's guarantees, and Freddie Mac will continue to make payments in respect of the mortgage loan as if such measures were not in effect.

     Availability of Information. Freddie Mac makes available to investors information regarding its multifamily participation certificates and the underlying mortgage pools for such participation certificates. Information regarding multifamily participation certificates is available from various sources, including several information vendors that provide both original and updated securities information. Investors can obtain the names of these vendors by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, DC metropolitan area, phone (800) 336-FMPC; within Washington, DC metropolitan area, phone (703) 450-3777). Information regarding multifamily participation certificates is also available from Freddie Mac's Investor Inquiry Department. Freddie Mac's Internet Web-Site (http://www.freddiemac.com) displays information regarding multifamily participation certificates.

     Freddie Mac provides information about Freddie Mac in an annual Information Statement that describes its business and operations and contains its audited financial statements. Supplements to the Information Statement are also prepared by Freddie Mac periodically and include unaudited financial data and/or other information concerning Freddie Mac's business and operations. Investors can obtain Information Statements and Supplements to the Information Statement by writing or calling Freddie Mac's Investor Inquiry Department at the address or phone number listed above.

The Technology Station Loan

     The Loan. The "Technology Station loan" representing 4.76% of the initial pool balance was originated by an affiliate of GACC on March 26, 1999, and has a principal balance as of the cut-off date of $36,811,929. The Technology Station loan is an ARD loan with an anticipated repayment date of April 1, 2009 and a maturity date of April 1, 2029. The Technology Station borrower is Technology Station Associates, LLC. The Technology Station loan is secured by, among other things, a deed of trust encumbering the Technology Station borrower's fee ownership interest in a 221,378 square foot office property, which includes 10,205 square feet of retail space, and is located in Santa Clara County, California. The Technology Station borrower is a bankruptcy remote, special purpose limited liability company.


     Payment and prepayment terms for the Technology Station loan are set forth on Annex A to this prospectus supplement.


     The Technology Station Property. The Technology Station property was built in 1998 and 1999 and consists of approximately 221,378 net rentable square feet. Tenants at the Technology Station property include Magellan Corp. and ABB Power T&D Company, Inc. Magellan occupies approximately 82,153 gross leasable square feet (or approximately 37% of total gross leasable square feet) under a lease that is guaranteed by Orbital Science Corporation, Inc. and ABB Power occupies approximately 75,000 gross leasable square feet (or approximately 34% of total gross leasable square feet) under a lease that is guaranteed by Asea Brown Boveri Inc. The Technology Station property was 100% occupied as of May 1, 2000.


     The following table summarizes the breakdown of the gross leasable area, or "GLA" and base rent information of the five largest tenants at the Technology Station property:


              FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENT




                                                                                             APPROXIMATE   ANNUALIZED
                                               LEASE      TENANT       % OF     ANNUALIZED    % OF TOTAL   BASE RENT
        TENANT NAME         TYPE OF SPACE   EXPIRATION   GLA (SF)      GLA       BASE RENT    BASE RENT      PER SF
-------------------------- --------------- ------------ ---------- ----------- ------------ ------------- -----------
ABB Power T&D
 Company, Inc.             R&D               11/12/08     75,000       33.88%   $1,616,402       31.39%    $  21.55
Magellan/Boldfish, Inc.    R&D                1/12/09     55,485       25.06     1,231,767       23.92        22.20
Magellan/DCI               R&D                2/14/09     26,668       12.05       592,030       11.50        22.20
North American Title Co.   Office             1/14/09     13,732        6.20       342,751        6.66        24.96
Frequency Technology Co.   R&D                3/18/04     13,030        5.89       331,757        6.44        25.46
                                                          ------       -----    ----------       -----     --------
Totals                                                   183,915        83.0%   $4,114,706       79.90%    $  22.37
                                                         =======       =====    ==========       =====     ========

     The following table summarizes information related to the expiration of tenant leases of the Technology Station property:

                           LEASE EXPIRATION SCHEDULE




           NUMBER OF
  YEAR      LEASES      EXPIRING SF     % OF TOTAL SF     ANNUALIZED BASE RENT     % OF TOTAL BASE RENT
-------   ----------   -------------   ---------------   ----------------------   ---------------------
  2000    0                     0            0.00%             $        0                  0.00%
  2001    0                     0            0.00                       0                  0.00
  2002    1                  1748            0.79                  54,538                  1.06
  2003    0                     0            0.00                       0                  0.00
  2004    6                29,836           13.48                 868,410                 16.86
  2005    0                     0            0.00                       0                  0.00
  2006    0                     0            0.00                       0                  0.00
  2007    0                     0            0.00                       0                  0.00
  2008    2                86,471           39.06               1,877,941                 36.47
  2009    6               103,323           46.67               2,348,836                 45.61

     Prepayment. The Technology Station borrower is prohibited from voluntarily prepaying the Technology Station loan through the payment date in March 2005. From the payment date in April 2005, the Technology Station borrower may prepay the Technology Station loan in full with the payment of a penalty equal to the greater of the yield maintenance fee or 1% of the then outstanding principal balance of the mortgage loan. From the payment date in January 2009 (the payment date which is three months prior to the anticipated repayment date), the Technology Station borrower may prepay the Technology Station loan in full without payment of a prepayment premium or yield maintenance fee.

     Value. The Technology Station loan has a 57.52% cut-off date LTV. An appraisal performed on June 5, 2000 determined a value for the Technology Station property of $64,000,000.

     Underwritten NCF and DSC Ratio. The Technology Station loan has an underwritten NCF DSCR of 1.33x and an underwritten NCF of $4,198,865.

     Lockbox; Certain Reserves. All rents payable by tenants of the Technology Station property are required to be deposited into a lockbox account controlled by the servicer. On the first day of each month, the holder of the mortgage is paid an amount equal to the scheduled monthly payments, any reserve payments and other amounts due under the Technology Station loan.

     Environmental Considerations. The former owner of the Technology Station property had five leaking underground storage tanks which caused soil and ground water contamination. The tanks have been removed and an approved remediation plan has been in effect since 1996. The prior owner has funded a $240,000 escrow account to cover expenses related to the remediation plan. The principals of the Technology Station borrower provided a $2,000,000 personal indemnification and obtained environmental insurance on the property.

     Property Management. The Technology Station property is managed by Hunter Properties, Inc., an affiliate of the Technology Station borrower. The Technology Station property manager has subordinated its contractual right to management fees to the lien of the mortgage. If the Technology Station borrower fails to pay any management fees or any costs of operating the Technology Station property, the Technology Station property manager must provide the holder of the Technology Station loan with 60 days notice and an opportunity to cure before it may terminate the management agreement.

The management agreement is not otherwise terminable by the Technology Station property manager or by the Technology Station borrower, without the written consent of the holder of the Technology Station loan. The servicer may replace the Technology Station property manager as property manager only upon a default under the management agreement or a default under the loan documents.

     Tenant Improvement and Leasing Commission Reserve. The Technology Station borrower has deposited $105,900, and is required to make monthly deposits of $20,000, into a reserve account for tenant improvements, lease rollovers, leasing commission obligations and other expenses. With respect to the $105,900 up-front deposit, $59,500 is allocated to the space occupied by Steven and Virginia d/b/a Quinzno's and $46,400 is allocated to the space occupied by Starbucks Corporation.

The Burbank Multifamily Portfolio Loans

     The Loans. The "Burbank multifamily portfolio loans" consist of two mortgage loans representing 3.83% of the initial pool balance which were originated by Archon Financial, L.P. on May 15, 2000. The Burbank multifamily portfolio loans have an aggregate principal balance as of the cut-off date of $29,617,195. The Burbank multifamily portfolio loans are not cross-collateralized or cross-defaulted. The Burbank multifamily portfolio loans are balloon loans with a maturity date of June 1, 2010 and are secured by, among other things, fee mortgages encumbering a 243-unit and a 96-unit multifamily complex, respectively, each located in Burbank, California. The borrower under each mortgage loan is a newly-formed special purpose bankruptcy remote limited liability company.

     Payment and prepayment terms for each of the Burbank multifamily portfolio loans are set forth on Annex A to this prospectus supplement.

     The Parc Pointe Apartments Property. The Parc Pointe Apartments property is a garden multifamily complex with 243 units. The property was built in 1990 and as of May 9, 2000 was 98% occupied.

     The Oaks Apartment Property. The Oak Apartments property is a garden multifamily complex with 96 units. The property was built in 1988 and as of May 9, 2000 was 100% occupied.

     Defeasance. The borrower under each Burbank multifamily portfolio loan may obtain the release of the respective property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value; Underwritten NCF and DSC Ratio. The following table summarizes information relating to the underwriting and origination of the Burbank multifamily portfolio loans:




                           CUT-OFF DATE        APPRAISAL                                        UNDERWRITTEN
     MORTGAGE LOAN              LTV              DATE          APPRAISAL VALUE     NCF DSCR         NCF
-----------------------   --------------   ----------------   -----------------   ----------   -------------
Parc Pointe Apartments
 Loan                          72.58%      April 13, 2000        $28,900,000          1.21x     $2,251,076
The Oaks Apartments
 Loan                          73.54%      April 13, 2000        $11,750,000          1.21x     $  925,468

     Property Management. The Burbank multifamily portfolio properties are managed by Anchor Pacifica Management Company, an affiliate of each of the respective borrowers, which has subordinated its contractual right to management fees to the lien of the respective mortgages.

The Rialto Building Loan

     The Loan. The "Rialto Building loan" representing 3.52% of the initial pool balance was originated by GMACCM on May 31, 2000 and has a principal balance as of the cut-off date of $27,222,688. The Rialto Building loan is a balloon loan with a maturity date of June 5, 2010 and is secured by, among other things, a deed of trust and security agreement encumbering an office building with retail space located in downtown San Francisco, California. The Rialto Building loan was made to 116 HCT LLC, a special purpose bankruptcy remote limited liability company. Part of the proceeds of the Rialto Building loan was used to repay a mortgage loan that was secured by the Rialto Building property and held by another securitization trust established by the depositor.


     Payment and prepayment terms for the Rialto Building loan are set forth on Annex A to this prospectus supplement.

     The Rialto Building Property. The Rialto Building property consists of approximately 111,423 square feet of office space, 12,595 square feet of retail space, 12,816 square feet of basement space and 3,372 square feet of mezzanine space. The Rialto Building property was built in 1901 and is currently undergoing renovations. The Rialto Property was 92.0% occupied as of May 17, 2000. A seismic review of the Rialto Property indicated a probable maximum loss of 24% and earthquake insurance is required to be maintained by the Rialto Building borrower and has been obtained.

     The following table summarizes the breakdown of the gross leasable area and base rent information for the five largest tenants at the Rialto Building property:


                             FIVE LARGEST TENANTS




                                                                                         APPROXIMATE     ANNUALIZED
                                                 TENANT                   ANNUALIZED      % OF TOTAL     BASE RENT
      TENANT NAME          LEASE EXPIRATION     GLA (SF)     % OF GLA      BASE RENT      BASE RENT        PER SF
-----------------------   ------------------   ----------   ----------   ------------   -------------   -----------
TPL                       7/31/10                39,312        28.04%     $1,068,425         23.04%      $  27.18
Double Click, Inc.        4/30/01                18,885        13.47         774,344         16.70          41.00
Walgreens                 6/30/30                12,000         8.56         450,000          9.70          37.50
SFMOMA                    7/31/04                 7,153         5.10         271,812          5.86          38.00
M&R Valuation Service     2/28/03                 4,227         3.01         156,396          3.37          37.00
                                                 ------        -----      ----------         -----       --------
Totals                                           81,577        58.18%     $2,720,977         58.67%
                                                 ======        =====      ==========         =====

     The following table summarizes information related to the expiration of the leases of the Rialto Building property:


                           LEASE EXPIRATION SCHEDULE




           NUMBER OF   EXPIRING     % OF     ANNUALIZED   % OF TOTAL
   YEAR      LEASES       SF      TOTAL SF    BASE RENT   BASE RENT
--------- ----------- ---------- ---------- ------------ -----------
   2000         9        8,841       6.31%   $  329,249      7.10%
   2001         6       25,615      18.27       978,181     21.09
   2002         7        6,526       4.65       192,019      4.14
   2003        13       19,977      14.24       575,303     12.41
   2004         2        8,958       6.39       338,597      7.30
   2005         2        3,317       2.37       135,280      2.92
   2006         1        4,053       2.89       156,817      3.38
   2007         0            0          0             0      0.00
   2008         0            0          0             0      0.00
   2009         0            0          0             0      0.00
  2009+         2       51,312      36.60     1,518,425     32.74

     Defeasance. The Rialto Building borrower may obtain the release of the Rialto Building property from the lien of the deed of trust and security agreement by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Rialto Building loan has a 69.61% cut-off date LTV calculated based on the principal balance of the mortgage loan as of the cut-off date net of the earnout reserve amount and a cut-off date LTV of 71.64% calculated based on the principal balance of the loan as of the cut-off date. An appraisal performed in April 2000 determined a value for the Rialto Building property of $38,000,000.

     Underwritten NCF and DSC Ratio. The Rialto Building loan has an underwritten NCF of $3,105,838. The Rialto Building loan has an underwritten NCF DSCR of 1.28x calculated based on the principal balance of the Rialto Building loan as of the cut-off date net of the earnout reserve amount and an underwritten NCF DSCR of 1.24x calculated based on the principal balance of the Rialto Building loan as of the cut-off date.

     Property Management. The Rialto Building property is managed by Redding Management, Inc., an affiliate of the Rialto Building borrower.

     Debt Service Reserve; Earnout Reserve. In connection with the closing of the Rialto Building loan, the Rialto Building borrower was required to establish a debt service reserve account and an earnout reserve account. The debt service reserve account was established at the closing of the Rialto Building loan in the amount of $3,930,000. After the closing of the Rialto Building loan, the Rialto Building borrower received a one-time disbursement of $3,592,500 after a tenant, Walgreen Co., accepted possession of the premises that it leased from the Rialto Building borrower and other conditions precedent were satisfied. From July 2000 to October 2000, a monthly amount of $37,500, and from November 2000 and thereafter, a monthly amount of $18,750 may be released to the Rialto Building borrower after some conditions precedent relating to the Walgreen's lease are met. If these conditions are not met, amounts in the debt reserve account are required to be retained as additional security for the Rialto Building borrower's obligations under the Rialto Building loan. The earnout reserve account was established at the closing of the Rialto Building loan in the amount of $770,000. This earnout reserve fund may be disbursed to the Rialto Building borrower after a tenant, Chipotle Mexican Grill, Inc., actually occupies the premises that it leased from the Rialto Building borrower and other conditions precedent are satisfied. If the Rialto Building borrower does not meet the conditions to qualify for the disbursement of the earnout reserve fund on or before April 1, 2001, the servicer may apply the earnout reserve fund to prepay the Rialto Building loan, together with a required yield maintenance payment.

     Lockbox. All rents payable by the tenants of the Rialto Building property are required to be deposited directly into a lockbox account controlled by the servicer.

     Tenant Improvement and Leasing Commission Reserve. The Rialto Building borrower deposited $283,275 into a tenant improvement and leasing commission reserve account. If at any time the occupancy rate of the Rialto Building loan falls below 85% for a trailing period of six months, the Rialto Building borrower is required to make monthly deposits of $22,297 into the reserve account until the occupancy rate reaches 94%. The funds deposited in this account are reserved for tenant improvement costs and leasing commissions incurred in connection with the releasing of the space currently occupied by a tenant, Double Click, Inc.

The Centereach Mall Loan


     The Loan. The "Centereach Mall loan" representing 3.00% of the initial pool balance was originated by an affiliate of GACC on November 30, 1999 and has a principal balance as of the cut-off date of $23,197,884. The Centereach Mall loan is a balloon loan with a maturity date of December 1, 2009. The Centereach Mall loan is evidenced by a promissory note in the original principal amount of $23,300,000 and is secured by, among other things, a fee mortgage encumbering a retail shopping mall located in Suffolk County, New York. The Centereach Mall loan was made to Centereach Mall Associates, L.P., a special purpose bankruptcy remote limited partnership affiliated with Kimco Realty Corporation, a publicly traded real estate investment trust listed on the NYSE under the symbol "KIM".


     The Centereach Mall borrower may not voluntarily prepay the loan until the payment date in September 2009. Additional payment and prepayment terms for the Centereach Mall loan are set forth on Annex A to this prospectus supplement.


     The Centereach Mall Property. The Centereach Mall property is a retail shopping mall located in Suffolk County, New York. The property was built in 1973 and was renovated in 1995. Tenants at the Centereach Mall property include Wal-Mart (approximately 151,067 square feet GLA), King Kullen (approximately 33,600 square feet GLA) and Modell's (approximately 18,050 square feet GLA). King Kullen closed this store in the fall of 1999 but continues to pay its rent under its lease which expires in December 2003. The rent for this tenant was excluded from the calculation of the underwritten NCF and underwritten DSCR.


     The following table summarizes the breakdown of the gross leasable area and base rent information of the six largest tenants at the Centereach Mall property:


               SIX LARGEST TENANTS BASED ON ANNUALIZED BASE RENT




                                                                                         APPROXIMATE     ANNUALIZED
                    TYPE OF        LEASE        TENANT         % OF       ANNUALIZED      % OF TOTAL     BASE RENT
   TENANT NAME       SPACE      EXPIRATION     GLA (SF)        GLA         BASE RENT      BASE RENT        PER SF
----------------   ---------   ------------   ----------   -----------   ------------   -------------   -----------
Walmart            Anchor         8/18/15      151,067         40.72%     $1,472,903         41.97%       $ 9.75
King Kullen(1)     Anchor        12/31/03       33,600          9.06         109,200          3.04          3.25
Modell's           Anchor         8/31/09       18,050          4.86         279,810          7.78         15.50
Party City         Inline         7/31/07       14,885          4.01         182,341          5.07         12.25
CVS Pharmacy       Inline         3/31/04       14,400          3.88          51,480          1.43          3.58
Jo-Ann Stores      Inline         1/31/10       14,300          3.85         146,575          4.08         10.25
                                               -------         -----      ----------         -----        ------
Totals                                         246,302         66.38%     $2,242,309         62.37%       $ 9.10
                                               =======         =====      ==========         =====        ======

----------
  (1) King Kullen no longer occupies this space but continues to pay rent under its lease which expires in December 2003. The rent for this tenant was excluded from the calculation of the underwritten NCF and underwritten DSCR.

     The following table summarizes information related to the expiration of tenant leases of the Centereach Mall property:


                           LEASE EXPIRATION SCHEDULE




             NUMBER OF     EXPIRING       % OF       ANNUALIZED     % OF TOTAL
   YEAR        LEASES         SF        TOTAL SF      BASE RENT     BASE RENT
---------   -----------   ----------   ----------   ------------   -----------
   2000         4            9,408         2.54%    $ 159,254          4.43%
   2001         1            3,350         0.90        58,625          1.63
   2002         4           14,917         4.02       203,979          5.67
   2003         6           52,125        14.05       301,720          8.39
   2004         5           25,015         6.74       266,499          7.41
   2005         3            9,985         2.69       200,856          5.59
   2006         0                0         0.00             0          0.00
   2007         1           14,885         4.01       182,341          5.07
   2008         0                0         0.00             0          0.00
   2009         2           21,850         5.89       331,110          9.21
  2009+         5          176,974        47.70     1,891,018         52.60

     Defeasance. The Centereach Mall borrower may obtain a release of the Centereach Mall property from the lien of the mortgage by exercising a defeasance option on or after December 1, 2003.

     Value. The Centereach Mall loan has a 71.38% cut-off date LTV. An appraisal performed in August 1999 determined a value for the Centereach Mall property of $32,500,000.

     Underwritten NCF and DSC Ratio. The Centereach Mall loan has an underwritten NCF DSCR of 1.29x, and an underwritten NCF of $2,699,187.

     Property Management. The Centereach Mall property is managed by Kimco Centereach 605, Inc., an affiliate of the Centereach Mall borrower, which has subordinated its contractual right to management fees to the lien of the mortgage. The holder of the Centereach Mall Loan may replace the Centereach property manager upon a default under the Centereach loan documents.

     Lockbox. The Centereach Mall loan does not have a lockbox in place.

     Environmental Remediation Reserve. At the origination of the Centereach Mall loan, $57,500 was deposited into an environmental repair and remediation reserve to reimburse the Centereach Mall borrower for costs and expenses incurred in connection with the remediation of environmental issues identified in a pre-origination environmental report. The Centereach Mall borrower must complete such remediation within 12 months of origination.


  THE SELLERS

     GMACCM. GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     GACC. German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     GSMC. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     The information set forth herein concerning the mortgage loan sellers and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


  UNDERWRITING MATTERS

     Environmental Assessments

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all but 34 of the mortgaged properties which constitute 7.09% of the initial pool balance. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but 11 of the mortgaged properties which represent 12.35% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Except for two mortgage loans that represent 0.23% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc. for each mortgage loan for which the underlying mortgaged property or properties were not subject to an environmental assessment. Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place,
(ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sellers, the servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections of all but 7 of the mortgaged properties, which secure mortgage loans representing 0.81% of the initial pool balance, were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but 10 of the mortgaged properties, which secure mortgage loans representing 9.43% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but 20 of the mortgaged properties, which secure mortgage loans representing 10.60% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. For all but 3 mortgaged properties, which secure mortgage loans representing 0.22% of the initial pool balance, the appraisal or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors----Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."


     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see Annex A to this prospectus supplement.


  HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o the outstanding principal balance of the mortgage loan,

     o the full insurable value of the mortgaged property, the

     o maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.


     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In some circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.


  EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, under some mortgage loans, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance payment. For a description of the cash reserves or letters of credit and related earnout information, see Annex A to this prospectus supplement.

  ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans to be included in the mortgage pool (which will not include the mortgage loans underlying the Freddie Mac Multifamily Gold PC), directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in such mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates. On or before the closing date, the depositor will also acquire the Freddie Mac Multifamily Gold PC from GMACCM. The following discussion does not apply to the mortgage loans underlying the Freddie Mac Multifamily Gold PC, which will be conveyed by GMACCM to Freddie Mac in connection with the issuance of the participation certificate pursuant to Freddie Mac's customary requirements. See "Description of the Mortgage Assets--Significant Mortgage Assets--The Freddie Mac Multifamily Gold PC" in this prospectus supplement.

     Each seller is a "mortgage asset seller" for purposes of the prospectus.

     Each seller is typically required to deliver or cause to be delivered the following documents, with respect to the mortgage loans sold by that seller to the depositor, to the trustee:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o when relevant, the ground lease or a copy of the ground lease.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the mortgage loan, the applicable seller will have 90 days after the earlier of discovery or receipt of notice of the omission or defect to deliver the document or cure the defect. If that seller does not cure the omission or defect within the 90 day period, the seller will be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. The purchase price for any mortgage loan required to be repurchased will be at least equal to the unpaid principal balance of the mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances and interest on such advances. That seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan,

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan,

     o be a fixed-rate mortgage loan,

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan, and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

  REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

     The following discussion does not apply to the mortgage loans underlying the Freddie Mac Multifamily Gold PC, which will be conveyed by GMACCM to Freddie Mac in connection with the issuance of the participation certificate. No representations and warranties regarding such underlying mortgage loans will be made for the benefit of the trust fund, although certain representations and warranties will be made by GMACCM for the benefit of Freddie Mac in connection with the issuance of the participation certificate. See "Description of the Mortgage Assets--Significant Mortgage Assets--The Freddie Mac Multifamily Gold PC" in this prospectus supplement.

    (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

    (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

    (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan; provided that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

    (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

    (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

          o the lien of current real property taxes and assessments not yet due and payable,

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record, and

          o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

          Such permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

    (6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

    (7) There is no valid offset, defense or counterclaim to the mortgage loan.

    (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists and is sufficient to make the necessary repairs and maintenance) and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

    (9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

    (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

    (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

    (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

    (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

    (14) The mortgage loan is not cross-collateralized with a mortgage loan other than another mortgage loan included in the mortgage loan pool.

    (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

    (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanics' and materialmen's liens or similar liens which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

    (17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant(s) as provided under the related lease(s).

    (18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

    (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

    (20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

    (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

    (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

          o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

          o may not engage in any business unrelated to the mortgaged property or properties;

          o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

          o has its own books and records separate and apart from any other person;

          o holds itself out as a legal entity, separate and apart from any other person; and

          o does not have any material assets other than those related to its interest in and the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the seller may cure the breach within 90 days after the earlier of discovery or receipt of notice of the breach. If the seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. See "Assignment of the Mortgage Loans; Repurchases and Substitutions." The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements----Representations and Warranties; Repurchases" in the prospectus.


  POOL CHARACTERISTICS; CHANGES IN MORTGAGE LOAN POOL

     The description in this prospectus supplement of the mortgage loans and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage loan pool or the mortgage loans underlying the Freddie Mac Multifamily Gold PC at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage loan pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage loan pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage loan pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage loan pool may vary depending on the actual composition of the mortgage loan pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage loan pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


                        SERVICING OF THE MORTGAGE LOANS

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans in the mortgage loan pool. All references to the mortgage loans and the mortgaged properties under this caption are intended to exclude the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC. GMACCM will service the mortgage loans underlying the participation certificate on behalf of Freddie Mac pursuant to a separate servicing agreement between GMACCM and Freddie Mac, in accordance with Freddie Mac's customary requirements. See "Description of the Mortgage Assets--Significant Mortgage Assets--The Freddie Mac Multifamily Gold PC" in this prospectus supplement.

  THE SERVICER

     As of May 31, 2000, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $79.2 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Reference is made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is both a "master servicer" and a "special servicer" for purposes of the prospectus. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.


  SERVICING STANDARD

     The servicer will be responsible under the pooling and servicing agreement for the servicing and administration of the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,


     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.


  SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, as to which any of the following special servicing events has occurred:

    (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

    (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

    (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

    (4) a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan, or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;


    (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;


    (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;


    (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; and


    (8) the servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.


     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:


     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer;


     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;


     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and


     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.


     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it will also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     TERMINATION OF THE SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer.

     The controlling class will be the most subordinate class of principal balance certificates outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class O certificates. It is anticipated that the servicer or an affiliate will acquire some subordinate certificates, including the Class O certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     A replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to
Compliance" and "--Matters Regarding the Master Servicer and the Depositor."
A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates. It may act solely in the interests of the certificateholders of the controlling class and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities will be the servicing fee, the special servicing fee, the special servicing standby fee, the workout fee and the liquidation fee.

     Servicing Fee

     The servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The servicing fee will accrue for each such mortgage loan at the annual servicing fee rate set forth in Annex A to this prospectus supplement. A portion of the servicing fee received by the servicer is to be paid to the trustee in respect of its trustee activities and to the special servicer as a special servicing standby fee. A portion of the servicing fee on the mortgage loans identified on Annex A to this prospectus supplement as loan numbers 09-0001337, 09-0001340, 09-0001341 and 09-0001344 equal to 0.08%, 0.04%, 0.04% and 0.08% respectively, is to be paid to the related sub-servicer of these mortgage loans and a portion of this fee may be retained by Archon Financial, L.P. if that sub-servicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed. The mortgage loans underlying the Freddie Mac Multifamily Gold PC will be serviced by GMACCM on behalf of Freddie Mac pursuant to a separate servicing agreement between GMACCM and Freddie Mac, in accordance with Freddie Mac's customary requirements. GMACCM will receive a servicing fee for those servicing activities as described under "Description of the Mortgage Assets--The Freddie Mac Multifamily Gold PC".

     Special Servicing Fees

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account. The special servicer will also be entitled to a special servicing standby fee on each mortgage loan, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, accruing at a rate equal to 0.005% per annum on the same basis and same principal amount as any related interest payment due or deemed due on the mortgage loan is computed. The special servicing standby fee will be payable from servicing fee collections.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement special servicer or any holder of certificates evidencing a majority interest in the controlling class, or the purchase of all of the mortgage loans and REO properties by the servicer or the depositor which results in the termination of the trust. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.

     Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will be entitled to Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the mortgage loans as additional servicing compensation. The servicer will also be entitled to any default interest actually collected on the mortgage loans that is not allocable to cover interest on any advances made in respect of the related mortgage loan.

     The servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls, Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred on the mortgage loans during any collection period; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees, special servicing standby fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as advances.

     The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, some servicing expenses directly out of the certificate account or the REO account, as applicable. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance those expenses.

     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make the advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The servicer, any replacement special servicer and the trustee are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.


  MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

    (1) with limited exceptions, the servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

    (2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in August 2033, which is the rated final distribution date;

    (3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "----REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

          o cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided that the servicer will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions;

    (4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

    (5) with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan;

          provided that:

         o  the limitations, conditions and restrictions in clauses (1) through
            (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the delivery date or that is solely within the control of the related borrower, and

         o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

  ENFORCEMENT OF ARD LOANS

     The servicer and any replacement special servicer may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus 2.00%.


  SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class a right to purchase from the trust defaulted mortgage loans that are subject to foreclosure proceedings. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan will become the subject of a foreclosure, the servicer will be required to promptly notify the trustee in writing. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class. Any holder or holders of certificates evidencing a majority interest in the controlling class may purchase that defaulted mortgage loan from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan within 15 days after they received notice, either the servicer or any replacement special servicer may purchase that defaulted mortgage loan from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan, the servicer may offer to sell the defaulted mortgage loan if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is required to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.


  REO PROPERTIES

     The servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and (2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.


  INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

    (1) the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, and all payments under and proceeds of such mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

    (2) the Freddie Mac Multifamily Gold PC and all payments under and proceeds of such participation certificate;

    (3) any mortgaged property, other than any mortgaged property underlying the Freddie Mac Multifamily Gold PC, acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

    (4) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

    (5) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

    (6) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC.

     The Certificates will consist of the sixteen classes described on page S-5 and three classes of REMIC residual certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates are offered hereby.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the offered certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg ("Clearstream") or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation that serves as clearance cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures, these procedures may be discontinued at any time. See Annex D hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC, of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will equal the aggregate certificate balance of the principal balance certificates outstanding from time to time. The Class X certificates will have an initial notional amount of $773,760,240 (subject to a variance of plus or minus 5%) and will consist of 15 Class X components each corresponding to a different class of principal balance certificates.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1 certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5.

     The pass-through rate applicable to the Class A-2, Class B, Class C and Class D certificates for any distribution date will be equal to the lesser of the specified fixed rate on page S-5 and the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class E and Class F certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average, by certificate balance of the corresponding class of principal balance certificates, of the pass-through rates then applicable to each Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the Weighted Average Net Mortgage Rate, the pass-through rate of the related Class X component will be zero.

     The pass-through rates for the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O certificates for any distribution date will be equal to a specified fixed rate.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan, other than a mortgage loan underlying the Freddie Mac certificate, does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan for any one-month period before a related due date will be equal to:

    o the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate minus the related servicing fee rate for that mortgage loan specified on Annex A to this prospectus supplement.

     However, for each interest reserve loan, the net mortgage rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts. The net mortgage rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by

    o any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

    o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The determination date will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

  The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

      (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

      (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

          o the then outstanding certificate balance of that class of certificates, and

          o  the Principal Distribution Amount for that distribution date;

      (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

      (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:


             o the then outstanding certificate balance of that class of certificates, and

             o the remaining portion, if any, of the Principal Distribution
               Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates, will be made to the holders of the respective classes of those certificates, and pro rata as among those classes in accordance with the respective then outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls, Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred on the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, during the related collection period. However, for mortgage loans with due dates that fall on or before the related determination date, the servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at the master servicing fee rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for a mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, under the following circumstances:

    o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

    o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

    o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS

     Any prepayment premium actually collected on a mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of



                  x      discount rate fraction    x      principal allocation fraction
 the prepayment              for that class                       of that class
     premium

     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

                     pass-through rate for
                     that class of certificates - relevant discount rate mortgage rate of the related mortgage loan - relevant discount rate

     The principal allocation fraction for each class of certificates for any distribution date is:

                     the portion, if any, of the principal distribution amount allocated to that class of certificates for that distribution date
                     --------------------------------------------------
                     entire Principal Distribution Amount for that distribution date

     The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

     The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, secured by mortgaged property that is acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding for the following purposes until the related REO property is liquidated:

     o  determining distributions on the certificates,

     o allocating of realized losses and additional trust expenses to the certificates, and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the mortgage loan will be taken into account when determining pass-through rates and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the servicer as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loan as if the mortgage loan had remained outstanding.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the servicer will deposit in the interest reserve account for each interest reserve loan, which are mortgage loans (other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC) that bear interest computed on an actual/360 basis, an amount equal to one day's interest at the related mortgage rate, net of any servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the servicer will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the certificate account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above.
No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage loans (other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC) and the aggregate outstanding principal amount of the Freddie Mac Multifamily Gold PC immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction will also have the effect of reducing the notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan, or related REO property or properties, is an amount equal to the excess, if any, of:

    o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

    o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt, other than excess interest, due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

    o  special servicing fees, workout fees and liquidation fees,

    o  interest on unreimbursed advances,

    o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust,

    o unanticipated, nonmortgage loan specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor and indemnities and reimbursements to a replacement special servicer comparable to those for the servicer as described under "The Pooling and Servicing Agreements--Matters
       Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus,

    o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus, and

    o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I ADVANCES

     On each distribution date, the servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than (i) balloon payments and (ii) payments due on the mortgage loans underlying the Freddie Mac Multifamily Gold PC. Servicing advances and P&I advances are referred to as advances. The servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments or excess interest, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     Because Freddie Mac has guaranteed the timely payment of interest and principal under the Freddie Mac Multifamily Gold PC, the servicer will not be required to make any advance with respect to payments due under the Freddie Mac Multifamily Gold PC or the mortgage loans underlying such participation certificate.

     If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. No advance will be required to be made by the servicer or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any non-recoverability determination made by the servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be equal to the product of

    o the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

    o a fraction, the numerator of which is equal to the stated principal balance of that mortgage loan, net of the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See "--Appraisal Reductions" below.

     The servicer and the trustee will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time, a P&I advance made by the servicer or the trustee is determined to be a nonrecoverable advance, the servicer or the trustee will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     The servicer, the trustee and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest or other collections collected on the related mortgage loan or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, will become a required appraisal loan upon the earliest of


    o  the date on which the mortgage loan becomes a modified mortgage loan,

    o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

    o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

    o the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the servicer is diligently and in good faith proceeding to obtain the appraisal, the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the servicer and will be reimbursed to the servicer as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of

     o  the sum of:

       (1) the stated principal balance of the required appraisal loan,

       (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

       (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

       (4) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items,

    o  over:

       90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of a payment delinquency on the mortgage loan, 120 days of the date of such uncured delinquency), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, for which any special servicing event has occurred and that has been modified by the servicer in a manner that:


    o affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

    o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

    o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each distribution date, the trustee will be required to provide or make available to each holder of an offered certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage loan pool, excluding the mortgage loans underlying the Freddie Mac Multifamily Gold PC. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, based on information provided in monthly reports prepared by the servicer and delivered to the trustee, the trustee will provide or make available on each distribution date to each offered certificateholder, the following trustee reports, substantially in the forms provided in Annex B, which forms are subject to change, and, including substantially the following information (other than with respect to the mortgage loans underlying the Freddie Mac Multifamily PC):

    (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement.

    (2) A delinquent loan status report including those mortgage loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.


    (3) A historical loan modification report including those mortgage loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

          o  during the collection period ending on that determination date and

          o since the cut-off date for that mortgage loan, showing its original and the revised terms.

    (4) A historical loss estimate report including as of the close of business on the immediately preceding determination date

          o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

          o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

    (5) An REO status report including for each REO property included in the trust as of the close of business on the immediately preceding determination date

        o  the acquisition date of that REO property,

        o the amount of income collected on that REO property, net of related expenses, and other amounts, if any, received on that REO property during the collection period ending on that determination date, and

        o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of that date of determination, including any prepared internally by the servicer.

    (6) A servicer watch list including a list of mortgage loans that have experienced a material decrease in debt service coverage or a loss of or bankruptcy of the largest tenant of which the servicer has actual knowledge, or that are approaching maturity.

     None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

    o a comparative financial status report containing substantially the content provided in Annex B, including the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, or related mortgaged property as of the determination date immediately preceding the preparation of the report for each of the following three periods, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information:

       o  the most current available year-to-date;

       o  each of the previous two full fiscal years stated separately; and

       o the base year, representing the original analysis of information used as of the cut-off date for the mortgage loan; and

    o a CMSA periodic loan file containing information on the mortgage loans and the mortgaged properties (other than the mortgage loans and mortgaged properties underlying the Freddie Mac Multifamily Gold PC).

     In addition, the servicer is also required to perform for each mortgaged property and REO property (other than the mortgaged properties underlying the Freddie Mac Multifamily Gold PC):

    o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended September 30, 2000, an operating statement analysis containing revenue, expense, and net operating income information substantially in accordance with Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

    o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the NOI adjustment analysis upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested person, the related distribution date statement (in the form attached hereto as Annex B) via its internet website initially located at "www.ctslink.com/cmbs". In addition, the trustee will make available each month, on a restricted basis solely to privileged persons (as defined below), (i) the CMSA loan periodic update file, loan setup file, bond level file, collateral summary file, and property file, (ii) the servicer reports, and (iii) as a convenience to privileged persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus and the pooling and servicing agreement. At the direction of the depositor, the trustee will remove any or all of such restrictions and make any or all of such information available to any interested person.

     A "privileged person" is any of the following: a party to the pooling and servicing agreement, a rating agency, a designee of the depositor and any person who certifies to the trustee, in the form attached to the pooling and servicing agreement, that such person is a certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate.

     The "servicer reports" are comprised of the delinquent loan status report, the historical loan modification report, the historical loss estimate report, the REO status report, the watch list, the NOI adjustment worksheet, the comparative financial status report and the operating statement analysis.

     The trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement. Questions regarding the trustee's internet website can be directed to the trustee's CMBS customer service desk at
(301) 815-6600.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

    o  the pooling and servicing agreement and any amendments,

    o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date,

    o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements----Evidence as to Compliance" in the prospectus,

    o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property,

    o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property,

    o the Freddie Mac Multifamily Gold PC and the related Freddie Mac multifamily mortgage participation certificate agreement, Freddie Mac offering circular and offering circular supplement, and

    o the mortgage note, mortgage and other legal documents relating to each mortgage loan in the trust fund (other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC), including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential.

     Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make information available over the internet.

     Freddie Mac will also make certain information available with respect to the Freddie Mac Multifamily Gold PC and related matters as described under "Description of the mortgage assets--The Freddie Mac Multifamily Gold PC--Availability of Information."

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 99% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below, and

      o  1% among the holders of the Class X certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F Class E, Class D, Class C, Class B and Class A certificates (pro rata between the A-1 and A-2 certificates) in that order, solely for purposes of calculating voting rights.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

    o the final payment, or advance of that payment, or other liquidation of the last mortgage loan or REO property, and

    o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage assets in the trust fund is less than 1% of the initial pool balance.

     Any purchase by the servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

    o the aggregate purchase price of all the mortgage assets, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

    o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus


    o if the purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE

     The trustee is Wells Fargo Bank Minnesota, N.A. The trustee is at all times required to be, and will be required to resign if it fails to be,

    o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority and

    o an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Attention: Corporate Trust Services (CMBS)--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-C2.


                       YIELD AND MATURITY CONSIDERATIONS

     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

      o  the purchase price of the certificates;

      o  the applicable pass-through rate;

      o  the actual performance of the mortgage loans; and

      o  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates." The yield on the offered certificates, other than the Class A-1 certificates, will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the pass-through rates for the Class E certificates and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rate for the Class A-2, Class B, Class C and Class D certificates, reducing the pass-through rates on those classes of offered certificates.

     See "Description of the Mortgage Assets" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Risk Factors--Allocations of losses on the mortgage loans would reduce your payments and yield on your certificates."

     Rate and Timing of Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust. The yield to holders of offered certificates may also be affected by measures undertaken by Freddie Mac with respect to the resolution of existing or impending delinquencies or defaults under the mortgage loans underlying the Freddie Mac Multifamily Gold PC. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Assets--Prepayment Provisions", "--Earnouts and Additional Collateral Loans" and "Annex A--Characteristics of the Mortgage Loans--Earnout Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Assets" and "Annex A--Earnout Loans" and "Description of the Mortgage Assets--Earnouts and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage loan pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Assets" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 16 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or the notional amount is reduced to zero, in the case of the Class X certificates. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by

    o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

    o  summing the results, and

    o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or penalty period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period, yield maintenance period or penalty period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period, yield maintenance period or penalty period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan. A penalty period is any period during which any voluntary prepayment of a mortgage loan requires the borrower to make a penalty payment together with any prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following maturity assumptions:

    (1) the initial certificate balance or notional amount, as the case may be, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

    (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A to this prospectus supplement as being interest-only or having an interest-only period) described on Annex A to this prospectus supplement;

    (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date in each month beginning in September 2000;

    (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties except as described below in the assumption numbered (5);

    (5) condemnation proceeds in the amount of $122,103.60 are received with respect to loan number 09-0001331 and are applied to prepay principal of such loan;

    (6) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (15);

    (7) the ARD loans mature on their respective anticipated repayment dates;

    (8) each of the mortgage loans and the Freddie Mac Multifamily Gold PC accrues interest under the method specified in Annex A to this prospectus supplement;

    (9) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement;

    (10) Freddie Mac does not exercise (i) its option to redeem the Freddie Mac Multifamily Gold PC prior to its final payment date or (ii) its option to remove either of the mortgage loans from the underlying mortgage pool in order to resolve an existing or impending delinquency or default;

    (11) no mortgage loan is required to be repurchased by a mortgage loan seller;

    (12) no Prepayment Interest Shortfalls are incurred and no prepayment premiums are collected;

    (13)  there are no additional trust expenses;

    (14) distributions on the certificates are made on the 16th calendar day of each month, beginning in September 2000;

    (15) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or penalty period;

    (16) the prepayment provisions for each mortgage loan are as described on Annex A to this prospectus supplement;


    (17) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (See "Annex A--Earnout Loans" in this prospectus supplement); and


    (18)  the delivery date is August 17, 2000.


     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero and the right of the Class X certificates to receive distributions of interest may end on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances or notional amounts (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.


     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.


     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
August 16, 2001 ......................           95             95             95             95             95
August 16, 2002 ......................           90             90             90             90             90
August 16, 2003 ......................           84             84             84             84             84
August 16, 2004 ......................           78             78             78             78             78
August 16, 2005 ......................           53             53             53             53             53
August 16, 2006 ......................           46             46             46             46             46
August 16, 2007 ......................           38             37             37             37             29
August 16, 2008 ......................           21             21             20             20             18
August 16, 2009 ......................            0              0              0              0              0
August 16, 2010 ......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          5.62           5.61           5.60           5.59           5.51
First Principal Payment Date .........     09/16/00       09/16/00       09/16/00       09/16/00       09/16/00
Last Principal Payment Date ..........     04/16/09       04/16/09       04/16/09       04/16/09       01/16/09

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR




                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
August 16, 2001 ......................          100            100            100            100            100
August 16, 2002 ......................          100            100            100            100            100
August 16, 2003 ......................          100            100            100            100            100
August 16, 2004 ......................          100            100            100            100            100
August 16, 2005 ......................          100            100            100            100            100
August 16, 2006 ......................          100            100            100            100            100
August 16, 2007 ......................          100            100            100            100            100
August 16, 2008 ......................          100            100            100            100            100
August 16, 2009 ......................           93             93             93             92             85
August 16, 2010 ......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.56           9.55           9.53           9.51           9.35
First Principal Payment Date .........     04/16/09       04/16/09       04/16/09       04/16/09       01/16/09
Last Principal Payment Date ..........     06/16/10       06/16/10       06/16/10       06/16/10       04/16/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
August 16, 2001 ......................          100            100            100            100            100
August 16, 2002 ......................          100            100            100            100            100
August 16, 2003 ......................          100            100            100            100            100
August 16, 2004 ......................          100            100            100            100            100
August 16, 2005 ......................          100            100            100            100            100
August 16, 2006 ......................          100            100            100            100            100
August 16, 2007 ......................          100            100            100            100            100
August 16, 2008 ......................          100            100            100            100            100
August 16, 2009 ......................          100            100            100            100            100
August 16, 2010 ......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.83           9.83           9.83           9.83           9.66
First Principal Payment Date .........     06/16/10       06/16/10       06/16/10       06/16/10       04/16/10
Last Principal Payment Date ..........     06/16/10       06/16/10       06/16/10       06/16/10       04/16/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR





                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
August 16, 2001 ......................          100            100            100            100            100
August 16, 2002 ......................          100            100            100            100            100
August 16, 2003 ......................          100            100            100            100            100
August 16, 2004 ......................          100            100            100            100            100
August 16, 2005 ......................          100            100            100            100            100
August 16, 2006 ......................          100            100            100            100            100
August 16, 2007 ......................          100            100            100            100            100
August 16, 2008 ......................          100            100            100            100            100
August 16, 2009 ......................          100            100            100            100            100
August 16, 2010 ......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.86           9.84           9.83           9.83           9.66
First Principal Payment Date .........     06/16/10       06/16/10       06/16/10       06/16/10       04/16/10
Last Principal Payment Date ..........     07/16/10       07/16/10       06/16/10       06/16/10       04/16/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR




                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
August 16, 2001 ......................          100            100            100            100            100
August 16, 2002 ......................          100            100            100            100            100
August 16, 2003 ......................          100            100            100            100            100
August 16, 2004 ......................          100            100            100            100            100
August 16, 2005 ......................          100            100            100            100            100
August 16, 2006 ......................          100            100            100            100            100
August 16, 2007 ......................          100            100            100            100            100
August 16, 2008 ......................          100            100            100            100            100
August 16, 2009 ......................          100            100            100            100            100
August 16, 2010 ......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.91           9.91           9.89           9.83           9.66
First Principal Payment Date .........     07/16/10       07/16/10       06/16/10       06/16/10       04/16/10
Last Principal Payment Date ..........     07/16/10       07/16/10       07/16/10       06/16/10       04/16/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR




                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
--------------------------------------   ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
August 16, 2001 ......................          100            100            100            100            100
August 16, 2002 ......................          100            100            100            100            100
August 16, 2003 ......................          100            100            100            100            100
August 16, 2004 ......................          100            100            100            100            100
August 16, 2005 ......................          100            100            100            100            100
August 16, 2006 ......................          100            100            100            100            100
August 16, 2007 ......................          100            100            100            100            100
August 16, 2008 ......................          100            100            100            100            100
August 16, 2009 ......................          100            100            100            100            100
August 16, 2010 ......................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.91           9.91           9.91           9.89           9.71
First Principal Payment Date .........     07/16/10       07/16/10       07/16/10       06/16/10       04/16/10
Last Principal Payment Date ..........     07/16/10       07/16/10       07/16/10       07/16/10       05/16/10

     PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the maturity assumptions.


     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of August 17, 2000, to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including August 1, 2000 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                      PERIOD OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-04 ................................      7.517%        7.517%        7.517%        7.517%       7.519%
99-08 ................................      7.488%        7.488%        7.488%        7.488%       7.489%
99-12 ................................      7.459%        7.459%        7.459%        7.459%       7.460%
99-16 ................................      7.430%        7.430%        7.430%        7.430%       7.430%
99-20 ................................      7.401%        7.401%        7.401%        7.401%       7.401%
99-24 ................................      7.372%        7.372%        7.372%        7.372%       7.372%
99-28 ................................      7.343%        7.343%        7.343%        7.343%       7.342%
100-00 ...............................      7.314%        7.314%        7.314%        7.314%       7.313%
100-04 ...............................      7.286%        7.285%        7.285%        7.285%       7.284%
100-08 ...............................      7.257%        7.257%        7.257%        7.256%       7.255%
100-12 ...............................      7.228%        7.228%        7.228%        7.228%       7.226%
100-16 ...............................      7.200%        7.200%        7.199%        7.199%       7.197%
100-20 ...............................      7.171%        7.171%        7.171%        7.170%       7.168%
100-24 ...............................      7.143%        7.142%        7.142%        7.142%       7.139%
100-28 ...............................      7.114%        7.114%        7.114%        7.113%       7.110%
Weighted Average Life (yrs.) .........      5.62          5.61          5.60          5.59         5.51
First Principal Payment Date .........   Sep-2000      Sep-2000      Sep-2000      Sep-2000      Sep-2000
Last Principal Payment Date ..........   Apr-2009      Apr-2009      Apr-2009      Apr-2009      Jan-2009

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                        PERIOD OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-20 ................................      7.581%        7.581%        7.581%        7.582%       7.582%
99-24 ................................      7.563%        7.563%        7.563%        7.563%       7.562%
99-28 ................................      7.544%        7.544%        7.544%        7.544%       7.543%
100-00 ...............................      7.525%        7.525%        7.525%        7.525%       7.524%
100-04 ...............................      7.506%        7.506%        7.506%        7.506%       7.505%
100-08 ...............................      7.487%        7.487%        7.487%        7.487%       7.486%
100-12 ...............................      7.468%        7.468%        7.468%        7.468%       7.467%
100-16 ...............................      7.450%        7.450%        7.450%        7.449%       7.448%
100-20 ...............................      7.431%        7.431%        7.431%        7.431%       7.429%
100-24 ...............................      7.412%        7.412%        7.412%        7.412%       7.410%
100-28 ...............................      7.394%        7.394%        7.393%        7.393%       7.391%
101-00 ...............................      7.375%        7.375%        7.375%        7.375%       7.372%
101-04 ...............................      7.357%        7.356%        7.356%        7.356%       7.353%
101-08 ...............................      7.338%        7.338%        7.338%        7.337%       7.334%
101-12 ...............................      7.320%        7.319%        7.319%        7.319%       7.316%
Weighted Average Life (yrs.) .........      9.56          9.55          9.53          9.51         9.35
First Principal Payment Date .........   Apr-2009      Apr-2009      Apr-2009      Apr-2009      Jan-2009
Last Principal Payment Date ..........   Jun-2010      Jun-2010      Jun-2010      Jun-2010      Apr-2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                         PERIOD OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-20 ................................      7.724%        7.724%        7.724%        7.724%       7.724%
99-24 ................................      7.705%        7.705%        7.705%        7.705%       7.705%
99-28 ................................      7.687%        7.687%        7.687%        7.687%       7.686%
100-00 ...............................      7.668%        7.668%        7.668%        7.668%       7.667%
100-04 ...............................      7.649%        7.649%        7.649%        7.649%       7.649%
100-08 ...............................      7.631%        7.631%        7.631%        7.631%       7.630%
100-12 ...............................      7.612%        7.612%        7.612%        7.612%       7.611%
100-16 ...............................      7.594%        7.594%        7.594%        7.594%       7.592%
100-20 ...............................      7.575%        7.575%        7.575%        7.575%       7.574%
100-24 ...............................      7.557%        7.557%        7.557%        7.557%       7.555%
100-28 ...............................      7.539%        7.539%        7.539%        7.539%       7.537%
101-00 ...............................      7.520%        7.520%        7.520%        7.520%       7.518%
101-04 ...............................      7.502%        7.502%        7.502%        7.502%       7.499%
101-08 ...............................      7.484%        7.484%        7.484%        7.484%       7.481%
101-12 ...............................      7.465%        7.465%        7.465%        7.465%       7.462%
Weighted Average Life (yrs.) .........      9.83          9.83          9.83          9.83         9.66
First Principal Payment Date .........   Jun-2010      Jun-2010      Jun-2010      Jun-2010      Apr-2010
Last Principal Payment Date ..........   Jun-2010      Jun-2010      Jun-2010      Jun-2010      Apr-2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                          PERIOD OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-20 ................................      7.874%        7.874%        7.874%        7.874%       7.874%
99-24 ................................      7.855%        7.855%        7.855%        7.855%       7.855%
99-28 ................................      7.836%        7.836%        7.836%        7.836%       7.836%
100-00 ...............................      7.818%        7.818%        7.817%        7.817%       7.817%
100-04 ...............................      7.799%        7.799%        7.799%        7.799%       7.798%
100-08 ...............................      7.780%        7.780%        7.780%        7.780%       7.779%
100-12 ...............................      7.762%        7.762%        7.761%        7.761%       7.760%
100-16 ...............................      7.743%        7.743%        7.743%        7.743%       7.741%
100-20 ...............................      7.725%        7.724%        7.724%        7.724%       7.723%
100-24 ...............................      7.706%        7.706%        7.706%        7.706%       7.704%
100-28 ...............................      7.688%        7.687%        7.687%        7.687%       7.685%
101-00 ...............................      7.669%        7.669%        7.669%        7.669%       7.666%
101-04 ...............................      7.651%        7.650%        7.650%        7.650%       7.648%
101-08 ...............................      7.632%        7.632%        7.632%        7.632%       7.629%
101-12 ...............................      7.614%        7.614%        7.613%        7.613%       7.611%
Weighted Average Life (yrs.) .........      9.86          9.84          9.83          9.83         9.66
First Principal Payment Date .........   Jun-2010      Jun-2010      Jun-2010      Jun-2010      Apr-2010
Last Principal Payment Date ..........   Jul-2010      Jul-2010      Jun-2010      Jun-2010      Apr-2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                            PERIOD OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
99-20 ................................      7.972%        7.972%        7.972%        7.972%       7.972%
99-24 ................................      7.954%        7.954%        7.954%        7.953%       7.953%
99-28 ................................      7.935%        7.935%        7.935%        7.935%       7.934%
100-00 ...............................      7.916%        7.916%        7.916%        7.916%       7.915%
100-04 ...............................      7.897%        7.897%        7.897%        7.897%       7.896%
100-08 ...............................      7.879%        7.879%        7.879%        7.878%       7.877%
100-12 ...............................      7.860%        7.860%        7.860%        7.860%       7.858%
100-16 ...............................      7.842%        7.842%        7.841%        7.841%       7.839%
100-20 ...............................      7.823%        7.823%        7.823%        7.822%       7.821%
100-24 ...............................      7.804%        7.804%        7.804%        7.804%       7.802%
100-28 ...............................      7.786%        7.786%        7.786%        7.785%       7.783%
101-00 ...............................      7.768%        7.768%        7.767%        7.766%       7.764%
101-04 ...............................      7.749%        7.749%        7.749%        7.748%       7.745%
101-08 ...............................      7.731%        7.731%        7.730%        7.729%       7.727%
101-12 ...............................      7.712%        7.712%        7.712%        7.711%       7.708%
Weighted Average Life (yrs.) .........      9.91          9.91          9.89          9.83         9.66
First Principal Payment Date .........   Jul-2010      Jul-2010      Jun-2010      Jun-2010      Apr-2010
Last Principal Payment Date ..........   Jul-2010      Jul-2010      Jul-2010      Jun-2010      Apr-2010

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                                         0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE AND PENALTY
                                                         PERIOD OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
ASSUMED PRICE (32NDS)                      0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
-------------------------------------- ------------- ------------- ------------- ------------- ------------
98-24 ................................      8.631%        8.631%        8.631%        8.631%       8.631%
99-00 ................................      8.592%        8.592%        8.592%        8.592%       8.591%
99-08 ................................      8.554%        8.554%        8.554%        8.554%       8.552%
99-16 ................................      8.515%        8.515%        8.515%        8.515%       8.513%
99-24 ................................      8.477%        8.477%        8.477%        8.476%       8.474%
100-00 ...............................      8.438%        8.438%        8.438%        8.438%       8.435%
100-08 ...............................      8.400%        8.400%        8.400%        8.400%       8.396%
100-16 ...............................      8.362%        8.362%        8.362%        8.362%       8.358%
100-24 ...............................      8.324%        8.324%        8.324%        8.323%       8.319%
101-00 ...............................      8.286%        8.286%        8.286%        8.286%       8.281%
101-08 ...............................      8.248%        8.248%        8.248%        8.248%       8.243%
101-16 ...............................      8.211%        8.211%        8.211%        8.210%       8.205%
101-24 ...............................      8.173%        8.173%        8.173%        8.173%       8.167%
102-00 ...............................      8.136%        8.136%        8.136%        8.135%       8.129%
102-08 ...............................      8.099%        8.099%        8.099%        8.098%       8.091%
Weighted Average Life (yrs.) .........      9.91          9.91          9.91          9.89         9.71
First Principal Payment Date .........   Jul-2010      Jul-2010      Jul-2010      Jun-2010      Apr-2010
Last Principal Payment Date ..........   Jul-2010      Jul-2010      Jul-2010      Jul-2010      May-2010

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary represents the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "integrated transaction," "conversion transaction" or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, or the "Code." For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Original Issue Discount" in the prospectus. The Class O certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.


     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because as specified on page S-5, certain classes of certificates bear interest at the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.


     See "Federal Income Tax Consequences--REMICs--Original Issue Discount" in the prospectus.


     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.


     Prepayment premiums collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums as described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium should be taxed to the holder of a class of certificates entitled to a prepayment premium. For federal income tax reporting purposes, prepayment premiums will be treated as income to the holders of a class of certificates entitled to prepayment premiums only after the servicer's actual receipt of a prepayment premium that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums.


     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class O certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class O certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Assets" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated August 8, 2000, among the depositor, GMACCM and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about August 17, 2000, against payment therefor in immediately available funds.

                                ALLOCATION TABLE




UNDERWRITER                   CLASS A-1     CLASS A-2     CLASS B     CLASS C     CLASS D     CLASS E
--------------------------   -----------   -----------   ---------   ---------   ---------   --------
Deutsche Bank
 Securities Inc. .........        50%           50%          50%         50%         50%         50%
Goldman, Sachs &
 Co. .....................        50%           50%          50%         50%         50%         50%
                                  --            --           --          --          --          --
Total ....................       100%          100%         100%        100%        100%        100%
                                 ===           ===          ===         ===         ===         ===

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the offering may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 100.42% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Bank Securities Inc. is an affiliate of GACC and Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will, severally and not jointly indemnify the depositor, against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificate-holders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Standard & Poor's that are not lower than those indicated under "Summary of Series 2000-C2 Mortgage Pass-Through Certificates and Mortgage Asset Pool Characteristics."

     The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the August 2033 distribution date. The ratings take into consideration the credit quality of the mortgage loan pool and the Freddie Mac Multifamily Gold PC, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage loan pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

    o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans,

    o the degree to which prepayments might differ from those originally anticipated,

    o whether and to what extent prepayment premiums will be collected with prepayments or the corresponding effect on yield to investors,

    o whether and to what extent excess interest will be collected on any ARD loan,

    o whether and to what extent default interest will be collected on the mortgage loans, and

    o  the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA". No other offered certificates will be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions."

     If you purchase or hold the Class A certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus, and similar exemptions granted to each of the underwriters (see Prohibited Transaction Exemption "PTE" 89-88, 54 Fed. Reg. 42581 (1989) as amended by 55 Fed. Reg. 1641 and 55 Fed. Reg. 48939, PTE 94-29,
59 Fed. Reg. 14675 (1994) and FAN 97-03E (December 9, 1996) (unpublished), each as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021
(1997)). To qualify for the exemption, however, the plan must meet a number of conditions, including the requirement that it must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, and that at the time of acquisition, the certificates must be rated in one of the top three rating categories by at least one rating agency. When it issued the exemption, the DOL did not consider mortgages containing defeasance or other substitution of collateral provisions as described in this prospectus supplement. Accordingly, it is not clear what the impact on the exemption would be if those defeasance or other substitution of collateral provisions were exercised. In addition, the exemption does not apply to subordinated certificates, so neither the exemption nor any similar exemption issued to the underwriters will apply to the Class B, Class C, Class D or Class E certificates.

     As a result, if you purchase a Class B, Class C, Class D or Class E certificate or any interest in these certificates, you will be deemed to have represented by your purchase that either:


    o you are not a plan and you are not purchasing your certificates on behalf of, or with "plan assets" of, any plan or


    o your purchase of any of those certificates on behalf of, or with "plan assets" of, any plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met:


       (1) the source of funds that you used to purchase your certificate is an "insurance company general account" as defined in PTCE 95-60 and


       (2) the conditions of Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of your certificates. See "ERISA Considerations--Representation from Investing Plans" in the prospectus.


     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation from Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that will generally become applicable on July 5, 2001.


     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                   GLOSSARY

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

    (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

        o monthly payments collected but due on a due date after the related collection period;

        o  prepayment premiums;

        o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

        o  amounts deposited in the certificate account in error;

        o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

        o amounts that represent excess interest or excess liquidation proceeds; plus

    (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

    (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "--Interest Reserve Account" in this prospectus supplement; plus

    (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month; plus

    (5) the monthly payment on the Freddie Mac Multifamily Gold PC due in the same month as that distribution date if received by the participation certificate's payment date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment occurs on a later date than the due date in prior months, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the related balloon loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan, other than a mortgage loan underlying in the Freddie Mac Multifamily Gold PC, if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     EXTRAORDINARY PREPAYMENT INTEREST SHORTFALL--An Extraordinary Prepayment Interest Shortfall may occur if a mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, with a due date after the determination date in any month is prepaid in full or in part and the prepayment is applied to the mortgage loan before the mortgage loan's due date in the next collection period. Any part of the interest that would have accrued at the related net mortgage rate on the prepayment amount from the date of receipt of the prepayment to, but not including, the mortgage loan's due date in the next collection period, that is not collected from the related borrower, without regard to any prepayment premium or excess interest that may have been collected, and that does not represent a Balloon Payment Interest Shortfall will be an Extraordinary Prepayment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage loan pool during the related collection period, exceeds any payment made by the servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. The net mortgage rate for the Freddie Mac Multifamily Gold PC is calculated as an annual rate equal to the related coupon rate on the participation certificate, minus the trustee fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, in whole or in part, after the due date in any collection period, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan other than a mortgage loan underlying the Freddie Mac Multifamily Gold PC, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

    (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, for their respective due dates occurring during the same calendar month as that distribution date;


    (2) all voluntary principal prepayments received on the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, during the related collection period;


    (3) for any balloon loan for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, in each case excluding the mortgage loans underlying the Freddie Mac Multifamily Gold PC, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;


    (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans, other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC, during the related collection period that were identified and applied by the servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;


    (5) all payments of principal received under the Freddie Mac Multifamily Gold PC on the payment date occurring during the same calendar month as that distribution date; and


    (6) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.


     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans (other than the mortgage loans underlying the Freddie Mac Multifamily Gold PC) and the Freddie Mac Multifamily Gold PC, as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A


                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principals as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.


DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circum-stances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     2. "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect at the end of such period.

     3. "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earnout. The debt service coverage ratio shown for the Freddie Mac Multifamily Gold PC is (x) the aggregate underwritten net cash flow shown for each of the mortgaged properties securing the mortgage loans underlying the Freddie Mac Multifamily Gold PC divided by (y) the aggregate annual debt service shown for the mortgage loans underlying the Freddie Mac Multifamily Gold PC.

     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period.

     4. "Appraised value" or "original appraisal value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale. The appraised value shown for the Freddie Mac Multifamily Gold PC is the aggregate of the appraised values for each of the mortgaged properties securing the mortgage loans underlying the participation certificate.

     5. "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV," or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (generally net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. The loan-to-value ratio shown for the Freddie Mac Multifamily Gold PC is (x) the cut-off date balance of the participation certificate divided by
(y) the appraised value shown for the participation certificate.

     6. "Square feet," "sq. ft." or "SF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     8. "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     9. "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan. The balloon balance shown for the Freddie Mac Multifamily Gold PC is the aggregate balloon balance of the mortgage loans underlying the participation certificate.

     10. "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property. The scheduled maturity date LTV shown for the Freddie Mac Multifamily Gold PC is the balloon balance of the participation certificate divided by the aggregate appraised values of the mortgaged properties securing the mortgage loans underlying the participation certificate.

     11. "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan. The mortgage rate identified on this Annex A for the Freddie Mac Multifamily Gold PC is the coupon rate for such participation certificate.

     12. "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in this Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee. The servicing fee rate identified on this Annex A for the Freddie Mac Multifamily Gold PC is the applicable trustee fee rate.

     13. "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, and "defeasance," which means the duration of any defeasance period. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     14. "Remaining term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     15. In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     16. "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.


INTEREST ONLY LOANS

     Loan Number 27387. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from June 5, 2000 through

May 5, 2001. Commencing on June 5, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $251,409.76 are required.

     Loan Number 27396. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from June 5, 2000 through May 5, 2001. Commencing on June 5, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $411,855.72 are required.

     Loan Number 27754. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from August 5, 2000 through July 5, 2002. Commencing on August 5, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $25,346.42 are required.

CERTAIN RESERVES

     Loan Number 24161. The mortgage loan requires an initial deposit of $207,511 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of the initial deposit.

     Loan Number 24483. The mortgage loan requires an initial deposit of $1,000 into a replacement reserve. The borrower is paying $8,530 per month into the replacement reserve. Beginning on July 1, 2001 the monthly payment will be equal to one-twelfth of four and one-half percent of gross revenue from the immediately preceding calendar year. Beginning on July 1, 2002 the monthly payment will equal to one-twelfth of five percent of gross revenue from the immediately preceding calendar year.

     Loan Number 24575. The mortgage loan requires an initial deposit of $243,162 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of the initial deposit.

     Loan Number 24576. The mortgage loan requires an initial deposit of $240,315 into a tenant improvement and leasing commission reserve. The borrower has posted a letter of credit in lieu of the initial deposit.

     Loan Number 26002. The mortgage loan requires an initial deposit of $10,106 into the replacement reserve. The borrower is paying $10,106 per month into the replacement reserve. Beginning on May 1, 2001 the monthly deposit will be equal to one-twelfth of five percent of gross revenue for the immediately preceding calendar year. The mortgage loan also requires monthly payments of $72,047 each month between June and November, inclusive, throughout the term of the loan into the seasonality escrow.

     Loan Number 27102. The mortgage loan requires an initial deposit of $100 at closing into the replacement reserve. The borrower is paying $15,878 per month into the replacement reserve. The monthly deposit will be equal to one-twelfth of four percent of gross revenue for the immediately preceding calendar year. Beginning on August 1, 2002 the monthly payment will be based upon one-twelfth of five percent of gross revenue for the immediately preceding calendar month.

     Loan Number 27256. The mortgage loan requires an initial deposit of $11,818 into the replacement reserve. The borrower is paying $11,818 per month into the replacement reserve. The amount of the monthly deposit will be equal to one-twelfth of five percent of gross revenue for the immediately preceding calendar year. The mortgage loan also requires an initial deposit of $49,280 into the seasonality escrow and monthly payments of $73,960 between June and November, inclusive, throughout the term of the loan into the seasonality escrow.

     Loan Number 27257. The mortgage loan requires an initial deposit of $100 into the replacement reserve. The borrower is paying $16,398 per month into the replacement reserve. The amount of the monthly deposit will be equal to one-twelfth of five percent of gross revenue for the immediately preceding calendar year.

     Loan Number 27271. The mortgage loan requires monthly payments of $11,098 into the replacement reserve. Beginning on May 1, 2001 the monthly payment will be equal to one-twelfth of five percent of gross revenue from the immediately preceding calendar year.

     Loan Number 28000. The mortgage loan requires an initial deposit of $100 at closing into the replacement reserve. Beginning on August 1, 2000 and continuing until April 30, 2001 the borrower will make payments of $13,266 per month into the replacement reserve. Beginning on May 1, 2001 the monthly payment will be equal to one-twelfth of five percent of gross revenue from the immediately preceding calendar year.

     Loan Number 28001. The mortgage loan requires an initial deposit of $100 into the replacement reserve. Beginning on August 1, 2000 and continuing until April 30, 2001 the borrower will make payments of $14,696 per month into the replacement reserve. Beginning on May 1, 2001 the monthly payment will be equal to one-twelfth of five percent of gross revenue for the immediately preceding calendar year.

     Loan Number DBM11379. The mortgage loan requires an initial payment of $100,000 into a tenant improvement and leasing commission reserve. The borrower is paying $1,389 per month into the tenant and leasing commission reserve.

     Loan Number DBM11414. The mortgage loan requires an initial payment of $97,470 into a tenant improvement and leasing commission reserve. The borrower is paying $8,123 per month into the tenant and leasing commission reserve.

     Loan Number DBM11828. The mortgage loan requires an initial payment of $350,000 into a tenant improvement and leasing commission reserve. If this amount falls below $350,000, the borrower is required to pay $17,000 a month into the reserve until the amount reaches $350,000.

     Loan Number DBM6173. The mortgage loan requires an initial payment of $105,900 into a tenant improvement and leasing commission reserve. The borrower is paying $20,000 a month into the tenant improvement and leasing commission reserve.

     Loan Number 09-0001333. The mortgage loan requires an initial deposit of $422,360 into the tenant improvement and leasing commissions account. All funds will be released to the borrower upon delivery to the mortgagee of a tenant estoppel certificate with respect to certain required improvements. In addition to the initial deposit, the borrower is required to make monthly deposits of $2,500 into the rollover escrow fund. These funds will be released to the borrower upon the occurrence of certain tenants electing to renew their respective leases for not less than 5 years or replacement of such tenants for a basic rental not less than that required to be paid in the last year of the term of the lease it is replacing.

     Loan Number 09-0001345. The mortgage loan requires an initial deposit of $650,000 into the tenant improvement and leasing commissions accounts which will be released in increments as certain tenant improvements are completed, certificates of occupancy are issued and tenants take occupancy and pay rent.

     Loan Number 09-0001348. The mortgage loan requires an initial deposit of $260,000 into the tenant improvement and leasing commissions accounts. Funds will be disbursed in increments as new leases are entered into with new tenants and rollover tenant leases are renewed or replaced. In addition to the initial deposit, the borrower is required to make monthly deposits of $4,000.


     Loan Number 09-0001351. The mortgage loan requires an initial deposit of $469,000 into the tenant improvement and leasing commissions accounts. Funds will be disbursed from the leasing account in amounts equal to $32 per square foot of net rentable square feet for tenant improvements plus leasing commission expenses.


     Loan Number 09-0001352. The mortgage loan requires an initial deposit of $103,000 into the tenant improvement and leasing commissions accounts. Funds will be released in connection with satisfaction of certain condition relating to, and renewal or replacement of, each lease expiring in the year 2000. In addition to the initial deposit, the borrower is required to make monthly deposits of $3,333.


     Loan Number 09-0001353. The mortgage loan requires an initial deposit of $307,309 into the tenant improvement and leasing commissions accounts. In addition to the initial deposit, the borrower is required to make monthly deposits of $8,333.


     Loan Number 09-0001359. The mortgage loan requires an initial deposit of $197,000 into the tenant improvement and leasing commissions accounts. Funds will be disbursed upon receipt of certain tenant estoppels. In addition to the initial deposit, the borrower is required to make monthly deposits of $1,500.


     Loan Number 09-0001360. The mortgage loan requires an initial deposit of $300,000 into the tenant improvement and leasing commissions accounts.


     Loan Number 09-0001361. The mortgage loan requires a letter of credit to be issued in the amount of $200,000 in lieu of deposits into a tenant improvement and leasing escrow in favor of mortgagee.

EARNOUT LOANS


     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation, achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. For all but two loans, each earnout loan provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date on which any amounts may be so applied, if applicable, is set forth beneath the caption "Earliest Defeasance or Prepay Date." For each of these earnout loans, the underwritten NCF DSCRs (for all but two loans) and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:




                                                 FULL
                                                BALANCE       NET OF
     LOAN         EARNOUT     CUT-OFF DATE   CUT-OFF DATE    EARNOUT
    NUMBER         AMOUNT        BALANCE          LTV          LTV
-------------- ------------- -------------- -------------- -----------
     26426      $   460,000   $ 4,908,090        73.26%        66.39%
     26750          400,000     4,395,737        75.01         68.19
     27800          770,000    27,222,688        71.64         69.61
  01-1024869        150,000     2,914,283        62.01         58.81
  01-1025819        122,500     2,996,891        75.39         72.31
  01-1025231        500,000     3,076,764        69.93         58.56
  01-1026339        230,000     2,098,154        47.47         42.27
  09-0001353      1,485,000    18,994,291        77.21         71.18



                  FULL
                 BALANCE      NET OF       EARLIEST
                 CUT-OFF      EARNOUT     DEFEASANCE                PREPAYMENT
     LOAN       DATE NCF   UNDERWRITTEN    OR PREPAY   DEFEASANCE   PENALTIES
    NUMBER        DSCR       NCF DSCR        DATE       OR PREPAY     APPLY
-------------- ---------- -------------- ------------ ------------ -----------
     26426         1.12x        1.24x     3/31/2001      Prepay        Yes
     26750         1.10         1.21      5/25/2002      Prepay        Yes
     27800         1.24         1.28      4/1/2001       Prepay        Yes
  01-1024869       1.29         1.29         NAP           NAP         NAP
  01-1025819       1.20         1.25      8/15/2000      Prepay        Yes
  01-1025231       1.22         1.46      1/12/2001      Prepay        Yes
  01-1026339       1.54         1.54         NAP           NAP         NAP
  09-0001353       1.21         1.32      6/1/2001       Prepay        Yes

                                    ANNEX A
                      CHARACTERISTICS OF THE MORTGAGE LOANS

  CONTROL
   NUMBER        LOAN SELLER         LOAN NUMBER                        PROPERTY NAME                             PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
                                                    FREDDIE MAC PARTICIPATION CERTIFICATE                          MULTIFAMILY
     1              GMACCM              27396       Mill Run Apartments                                            Multifamily
     2              GMACCM              27387       Schron Portfolio II                                            Multifamily
     2a             GMACCM             27387-A      Royal Crest Apartments                                         Multifamily
     2b             GMACCM             27387-B      Ken Gardens Apartments                                         Multifamily
     2c             GMACCM             27387-C      Douglas Apartments                                             Multifamily
     2d             GMACCM             27387-D      Dutchtown Manor Apartments                                     Multifamily
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank          DBM6173      Technology Station                                               Office
     4              GMACCM              27800       Rialto Building                                                  Office
     5          Deutsche Bank          DBM6288      Centereach Mall                                              Anchored Retail
     6         Archon Financial      09-0001341     Parc Pointe Apartments                                         Multifamily
     7         Archon Financial      09-0001353     One Shoreline Plaza                                              Office
------------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank         DBM10100      Sherburne Portfolio                                              Retail
     9          Deutsche Bank          DBM9551      Rochester Village Apartments                                   Multifamily
     10         Deutsche Bank         DBM11414      536 & 544 Fayette Street                                       Industrial
     11             GMACCM              26560       Ahwatukee Palms Shopping Center                              Anchored Retail
     12         Deutsche Bank          DBM1685      Pacific Point Apartments                                       Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial      09-0001368     Roanoke Portfolio                                                Office
    13a        Archon Financial     09-0001368-A    Valley Park Center                                               Office
    13b        Archon Financial     09-0001368-B    National Park Services Office Building                           Office
    13c        Archon Financial     09-0001368-C    Park at Valleypointe                                             Office
     14             GMACCM              27102       Sheraton Four Points Hotel                                       Lodging
------------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial      09-0001352     Mission Commons                                              Anchored Retail
     16         Deutsche Bank          DBM9724      O'Herron Portfolio                                           Anchored Retail
    16a         Deutsche Bank         DBM9724-A     Cross Country Village Shopping Center                        Anchored Retail
    16b         Deutsche Bank         DBM9724-B     Denver Lake Shopping Center                                  Anchored Retail
    16c         Deutsche Bank         DBM9724-C     Village of Wendell Shopping Center                           Anchored Retail
    16d         Deutsche Bank         DBM9724-D     Northside Square Shopping Center                             Anchored Retail
    16e         Deutsche Bank         DBM9724-E     River Park Shopping Center                                   Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial      09-0001359     The Plaza at Cottonwood                                      Anchored Retail
     18             GMACCM              27257       Holiday Inn Express - BWI                                        Lodging
     19         Deutsche Bank          DBM5774      Partridge Run Apartments                                       Multifamily
     20         Deutsche Bank         DBM10982      Eastlake Commons                                             Anchored Retail
     21         Deutsche Bank         DBM12061      County of Los Angeles Office Building                            Office
------------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial      09-0001340     The Oaks Apartments                                            Multifamily
     23             GMACCM              24575       Galyan's-Leawood                                                 Retail
     24             GMACCM              24576       Galyan's-Fairfax                                                 Retail
     25         Deutsche Bank         DBM11067      Brush Hill Office Courte                                         Office
     26        Archon Financial      09-0001361     Meriden Parkade Shopping Center                              Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM           01-1026401     K-Mart Retail - Chicago                                      Anchored Retail
     28         Deutsche Bank         DBM11828      The Lafayette Building                                           Office
     29             GMACCM              28001       Residence Inn by Marriott                                        Lodging
     30        Archon Financial      09-0001345     South Tech Hacienda Business Park                              Industrial
     31             GMACCM           01-1026263     K-Mart Retail - Aurora, Illinois                             Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank          DBM7884      Woodbury Shopping Center                                     Anchored Retail
     33        Archon Financial      09-0001335     Mountain View Shopping Center                                Anchored Retail
     34        Archon Financial      09-0001338     Summerhill Office Plaza                                          Office
     35             GMACCM              25149       Center City Apartment Portfolio II                             Multifamily
    35a             GMACCM             25149-A      1109 Spruce Street                                             Multifamily
    35b             GMACCM             25149-B      322 S. 10th Street                                             Multifamily
    35c             GMACCM             25149-C      927 Spruce Street                                              Multifamily
    35d             GMACCM             25149-D      1104 Spruce Street                                             Multifamily
    35e             GMACCM             25149-E      2125-27 Walnut Street                                          Multifamily
    35f             GMACCM             25149-F      434 Lombard Street                                             Multifamily
    35g             GMACCM             25149-G      1001 Pine Street                                               Multifamily
    35h             GMACCM             25149-H      1034 Spruce Street                                             Multifamily
    35i             GMACCM             25149-I      1616-18 Spruce Street                                          Multifamily
    35j             GMACCM             25149-J      1957 Locust Street                                             Multifamily
    35k             GMACCM             25149-K      218 S. 20th Street                                             Multifamily
    35l             GMACCM             25149-L      1719 Spruce Street                                             Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank         DBM10594      Bulova Technologies Building                                   Industrial
     37             GMACCM              28000       Courtyard by Marriott                                            Lodging
     38         Deutsche Bank         DBM11402      Heather Glen Apartments                                        Multifamily
     39             GMACCM              27256       Hampton Inn                                                      Lodging
     40             GMACCM              24483       Residence Inn by Marriott                                        Lodging
------------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM              26002       Paradise Plaza Inn                                               Lodging
     42        Archon Financial      09-0001331     Alma-Elliot Square Shopping Center                           Anchored Retail
     43             GMACCM              27433       Industrial Distribution Group Building                         Industrial
     44             GMACCM           01-1020228     Continental Office Building                                      Office
     45        Archon Financial      09-0001348     Atrium Center                                                    Office
------------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial      09-0001351     McCarran Corporate Plaza - Building 1                            Office
     47         Deutsche Bank          DBM8646      Autumn Oaks Apartments                                         Multifamily
     48             GMACCM              27271       Residence Inn (Danbury)                                          Lodging
     49         Deutsche Bank          DBM8009      4200 North 29th Avenue                                         Industrial
     50             GMACCM              24161       Galyan's-Plainfield                                              Retail
------------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM              26426       Bank of America Office Building                                  Office
     52        Archon Financial      09-0001355     Crestwood Plaza                                              Anchored Retail
     53         Deutsche Bank          DBM8977      Fashion Terrace Apartments                                     Multifamily
     54        Archon Financial      09-0001337     Metro Arts Building                                              Office
     55             GMACCM              26750       Brighton Park Shopping Center                                    Retail
------------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank          DBM8925      901 N. Pitt Street                                               Office
     57        Archon Financial      09-0001357     Satellite Court Office Building                                  Office
     58        Archon Financial      09-0001339     Continental Court                                              Multifamily
     59         Deutsche Bank          DBM7785      Mobile Holiday Inn                                               Lodging
     60        Archon Financial      09-0001350     McCrory's Warehouse                                            Industrial
------------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM           01-1027351     Chili's Plaza                                                    Retail
     62         Deutsche Bank         DBM10304      Riverside Green Apartments                                     Multifamily
     63        Archon Financial      09-0001360     Net Perceptions Building                                         Office
     64             GMACCM           01-1020227     DuPont Medical Building                                          Office
     65         Deutsche Bank         DBM10749      Wall Street & Northgate Office Buildings                         Office
    65a         Deutsche Bank        DBM10749-A     Wall Street Service Center                                       Office
    65b         Deutsche Bank        DBM10749-B     Northgate Office Building                                        Office
------------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial      09-0001358     Mebane Mill Apartments - Phase II                              Multifamily
     67        Archon Financial      09-0001333     Champaign Village Shopping Center                            Anchored Retail
     68        Archon Financial      09-0001356     Royal 400 Court Office Building - Phase II                       Office
     69             GMACCM              26209       Office Depot - Hobby Lobby Retail Center                     Anchored Retail
     70             GMACCM              27619       Donna Lynn Apartments                                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank         DBM11379      City Centre Office Building                                      Office
     72         Deutsche Bank         DBM11301      Tory Estates                                                   Multifamily
     73        Archon Financial      09-0001362     Crystal River Shopping Center                                Anchored Retail
     74             GMACCM              27754       West Union Corporate Building                                  Industrial
     75         Deutsche Bank          DBM9440      Sugar Creek Apartments                                         Multifamily
    75a         Deutsche Bank         DBM9440-A     Sugar Creek Apartments                                         Multifamily
    75b         Deutsche Bank         DBM9440-B     Crestwood Apartments                                           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM              21702       Remond Cliff Plaza Apartments                                  Multifamily
     77        Archon Financial      09-0001346     South Tech Polaris Business Park                               Industrial
     78         Deutsche Bank          DBM3794      Gold Coast Galleria East                                        Mixed Use
     79         Deutsche Bank         DBM11651      Briarwood Manor Apartments                                     Multifamily
     80             GMACCM           01-1025231     K-Mart Retail - Aurora, Colorado                             Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM           01-1025819     The Meadows Apartments - Lacey, WA                             Multifamily
     82         Deutsche Bank          DBM8484      Portsmouth Industrial Building                                 Industrial
     83             GMACCM           01-1025387     K-Mart Retail - Grand Island                                 Anchored Retail
     84             GMACCM           01-1026212     La Brea Office Building                                          Office
     85             GMACCM           01-1024869     Gardena Village Shopping Center                                  Retail
------------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank         DBM10118      Mervyn's Plaza                                                   Retail
     87        Archon Financial      09-0001343     Insight Aircenter                                              Industrial
     88             GMACCM              26254       Feeley Apartment Portfolio                                     Multifamily
    88a             GMACCM             26254-A      64 Monroe Street                                               Multifamily
    88b             GMACCM             26254-B      125 Monroe Street                                              Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM             26254-C      70 Jefferson Street                                            Multifamily
    88d             GMACCM             26254-D      100 Jefferson Street                                           Multifamily
    88e             GMACCM             26254-E      102 Jefferson Street                                           Multifamily
     89             GMACCM           01-1026584     K-Mart Retail - South Bend, IN                               Anchored Retail
     90             GMACCM           01-1024654     Stonegate Apartments                                           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM           01-1025997     Across Lenox Shopping Center                                     Retail
     92             GMACCM           01-1027480     Meadows of Gwinnett County Apartments                          Multifamily
     93             GMACCM           01-1020226     Carpenter's Union Building                                       Office
     94        Archon Financial      09-0001344     The Promenade South Shopping Center                          Anchored Retail
     95        Archon Financial      09-0001336     Eagle River Business Center                                    Industrial
------------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM           01-1026497     9001 Braddock Road Office Building                               Office
     97             GMACCM              27974       Weinerman Multifamily Portfolio                                Multifamily
    97a             GMACCM             27974-A      Daibes Apartments                                              Multifamily
    97b             GMACCM             27974-B      Crescent Garden Apartments                                     Multifamily
     98             GMACCM           01-1023795     Cypress Square Shopping Center                                   Retail
------------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial      09-0001364     Clock Tower Plaza                                                Retail
    100             GMACCM           01-1026339     Pioneer Center Retail                                            Retail
    101        Archon Financial      09-0001332     Fry's at the Island                                          Anchored Retail
    102             GMACCM           01-1026456     Sierra Meadows Apartments (Richard's Place)                    Multifamily
    103             GMACCM           01-1027900     BRC Plaza Shopping Center                                        Retail
------------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM           01-1025814     Ralph's Moreno Valley Retail                                 Anchored Retail
    105             GMACCM           01-1025336     Los Frances Apartments                                         Multifamily
    106        Archon Financial      09-0001327     Cottonwood Plaza Shopping Center                         Shadow Anchored Retail
    107        Archon Financial      09-0001347     South Tech Rio                                                 Industrial
    108             GMACCM              26214       Dove Park Townhomes                                            Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM              26207       Holcomb Corners Shopping Center                                  Retail
    110             GMACCM           01-1025095     College Park Apartments                                        Multifamily
    111             GMACCM           01-1021111     The Corners Shopping Center                                      Retail
    112             GMACCM           01-1024369     Citrus Heights Plaza Shopping Center                             Retail
    113             GMACCM           01-1025540     Southport Associates Retail                                      Retail
------------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM           01-1024168     The Shoppes at Kiln Creek                                        Retail
    115             GMACCM           01-1025134     Sunset Pointe Apartments                                       Multifamily
    116             GMACCM           01-1020971     Bladensburg Shopping Center                                      Retail
    117             GMACCM              26190       Candlestick Apartments                                         Multifamily
    118             GMACCM           01-1026176     Buckingham Apartments                                          Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM           01-1025798     Universal Shoppes Retail                                         Retail
    120         Deutsche Bank         DBM10628      Vollmer's Village Square                                       Multifamily
    121             GMACCM           01-1025199     Southlake Market Loop                                          Industrial
    122             GMACCM           01-1025373     2170 N.W. 11th Street Apartments                               Multifamily
    123             GMACCM           01-1024714     Carousel Ranch Mobile Home Park                             Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM           01-1024948     Advance Auto Parts Retail (Combined)                             Retail
    124a            GMACCM          01-1024948-A    Advance Auto - Sayre                                             Retail
    124b            GMACCM          01-1024948-B    Advance Auto - Wellsboro                                         Retail
    125             GMACCM           01-1027902     Denver Creek Apartments                                        Multifamily
    126         Deutsche Bank         DBM10627      Chesterfield Crossing                                        Anchored Retail
------------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM           01-1027903     Intermountain Self Storage #1 (Idaho Falls, ID)               Self-Storage
    128             GMACCM           01-1027904     Intermountain Self Storage #2 (Chubbuck, ID)                  Self-Storage
    129             GMACCM           01-1025907     East Colorado Boulevard Retail                                   Retail
    130             GMACCM           01-1027905     Intermountain Self Storage #3 (Chubbuck, ID)                  Self-Storage


  CONTROL
   NUMBER        LOAN SELLER                                      ADDRESS                                      CITY
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
     1              GMACCM                                                                                 Union
     2              GMACCM
     2a             GMACCM                                                                                 Hamilton
     2b             GMACCM                                                                                 Aberdeen
     2c             GMACCM                                                                                 Somerset
     2d             GMACCM                                                                                 Lakewood
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank     451-495 El Camino Real                                                   Santa Clara
     4              GMACCM        116 New Montgomery Street                                                San Francisco
     5          Deutsche Bank     1917 Middle Country Road                                                 Centereach
     6         Archon Financial   620-640 North Hollywood Avenue                                           Burbank
     7         Archon Financial   800 North Shoreline Boulevard                                            Corpus Christi
------------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank     Nantucket Island                                                         Nantucket
     9          Deutsche Bank     2015 41st Street                                                         Rochester
     10         Deutsche Bank     536 & 544 Fayette Street                                                 Perth Amboy
     11             GMACCM        4825 East Warner Road                                                    Phoenix
     12         Deutsche Bank     1714-1746 Ximeno Ave. & 4720-4722 East Atherton Street                   Long Beach
------------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial
    13a        Archon Financial   5305 & 5310 Valley Park Drive                                            Roanoke
    13b        Archon Financial   5162 Valleypointe Parkway                                                Roanoke
    13c        Archon Financial   5221, 5228, 5238 Valleypointe Pkwy & 5251 S. Concourse Drive             Roanoke
     14             GMACCM        1603 Powell Street                                                       Emeryville
------------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial   7605 - 7699 West 88th Avenue                                             Westminister
     16         Deutsche Bank
    16a         Deutsche Bank     104A - 104N Thornburg Drive                                              Conover
    16b         Deutsche Bank     6097 - 6113 South Hwy. 16                                                Denver
    16c         Deutsche Bank     758-800 US Highway 64                                                    Wendell
    16d         Deutsche Bank     1100 - 1116 Aberdeen Road                                                Laurinburg
    16e         Deutsche Bank     1092 - 1098 Bypass Road Route 24                                         Vinton
------------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial   10242 - 10260 Coors Boulevard Bypass                                     Albuquerque
     18             GMACCM        7481 Ridge Road                                                          Hanover
     19         Deutsche Bank     130 New Road                                                             Parsippany
     20         Deutsche Bank     44801-44975 Hayes Road                                                   Sterling Heights
     21         Deutsche Bank     2601 Wilshire Boulevard                                                  Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial   330 North Screenland Drive                                               Burbank
     23             GMACCM        11801 Nall Avenue                                                        Leawood
     24             GMACCM        12501 Fair Lakes Circle                                                  Fairfax
     25         Deutsche Bank     740-770 Pasquinelli Drive                                                Westmont
     26        Archon Financial   1231 East Main Street                                                    Meriden
------------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM        2050 West Peterson Avenue                                                Chicago
     28         Deutsche Bank     433 - 441 Chestnut Street                                                Philadelphia
     29             GMACCM        3333 Centerpoint Parkway                                                 Pontiac
     30        Archon Financial   5275 Arville Street                                                      Las Vegas
     31             GMACCM        1250 North Lake Avenue                                                   Aurora
------------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank     418 Woodbury Road                                                        Hicksville
     33        Archon Financial   1211 North Commerce Street                                               Ardmore
     34        Archon Financial   7465, 7469, 7473, 7477 West Lake Mead Boulevard                          Las Vegas
     35             GMACCM
    35a             GMACCM        1109 Spruce Street                                                       Philadelphia
    35b             GMACCM        322 S. 10th Street                                                       Philadelphia
    35c             GMACCM        927 Spruce Street                                                        Philadelphia
    35d             GMACCM        1104 Spruce Street                                                       Philadelphia
    35e             GMACCM        2125-27 Walnut Street                                                    Philadelphia
    35f             GMACCM        434 Lombard Street                                                       Philadelphia
    35g             GMACCM        1001 Pine Street                                                         Philadelphia
    35h             GMACCM        1034 Spruce Street                                                       Philadelphia
    35i             GMACCM        1616-18 Spruce Street                                                    Philadelphia
    35j             GMACCM        1957 Locust Street                                                       Philadelphia
    35k             GMACCM        218 S. 20th Street                                                       Philadelphia
    35l             GMACCM        1719 Spruce Street                                                       Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank     101 North Queen Street                                                   Lancaster
     37             GMACCM        3555 Centerpoint Parkway                                                 Pontiac
     38         Deutsche Bank     12901 Lord Nelson                                                        Lenexa
     39             GMACCM        4201 Coastal Highway                                                     Ocean City
     40             GMACCM        32 Centerra Parkway                                                      Lebanon
------------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM        3 Ninth Street                                                           Ocean City
     42        Archon Financial   941, 947, 955, 963, 971, 973 and 985 West Elliot Road                    Chandler
     43             GMACCM        2100 The Oaks Parkway                                                    Belmont
     44             GMACCM        1012 14th Street                                                         Washington
     45        Archon Financial   4801 South University Drive                                              Davie
------------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial   5740 South Eastern Avenue                                                Las Vegas
     47         Deutsche Bank     711 West Casino Road                                                     Everett
     48             GMACCM        22 Segar Street                                                          Danbury
     49         Deutsche Bank     4100 N 29 Terrace & 4200 N 29th Avenue                                   Hollywood
     50             GMACCM        655 Perry Road                                                           Plainfield
------------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM        900 West 49th Street                                                     Hialeah
     52        Archon Financial   6930-6956 Crestwood Boulevard                                            Frederick
     53         Deutsche Bank     6888 Friars Road                                                         San Diego
     54        Archon Financial   5657 Wilshire Boulevard                                                  Los Angeles
     55             GMACCM        1005-1019 E. Grand River Avenue                                          Brighton
------------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank     901 N. Pitt Street                                                       Alexandria
     57        Archon Financial   2250 Satellite Boulevard                                                 Duluth
     58        Archon Financial   65 S. Chapel Street                                                      Newark
     59         Deutsche Bank     850 South Beltline Highway                                               Mobile
     60        Archon Financial   2955 E. Market Street                                                    Springettsbury Township
------------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM        SEC of US Highway 41 and Robinhood Street                                Sarasota
     62         Deutsche Bank     3422 Durkin Circle                                                       Columbus
     63        Archon Financial   7901 Flying Cloud Drive                                                  Eden Prairie
     64             GMACCM        1234 19th Street                                                         Washington
     65         Deutsche Bank
    65a         Deutsche Bank     8906 Wall Street                                                         Austin
    65b         Deutsche Bank     9027 Northgate Boulevard                                                 Austin
------------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial   1500-3000 East Dogwood Drive                                             Mebane
     67        Archon Financial   1812-2002 Glen Park Drive                                                Champaign
     68        Archon Financial   3060 Royal Boulevard South                                               Alpharetta
     69             GMACCM        500 NW State Route 7                                                     Blue Springs
     70             GMACCM        1301 East Marshall Drive                                                 Grand Prairie
------------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank     223 East City Hall Avenue                                                Norfolk
     72         Deutsche Bank     1801 Broadacres Drive                                                    Clementon
     73        Archon Financial   1051 Highway 133                                                         Carbondale
     74             GMACCM        5865 South Ash Avenue                                                    Tempe
     75         Deutsche Bank
    75a         Deutsche Bank     606 Linden Avenue                                                        Normal
    75b         Deutsche Bank     404 Vernon Avenue                                                        Normal
------------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM        2928 Remond Drive                                                        Dallas
     77        Archon Financial   3485 West Harmon Avenue                                                  Las Vegas
     78         Deutsche Bank     1021-1029 North Clark Street                                             Chicago
     79         Deutsche Bank     1351 Good Intent Road                                                    Deptford
     80             GMACCM        15200 East Colfax Road                                                   Aurora
------------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM        3428 West McLeod Road                                                    Bellingham
     82         Deutsche Bank     125 Aviation Avenue                                                      Portsmouth
     83             GMACCM        3535 West 13th Street                                                    Grand Island
     84             GMACCM        110 South La Brea Avenue                                                 Inglewood
     85             GMACCM        15435 South Western Avenue                                               Gardena
------------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank     3643-3753 Camp Wisdom Road                                               Dallas
     87        Archon Financial   3068 East Sunset Road                                                    Las Vegas
     88             GMACCM
    88a             GMACCM        64 Monroe Street                                                         Hoboken
    88b             GMACCM        125 Monroe Street                                                        Hoboken
------------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM        70 Jefferson Street                                                      Hoboken
    88d             GMACCM        100 Jefferson Street                                                     Hoboken
    88e             GMACCM        102 Jefferson Street                                                     Hoboken
     89             GMACCM        U.S. Route 31                                                            South Bend
     90             GMACCM        1431 - 1439 Willard Avenue                                               Newington
------------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM        3425 - 3435 Lenox Road                                                   Atlanta
     92             GMACCM        9-22 and 27-29 Britain Drive                                             Lawrenceville
     93             GMACCM        1003 K Street N.W.                                                       Washington
     94        Archon Financial   330 Coit Road                                                            Richardson
     95        Archon Financial   8100 Shaffer Parkway                                                     Littleton
------------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM        9001 Braddock Road                                                       Springfield
     97             GMACCM
    97a             GMACCM        12 Liberty Place                                                         Weehawken
    97b             GMACCM        9005 Third Avenue                                                        North Bergen
     98             GMACCM        13451 McGregor Boulevard                                                 Fort Myers
------------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial   2005-2073 West Avenue K                                                  Lancaster
    100             GMACCM        501 - 557 Azusa Avenue & 1751 East Rowland Avenue                        West Covina
    101        Archon Financial   835 West Warner Road                                                     Gilbert
    102             GMACCM        1942 Richards Place                                                      Sparks
    103             GMACCM        12375 - 12505 West Chinden Boulevard                                     Boise
------------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM        14930 Perris Boulevard                                                   Moreno Valley
    105             GMACCM        508 Gale Street                                                          Laredo
    106        Archon Financial   17721-17789 Cottonwood Drive                                             Parker
    107        Archon Financial   4255 Industrial Road                                                     Las Vegas
    108             GMACCM        11334 E. 23rd Street                                                     Tulsa
------------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM        3375 Holcomb Bridge Road                                                 Norcross
    110             GMACCM        3307 College Street                                                      Lacey
    111             GMACCM        3002 West 7th Street                                                     Ft. Worth
    112             GMACCM        7601 Sunrise Boulevard                                                   Citrus Heights
    113             GMACCM        354 - 378 Western Boulevard                                              Greenwood
------------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM        120 Ottis Street                                                         Newport News
    115             GMACCM        10104-10110 NE 60th Street                                               Kirkland
    116             GMACCM        4900-4932 Annapolis Road                                                 Bladensburg
    117             GMACCM        4747 Rigsby Avenue                                                       San Antonio
    118             GMACCM        3884 Buckingham Court                                                    St. Louis
------------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM        6807 - 6809 Visitors Circle                                              Orlando
    120         Deutsche Bank     2829-2846 Eldora & 5305-5319 Breezeway                                   Toledo
    121             GMACCM        2830 - 2840 Market Loop                                                  Southlake
    122             GMACCM        2170 N.W. 11 Street                                                      Miami
    123             GMACCM        4315 North Flowing Wells Road                                            Tucson
------------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM
    124a            GMACCM        930 Elmira Street                                                        Sayre
    124b            GMACCM        124 East Avenue                                                          Wellsboro
    125             GMACCM        1160 South Denver Avenue                                                 Boise
    126         Deutsche Bank     11357 Midlothian Turnpike                                                Richmond
------------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM        1055 Sunnyside Road                                                      Idaho Falls
    128             GMACCM        201 West Linden Street                                                   Chubbuck
    129             GMACCM        3813 East Colorado Boulevard                                             Pasadena
    130             GMACCM        4698 Burley Road                                                         Chubbuck

                                                                            CROSS
  CONTROL                                                               COLLATERALIZED     RELATED      ORIGINAL
   NUMBER        LOAN SELLER               STATE           ZIP CODE         GROUPS         GROUPS      BALANCE ($)
---------------------------------------------------------------------------------------------------------------------
FREDDIE MAC PARTICIPATION CERTIFICATE
---------------------------------------------------------------------------------------------------------------------
                                                                                                         $89,540,000
     1              GMACCM              New Jersey                         Group A         Group 1       $55,600,000
     2              GMACCM                                                 Group A         Group 1       $33,940,000
     2a             GMACCM              New Jersey
     2b             GMACCM              New Jersey
     2c             GMACCM              New Jersey
     2d             GMACCM              New Jersey
---------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank           California           95050                                       $37,200,000
     4              GMACCM              California           94105                                       $27,250,000
     5          Deutsche Bank            New York            11720                                       $23,300,000
     6         Archon Financial         California           91505                         Group 2       $21,000,000
     7         Archon Financial            Texas             78401                                       $19,000,000
---------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank          Massachusetts         02554                                       $18,500,000
     9          Deutsche Bank            Minnesota           55901                                       $16,400,000
     10         Deutsche Bank           New Jersey           08861                                       $14,000,000
     11             GMACCM                Arizona            85044                                       $13,400,000
     12         Deutsche Bank           California           90815                         Group 3       $11,905,695
---------------------------------------------------------------------------------------------------------------------
     13        Archon Financial                                                                          $11,600,000
    13a        Archon Financial          Virginia            24019
    13b        Archon Financial          Virginia            24019
    13c        Archon Financial          Virginia            24019
     14             GMACCM              California           94608                                       $11,500,000
---------------------------------------------------------------------------------------------------------------------
     15        Archon Financial          Colorado            80005                                       $11,350,000
     16         Deutsche Bank                                                                            $10,185,000
    16a         Deutsche Bank         North Carolina         28613
    16b         Deutsche Bank         North Carolina         28037
    16c         Deutsche Bank         North Carolina         27591
    16d         Deutsche Bank         North Carolina         28352
    16e         Deutsche Bank            Virginia            24179
---------------------------------------------------------------------------------------------------------------------
     17        Archon Financial         New Mexico           87114                                        $9,928,000
     18             GMACCM               Maryland            21076                         Group 4        $9,100,000
     19         Deutsche Bank           New Jersey           07054                                        $9,000,000
     20         Deutsche Bank            Michigan            48313                                        $8,930,000
     21         Deutsche Bank           California           90057                                        $8,850,000
---------------------------------------------------------------------------------------------------------------------
     22        Archon Financial         California           91505                         Group 2        $8,650,000
     23             GMACCM                Kansas             66211                         Group 5        $8,600,000
     24             GMACCM               Virginia            22033                         Group 5        $8,300,000
     25         Deutsche Bank            Illinois            60559                                        $8,200,000
     26        Archon Financial         Connecticut          06450                                        $7,900,000
---------------------------------------------------------------------------------------------------------------------
     27             GMACCM               Illinois            60659                         Group 6        $7,905,000
     28         Deutsche Bank          Pennsylvania          19106                                        $7,550,000
     29             GMACCM               Michigan            48341                         Group 7        $7,485,000
     30        Archon Financial           Nevada             89118                         Group 8        $7,007,000
     31             GMACCM               Illinois            60506                         Group 6        $6,970,000
---------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank            New York            11801                                        $7,000,000
     33        Archon Financial          Oklahoma            73401                                        $6,750,000
     34        Archon Financial           Nevada             89128                                        $6,500,000
     35             GMACCM                                                                                $6,400,000
    35a             GMACCM             Pennsylvania          19107
    35b             GMACCM             Pennsylvania          19107
    35c             GMACCM             Pennsylvania          19106
    35d             GMACCM             Pennsylvania          19107
    35e             GMACCM             Pennsylvania          19103
    35f             GMACCM             Pennsylvania          19147
    35g             GMACCM             Pennsylvania          19107
    35h             GMACCM             Pennsylvania          19107
    35i             GMACCM             Pennsylvania          19103
    35j             GMACCM             Pennsylvania          19103
    35k             GMACCM             Pennsylvania          19103
    35l             GMACCM             Pennsylvania          19103
---------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank          Pennsylvania          17603                                        $6,400,000
     37             GMACCM               Michigan            48341                         Group 7        $6,315,000
     38         Deutsche Bank             Kansas             66215                                        $6,155,000
     39             GMACCM               Maryland            21842                         Group 4        $6,120,000
     40             GMACCM             New Hampshire         03766                                        $6,100,000
---------------------------------------------------------------------------------------------------------------------
     41             GMACCM               Maryland            21842                                        $6,000,000
     42        Archon Financial           Arizona            85222                         Group 9        $6,000,000
     43             GMACCM            North Carolina         28012                                        $5,950,000
     44             GMACCM         District of Columbia      20005                        Group 10        $5,833,000
     45        Archon Financial           Florida            33328                                        $5,743,000
---------------------------------------------------------------------------------------------------------------------
     46        Archon Financial           Nevada             89107                                        $5,300,000
     47         Deutsche Bank           Washington           98204                         Group 3        $5,100,000
     48             GMACCM              Connecticut          06810                                        $5,000,000
     49         Deutsche Bank             Florida            33020                                        $4,968,000
     50             GMACCM                Indiana            46168                         Group 5        $4,975,000
---------------------------------------------------------------------------------------------------------------------
     51             GMACCM                Florida            33012                                        $4,910,000
     52        Archon Financial          Maryland            21703                                        $4,550,000
     53         Deutsche Bank           California           92108                                        $4,550,000
     54        Archon Financial         California           90036                                        $4,450,000
     55             GMACCM               Michigan            48116                                        $4,400,000
---------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank            Virginia            22314                                        $4,350,000
     57        Archon Financial           Georgia            30097                        Group 11        $4,050,000
     58        Archon Financial          Delaware            19711                                        $4,000,000
     59         Deutsche Bank             Alabama            36609                                        $4,000,000
     60        Archon Financial        Pennsylvania          17402                                        $4,000,000
---------------------------------------------------------------------------------------------------------------------
     61             GMACCM                Florida            34233                                        $3,950,000
     62         Deutsche Bank              Ohio              43212                                        $3,850,000
     63        Archon Financial          Minnesota           55344                                        $3,830,000
     64             GMACCM         District of Columbia      20036                        Group 10        $3,646,000
     65         Deutsche Bank                                                                             $3,650,000
    65a         Deutsche Bank              Texas             78754
    65b         Deutsche Bank              Texas             78758
---------------------------------------------------------------------------------------------------------------------
     66        Archon Financial       North Carolina         27302                                        $3,600,000
     67        Archon Financial          Illinois            75039                                        $3,585,000
     68        Archon Financial           Georgia            30022                        Group 11        $3,500,000
     69             GMACCM               Missouri            64014                                        $3,450,000
     70             GMACCM                 Texas             75051                                        $3,400,000
---------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank            Virginia            23510                                        $3,400,000
     72         Deutsche Bank           New Jersey           08021                        Group 12        $3,400,000
     73        Archon Financial          Colorado            81623                                        $3,360,000
     74             GMACCM                Arizona            85253                         Group 5        $3,300,000
     75         Deutsche Bank                                                                             $3,200,000
    75a         Deutsche Bank            Illinois            61761
    75b         Deutsche Bank            Illinois            61761
---------------------------------------------------------------------------------------------------------------------
     76             GMACCM                 Texas             75211                                        $3,200,000
     77        Archon Financial           Nevada             89103                         Group 8        $3,165,000
     78         Deutsche Bank            Illinois            60610                                        $3,200,000
     79         Deutsche Bank           New Jersey           08096                        Group 12        $3,100,000
     80             GMACCM               Colorado            80011                                        $3,080,000
---------------------------------------------------------------------------------------------------------------------
     81             GMACCM              Washington           98226                                        $3,000,000
     82         Deutsche Bank          New Hampshire         03801                                        $3,000,000
     83             GMACCM               Nebraska            68803                                        $2,980,000
     84             GMACCM              California           90301                                        $2,925,000
     85             GMACCM              California           90247                                        $2,925,000
---------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank              Texas             75237                                        $2,895,000
     87        Archon Financial           Nevada             89120                                        $2,850,000
     88             GMACCM                                                                                $2,784,000
    88a             GMACCM              New Jersey           07030
    88b             GMACCM              New Jersey           07030
---------------------------------------------------------------------------------------------------------------------
    88c             GMACCM              New Jersey           07030
    88d             GMACCM              New Jersey           07030
    88e             GMACCM              New Jersey           07030
     89             GMACCM                Indiana            46614                                        $2,700,000
     90             GMACCM              Connecticut          06111                        Group 13        $2,500,000
---------------------------------------------------------------------------------------------------------------------
     91             GMACCM                Georgia            30326                                        $2,500,000
     92             GMACCM                Georgia            30244                                        $2,440,000
     93             GMACCM         District of Columbia      20001                        Group 10        $2,420,000
     94        Archon Financial            Texas             75080                                        $2,346,000
     95        Archon Financial          Colorado            80127                                        $2,310,000
---------------------------------------------------------------------------------------------------------------------
     96             GMACCM               Virginia            22151                                        $2,250,000
     97             GMACCM                                                                                $2,200,000
    97a             GMACCM              New Jersey           07087
    97b             GMACCM              New Jersey           07047
     98             GMACCM                Florida            33919                                        $2,200,000
---------------------------------------------------------------------------------------------------------------------
     99        Archon Financial         California           93536                                        $2,125,000
    100             GMACCM              California           91791                                        $2,100,000
    101        Archon Financial           Arizona            85233                         Group 9        $2,080,000
    102             GMACCM                Nevada             89431                                        $2,050,000
    103             GMACCM                 Idaho             83713                                        $2,100,000
---------------------------------------------------------------------------------------------------------------------
    104             GMACCM              California           92553                                        $1,960,000
    105             GMACCM                 Texas             78041                                        $1,920,000
    106        Archon Financial          Colorado            80134                                        $1,900,000
    107        Archon Financial           Nevada             89103                         Group 8        $1,849,000
    108             GMACCM               Oklahoma            74129                        Group 15        $1,740,000
---------------------------------------------------------------------------------------------------------------------
    109             GMACCM                Georgia            30092                                        $1,650,000
    110             GMACCM              Washington           98503                                        $1,550,000
    111             GMACCM                 Texas             76107                        Group 14        $1,500,000
    112             GMACCM              California           95610                                        $1,450,000
    113             GMACCM                Indiana            46142                                        $1,430,000
---------------------------------------------------------------------------------------------------------------------
    114             GMACCM               Virginia            23606                                        $1,430,000
    115             GMACCM              Washington           98033                                        $1,200,000
    116             GMACCM               Maryland            27010                                        $1,200,000
    117             GMACCM                 Texas             78222                        Group 15        $1,155,000
    118             GMACCM               Missouri            63108                                        $1,125,000
---------------------------------------------------------------------------------------------------------------------
    119             GMACCM                Florida            32819                                        $1,108,000
    120         Deutsche Bank              Ohio              43613                                        $1,100,000
    121             GMACCM                 Texas             76092                                        $1,030,000
    122             GMACCM                Florida            33125                                        $1,000,000
    123             GMACCM                Arizona            85705                                        $1,000,000
---------------------------------------------------------------------------------------------------------------------
    124             GMACCM                                                                                  $926,000
    124a            GMACCM             Pennsylvania          18840
    124b            GMACCM             Pennsylvania          16901
    125             GMACCM                 Idaho             83706                                          $750,000
    126         Deutsche Bank            Virginia            23235                                          $713,000
---------------------------------------------------------------------------------------------------------------------
    127             GMACCM                 Idaho             83404         Group B        Group 16          $720,000
    128             GMACCM                 Idaho             83202         Group B        Group 16          $625,000
    129             GMACCM              California           91107                                          $510,000
    130             GMACCM                 Idaho             83202         Group B        Group 16          $430,000


                                                     % OF AGGREGATE      CUMULATIVE % OF      MORTGAGE
  CONTROL                          CUT-OFF DATE       INITIAL POOL         INITIAL POOL         RATE        SERVICING
   NUMBER        LOAN SELLER        BALANCE ($)         BALANCE              BALANCE            (%)       FEE RATE (%)
-------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
-------------------------------------------------------------------------------------------------------------------------
                                      $89,540,000        11.57                11.57            7.375         0.0025
     1              GMACCM            $55,600,000         7.19                                 8.100
     2              GMACCM            $33,940,000         4.39                                 8.100
     2a             GMACCM
     2b             GMACCM
     2c             GMACCM
     2d             GMACCM
-------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank         $36,811,929         4.76                16.33            7.6050        0.0575
     4              GMACCM            $27,222,688         3.52                19.85            8.4200        0.0700
     5          Deutsche Bank         $23,197,884         3.00                22.85            8.1700        0.0575
     6         Archon Financial       $20,976,765         2.71                25.56            8.0600        0.0975
     7         Archon Financial       $18,994,291         2.45                28.01            8.9700        0.0575
-------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank         $18,463,148         2.39                30.40            9.0300        0.0575
     9          Deutsche Bank         $16,316,458         2.11                32.51            8.1500        0.0575
     10         Deutsche Bank         $13,946,089         1.80                34.31            8.9000        0.0575
     11             GMACCM            $13,380,226         1.73                36.04            8.2260        0.0825
     12         Deutsche Bank         $11,803,024         1.53                37.56            7.3800        0.0575
-------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial       $11,600,000         1.50                39.06            8.3000        0.0575
    13a        Archon Financial
    13b        Archon Financial
    13c        Archon Financial
     14             GMACCM            $11,492,165         1.49                40.55            8.7800        0.1325
-------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial       $11,341,541         1.47                42.01            9.4100        0.0575
     16         Deutsche Bank         $10,165,290         1.31                43.33            8.5700        0.0575
    16a         Deutsche Bank
    16b         Deutsche Bank
    16c         Deutsche Bank
    16d         Deutsche Bank
    16e         Deutsche Bank
-------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial        $9,924,254         1.28                44.61            8.4500        0.0575
     18             GMACCM             $9,084,449         1.17                45.78            8.5000        0.1325
     19         Deutsche Bank          $8,966,072         1.16                46.94            8.3400        0.0575
     20         Deutsche Bank          $8,912,122         1.15                48.09            8.4500        0.0575
     21         Deutsche Bank          $8,841,571         1.14                49.24            8.6000        0.0575
-------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial        $8,640,430         1.12                50.35            8.0600        0.0975
     23             GMACCM             $8,545,423         1.10                51.46            8.7540        0.1325
     24             GMACCM             $8,247,294         1.07                52.52            8.7510        0.1325
     25         Deutsche Bank          $8,172,391         1.06                53.58            8.7600        0.0575
     26        Archon Financial        $7,897,258         1.02                54.60            8.6500        0.0575
-------------------------------------------------------------------------------------------------------------------------
     27             GMACCM             $7,893,170         1.02                55.62            8.1800        0.1325
     28         Deutsche Bank          $7,535,472         0.97                56.60            8.5900        0.0575
     29             GMACCM             $7,479,792         0.97                57.56            8.7000        0.1325
     30        Archon Financial        $7,000,777         0.90                58.47            8.8400        0.0575
     31             GMACCM             $6,959,570         0.90                59.37            8.1800        0.1325
-------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank          $6,949,369         0.90                60.26            7.8600        0.0575
     33        Archon Financial        $6,737,011         0.87                61.13            8.5900        0.0575
     34        Archon Financial        $6,488,014         0.84                61.97            8.1200        0.0575
     35             GMACCM             $6,385,741         0.83                62.80            8.6800        0.1325
    35a             GMACCM
    35b             GMACCM
    35c             GMACCM
    35d             GMACCM
    35e             GMACCM
    35f             GMACCM
    35g             GMACCM
    35h             GMACCM
    35i             GMACCM
    35j             GMACCM
    35k             GMACCM
    35l             GMACCM
-------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank          $6,384,510         0.83                63.62            8.5600        0.0575
     37             GMACCM             $6,310,606         0.82                64.44            8.7000        0.1325
     38         Deutsche Bank          $6,140,857         0.79                65.23            8.5800        0.0575
     39             GMACCM             $6,109,542         0.79                66.02            8.5000        0.1325
     40             GMACCM             $6,089,576         0.79                66.81            8.5000        0.1325
-------------------------------------------------------------------------------------------------------------------------
     41             GMACCM             $5,987,587         0.77                67.58            9.2500        0.1325
     42        Archon Financial        $5,987,208         0.77                68.36            8.8200        0.0575
     43             GMACCM             $5,947,737         0.77                69.13            8.4300        0.1325
     44             GMACCM             $5,827,835         0.75                69.88            8.8500        0.1325
     45        Archon Financial        $5,735,554         0.74                70.62            8.7400        0.0575
-------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial        $5,294,538         0.68                71.30            8.3200        0.0575
     47         Deutsche Bank          $5,068,823         0.66                71.96            7.7800        0.0575
     48             GMACCM             $4,996,452         0.65                72.61            8.6250        0.1325
     49         Deutsche Bank          $4,950,097         0.64                73.25            8.5100        0.0575
     50             GMACCM             $4,943,454         0.64                73.88            8.7580        0.1325
-------------------------------------------------------------------------------------------------------------------------
     51             GMACCM             $4,908,090         0.63                74.52            8.3750        0.1325
     52        Archon Financial        $4,548,184         0.59                75.11            8.3100        0.0575
     53         Deutsche Bank          $4,528,629         0.59                75.69            7.9100        0.0575
     54        Archon Financial        $4,440,966         0.57                76.27            8.4000        0.1375
     55             GMACCM             $4,395,737         0.57                76.83            8.5400        0.1325
---------------------------------------------------------------------------------------------------------
     56         Deutsche Bank          $4,336,049         0.56                77.39            8.9350        0.0575
     57        Archon Financial        $4,046,143         0.52                77.92            8.6000        0.0575
     58        Archon Financial        $3,989,267         0.52                78.43            8.0800        0.0575
     59         Deutsche Bank          $3,973,509         0.51                78.95            8.7600        0.0575
     60        Archon Financial        $3,958,717         0.51                79.46            8.9100        0.0575
-------------------------------------------------------------------------------------------------------------------------
     61             GMACCM             $3,944,511         0.51                79.97            8.4200        0.1325
     62         Deutsche Bank          $3,841,605         0.50                80.46            8.1400        0.0575
     63        Archon Financial        $3,828,648         0.49                80.96            8.6100        0.0575
     64             GMACCM             $3,642,771         0.47                81.43            8.8500        0.1325
     65         Deutsche Bank          $3,642,464         0.47                81.90            8.9200        0.0575
    65a         Deutsche Bank
    65b         Deutsche Bank
-------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial        $3,598,546         0.47                82.37            8.2800        0.0575
     67        Archon Financial        $3,576,737         0.46                82.83            8.5700        0.0575
     68        Archon Financial        $3,496,667         0.45                83.28            8.6000        0.0575
     69             GMACCM             $3,445,100         0.45                83.72            8.3500        0.1325
     70             GMACCM             $3,398,606         0.44                84.16            8.2400        0.1325
-------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank          $3,395,171         0.44                84.60            8.3500        0.0575
     72         Deutsche Bank          $3,387,689         0.44                85.04            8.4920        0.0575
     73        Archon Financial        $3,358,706         0.43                85.47            8.4000        0.1075
     74             GMACCM             $3,300,000         0.43                85.90            8.3100        0.1325
     75         Deutsche Bank          $3,187,777         0.41                86.31            8.2900        0.0575
    75a         Deutsche Bank
    75b         Deutsche Bank
-------------------------------------------------------------------------------------------------------------------------
     76             GMACCM             $3,170,907         0.41                86.72            8.1600        0.1325
     77        Archon Financial        $3,162,189         0.41                87.13            8.8400        0.0575
     78         Deutsche Bank          $3,147,693         0.41                87.54            7.5800        0.0575
     79         Deutsche Bank          $3,093,072         0.40                87.94            8.6700        0.0575
     80             GMACCM             $3,076,764         0.40                88.34            8.2500        0.1325
-------------------------------------------------------------------------------------------------------------------------
     81             GMACCM             $2,996,891         0.39                88.72            8.3000        0.1325
     82         Deutsche Bank          $2,988,062         0.39                89.11            8.5200        0.0575
     83             GMACCM             $2,972,079         0.38                89.49            8.1250        0.1325
     84             GMACCM             $2,920,877         0.38                89.87            8.3750        0.1325
     85             GMACCM             $2,914,283         0.38                90.25            9.1250        0.1325
-------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank          $2,888,946         0.37                90.62            8.8800        0.0575
     87        Archon Financial        $2,845,876         0.37                90.99            8.2900        0.0575
     88             GMACCM             $2,778,395         0.36                91.35            8.4300        0.1325
    88a             GMACCM
    88b             GMACCM
-------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM
    88d             GMACCM
    88e             GMACCM
     89             GMACCM             $2,699,030         0.35                91.70            8.5700        0.1325
     90             GMACCM             $2,490,773         0.32                92.02            8.4200        0.1325
-------------------------------------------------------------------------------------------------------------------------
     91             GMACCM             $2,487,612         0.32                92.34            7.9200        0.1325
     92             GMACCM             $2,438,949         0.32                92.66            8.1100        0.1325
     93             GMACCM             $2,417,857         0.31                92.97            8.8500        0.1325
     94        Archon Financial        $2,343,971         0.30                93.27            8.9300        0.1375
     95        Archon Financial        $2,305,192         0.30                93.57            8.3100        0.1075
-------------------------------------------------------------------------------------------------------------------------
     96             GMACCM             $2,246,829         0.29                93.86            8.3750        0.1325
     97             GMACCM             $2,199,144         0.28                94.14            8.3750        0.1325
    97a             GMACCM
    97b             GMACCM
     98             GMACCM             $2,192,825         0.28                94.43            8.8750        0.1325
-------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial        $2,124,218         0.27                94.70            8.5100        0.0575
    100             GMACCM             $2,098,154         0.27                94.97            8.8750        0.1325
    101        Archon Financial        $2,075,466         0.27                95.24            8.7500        0.0575
    102             GMACCM             $2,045,827         0.26                95.50            8.3900        0.1325
    103             GMACCM             $1,988,786         0.26                95.76            7.8500        0.2575
-------------------------------------------------------------------------------------------------------------------------
    104             GMACCM             $1,939,532         0.25                96.01            8.7500        0.1325
    105             GMACCM             $1,916,210         0.25                96.26            8.5000        0.1325
    106        Archon Financial        $1,894,691         0.24                96.51            9.0600        0.0575
    107        Archon Financial        $1,847,453         0.24                96.74            9.0400        0.0575
    108             GMACCM             $1,736,728         0.22                96.97            8.6700        0.1325
-------------------------------------------------------------------------------------------------------------------------
    109             GMACCM             $1,646,770         0.21                97.18            8.5300        0.1325
    110             GMACCM             $1,548,229         0.20                97.38            7.9400        0.1325
    111             GMACCM             $1,485,003         0.19                97.57            8.0000        0.1325
    112             GMACCM             $1,447,336         0.19                97.76            8.7500        0.2575
    113             GMACCM             $1,428,062         0.18                97.94            8.5000        0.1325
-------------------------------------------------------------------------------------------------------------------------
    114             GMACCM             $1,427,095         0.18                98.13            8.9700        0.2575
    115             GMACCM             $1,195,296         0.15                98.28            8.1900        0.2575
    116             GMACCM             $1,181,413         0.15                98.44            8.6250        0.2575
    117             GMACCM             $1,152,223         0.15                98.59            8.4300        0.1325
    118             GMACCM             $1,123,850         0.15                98.73            8.3500        0.2575
-------------------------------------------------------------------------------------------------------------------------
    119             GMACCM             $1,105,250         0.14                98.87            9.5000        0.2575
    120         Deutsche Bank          $1,088,138         0.14                99.01            8.5000        0.0575
    121             GMACCM             $1,028,713         0.13                99.15            8.7500        0.2575
    122             GMACCM               $997,982         0.13                99.28            8.9900        0.2575
    123             GMACCM               $997,734         0.13                99.40            8.6250        0.2575
-------------------------------------------------------------------------------------------------------------------------
    124             GMACCM               $918,314         0.12                99.52            9.3000        0.2575
    124a            GMACCM
    124b            GMACCM
    125             GMACCM               $736,304         0.10                99.62            8.2000        0.2575
    126         Deutsche Bank            $708,229         0.09                99.71            8.5000        0.0575
-------------------------------------------------------------------------------------------------------------------------
    127             GMACCM               $703,182         0.09                99.80            9.0000        0.2575
    128             GMACCM               $610,400         0.08                99.88            9.0000        0.2575
    129             GMACCM               $509,136         0.07                99.95            9.5000        0.2575
    130             GMACCM               $419,956         0.05                100.00           9.0000        0.2575

                                                                                                   ORIGINAL
                                     INTEREST                                                      INTEREST          REMAINING
  CONTROL                             ACCRUAL                                                    ONLY PERIOD       INTEREST ONLY
   NUMBER        LOAN SELLER          METHOD                  AMORTIZATION TYPE                     (MOS.)         PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
----------------------------------------------------------------------------------------------------------------------------------
                                     30 / 360           INTEREST ONLY, THEN AMORTIZING                12                 9
     1              GMACCM         Actual / 360         Interest Only, Then Amortizing                12                 9
     2              GMACCM         Actual / 360         Interest Only,Then Amortizing                 12                 9
     2a             GMACCM
     2b             GMACCM
     2c             GMACCM
     2d             GMACCM
----------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank      Actual / 360                Hyper-Amortizing
     4              GMACCM         Actual / 360               Amortizing Balloon
     5          Deutsche Bank      Actual / 360               Amortizing Balloon
     6         Archon Financial    Actual / 360               Amortizing Balloon
     7         Archon Financial    Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank      Actual / 360                Hyper-Amortizing
     9          Deutsche Bank      Actual / 360               Amortizing Balloon
     10         Deutsche Bank      Actual / 360                Hyper-Amortizing
     11             GMACCM         Actual / 360               Amortizing Balloon
     12         Deutsche Bank        30 / 360        Interest Only ,Then Hyper-Amortizing             22                 0
----------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial    Actual / 360               Amortizing Balloon
    13a        Archon Financial
    13b        Archon Financial
    13c        Archon Financial
     14             GMACCM         Actual / 360                Hyper-Amortizing
----------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial    Actual / 360               Amortizing Balloon
     16         Deutsche Bank      Actual / 360                Hyper-Amortizing
    16a         Deutsche Bank
    16b         Deutsche Bank
    16c         Deutsche Bank
    16d         Deutsche Bank
    16e         Deutsche Bank
----------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial    Actual / 360               Amortizing Balloon
     18             GMACCM         Actual / 360                Hyper-Amortizing
     19         Deutsche Bank      Actual / 360               Amortizing Balloon
     20         Deutsche Bank      Actual / 360               Amortizing Balloon
     21         Deutsche Bank      Actual / 360                Hyper-Amortizing
----------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial    Actual / 360               Amortizing Balloon
     23             GMACCM         Actual / 360               Amortizing Balloon
     24             GMACCM         Actual / 360               Amortizing Balloon
     25         Deutsche Bank      Actual / 360               Amortizing Balloon
     26        Archon Financial    Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM         Actual / 360               Amortizing Balloon
     28         Deutsche Bank      Actual / 360               Amortizing Balloon
     29             GMACCM         Actual / 360                Hyper-Amortizing
     30        Archon Financial    Actual / 360               Amortizing Balloon
     31             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank      Actual / 360               Amortizing Balloon
     33        Archon Financial    Actual / 360               Amortizing Balloon
     34        Archon Financial    Actual / 360               Amortizing Balloon
     35             GMACCM         Actual / 360               Amortizing Balloon
    35a             GMACCM
    35b             GMACCM
    35c             GMACCM
    35d             GMACCM
    35e             GMACCM
    35f             GMACCM
    35g             GMACCM
    35h             GMACCM
    35i             GMACCM
    35j             GMACCM
    35k             GMACCM
    35l             GMACCM
----------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank      Actual / 360                Hyper-Amortizing
     37             GMACCM         Actual / 360                Hyper-Amortizing
     38         Deutsche Bank      Actual / 360               Amortizing Balloon
     39             GMACCM         Actual / 360                Hyper-Amortizing
     40             GMACCM         Actual / 360                Hyper-Amortizing
----------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM         Actual / 360                Hyper-Amortizing
     42        Archon Financial    Actual / 360               Amortizing Balloon
     43             GMACCM         Actual / 360               Amortizing Balloon
     44             GMACCM         Actual / 360               Amortizing Balloon
     45        Archon Financial    Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial    Actual / 360               Amortizing Balloon
     47         Deutsche Bank      Actual / 360               Amortizing Balloon
     48             GMACCM         Actual / 360                Hyper-Amortizing
     49         Deutsche Bank      Actual / 360               Amortizing Balloon
     50             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM         Actual / 360               Amortizing Balloon
     52        Archon Financial    Actual / 360               Amortizing Balloon
     53         Deutsche Bank      Actual / 360               Amortizing Balloon
     54        Archon Financial    Actual / 360               Amortizing Balloon
     55             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank      Actual / 360               Amortizing Balloon
     57        Archon Financial    Actual / 360               Amortizing Balloon
     58        Archon Financial    Actual / 360               Amortizing Balloon
     59         Deutsche Bank      Actual / 360               Amortizing Balloon
     60        Archon Financial    Actual / 360                Fully Amortizing
----------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM         Actual / 360               Amortizing Balloon
     62         Deutsche Bank      Actual / 360                Hyper-Amortizing
     63        Archon Financial    Actual / 360               Amortizing Balloon
     64             GMACCM         Actual / 360               Amortizing Balloon
     65         Deutsche Bank      Actual / 360                Hyper-Amortizing
    65a         Deutsche Bank
    65b         Deutsche Bank
----------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial    Actual / 360               Amortizing Balloon
     67        Archon Financial    Actual / 360               Amortizing Balloon
     68        Archon Financial    Actual / 360               Amortizing Balloon
     69             GMACCM         Actual / 360               Amortizing Balloon
     70             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank      Actual / 360                Hyper-Amortizing
     72         Deutsche Bank      Actual / 360                Hyper-Amortizing
     73        Archon Financial    Actual / 360               Amortizing Balloon
     74             GMACCM         Actual / 360         Interest Only ,Then Amortizing                24                 23
     75         Deutsche Bank      Actual / 360               Amortizing Balloon
    75a         Deutsche Bank
    75b         Deutsche Bank
----------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM         Actual / 360               Amortizing Balloon
     77        Archon Financial    Actual / 360               Amortizing Balloon
     78         Deutsche Bank        30 / 360                  Hyper-Amortizing
     79         Deutsche Bank      Actual / 360               Amortizing Balloon
     80             GMACCM         Actual / 360                Hyper-Amortizing
----------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM         Actual / 360               Amortizing Balloon
     82         Deutsche Bank      Actual / 360               Amortizing Balloon
     83             GMACCM         Actual / 360                Hyper-Amortizing
     84             GMACCM         Actual / 360               Amortizing Balloon
     85             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank      Actual / 360               Amortizing Balloon
     87        Archon Financial    Actual / 360               Amortizing Balloon
     88             GMACCM         Actual / 360               Amortizing Balloon
    88a             GMACCM
    88b             GMACCM
----------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM
    88d             GMACCM
    88e             GMACCM
     89             GMACCM         Actual / 360               Amortizing Balloon
     90             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM         Actual / 360                Fully Amortizing
     92             GMACCM         Actual / 360               Amortizing Balloon
     93             GMACCM         Actual / 360               Amortizing Balloon
     94        Archon Financial    Actual / 360               Amortizing Balloon
     95        Archon Financial    Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM         Actual / 360               Amortizing Balloon
     97             GMACCM         Actual / 360               Amortizing Balloon
    97a             GMACCM
    97b             GMACCM
     98             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial    Actual / 360               Amortizing Balloon
    100             GMACCM         Actual / 360               Amortizing Balloon
    101        Archon Financial    Actual / 360               Amortizing Balloon
    102             GMACCM         Actual / 360               Amortizing Balloon
    103             GMACCM           30 / 360                  Fully Amortizing
----------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM         Actual / 360                Fully Amortizing
    105             GMACCM         Actual / 360               Amortizing Balloon
    106        Archon Financial    Actual / 360               Amortizing Balloon
    107        Archon Financial    Actual / 360               Amortizing Balloon
    108             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM         Actual / 360               Amortizing Balloon
    110             GMACCM         Actual / 360               Amortizing Balloon
    111             GMACCM         Actual / 360               Amortizing Balloon
    112             GMACCM         Actual / 360               Amortizing Balloon
    113             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM         Actual / 360               Amortizing Balloon
    115             GMACCM         Actual / 360               Amortizing Balloon
    116             GMACCM         Actual / 360               Amortizing Balloon
    117             GMACCM         Actual / 360               Amortizing Balloon
    118             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM         Actual / 360               Amortizing Balloon
    120         Deutsche Bank      Actual / 360               Amortizing Balloon
    121             GMACCM         Actual / 360               Amortizing Balloon
    122             GMACCM         Actual / 360               Amortizing Balloon
    123             GMACCM         Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM         Actual / 360               Amortizing Balloon
    124a            GMACCM
    124b            GMACCM
    125             GMACCM           30 / 360                 Amortizing Balloon
    126         Deutsche Bank      Actual / 360               Amortizing Balloon
----------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM           30 / 360                 Amortizing Balloon
    128             GMACCM           30 / 360                 Amortizing Balloon
    129             GMACCM         Actual / 360               Amortizing Balloon
    130             GMACCM           30 / 360                 Amortizing Balloon

                                   ORIGINAL                          ORIGINAL        REMAINING
                                    TERM TO       REMAINING        AMORTIZATION     AMORTIZATION
  CONTROL                          MATURITY        TERM TO             TERM             TERM           ORIGINATION
   NUMBER        LOAN SELLER        (MOS.)     MATURITY (MOS.)        (MOS.)           (MOS.)              DATE
------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------
                                      120            117               360              360                NAP
     1              GMACCM            120            117               360              360              05/04/00
     2              GMACCM            120            117               360              360              05/04/00
     2a             GMACCM
     2b             GMACCM
     2c             GMACCM
     2d             GMACCM
------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank         120            104               360              344              03/26/99
     4              GMACCM            120            118               360              358              05/31/00
     5          Deutsche Bank         120            112               360              352              11/30/99
     6         Archon Financial       120            118               360              358              05/15/00
     7         Archon Financial       120            119               360              359              06/16/00
------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank         120            115               360              355              02/02/00
     9          Deutsche Bank         120            111               360              351              10/08/99
     10         Deutsche Bank         120            115               300              295              02/15/00
     11             GMACCM            120            117               360              357              04/14/00
     12         Deutsche Bank         120             87               360              349              10/30/97
------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial       120            120               360              360              06/30/00
    13a        Archon Financial
    13b        Archon Financial
    13c        Archon Financial
     14             GMACCM            120            119               300              299              06/12/00
------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial       60              58               360              358              05/11/00
     16         Deutsche Bank         120            116               360              356              03/15/00
    16a         Deutsche Bank
    16b         Deutsche Bank
    16c         Deutsche Bank
    16d         Deutsche Bank
    16e         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial       120            119               360              359              06/05/00
     18             GMACCM            120            118               300              298              05/11/00
     19         Deutsche Bank         120            113               360              353              12/23/99
     20         Deutsche Bank         120            116               360              356              03/03/00
     21         Deutsche Bank         120            118               360              358              05/18/00
------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial       120            118               360              358              05/15/00
     23             GMACCM            120            109               360              349              08/31/99
     24             GMACCM            120            109               360              349              08/31/99
     25         Deutsche Bank         120            113               360              353              12/21/99
     26        Archon Financial       120            119               360              359              06/08/00
------------------------------------------------------------------------------------------------------------------------
     27             GMACCM            120            117               360              357              04/27/00
     28         Deutsche Bank         120            116               360              356              03/29/00
     29             GMACCM            120            119               300              299              06/09/00
     30        Archon Financial       120            118               360              358              05/11/00
     31             GMACCM            120            117               360              357              04/27/00
------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank         120            108               360              348              07/08/99
     33        Archon Financial       120            116               360              356              03/31/00
     34        Archon Financial       120            118               300              298              05/18/00
     35             GMACCM            120            115               360              355              02/14/00
    35a             GMACCM
    35b             GMACCM
    35c             GMACCM
    35d             GMACCM
    35e             GMACCM
    35f             GMACCM
    35g             GMACCM
    35h             GMACCM
    35i             GMACCM
    35j             GMACCM
    35k             GMACCM
    35l             GMACCM
------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank         120            117               300              297              04/25/00
     37             GMACCM            120            119               300              299              06/09/00
     38         Deutsche Bank         120            115               360              355              02/09/00
     39             GMACCM            120            118               300              298              05/11/00
     40             GMACCM            120            118               300              298              05/09/00
------------------------------------------------------------------------------------------------------------------------
     41             GMACCM            120            117               300              297              04/04/00
     42        Archon Financial       120            115               360              355              02/15/00
     43             GMACCM            120            119               360              359              06/07/00
     44             GMACCM            60              58               360              358              05/15/00
     45        Archon Financial       120            118               324              322              05/02/00
------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial       120            118               360              358              05/08/00
     47         Deutsche Bank         120            110               360              350              09/10/99
     48             GMACCM            120            119               300              299              06/27/00
     49         Deutsche Bank         120            113               360              353              12/27/99
     50             GMACCM            120            109               360              349              08/31/99
------------------------------------------------------------------------------------------------------------------------
     51             GMACCM            120            119               360              359              06/26/00
     52        Archon Financial       120            119               360              359              06/16/00
     53         Deutsche Bank         120            112               360              352              11/08/99
     54        Archon Financial       120            116               360              356              03/30/00
     55             GMACCM            120            118               360              358              05/25/00
------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank         120            113               360              353              12/23/99
     57        Archon Financial       120            118               360              358              05/31/00
     58        Archon Financial       120            117               300              297              04/11/00
     59         Deutsche Bank         120            112               300              292              11/15/99
     60        Archon Financial       120            118               120              118              05/05/00
------------------------------------------------------------------------------------------------------------------------
     61             GMACCM            120            117               360              357              04/13/00
     62         Deutsche Bank         120            116               360              356              03/28/00
     63        Archon Financial       120            119               360              359              06/07/00
     64             GMACCM            60              58               360              358              05/15/00
     65         Deutsche Bank         120            115               360              355              02/25/00
    65a         Deutsche Bank
    65b         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial       120            119               360              359              06/01/00
     67        Archon Financial       120            115               360              355              02/29/00
     68        Archon Financial       120            118               360              358              05/31/00
     69             GMACCM            120            117               360              357              04/07/00
     70             GMACCM            120            119               360              359              06/26/00
------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank         120            117               360              357              04/04/00
     72         Deutsche Bank         120            113               360              353              12/29/99
     73        Archon Financial       120            119               360              359              06/07/00
     74             GMACCM            120            119               336              336              06/22/00
     75         Deutsche Bank         120            113               360              353              12/27/99
    75a         Deutsche Bank
    75b         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------
     76             GMACCM            120            106               360              346              06/08/99
     77        Archon Financial       120            118               360              358              05/11/00
     78         Deutsche Bank         120             99               360              339              10/27/98
     79         Deutsche Bank         300            295               360              355              02/29/00
     80             GMACCM            120            118               360              358              05/26/00
------------------------------------------------------------------------------------------------------------------------
     81             GMACCM            120            118               360              358              05/16/00
     82         Deutsche Bank         120            112               360              352              11/18/99
     83             GMACCM            120            117               300              297              04/28/00
     84             GMACCM            120            117               360              357              04/24/00
     85             GMACCM            120            115               300              295              03/01/00
------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank         120            115               360              355              02/01/00
     87        Archon Financial       120            117               360              357              04/27/00
     88             GMACCM            120            116               360              356              03/09/00
    88a             GMACCM
    88b             GMACCM
------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM
    88d             GMACCM
    88e             GMACCM
     89             GMACCM            120            119               360              359              06/02/00
     90             GMACCM            120            113               360              353              12/30/99
------------------------------------------------------------------------------------------------------------------------
     91             GMACCM            240            237               240              237              04/04/00
     92             GMACCM            120            119               360              359              06/02/00
     93             GMACCM            60              58               360              358              05/15/00
     94        Archon Financial       120            118               360              358              05/08/00
     95        Archon Financial       120            116               360              356              03/16/00
------------------------------------------------------------------------------------------------------------------------
     96             GMACCM            120            117               360              357              04/27/00
     97             GMACCM            120            119               360              359              06/26/00
    97a             GMACCM
    97b             GMACCM
     98             GMACCM            120            113               360              353              12/28/99
------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial       120            119               360              359              06/15/00
    100             GMACCM            120            118               360              358              06/01/00
    101        Archon Financial       120            115               360              355              02/18/00
    102             GMACCM            120            116               360              356              03/17/00
    103             GMACCM            240            212               240              212              03/31/98
------------------------------------------------------------------------------------------------------------------------
    104             GMACCM            180            176               180              176              03/03/00
    105             GMACCM            120            116               360              356              03/27/00
    106        Archon Financial       120            114               360              354              01/31/00
    107        Archon Financial       120            118               360              358              05/11/00
    108             GMACCM            120            116               360              356              03/30/00
------------------------------------------------------------------------------------------------------------------------
    109             GMACCM            120            116               360              356              03/23/00
    110             GMACCM            120            118               360              358              05/12/00
    111             GMACCM            120            105               360              345              04/30/99
    112             GMACCM            120            116               360              356              03/23/00
    113             GMACCM            120            117               360              357              04/04/00
------------------------------------------------------------------------------------------------------------------------
    114             GMACCM            120            115               360              355              02/17/00
    115             GMACCM            120            113               360              353              12/10/99
    116             GMACCM            120            104               300              284              04/01/99
    117             GMACCM            120            115               360              355              02/25/00
    118             GMACCM            120            118               360              358              05/02/00
------------------------------------------------------------------------------------------------------------------------
    119             GMACCM            120            114               360              354              01/07/00
    120         Deutsche Bank         120            109               290              279              08/31/99
    121             GMACCM            120            117               360              357              04/28/00
    122             GMACCM            120            115               360              355              02/11/00
    123             GMACCM            120            115               360              355              02/25/00
------------------------------------------------------------------------------------------------------------------------
    124             GMACCM            120            114               240              234              01/20/00
    124a            GMACCM
    124b            GMACCM
    125             GMACCM            180            154               360              334              05/29/98
    126         Deutsche Bank         120            109               342              331              08/25/99
------------------------------------------------------------------------------------------------------------------------
    127             GMACCM            180            156               300              276              07/17/98
    128             GMACCM            180            156               300              276              07/17/98
    129             GMACCM            120            115               360              355              02/29/00
    130             GMACCM            180            156               300              276              07/17/98

  CONTROL                           MATURITY DATE           BALLOON OR ARD
   NUMBER        LOAN SELLER           OR ARD               BALANCE ($)                  PREPAYMENT PROVISION
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
                                      05/05/10              $81,585,000 LOCK/27_DEFEASANCE/91_0%/2
     1              GMACCM            05/05/10              $50,660,330 Lock/27_Defeasance/91_0%/2
     2              GMACCM            05/05/10              $30,924,670 Lock/27_Defeasance/91_0%/2
     2a             GMACCM
     2b             GMACCM
     2c             GMACCM
     2d             GMACCM
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank         04/01/09              $32,961,919 Lock/71_> YM or 1%/45_0%/4
     4              GMACCM            06/05/10              $24,607,169 Lock/26_Defeasance/93_0%/1
     5          Deutsche Bank         12/01/09              $20,926,582 Lock/47_Defeasance/69_0%/4
     6         Archon Financial       06/01/10              $18,805,351 Lock/26_Defeasance/90_0%/4
     7         Archon Financial       07/01/10              $17,370,901 Lock/25_Defeasance/91_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank         03/01/10              $16,937,467 Lock/29_Defeasance/87_0%/4
     9          Deutsche Bank         11/01/09              $14,720,268 Lock/33_Defeasance/83_0%/4
     10         Deutsche Bank         03/01/10              $11,834,149 Lock/29_Defeasance/87_0%/4
     11             GMACCM            05/05/10              $12,048,859 Lock/27_Defeasance/91_0%/2
     12         Deutsche Bank         11/01/07              $10,693,589 Lock/57_Defeasance/59_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial       08/01/10              $10,445,689 Lock/24_Defeasance/89_0%/7
    13a        Archon Financial
    13b        Archon Financial
    13c        Archon Financial
     14             GMACCM            07/01/10               $9,688,327 Lock/47_Defeasance/71_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial       06/01/05              $11,013,097 Lock/26_Defeasance/30_0%/4
     16         Deutsche Bank         04/01/10               $9,228,928 Lock/28_Defeasance/88_0%/4
    16a         Deutsche Bank
    16b         Deutsche Bank
    16c         Deutsche Bank
    16d         Deutsche Bank
    16e         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial       07/01/10               $8,972,724 Lock/25_Defeasance/91_0%/4
     18             GMACCM            06/01/10               $7,606,382 Lock/47_Defeasance/71_0%/2
     19         Deutsche Bank         01/01/10               $8,113,601 Lock/31_Defeasance/85_0%/4
     20         Deutsche Bank         04/01/10               $8,069,828 Lock/28_Defeasance/88_0%/4
     21         Deutsche Bank         06/01/10               $8,024,245 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial       06/01/10               $7,746,014 Lock/26_Defeasance/90_0%/4
     23             GMACCM            09/10/09               $7,675,494 Lock/35_Defeasance/83_0%/2
     24             GMACCM            09/10/09               $7,407,333 Lock/35_Defeasance/83_0%/2
     25         Deutsche Bank         01/01/10               $7,462,600 Lock/31_Defeasance/85_0%/4
     26        Archon Financial       07/01/10               $7,172,112 Lock/25_Defeasance/91_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM            05/01/10               $7,100,290 Lock/27_Defeasance/89_0%/4
     28         Deutsche Bank         04/01/10               $6,844,347 Lock/28_Defeasance/88_0%/4
     29             GMACCM            07/01/10               $6,292,133 Lock/47_Defeasance/69_0%/4
     30        Archon Financial       06/01/10               $6,386,994 Lock/35_Defeasance/81_0%/4
     31             GMACCM            05/01/10               $6,260,470 Lock/27_Defeasance/89_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank         08/01/09               $6,241,114 Lock/35_Defeasance/81_0%/4
     33        Archon Financial       04/01/10               $6,119,119 Lock/28_Defeasance/88_0%/4
     34        Archon Financial       06/01/10               $5,375,454 Lock/26_Defeasance/89_0%/5
     35             GMACCM            03/05/10               $5,814,785 Lock/29_Defeasance/89_0%/2
    35a             GMACCM
    35b             GMACCM
    35c             GMACCM
    35d             GMACCM
    35e             GMACCM
    35f             GMACCM
    35g             GMACCM
    35h             GMACCM
    35i             GMACCM
    35j             GMACCM
    35k             GMACCM
    35l             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank         05/01/10               $5,359,725 Lock/27_Defeasance/89_0%/4
     37             GMACCM            07/01/10               $5,308,594 Lock/47_Defeasance/69_0%/4
     38         Deutsche Bank         03/01/10               $5,579,692 Lock/29_Defeasance/87_0%/4
     39             GMACCM            06/01/10               $5,115,501 Lock/47_Defeasance/71_0%/2
     40             GMACCM            06/01/10               $5,098,783 Lock/47_Defeasance/71_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM            05/01/10               $5,118,749 Lock/47_Defeasance/71_0%/2
     42        Archon Financial       03/01/10               $5,468,252 Lock/29_Defeasance/87_0%/4
     43             GMACCM            07/05/10               $5,375,039 Lock/25_Defeasance/93_0%/2
     44             GMACCM            06/01/05               $5,632,091 Lock/26_Defeasance/30_0%/4
     45        Archon Financial       06/01/10               $5,013,535 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial       06/01/10               $4,775,025 Lock/26_Defeasance/90_0%/4
     47         Deutsche Bank         10/01/09               $4,538,076 Lock/35_Defeasance/81_0%/4
     48             GMACCM            07/01/10               $4,194,546 Lock/35_Defeasance/83_0%/2
     49         Deutsche Bank         01/01/10               $4,496,075 Lock/31_Defeasance/85_0%/4
     50             GMACCM            09/10/09               $4,440,513 Lock/35_Defeasance/83_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM            07/05/10               $4,429,956 Lock/25_Defeasance/93_0%/2
     52        Archon Financial       07/01/10               $4,099,014 Lock/25_Defeasance/91_0%/4
     53         Deutsche Bank         12/01/09               $4,061,324 Lock/32_Defeasance/84_0%/4
     54        Archon Financial       04/01/10               $4,016,773 Lock/28_Defeasance/88_0%/4
     55             GMACCM            06/05/10               $3,984,087 Lock/26_Defeasance/92_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank         01/01/10               $3,973,964 Lock/35_Defeasance/81_0%/4
     57        Archon Financial       06/01/10               $3,672,113 Lock/26_Defeasance/90_0%/4
     58        Archon Financial       05/01/10               $3,304,921 Lock/27_Defeasance/89_0%/4
     59         Deutsche Bank         12/01/09               $3,368,752 Lock/35_Defeasance/81_0%/4
     60        Archon Financial       06/01/10                       $0 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM            05/01/10               $3,567,657 Lock/27_Defeasance/89_0%/4
     62         Deutsche Bank         04/01/10               $3,454,310 Lock/48_Defeasance/68_0%/4
     63        Archon Financial       07/01/10               $3,474,006 Lock/25_Defeasance/91_0%/4
     64             GMACCM            06/01/05               $3,520,419 Lock/26_Defeasance/30_0%/4
     65         Deutsche Bank         03/01/10               $3,333,786 Lock/35_Defeasance/81_0%/4
    65a         Deutsche Bank
    65b         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial       07/01/10               $3,240,925 Lock/25_Defeasance/91_0%/4
     67        Archon Financial       03/01/10               $3,249,179 Lock/29_Defeasance/87_0%/4
     68        Archon Financial       06/01/10               $3,173,432 Lock/26_Defeasance/90_0%/4
     69             GMACCM            05/05/10               $3,111,058 Lock/27_Defeasance/91_0%/2
     70             GMACCM            07/05/10               $3,058,031 Lock/25_Defeasance/93_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank         05/01/10               $3,065,969 Lock/27_Defeasance/89_0%/4
     72         Deutsche Bank         01/01/10               $3,075,790 Lock/31_Defeasance/85_0%/4
     73        Archon Financial       07/01/10               $3,033,234 Lock/25_Defeasance/91_0%/4
     74             GMACCM            07/05/10               $3,005,889 Lock/25_Defeasance/93_0%/2
     75         Deutsche Bank         01/01/10               $2,881,510 Lock/31_Defeasance/85_0%/4
    75a         Deutsche Bank
    75b         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM            06/10/09               $2,823,392 Lock/38_Defeasance/78_0%/4
     77        Archon Financial       06/01/10               $2,884,949 Lock/35_Defeasance/81_0%/4
     78         Deutsche Bank         11/01/08               $2,782,313 Lock/59_Defeasance/57_0%/4
     79         Deutsche Bank         03/01/25               $1,492,135 Lock/29_Defeasance/91_> YM or 1%/119_1%/57_0%/4
     80             GMACCM            06/01/10               $2,770,432 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM            06/01/10               $2,701,597 Lock/26_Defeasance/87_0%/7
     82         Deutsche Bank         12/01/09               $2,716,229 Lock/47_Defeasance/69_0%/4
     83             GMACCM            05/01/10               $2,465,337 Lock/27_Defeasance/89_0%/4
     84             GMACCM            05/01/10               $2,639,152 Lock/27_Defeasance/89_0%/4
     85             GMACCM            03/01/10               $2,487,362 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank         03/01/10               $2,641,915 Lock/29_Defeasance/87_0%/4
     87        Archon Financial       05/01/10               $2,566,446 Lock/27_Defeasance/88_0%/5
     88             GMACCM            04/05/10               $2,514,687 Lock/28_Defeasance/90_0%/2
    88a             GMACCM
    88b             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM
    88d             GMACCM
    88e             GMACCM
     89             GMACCM            07/01/10               $2,446,840 Lock/25_Defeasance/91_0%/4
     90             GMACCM            01/01/10               $2,257,911 Lock/31_Defeasance/85_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM            05/01/20                       $0 Lock/27_Defeasance/209_0%/4
     92             GMACCM            07/01/10               $2,187,913 Lock/25_Defeasance/91_0%/4
     93             GMACCM            06/01/05               $2,336,646 Lock/26_Defeasance/30_0%/4
     94        Archon Financial       06/01/10               $2,142,602 Lock/35_Defeasance/81_0%/4
     95        Archon Financial       04/01/10               $2,080,806 Lock/28_Defeasance/88_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM            05/01/10               $2,030,116 Lock/27_Defeasance/89_0%/4
     97             GMACCM            07/05/10               $1,984,909 Lock/25_Defeasance/93_0%/2
    97a             GMACCM
    97b             GMACCM
     98             GMACCM            01/01/10               $2,007,207 Lock/31_Defeasance/85_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial       07/01/10               $1,923,150 Lock/25_Defeasance/91_0%/4
    100             GMACCM            06/01/10               $1,915,645 Lock/26_Defeasance/90_0%/4
    101        Archon Financial       03/01/10               $1,892,741 Lock/29_Defeasance/87_0%/4
    102             GMACCM            04/01/10               $1,850,001 Lock/28_Defeasance/88_0%/4
    103             GMACCM            04/01/18                       $0 Lock/0_> YM or 1%/107_1%/126_0%/7
------------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM            04/01/15                       $0 Lock/28_Defeasance/148_0%/4
    105             GMACCM            04/01/10               $1,737,025 Lock/28_Defeasance/88_0%/4
    106        Archon Financial       02/01/10               $1,739,996 Lock/30_Defeasance/86_0%/4
    107        Archon Financial       06/01/10               $1,692,691 Lock/35_Defeasance/81_0%/4
    108             GMACCM            04/05/10               $1,580,192 Lock/28_Defeasance/90_0%/2
------------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM            04/05/10               $1,493,768 Lock/47_Defeasance/71_0%/2
    110             GMACCM            06/01/10               $1,384,050 Lock/26_Defeasance/87_0%/7
    111             GMACCM            05/01/09               $1,319,159 Lock/35_Defeasance/81_0%/4
    112             GMACCM            04/01/10               $1,319,160 Lock/28_Defeasance/88_0%/4
    113             GMACCM            05/01/10               $1,293,937 Lock/27_Defeasance/89_0%/4
------------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM            03/01/10               $1,307,529 Lock/29_Defeasance/87_0%/4
    115             GMACCM            01/01/10               $1,078,058 Lock/31_Defeasance/82_0%/7
    116             GMACCM            04/01/09                 $987,254 Lock/36_Defeasance/80_0%/4
    117             GMACCM            03/05/10               $1,043,488 Lock/29_Defeasance/89_0%/2
    118             GMACCM            06/01/10               $1,014,266 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM            02/01/10               $1,024,028 Lock/30_Defeasance/86_0%/4
    120         Deutsche Bank         09/01/09                 $902,270 Lock/47_> YM or 1%/69_0%/4
    121             GMACCM            05/01/10                 $937,224 Lock/27_Defeasance/89_0%/4
    122             GMACCM            03/01/10                 $914,752 Lock/29_Defeasance/87_0%/4
    123             GMACCM            03/01/10                 $907,445 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM            02/01/10                 $681,784 Lock/30_Defeasance/86_0%/4
    124a            GMACCM
    124b            GMACCM
    125             GMACCM            06/01/13                 $579,814 Lock/0_> YM or 1%/107_1%/66_0%/7
    126         Deutsche Bank         09/01/09                 $633,310 Lock/59_> YM or 1%/57_0%/4
------------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM            08/01/13                 $476,984 Lock/0_> YM or 1%/107_1%/66_0%/7
    128             GMACCM            08/01/13                 $414,046 Lock/0_> YM or 1%/107_1%/66_0%/7
    129             GMACCM            03/01/10                 $471,549 Lock/29_Defeasance/87_0%/4
    130             GMACCM            08/01/13                 $284,866 Lock/0_> YM or 1%/107_1%/66_0%/7

                                           ANNUAL
  CONTROL                                   DEBT                   UNDERWRITTEN NET         UNDERWRITTEN NET   UNDERWRITTEN NCF
   NUMBER        LOAN SELLER            SERVICE ($)              OPERATING INCOME ($)         CASH FLOW ($)       DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    1.21
     1              GMACCM             $4,942,268.64                   $6,351,331              $6,055,331           1.23
     2              GMACCM             $3,016,917.12                   $3,790,517              $3,590,267           1.19
     2a             GMACCM                                             $1,397,054              $1,329,054
     2b             GMACCM                                             $1,093,411              $1,031,411
     2c             GMACCM                                               $849,598                $805,348
     2d             GMACCM                                               $450,454                $424,454
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank          $3,153,451.80                   $4,851,946              $4,198,865           1.33
     4              GMACCM             $2,495,830.80                   $3,387,430              $3,105,838           1.28
     5          Deutsche Bank          $2,084,837.28                   $2,931,486              $2,699,187           1.29
     6         Archon Financial        $1,859,638.08                   $2,299,676              $2,251,076           1.21
     7         Archon Financial        $1,829,620.20                   $2,567,794              $2,222,319           1.32
------------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank          $1,791,056.40                   $2,867,322              $2,738,420           1.53
     9          Deutsche Bank          $1,464,680.28                   $2,179,187              $2,076,187           1.42
     10         Deutsche Bank          $1,398,363.36                   $2,199,697              $1,924,697           1.38
     11             GMACCM             $1,205,324.76                   $1,553,688              $1,456,960           1.21
     12         Deutsche Bank            $987,243.00                   $1,605,012              $1,545,762           1.57
------------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial        $1,050,660.12                   $1,495,201              $1,389,659           1.32
    13a        Archon Financial
    13b        Archon Financial
    13c        Archon Financial
     14             GMACCM             $1,137,372.36                   $1,707,156              $1,707,156           1.50
------------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial        $1,136,310.72                   $1,515,474              $1,404,163           1.24
     16         Deutsche Bank            $945,836.04                   $1,322,322              $1,179,527           1.25
    16a         Deutsche Bank                                            $253,104                $224,405
    16b         Deutsche Bank                                            $222,688                $194,688
    16c         Deutsche Bank                                            $345,033                $324,845
    16d         Deutsche Bank                                            $204,602                $175,630
    16e         Deutsche Bank                                            $296,895                $259,959
------------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial          $911,834.52                   $1,166,326              $1,121,614           1.23
     18             GMACCM               $879,308.04                   $1,351,727              $1,351,727           1.54
     19         Deutsche Bank            $818,211.24                   $1,065,907                $989,337           1.21
     20         Deutsche Bank            $820,173.00                   $1,068,138                $981,088           1.20
     21         Deutsche Bank            $824,124.48                   $1,085,230              $1,072,830           1.30
------------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial          $765,993.72                     $944,668                $925,468           1.21
     23             GMACCM               $821,586.36                   $1,088,015              $1,039,586           1.27
     24             GMACCM               $792,708.96                   $1,050,416              $1,003,113           1.27
     25         Deutsche Bank            $774,816.12                   $1,167,318                $964,620           1.24
     26        Archon Financial          $739,031.52                   $1,060,722                $965,084           1.31
------------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM               $707,988.72                     $986,269                $978,185           1.38
     28         Deutsche Bank            $702,422.64                   $1,264,273              $1,092,340           1.56
     29             GMACCM               $735,400.68                   $1,194,006              $1,194,006           1.62
     30        Archon Financial          $666,901.44                     $907,328                $826,252           1.24
     31             GMACCM               $624,248.16                     $929,715                $920,597           1.47
------------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank            $608,184.00                   $1,225,714              $1,125,690           1.85
     33        Archon Financial          $627,993.72                     $995,551                $851,291           1.36
     34        Archon Financial          $608,230.32                     $976,895                $927,899           1.53
     35             GMACCM               $600,350.40                     $792,086                $755,251           1.26
    35a             GMACCM                                                $38,922                 $36,983
    35b             GMACCM                                                $49,378                 $46,055
    35c             GMACCM                                                $26,984                 $25,599
    35d             GMACCM                                                $75,140                 $71,540
    35e             GMACCM                                                $65,894                 $62,571
    35f             GMACCM                                                $36,532                 $35,147
    35g             GMACCM                                               $133,827                $128,011
    35h             GMACCM                                               $152,452                $144,974
    35i             GMACCM                                                $62,144                 $59,098
    35j             GMACCM                                                $63,789                 $62,404
    35k             GMACCM                                                $38,418                 $36,202
    35l             GMACCM                                                $48,606                 $46,667
------------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank            $621,522.84                     $976,035                $844,608           1.36
     37             GMACCM               $620,448.24                     $990,148                $990,148           1.60
     38         Deutsche Bank            $572,112.36                     $793,219                $755,469           1.32
     39             GMACCM               $591,358.80                     $955,454                $955,454           1.62
     40             GMACCM               $589,426.32                     $839,380                $839,380           1.42
------------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM               $616,594.92                     $930,784                $930,784           1.51
     42        Archon Financial          $570,027.72                     $747,158                $718,960           1.26
     43             GMACCM               $545,466.00                     $740,313                $677,553           1.24
     44             GMACCM               $555,665.52                     $785,329                $684,185           1.23
     45        Archon Financial          $554,781.24                     $759,163                $693,388           1.25
------------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial          $480,938.88                     $750,806                $677,015           1.41
     47         Deutsche Bank            $439,713.72                     $618,933                $588,933           1.34
     48             GMACCM               $488,200.92                   $1,004,785              $1,004,785           2.06
     49         Deutsche Bank            $458,819.64                     $663,286                $583,587           1.27
     50             GMACCM               $475,451.88                     $648,777                $601,555           1.27
------------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM               $447,834.60                     $584,774                $502,651           1.24
     52        Archon Financial          $412,496.88                     $543,436                $524,002           1.27
     53         Deutsche Bank            $397,215.12                     $668,247                $649,997           1.64
     54        Archon Financial          $406,821.36                     $585,762                $533,913           1.31
     55             GMACCM               $407,484.00                     $488,781                $448,545           1.21
------------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank            $417,573.96                     $681,979                $572,915           1.37
     57        Archon Financial          $377,141.64                     $534,340                $479,311           1.27
     58        Archon Financial          $373,019.16                     $489,467                $479,217           1.28
     59         Deutsche Bank            $394,955.16                     $683,989                $683,989           1.73
     60        Archon Financial          $609,066.96                   $1,293,011              $1,162,553           1.91
------------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM               $361,781.04                     $528,682                $489,225           1.35
     62         Deutsche Bank            $343,518.96                     $488,363                $448,363           1.31
     63        Archon Financial          $356,981.76                     $526,365                $447,428           1.25
     64             GMACCM               $347,326.68                     $500,158                $440,197           1.27
     65         Deutsche Bank            $349,906.56                     $598,288                $479,009           1.37
    65a         Deutsche Bank                                            $485,692                $387,498
    65b         Deutsche Bank                                            $112,596                 $91,511
------------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial          $325,458.72                     $449,153                $433,153           1.33
     67        Archon Financial          $332,923.08                     $481,113                $422,960           1.27
     68        Archon Financial          $325,924.80                     $452,967                $417,594           1.28
     69             GMACCM               $313,939.56                     $428,985                $381,286           1.21
     70             GMACCM               $306,230.04                     $400,807                $369,307           1.21
------------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank            $309,389.76                     $481,212                $401,316           1.30
     72         Deutsche Bank            $313,485.36                     $359,501                $335,501           1.07
     73        Archon Financial          $307,173.00                     $437,694                $421,195           1.37
     74             GMACCM               $304,157.04                     $512,974                $456,844           1.50
     75         Deutsche Bank            $289,566.96                     $515,226                $481,026           1.66
    75a         Deutsche Bank                                            $379,987                $360,187
    75b         Deutsche Bank                                            $135,239                $120,839
------------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM               $289,309.68                     $383,423                $355,923           1.23
     77        Archon Financial          $301,233.48                     $410,349                $376,401           1.25
     78         Deutsche Bank            $270,605.04                     $426,437                $392,559           1.45
     79         Deutsche Bank            $290,529.60                     $337,908                $313,158           1.08
     80             GMACCM               $277,668.12                     $352,838                $338,689           1.46
------------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM               $271,722.48                     $339,231                $324,831           1.25
     82         Deutsche Bank            $277,319.28                     $389,499                $345,649           1.25
     83             GMACCM               $278,969.16                     $383,033                $368,332           1.32
     84             GMACCM               $266,785.32                     $464,024                $400,808           1.50
     85             GMACCM               $297,568.20                     $425,959                $382,858           1.29
------------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank            $276,530.40                     $383,402                $347,790           1.26
     87        Archon Financial          $257,895.48                     $360,361                $335,987           1.30
     88             GMACCM               $255,223.08                     $304,084                $300,584           1.18
    88a             GMACCM                                                $47,828                 $47,078
    88b             GMACCM                                                $61,185                 $60,685
------------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM                                                $52,936                 $52,436
    88d             GMACCM                                                $97,091                 $96,091
    88e             GMACCM                                                $45,044                 $44,294
     89             GMACCM               $250,737.12                     $307,043                $295,776           1.18
     90             GMACCM               $228,975.36                     $310,461                $294,981           1.29
------------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM               $251,619.36                     $414,519                $390,657           1.55
     92             GMACCM               $217,095.72                     $345,639                $320,615           1.48
     93             GMACCM               $230,535.00                     $339,731                $291,362           1.26
     94        Archon Financial          $225,100.92                     $297,399                $279,323           1.24
     95        Archon Financial          $209,421.48                     $309,077                $283,756           1.35
------------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM               $205,219.56                     $309,654                $270,766           1.32
     97             GMACCM               $200,659.08                     $265,765                $249,785           1.24
    97a             GMACCM                                               $124,234                $115,415
    97b             GMACCM                                               $141,531                $134,370
     98             GMACCM               $210,050.28                     $379,552                $335,172           1.60
------------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial          $196,253.64                     $425,436                $388,565           1.98
    100             GMACCM               $200,502.48                     $372,871                $308,837           1.54
    101        Archon Financial          $196,360.44                     $259,694                $252,835           1.29
    102             GMACCM               $187,238.28                     $264,247                $248,511           1.33
    103             GMACCM               $208,436.52                     $289,664                $266,293           1.28
------------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM               $235,070.28                     $279,655                $271,054           1.15
    105             GMACCM               $177,157.68                     $249,823                $225,823           1.27
    106        Archon Financial          $184,439.16                     $275,818                $241,401           1.31
    107        Archon Financial          $179,168.64                     $251,264                $222,833           1.24
    108             GMACCM               $163,071.48                     $213,309                $199,323           1.22
------------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM               $152,666.04                     $210,900                $191,917           1.26
    110             GMACCM               $135,703.08                     $178,640                $164,140           1.21
    111             GMACCM               $133,579.08                     $215,075                $193,298           1.45
    112             GMACCM               $136,885.92                     $219,862                $190,087           1.39
    113             GMACCM               $131,945.52                     $188,180                $176,182           1.34
------------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM               $137,703.00                     $179,581                $169,556           1.23
    115             GMACCM               $107,575.56                     $247,526                $242,526           2.25
    116             GMACCM               $118,416.72                     $194,038                $150,441           1.27
    117             GMACCM               $105,884.64                     $146,586                $126,586           1.20
    118             GMACCM               $102,371.64                     $134,429                $125,429           1.23
------------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM               $111,799.92                     $154,585                $139,366           1.25
    120         Deutsche Bank            $107,393.28                     $206,914                $188,914           1.76
    121             GMACCM                $97,236.12                     $149,913                $132,223           1.36
    122             GMACCM                $96,468.36                     $129,141                $120,141           1.25
    123             GMACCM                $93,334.80                     $183,162                $171,912           1.84
------------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM               $102,131.52                     $131,326                $119,841           1.17
    124a            GMACCM                                                $71,138                 $65,199
    124b            GMACCM                                                $60,188                 $54,642
    125             GMACCM                $67,297.92                      $90,944                 $84,944           1.26
    126         Deutsche Bank             $66,540.36                      $86,512                 $79,103           1.19
------------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM                $72,506.52                     $154,956                $147,858           2.04
    128             GMACCM                $62,939.76                      $99,379                 $93,343           1.48
    129             GMACCM                $51,460.32                      $80,934                 $71,472           1.39
    130             GMACCM                $43,302.48                      $70,564                 $66,394           1.53


  CONTROL                            CROSS COLLATERALIZED               ORIGINAL          ORIGINAL         CUT-OFF DATE
   NUMBER        LOAN SELLER               DSCR (X)                  APPRAISAL VALUE   APPRAISAL DATE         LTV (%)
---------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
---------------------------------------------------------------------------------------------------------------------------
                                             1.21                      $112,475,000                            79.61
     1              GMACCM                   1.21                       $69,500,000       03/13/00             80.00
     2              GMACCM                   1.21                       $42,975,000                            78.98
     2a             GMACCM                                              $15,900,000       03/15/00
     2b             GMACCM                                              $12,375,000       02/02/00
     2c             GMACCM                                               $9,600,000       03/15/00
     2d             GMACCM                                               $5,100,000       03/15/00
---------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank                                           $64,000,000       06/05/00             57.52
     4              GMACCM                                              $38,000,000       04/26/00             69.61
     5          Deutsche Bank                                           $32,500,000       08/09/99             71.38
     6         Archon Financial                                         $28,900,000       04/13/00             72.58
     7         Archon Financial                                         $24,600,000       05/18/00             71.18
---------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank                                           $32,000,000       11/22/99             57.70
     9          Deutsche Bank                                           $21,000,000       09/13/99             77.70
     10         Deutsche Bank                                           $24,250,000       01/12/00             57.51
     11             GMACCM                                              $17,800,000       03/29/00             75.17
     12         Deutsche Bank                                           $17,400,000       05/19/00             67.83
---------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial                                         $14,500,000                            80.00
    13a        Archon Financial                                                           05/22/00
    13b        Archon Financial                                                           05/22/00
    13c        Archon Financial                                                           05/22/00
     14             GMACCM                                              $15,500,000       03/09/00             74.14
---------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial                                         $15,000,000       04/04/00             75.61
     16         Deutsche Bank                                           $13,185,000                            77.10
    16a         Deutsche Bank                                            $2,650,000       11/05/99
    16b         Deutsche Bank                                            $1,975,000       11/04/99
    16c         Deutsche Bank                                            $3,400,000       01/01/00
    16d         Deutsche Bank                                            $2,160,000       11/04/99
    16e         Deutsche Bank                                            $3,000,000       11/05/99
---------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial                                         $12,850,000       04/20/00             77.23
     18             GMACCM                                              $13,400,000       04/01/00             67.79
     19         Deutsche Bank                                           $12,000,000       11/24/99             74.72
     20         Deutsche Bank                                           $11,250,000       01/05/00             79.22
     21         Deutsche Bank                                           $11,900,000       03/22/00             74.30
---------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial                                         $11,750,000       04/13/00             73.54
     23             GMACCM                                              $11,900,000       04/05/99             71.81
     24             GMACCM                                              $11,400,000       05/01/99             72.34
     25         Deutsche Bank                                           $13,000,000       11/18/99             62.86
     26        Archon Financial                                         $10,650,000       05/01/00             74.15
---------------------------------------------------------------------------------------------------------------------------
     27             GMACCM                                              $10,000,000       02/01/00             78.93
     28         Deutsche Bank                                           $13,500,000       02/09/00             55.82
     29             GMACCM                                              $11,400,000       05/05/00             65.61
     30        Archon Financial                                          $9,000,000       02/02/00             77.79
     31             GMACCM                                               $8,800,000       02/01/00             79.09
---------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank                                           $12,500,000       04/12/99             55.59
     33        Archon Financial                                          $9,210,000       02/03/00             73.15
     34        Archon Financial                                         $10,000,000       07/01/00             64.88
     35             GMACCM                                               $7,990,000                            79.92
    35a             GMACCM                                                 $403,000       11/05/99
    35b             GMACCM                                                 $489,000       11/05/99
    35c             GMACCM                                                 $271,000       11/05/99
    35d             GMACCM                                                 $774,000       11/05/99
    35e             GMACCM                                                 $699,000       11/05/99
    35f             GMACCM                                                 $355,000       11/05/99
    35g             GMACCM                                               $1,328,000       11/05/99
    35h             GMACCM                                               $1,498,000       11/05/99
    35i             GMACCM                                                 $633,000       11/05/99
    35j             GMACCM                                                 $628,000       11/05/99
    35k             GMACCM                                                 $377,000       11/05/99
    35l             GMACCM                                                 $535,000       11/05/99
---------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank                                            $9,600,000       12/12/99             66.51
     37             GMACCM                                               $9,500,000       05/05/00             66.43
     38         Deutsche Bank                                            $7,750,000       12/31/99             79.24
     39             GMACCM                                               $9,100,000       04/01/00             67.14
     40             GMACCM                                               $7,850,000       09/01/99             77.57
---------------------------------------------------------------------------------------------------------------------------
     41             GMACCM                                              $10,600,000       01/01/00             56.49
     42        Archon Financial                                          $7,765,000       01/06/00             77.11
     43             GMACCM                                               $8,130,000       03/20/00             73.16
     44             GMACCM                                               $9,100,000       01/14/00             64.04
     45        Archon Financial                                          $8,130,000       04/07/00             70.55
---------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial                                          $7,650,000       03/28/00             69.21
     47         Deutsche Bank                                            $6,500,000       07/02/99             77.98
     48             GMACCM                                              $10,800,000       04/01/00             46.26
     49         Deutsche Bank                                            $6,370,000       07/30/99             77.71
     50             GMACCM                                               $7,200,000       04/09/99             68.66
---------------------------------------------------------------------------------------------------------------------------
     51             GMACCM                                               $6,700,000       03/21/00             66.39
     52        Archon Financial                                          $5,750,000       04/26/00             79.10
     53         Deutsche Bank                                            $8,500,000       08/17/99             53.28
     54        Archon Financial                                          $6,250,000       02/25/00             71.06
     55             GMACCM                                               $5,860,000       03/03/00             68.19
---------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank                                            $7,300,000       10/04/99             59.40
     57        Archon Financial                                          $5,500,000       04/11/00             73.57
     58        Archon Financial                                          $5,120,000       02/17/00             77.92
     59         Deutsche Bank                                            $7,250,000       10/25/99             54.81
     60        Archon Financial                                         $12,300,000       03/21/00             32.18
---------------------------------------------------------------------------------------------------------------------------
     61             GMACCM                                               $5,300,000       12/13/99             74.42
     62         Deutsche Bank                                            $5,100,000       03/03/00             75.33
     63        Archon Financial                                          $5,500,000       04/01/00             69.61
     64             GMACCM                                               $5,200,000       01/13/00             70.05
     65         Deutsche Bank                                            $5,770,000                            63.13
    65a         Deutsche Bank                                            $4,420,000       11/29/99
    65b         Deutsche Bank                                            $1,350,000       11/19/99
---------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial                                          $4,550,000       04/11/00             79.09
     67        Archon Financial                                          $4,520,000       01/13/00             79.13
     68        Archon Financial                                          $4,400,000       04/11/00             79.47
     69             GMACCM                                               $5,283,000       12/30/99             65.21
     70             GMACCM                                               $4,250,000       04/01/00             79.97
---------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank                                            $4,650,000       02/01/00             73.01
     72         Deutsche Bank                                            $4,500,000       12/14/99             75.28
     73        Archon Financial                                          $5,600,000       05/09/00             59.98
     74             GMACCM                                               $5,500,000       02/15/00             60.00
     75         Deutsche Bank                                            $5,500,000                            57.96
    75a         Deutsche Bank                                            $3,900,000       10/20/99
    75b         Deutsche Bank                                            $1,600,000       10/20/99
---------------------------------------------------------------------------------------------------------------------------
     76             GMACCM                                               $4,000,000       03/19/99             79.27
     77        Archon Financial                                          $4,125,000       02/02/00             76.66
     78         Deutsche Bank                                            $4,050,000       05/11/98             77.72
     79         Deutsche Bank                                            $3,330,000       02/03/00             83.28
     80             GMACCM                                               $4,400,000       10/01/00             58.56
---------------------------------------------------------------------------------------------------------------------------
     81             GMACCM                                               $3,975,000       12/01/99             72.31
     82         Deutsche Bank                                            $4,100,000       06/28/99             72.88
     83             GMACCM                                               $4,000,000       01/16/00             74.30
     84             GMACCM                                               $3,900,000       01/13/00             74.89
     85             GMACCM                                               $4,700,000       12/08/99             58.81
---------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank                                            $4,100,000       11/01/99             70.46
     87        Archon Financial                                          $3,600,000       02/08/00             79.05
     88             GMACCM                                               $3,420,000                            81.24
    88a             GMACCM                                                 $535,000       01/10/00
    88b             GMACCM                                                 $695,000       01/10/00
---------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM                                                 $590,000       01/10/00
    88d             GMACCM                                               $1,100,000       01/10/00
    88e             GMACCM                                                 $500,000       01/10/00
     89             GMACCM                                               $3,500,000       03/01/00             77.12
     90             GMACCM                                               $3,150,000       11/01/99             79.07
---------------------------------------------------------------------------------------------------------------------------
     91             GMACCM                                               $4,700,000       02/02/00             52.93
     92             GMACCM                                               $3,360,000       04/11/00             72.59
     93             GMACCM                                               $3,350,000       01/14/00             72.17
     94        Archon Financial                                          $3,275,000       02/22/00             71.57
     95        Archon Financial                                          $3,350,000       04/01/00             68.81
---------------------------------------------------------------------------------------------------------------------------
     96             GMACCM                                               $3,200,000       02/23/00             70.21
     97             GMACCM                                               $2,905,000                            75.70
    97a             GMACCM                                               $1,390,000       05/01/00
    97b             GMACCM                                               $1,515,000       05/01/00
     98             GMACCM                                               $3,450,000       10/20/99             63.56
---------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial                                          $3,725,000       05/03/00             57.03
    100             GMACCM                                               $4,420,000       01/07/00             42.27
    101        Archon Financial                                          $2,620,000       01/21/00             79.22
    102             GMACCM                                               $2,740,000       11/01/99             74.67
    103             GMACCM                                               $2,970,000       03/02/98             66.96
---------------------------------------------------------------------------------------------------------------------------
    104             GMACCM                                               $2,610,000       11/18/99             74.31
    105             GMACCM                                               $2,400,000       12/07/99             79.84
    106        Archon Financial                                          $2,800,000       07/09/99             67.67
    107        Archon Financial                                          $2,590,000       02/02/00             71.33
    108             GMACCM                                               $2,180,000       01/19/00             79.67
---------------------------------------------------------------------------------------------------------------------------
    109             GMACCM                                               $2,200,000       01/11/00             74.85
    110             GMACCM                                               $2,180,000       11/04/99             71.02
    111             GMACCM                                               $2,200,000       02/19/99             67.50
    112             GMACCM                                               $2,150,000       11/30/99             67.32
    113             GMACCM                                               $2,270,000       01/05/00             62.91
---------------------------------------------------------------------------------------------------------------------------
    114             GMACCM                                               $2,000,000       10/19/99             71.35
    115             GMACCM                                               $2,410,000       12/01/99             49.60
    116             GMACCM                                               $1,800,000       01/18/99             65.63
    117             GMACCM                                               $1,550,000       01/15/00             74.34
    118             GMACCM                                               $1,450,000       01/06/00             77.51
---------------------------------------------------------------------------------------------------------------------------
    119             GMACCM                                               $1,750,000       12/06/99             63.16
    120         Deutsche Bank                                            $1,700,000       07/08/99             64.01
    121             GMACCM                                               $1,450,000       03/28/00             70.95
    122             GMACCM                                               $1,310,000       12/01/99             76.18
    123             GMACCM                                               $1,800,000       09/10/99             55.43
---------------------------------------------------------------------------------------------------------------------------
    124             GMACCM                                               $1,435,000                            63.99
    124a            GMACCM                                                 $775,000       10/27/99
    124b            GMACCM                                                 $660,000       10/27/99
    125             GMACCM                                                 $970,000       05/08/98             75.91
    126         Deutsche Bank                                              $960,000       07/06/99             73.77
---------------------------------------------------------------------------------------------------------------------------
    127             GMACCM                   1.72                        $1,050,000       04/23/98             66.97
    128             GMACCM                   1.72                          $850,000       04/23/98             71.81
    129             GMACCM                                                 $870,000       12/11/99             58.52
    130             GMACCM                   1.72                          $600,000       04/23/98             69.99


                                        SCHEDULED
  CONTROL                            MATURITY OR ARD       CROSS COLLATERALIZED
   NUMBER        LOAN SELLER          DATE LTV (%)             LTV RATIO (%)           YEAR BUILT             YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
                                          72.54                    79.61
     1              GMACCM                72.89                    79.61                  1948                   1998/1999
     2              GMACCM                71.96                    79.61
     2a             GMACCM                                                              1971/1972
     2b             GMACCM                                                              1971/1973
     2c             GMACCM                                                                1965
     2d             GMACCM                                                                1971
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank             51.50                                         1998/1999
     4              GMACCM                64.76                                           1901                    Ongoing
     5          Deutsche Bank             64.39                                           1973                     1995
     6         Archon Financial           65.07                                           1990
     7         Archon Financial           70.61                                           1988
------------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank             52.93
     9          Deutsche Bank             70.10                                         1974/1975                  1997
     10         Deutsche Bank             48.80                                           1945                   1980/1997
     11             GMACCM                67.69                                           1988
     12         Deutsche Bank             61.46                                         1963/1970                  1997
------------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial           72.04
    13a        Archon Financial                                                         1998/1999
    13b        Archon Financial                                                           1993
    13c        Archon Financial                                                      1989/1991/1996
     14             GMACCM                62.51                                           1985                   1997/2000
------------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial           73.42                                           1983
     16         Deutsche Bank             70.00
    16a         Deutsche Bank                                                             1986
    16b         Deutsche Bank                                                             1990                     1997
    16c         Deutsche Bank                                                             1992                     1999
    16d         Deutsche Bank                                                             1988
    16e         Deutsche Bank                                                             1988
------------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial           69.83                                           1999
     18             GMACCM                56.76                                           1988                     1998
     19         Deutsche Bank             67.61                                           1965                     1999
     20         Deutsche Bank             71.73                                         1988/1998
     21         Deutsche Bank             67.43                                           1955                     1999
------------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial           65.92                                           1988
     23             GMACCM                64.50                                           1997
     24             GMACCM                64.98                                           1998
     25         Deutsche Bank             57.40                                           1986
     26        Archon Financial           67.34                                    1960/1970/1987/1988
------------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM                71.00                                           1987                     1998
     28         Deutsche Bank             50.70                                           1907                   1990/2000
     29             GMACCM                55.19                                           1998
     30        Archon Financial           70.97                                           1999
     31             GMACCM                71.14                                           1983                     1998
------------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank             49.93                                           1953                     1997
     33        Archon Financial           66.44                                           1980
     34        Archon Financial           53.75                                           1999
     35             GMACCM                72.78
    35a             GMACCM                                                             Late 1800's
    35b             GMACCM                                                             Late 1800's
    35c             GMACCM                                                             Late 1800's
    35d             GMACCM                                                             Late 1800's
    35e             GMACCM                                                             Late 1800's
    35f             GMACCM                                                             Late 1800's
    35g             GMACCM                                                             Late 1800's
    35h             GMACCM                                                             Late 1800's
    35i             GMACCM                                                             Late 1800's
    35j             GMACCM                                                             Late 1800's
    35k             GMACCM                                                             Late 1800's
    35l             GMACCM                                                             Late 1800's
------------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank             55.83                                           1970                     1980
     37             GMACCM                55.88                                           1998
     38         Deutsche Bank             72.00                                         1971/1972                1998/1999
     39             GMACCM                56.21                                           1988                     1997
     40             GMACCM                64.95                                         1997/1998
------------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM                48.29                                           1998
     42        Archon Financial           70.42                                           1986
     43             GMACCM                66.11                                           1999
     44             GMACCM                61.89                                           1954                     1997
     45        Archon Financial           61.67                                         1982/1992
------------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial           62.42                                           2000
     47         Deutsche Bank             69.82                                           1981                   1997/1998
     48             GMACCM                38.84                                           1999
     49         Deutsche Bank             70.58                                         1948/1976                1987/1999
     50             GMACCM                61.67                                           1997
------------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM                66.12                                           1971
     52        Archon Financial           71.29                                           1999
     53         Deutsche Bank             47.78                                         1990/1991
     54        Archon Financial           64.27                                           1949                   1988/1989
     55             GMACCM                67.99                                         1956/1986                  1999
------------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank             54.44                                           1982
     57        Archon Financial           66.77                                           1998
     58        Archon Financial           64.55                                           1999
     59         Deutsche Bank             46.47                                         1972/1984                1997/1998
     60        Archon Financial           0.00                                       1963/1984/1999                2000
------------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM                67.31                                           1986
     62         Deutsche Bank             67.73                                           1977
     63        Archon Financial           63.16                                           1977                   1997/1999
     64             GMACCM                67.70                                           1965                   1994/1999
     65         Deutsche Bank             57.78
    65a         Deutsche Bank                                                             1984                     1993
    65b         Deutsche Bank                                                             1973                     1991
------------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial           71.23                                           1999
     67        Archon Financial           71.88                                         1972/1987
     68        Archon Financial           72.12                                           1999
     69             GMACCM                58.89                                           1978              1988/1991/1994/1999
     70             GMACCM                71.95                                           1968                   1999/2000
------------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank             65.93                                           1987
     72         Deutsche Bank             68.35                                           1985                   1998/1999
     73        Archon Financial           54.16                                         1983/1997
     74             GMACCM                54.65                                         1989/2000
     75         Deutsche Bank             52.39
    75a         Deutsche Bank                                                             1970                     1999
    75b         Deutsche Bank                                                             1970
------------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM                70.58                                           1970                     1998
     77        Archon Financial           69.94                                           1999
     78         Deutsche Bank             68.70                                           1928                     1967
     79         Deutsche Bank             35.20                                           1965
     80             GMACCM                62.96                                           1972                     2000
------------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM                67.96                                           1999
     82         Deutsche Bank             66.25                                           1998
     83             GMACCM                61.63                                           1990
     84             GMACCM                67.67                                           1987                     1998
     85             GMACCM                52.92                                           1990
------------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank             64.44                                           1983
     87        Archon Financial           71.29                                           1998
     88             GMACCM                73.53
    88a             GMACCM                                                               1910's                    1999
    88b             GMACCM                                                               1910's                    1999
------------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM                                                               1910's                    1995
    88d             GMACCM                                                             1910's/1999                 1999
    88e             GMACCM                                                               1910's                    1999
     89             GMACCM                69.91                                           1963                     1993
     90             GMACCM                71.68                                           1971                     1995
------------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM                0.00                                            1989
     92             GMACCM                65.12                                           1985                     2000
     93             GMACCM                69.75                                           1926                     1996
     94        Archon Financial           65.42                                           1973                   1995/1998
     95        Archon Financial           62.11                                           1999
------------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM                63.44                                           1972                     1999
     97             GMACCM                68.33
    97a             GMACCM                                                                1930
    97b             GMACCM                                                                1963
     98             GMACCM                58.18                                           1979
------------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial           51.63                                           1987
    100             GMACCM                43.34                                    1970/1973/1974/1986
    101        Archon Financial           72.24                                           1995
    102             GMACCM                67.52                                           1960                     1999
    103             GMACCM                0.00                                            1997
------------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM                0.00                                            1988
    105             GMACCM                72.38                                           1989                     1998
    106        Archon Financial           62.14                                           1985
    107        Archon Financial           65.35                                           1994
    108             GMACCM                72.49                                           1985                   1998/1999
------------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM                67.90                                           1985
    110             GMACCM                63.49                                           1985
    111             GMACCM                59.96                                      1975/1980/1982
    112             GMACCM                61.36                                           1978
    113             GMACCM                57.00                                           1998
------------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM                65.38                                           1999
    115             GMACCM                44.73                                           1976                     1999
    116             GMACCM                54.85                                           1949
    117             GMACCM                67.32                                           1972                   1996/1999
    118             GMACCM                69.95                                           1930                     1994
------------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM                58.52                                           1989
    120         Deutsche Bank             53.07                                         1971/1972
    121             GMACCM                64.64                                           1996
    122             GMACCM                69.83                                           1972
    123             GMACCM                50.41                                           1963
------------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM                47.51
    124a            GMACCM                                                                1999
    124b            GMACCM                                                                1999
    125             GMACCM                59.77                                           1993
    126         Deutsche Bank             65.97                                           1998
------------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM                45.43                    69.41                  1994
    128             GMACCM                48.71                    69.41                  1990
    129             GMACCM                54.20                                           1970                     1998
    130             GMACCM                47.48                    69.41                  1988

                                                                                       CUT-OFF DATE
                                                                                         BALANCE PER
  CONTROL                                UNITS, BEDS                                 SQ. FT., UNIT, BED,
   NUMBER        LOAN SELLER             ROOMS, SQFT    UNIT DESCRIPTION               PAD OR ROOM ($)     OCCUPANCY (%)
-----------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
-----------------------------------------------------------------------------------------------------------------------------
     1              GMACCM                      1,167         Units                             47,644          96
     2              GMACCM                        801         Units                             42,372
     2a             GMACCM                        272         Units                                             99
     2b             GMACCM                        248         Units                                             96
     2c             GMACCM                        177         Units                                             98
     2d             GMACCM                        104         Units                                             96
-----------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank                 221,378        Sq. Ft.                               166         100
     4              GMACCM                    140,206        Sq. Ft.                               194          92
     5          Deutsche Bank                 371,028        Sq. Ft.                                63          89
     6         Archon Financial                   243         Units                             86,324          98
     7         Archon Financial               363,562        Sq. Ft.                                52          79
-----------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank                  77,678        Sq. Ft.                               238         100
     9          Deutsche Bank                     412         Units                             39,603          92
     10         Deutsche Bank                 252,251        Sq. Ft.                                55         100
     11             GMACCM                    131,964        Sq. Ft.                               101          99
     12         Deutsche Bank                     237         Units                             49,802          98
-----------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial               148,561        Sq. Ft.                                78
    13a        Archon Financial                54,925        Sq. Ft.                                            69
    13b        Archon Financial                25,000        Sq. Ft.                                           100
    13c        Archon Financial                68,636        Sq. Ft.                                            93
     14             GMACCM                        153         Rooms                             75,112          81
-----------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial               115,164        Sq. Ft.                                98          96
     16         Deutsche Bank                 239,324        Sq. Ft.                                42
    16a         Deutsche Bank                  49,064        Sq. Ft.                                           100
    16b         Deutsche Bank                  39,880        Sq. Ft.                                           100
    16c         Deutsche Bank                  49,110        Sq. Ft.                                           100
    16d         Deutsche Bank                  43,320        Sq. Ft.                                           100
    16e         Deutsche Bank                  57,950        Sq. Ft.                                            97
-----------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial                84,322        Sq. Ft.                               118         100
     18             GMACCM                        159         Rooms                             57,135          82
     19         Deutsche Bank                     247         Units                             36,300         100
     20         Deutsche Bank                  99,155        Sq. Ft.                                90         100
     21         Deutsche Bank                  62,000        Sq. Ft.                               143         100
-----------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial                    96         Units                             90,004         100
     23             GMACCM                    100,945        Sq. Ft.                                85         100
     24             GMACCM                    103,277        Sq. Ft.                                80         100
     25         Deutsche Bank                 109,857        Sq. Ft.                                74          94
     26        Archon Financial               188,981        Sq. Ft.                                42          98
-----------------------------------------------------------------------------------------------------------------------------
     27             GMACCM                     80,842        Sq. Ft.                                98         100
     28         Deutsche Bank                 162,564        Sq. Ft.                                46          93
     29             GMACCM                        114         Rooms                             65,612          79
     30        Archon Financial                75,875        Sq. Ft.                                92          94
     31             GMACCM                     91,182        Sq. Ft.                                76         100
-----------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank                  75,740        Sq. Ft.                                92         100
     33        Archon Financial               216,890        Sq. Ft.                                31          93
     34        Archon Financial                54,362        Sq. Ft.                               119          99
     35             GMACCM                        127         Units                             50,281
    35a             GMACCM                          7         Units                                             86
    35b             GMACCM                         12         Units                                            100
    35c             GMACCM                          5         Units                                            100
    35d             GMACCM                         13         Units                                             92
    35e             GMACCM                         12         Units                                            100
    35f             GMACCM                          5         Units                                            100
    35g             GMACCM                         20         Units                                            100
    35h             GMACCM                         25         Units                                             96
    35i             GMACCM                         11         Units                                             91
    35j             GMACCM                          3         Units                                            100
    35k             GMACCM                          7         Units                                            100
    35l             GMACCM                          7         Units                                            100
-----------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank                 215,560        Sq. Ft.                                30         100
     37             GMACCM                        110         Rooms                             57,369          83
     38         Deutsche Bank                     151         Units                             40,668          93
     39             GMACCM                        168         Rooms                             36,366          56
     40             GMACCM                         90         Rooms                             67,662          85
-----------------------------------------------------------------------------------------------------------------------------
     41             GMACCM                         88         Rooms                             68,041          63
     42        Archon Financial                57,846        Sq. Ft.                               104          97
     43             GMACCM                    125,096        Sq. Ft.                                48         100
     44             GMACCM                     72,195        Sq. Ft.                                81          98
     45        Archon Financial                74,578        Sq. Ft.                                77          98
-----------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial                52,086        Sq. Ft.                               102          92
     47         Deutsche Bank                     120         Units                             42,240          92
     48             GMACCM                         78         Rooms                             64,057          92
     49         Deutsche Bank                 118,051        Sq. Ft.                                42         100
     50             GMACCM                    220,307        Sq. Ft.                                22         100
-----------------------------------------------------------------------------------------------------------------------------
     51             GMACCM                     84,247        Sq. Ft.                                58          86
     52        Archon Financial                56,910        Sq. Ft.                                80          92
     53         Deutsche Bank                      73         Units                             62,036         100
     54        Archon Financial                43,939        Sq. Ft.                               101          93
     55             GMACCM                     49,050        Sq. Ft.                                90          75
-----------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank                  60,903        Sq. Ft.                                71         100
     57        Archon Financial                38,768        Sq. Ft.                               104         100
     58        Archon Financial                    41         Units                             97,299         100
     59         Deutsche Bank                     200         Rooms                             19,868          68
     60        Archon Financial               383,700        Sq. Ft.                                10         100
-----------------------------------------------------------------------------------------------------------------------------
     61             GMACCM                     41,010        Sq. Ft.                                96          91
     62         Deutsche Bank                     160         Units                             24,010          90
     63        Archon Financial                61,217        Sq. Ft.                                63         100
     64             GMACCM                     30,596        Sq. Ft.                               119         100
     65         Deutsche Bank                  88,064        Sq. Ft.                                41
    65a         Deutsche Bank                  70,000        Sq. Ft.                                            95
    65b         Deutsche Bank                  18,064        Sq. Ft.                                           100
-----------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial                    80         Units                             44,982          98
     67        Archon Financial               143,120        Sq. Ft.                                25          99
     68        Archon Financial                31,840        Sq. Ft.                               110          92
     69             GMACCM                     85,100        Sq. Ft.                                40         100
     70             GMACCM                        126         Units                             26,973          94
-----------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank                  53,629        Sq. Ft.                                63          91
     72         Deutsche Bank                      96         Units                             35,288          98
     73        Archon Financial                65,480        Sq. Ft.                                51          95
     74             GMACCM                    116,922        Sq. Ft.                                28         100
     75         Deutsche Bank                     114         Units                             27,963
    75a         Deutsche Bank                      66         Units                                            100
    75b         Deutsche Bank                      48         Units                                             96
-----------------------------------------------------------------------------------------------------------------------------
     76             GMACCM                        110         Units                             28,826          99
     77        Archon Financial                36,218        Sq. Ft.                                87         100
     78         Deutsche Bank                  79,177        Sq. Ft.                                40          77
     79         Deutsche Bank                      99         Units                             31,243          89
     80             GMACCM                    141,488        Sq. Ft.                                22         100
-----------------------------------------------------------------------------------------------------------------------------
     81             GMACCM                         75         Units                             39,959         100
     82         Deutsche Bank                  65,500        Sq. Ft.                                46         100
     83             GMACCM                     86,479        Sq. Ft.                                34         100
     84             GMACCM                     55,184        Sq. Ft.                                53          99
     85             GMACCM                     36,463        Sq. Ft.                                80          89
-----------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank                  38,960        Sq. Ft.                                74         100
     87        Archon Financial                27,698        Sq. Ft.                               103         100
     88             GMACCM                         13         Units                            213,723
    88a             GMACCM                          3         Units                                            100
    88b             GMACCM                          2         Units                                            100
-----------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM                          2         Units                                            100
    88d             GMACCM                          3         Units                                            100
    88e             GMACCM                          3         Units                                            100
     89             GMACCM                    112,666        Sq. Ft.                                24         100
     90             GMACCM                         60         Units                             41,513          98
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
     91             GMACCM                     20,720        Sq. Ft.                               120          98
     92             GMACCM                         68         Units                             35,867          99
     93             GMACCM                     34,113        Sq. Ft.                                71          99
     94        Archon Financial                23,526        Sq. Ft.                               100          77
     95        Archon Financial                29,302        Sq. Ft.                                79         100
-----------------------------------------------------------------------------------------------------------------------------
     96             GMACCM                     32,706        Sq. Ft.                                69         100
     97             GMACCM                         64         Units                             34,362
    97a             GMACCM                         31         Units                                            100
    97b             GMACCM                         33         Units                                            100
     98             GMACCM                     41,790        Sq. Ft.                                52          92
-----------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial                48,957        Sq. Ft.                                43          94
    100             GMACCM                     54,840        Sq. Ft.                                38         100
    101        Archon Financial                15,360        Sq. Ft.                               135         100
    102             GMACCM                         56         Units                             36,533         100
    103             GMACCM                     24,720        Sq. Ft.                                80          96
-----------------------------------------------------------------------------------------------------------------------------
    104             GMACCM                     37,712        Sq. Ft.                                51         100
    105             GMACCM                         96         Units                             19,961          96
    106        Archon Financial                27,763        Sq. Ft.                                68         100
    107        Archon Financial                21,490        Sq. Ft.                                86         100
    108             GMACCM                         54         Units                             32,162         100
-----------------------------------------------------------------------------------------------------------------------------
    109             GMACCM                     15,035        Sq. Ft.                               110         100
    110             GMACCM                         58         Units                             26,694          98
    111             GMACCM                     21,764        Sq. Ft.                                68          85
    112             GMACCM                     25,016        Sq. Ft.                                58          91
    113             GMACCM                      7,600        Sq. Ft.                               188         100
-----------------------------------------------------------------------------------------------------------------------------
    114             GMACCM                      8,640        Sq. Ft.                               165         100
    115             GMACCM                         20         Units                             59,765          85
    116             GMACCM                     45,072        Sq. Ft.                                26         100
    117             GMACCM                         80         Units                             14,403          94
    118             GMACCM                         36         Units                             31,218         100
-----------------------------------------------------------------------------------------------------------------------------
    119             GMACCM                     13,804        Sq. Ft.                                80         100
    120         Deutsche Bank                      72         Units                             15,113          97
    121             GMACCM                     22,320        Sq. Ft.                                46         100
    122             GMACCM                         36         Units                             27,722         100
    123             GMACCM                         90         Pads                              11,086          99
-----------------------------------------------------------------------------------------------------------------------------
    124             GMACCM                     14,000        Sq. Ft.                                66
    124a            GMACCM                      7,000        Sq. Ft.                                           100
    124b            GMACCM                      7,000        Sq. Ft.                                           100
    125             GMACCM                         24         Units                             30,679         100
    126         Deutsche Bank                   5,400        Sq. Ft.                               131         100
-----------------------------------------------------------------------------------------------------------------------------
    127             GMACCM                        492         Units                              1,429          72
    128             GMACCM                        298         Units                              2,048          86
    129             GMACCM                      7,358        Sq. Ft.                                69         100
    130             GMACCM                        237         Units                              1,772          89


                                                                                                                         ANNUAL
  Control                                                                                                              REQUIRED
   NUMBER        LOAN SELLER          OCCUPANCY DATE          OWNERSHIP INTEREST                  LOCKBOX            RESERVES ($)
---------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
---------------------------------------------------------------------------------------------------------------------------------
     1              GMACCM               03/28/00                 Fee Simple                                            $295,998
     2              GMACCM                                                                                              $284,250
     2a             GMACCM               03/28/00                 Fee Simple
     2b             GMACCM               03/29/00                 Fee Simple
     2c             GMACCM               03/29/00                 Fee Simple
     2d             GMACCM               03/27/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank            05/01/00                 Fee Simple                       Hard                  $33,118
     4              GMACCM               05/17/00                 Fee Simple                       Hard                  $21,031
     5          Deutsche Bank            05/04/00                 Fee Simple                                             $21,945
     6         Archon Financial          05/09/00                 Fee Simple                                             $48,600
     7         Archon Financial          05/10/00                 Fee Simple                                             $72,191
---------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank            04/17/00                 Fee Simple                       Hard                  $38,839
     9          Deutsche Bank            02/29/00                 Fee Simple
     10         Deutsche Bank            05/31/00                 Fee Simple                       Hard                  $50,450
     11             GMACCM               06/08/00                 Fee Simple                                             $19,800
     12         Deutsche Bank            03/31/00                 Fee Simple                                             $59,250
---------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial                                                                                          $14,865
    13a        Archon Financial          06/01/00                 Fee Simple
    13b        Archon Financial          06/01/00                 Fee Simple
    13c        Archon Financial          06/01/00                 Fee Simple
     14             GMACCM               03/31/00       Both Fee Simple and Leasehold            Springing
---------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial          04/24/00                 Fee Simple                                             $11,516
     16         Deutsche Bank                                                                      Hard                  $50,300
    16a         Deutsche Bank            03/15/00                 Fee Simple
    16b         Deutsche Bank            03/15/00                 Fee Simple
    16c         Deutsche Bank            03/15/00                 Fee Simple
    16d         Deutsche Bank            03/15/00                 Fee Simple
    16e         Deutsche Bank            03/15/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial          06/05/00                 Fee Simple                                              $8,432
     18             GMACCM               04/01/00                 Fee Simple                     Springing
     19         Deutsche Bank            04/30/00                 Fee Simple                                             $86,448
     20         Deutsche Bank            02/29/00                 Fee Simple                                             $14,873
     21         Deutsche Bank            04/01/00                 Fee Simple                       Hard                  $12,400
---------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial          05/09/00                 Fee Simple                                             $19,200
     23             GMACCM               08/31/99                 Fee Simple                       Hard                  $10,095
     24             GMACCM               08/31/99                 Fee Simple                       Hard                  $10,328
     25         Deutsche Bank            04/26/00                 Fee Simple                                             $21,951
     26        Archon Financial          04/14/00                 Fee Simple                                             $34,224
---------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM               01/17/00                 Fee Simple
     28         Deutsche Bank            03/21/00                 Fee Simple                                             $30,165
     29             GMACCM               03/31/00                 Fee Simple                     Springing
     30        Archon Financial          04/10/00                 Fee Simple                                              $7,598
     31             GMACCM               01/17/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank            03/01/00                 Fee Simple                                             $10,611
     33        Archon Financial          03/25/00                 Fee Simple                       Hard                  $42,098
     34        Archon Financial          05/01/00                 Fee Simple                                              $7,611
     35             GMACCM                                                                         Hard                  $36,840
    35a             GMACCM               02/01/00                 Fee Simple
    35b             GMACCM               02/01/00                 Fee Simple
    35c             GMACCM               02/01/00                 Fee Simple
    35d             GMACCM               02/01/00                 Fee Simple
    35e             GMACCM               02/01/00                 Fee Simple
    35f             GMACCM               02/01/00                 Fee Simple
    35g             GMACCM               02/01/00                 Fee Simple
    35h             GMACCM               02/01/00                 Fee Simple
    35i             GMACCM               02/01/00                 Fee Simple
    35j             GMACCM               02/01/00                 Fee Simple
    35k             GMACCM               02/01/00                 Fee Simple
    35l             GMACCM               02/01/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank            05/01/00                 Fee Simple                       Hard                  $42,996
     37             GMACCM               03/31/00                 Fee Simple                     Springing
     38         Deutsche Bank            03/31/00                 Fee Simple                                             $37,752
     39             GMACCM               12/31/99                 Fee Simple                     Springing
     40             GMACCM               12/31/99                 Leasehold                      Springing
---------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM               11/30/99                 Fee Simple                     Springing
     42        Archon Financial          01/20/00                 Fee Simple                                             $12,151
     43             GMACCM               03/20/00                 Fee Simple                       Hard
     44             GMACCM               05/08/00                 Fee Simple                                             $11,637
     45        Archon Financial          06/30/00                 Fee Simple                                             $18,141
---------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial          04/11/00                 Fee Simple                                              $5,232
     47         Deutsche Bank            03/31/00                 Fee Simple                                             $30,000
     48             GMACCM               04/30/00                 Fee Simple                     Springing
     49         Deutsche Bank            04/20/00                 Fee Simple                                             $23,610
     50             GMACCM               08/31/99                 Fee Simple                       Hard                  $22,031
---------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM               06/01/00                 Fee Simple                                             $12,636
     52        Archon Financial          06/29/00                 Fee Simple                                              $5,691
     53         Deutsche Bank            04/30/00                 Fee Simple                                             $18,250
     54        Archon Financial          02/01/00                 Fee Simple                                              $7,470
     55             GMACCM               05/01/00                 Fee Simple                                              $7,358
---------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank            06/01/00                 Fee Simple                     Springing               $12,167
     57        Archon Financial          04/30/00                 Fee Simple                                              $4,320
     58        Archon Financial          09/01/99                 Fee Simple                                              $8,446
     59         Deutsche Bank            12/31/99                 Fee Simple
     60        Archon Financial          05/05/00                 Fee Simple                       Hard                  $43,356
---------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM               02/01/00                 Fee Simple                                              $4,104
     62         Deutsche Bank            02/01/00                 Fee Simple                     Springing
     63        Archon Financial          03/31/00                 Fee Simple                                              $7,280
     64             GMACCM               05/08/00                 Leasehold                                               $6,731
     65         Deutsche Bank                                                                      Hard                  $17,667
    65a         Deutsche Bank            06/13/00                 Fee Simple
    65b         Deutsche Bank            02/23/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial          04/26/00                 Fee Simple                                             $16,000
     67        Archon Financial          02/23/00                 Fee Simple                                             $33,016
     68        Archon Financial          04/30/00                 Fee Simple                                              $3,180
     69             GMACCM               01/03/00                 Fee Simple                       Hard                  $21,276
     70             GMACCM               05/01/00                 Fee Simple                       Soft                  $26,838
---------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank            03/01/00                 Fee Simple                       Hard                  $10,666
     72         Deutsche Bank            05/31/00                 Fee Simple                     Springing               $19,200
     73        Archon Financial          05/26/00                 Fee Simple
     74             GMACCM               04/24/00                 Fee Simple
     75         Deutsche Bank                                                                                            $39,690
    75a         Deutsche Bank            12/31/99                 Fee Simple
    75b         Deutsche Bank            02/15/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM               05/28/00                 Fee Simple                                             $27,500
     77        Archon Financial          04/10/00                 Fee Simple                                              $3,622
     78         Deutsche Bank            03/20/00                 Fee Simple                       Soft                  $21,378
     79         Deutsche Bank            02/15/00                 Fee Simple                                             $19,800
     80             GMACCM               03/22/99                 Fee Simple                       Hard
---------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM               04/25/00                 Fee Simple                                             $11,250
     82         Deutsche Bank            02/13/00                 Leasehold                                              $13,099
     83             GMACCM               01/01/00                 Fee Simple                       Hard
     84             GMACCM               03/01/00                 Fee Simple
     85             GMACCM               02/28/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank            05/31/00                 Fee Simple                                              $7,797
     87        Archon Financial          04/27/00                 Fee Simple                                              $2,770
     88             GMACCM                                                                                                $3,500
    88a             GMACCM               02/03/00                 Fee Simple
    88b             GMACCM               02/03/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM               02/03/00                 Fee Simple
    88d             GMACCM               02/03/00                 Fee Simple
    88e             GMACCM               02/03/00                 Fee Simple
     89             GMACCM               04/17/00                 Fee Simple                       Hard
     90             GMACCM               05/01/00                 Fee Simple                                             $10,260
---------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM               03/27/00                 Fee Simple
     92             GMACCM               05/01/00                 Fee Simple                                             $25,020
     93             GMACCM               05/08/00                 Fee Simple                                              $7,505
     94        Archon Financial          03/30/00                 Fee Simple                     Springing                $3,529
     95        Archon Financial          02/29/00                 Fee Simple                                              $2,930
---------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM               04/13/00                 Fee Simple
     97             GMACCM                                                                                               $15,980
    97a             GMACCM               05/01/00                 Fee Simple
    97b             GMACCM               05/01/00                 Fee Simple
     98             GMACCM               05/19/00                 Fee Simple                                              $3,933
---------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial          05/31/00                 Fee Simple                                             $12,730
    100             GMACCM               05/20/00                 Fee Simple
    101        Archon Financial          02/07/00                 Fee Simple                                              $2,304
    102             GMACCM               03/15/00                 Fee Simple                                              $9,442
    103             GMACCM               06/22/00                 Fee Simple                                              $3,708
---------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM               02/22/00                 Fee Simple
    105             GMACCM               03/01/00                 Fee Simple                                             $24,000
    106        Archon Financial          01/07/00                 Fee Simple                                              $6,663
    107        Archon Financial          04/10/00                 Fee Simple                                              $3,246
    108             GMACCM               04/03/00                 Fee Simple                                             $13,986
---------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM               05/01/00                 Fee Simple                     Springing                $6,768
    110             GMACCM               05/01/00                 Fee Simple                                              $8,550
    111             GMACCM               05/31/00                 Fee Simple
    112             GMACCM               03/20/00                 Fee Simple
    113             GMACCM               04/03/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM               02/16/00                 Fee Simple
    115             GMACCM               12/05/99                 Fee Simple                                              $3,000
    116             GMACCM               05/01/00                 Fee Simple                                             $14,478
    117             GMACCM               03/01/00                 Fee Simple                                             $20,000
    118             GMACCM               01/20/00                 Fee Simple                                              $5,472
---------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM               01/06/00                 Fee Simple
    120         Deutsche Bank            04/01/00                 Fee Simple
    121             GMACCM               04/24/00                 Fee Simple
    122             GMACCM               02/09/00                 Fee Simple                                              $5,400
    123             GMACCM               02/22/00                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM                                                                                                $2,100
    124a            GMACCM               10/13/99                 Fee Simple
    124b            GMACCM               12/15/99                 Fee Simple
    125             GMACCM               01/11/00                 Fee Simple                                              $4,800
    126         Deutsche Bank            12/20/99                 Fee Simple
---------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM               03/15/00                 Fee Simple
    128             GMACCM               03/15/00                 Fee Simple
    129             GMACCM               02/15/00                 Fee Simple
    130             GMACCM               03/15/00                 Fee Simple



  CONTROL                                  ANNUAL                                             LARGEST TENANT        LARGEST TENANT
   NUMBER        LOAN SELLER         REQUIRED TI/LC ($)                  LARGEST TENANT           SQ FT           LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
     1              GMACCM
     2              GMACCM
     2a             GMACCM
     2b             GMACCM
     2c             GMACCM
     2d             GMACCM
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
     3          Deutsche Bank           $240,000 ABB Power T&D Company, Inc                          75,000        11/12/08
     4              GMACCM                       TPL                                                 39,312        07/31/10
     5          Deutsche Bank                    Walmart                                            151,067        08/18/15
     6         Archon Financial
     7         Archon Financial          $99,996 Meredith, Donnel & Abernathy                        22,377        08/31/04
------------------------------------------------------------------------------------------------------------------------------------
     8          Deutsche Bank            $60,000 The Tavern                                           5,050        12/31/06
     9          Deutsche Bank
     10         Deutsche Bank            $97,470 Preferred Freezer Services, Inc.                   252,251        01/31/20
     11             GMACCM               $76,884 Basha's                                             44,505        11/08/08
     12         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------------
     13        Archon Financial         $120,000
    13a        Archon Financial                  ITT Industries, Inc.                                17,425        02/28/03
    13b        Archon Financial                  United States of America                            25,000        10/27/08
    13c        Archon Financial                  RBX Holding Inc.                                    17,007        09/30/04
     14             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
     15        Archon Financial          $40,000 TJ Maxx                                             25,417        10/31/03
     16         Deutsche Bank            $33,996
    16a         Deutsche Bank                    Food Lion                                           31,864        05/16/09
    16b         Deutsche Bank                    Food Lion                                           30,280        08/03/10
    16c         Deutsche Bank                    Food Lion                                           31,864        07/14/12
    16d         Deutsche Bank                    Food Lion                                           25,000        07/16/08
    16e         Deutsche Bank                    Winn Dixie                                          35,000        12/07/08
------------------------------------------------------------------------------------------------------------------------------------
     17        Archon Financial          $18,000 Staples                                             31,755        05/31/14
     18             GMACCM
     19         Deutsche Bank
     20         Deutsche Bank            $36,743 Farmer Jack                                         39,609        01/31/09
     21         Deutsche Bank                    County of Los Angeles                               62,000        06/30/19
------------------------------------------------------------------------------------------------------------------------------------
     22        Archon Financial
     23             GMACCM                       Galyan's Trading Company                           100,945        08/31/19
     24             GMACCM                       Galyan's Trading Company                           103,277        08/31/19
     25         Deutsche Bank           $152,004 Benefit Services                                    11,678        11/30/04
     26        Archon Financial          $70,000 Ames                                                78,000        04/30/06
------------------------------------------------------------------------------------------------------------------------------------
     27             GMACCM                       KMart Corporation                                   80,842        01/31/24
     28         Deutsche Bank                    Wick, Fisher, & White                               14,500        03/31/03
     29             GMACCM
     30        Archon Financial                  Dean Warren                                         11,310        02/28/05
     31             GMACCM                       Kmart Corporation                                   91,182        01/31/24
------------------------------------------------------------------------------------------------------------------------------------
     32         Deutsche Bank           $400,000 TJ Maxx                                             30,017        10/31/07
     33        Archon Financial          $30,000 Hobby Lobby                                         57,120        02/28/05
     34        Archon Financial                  Town Executive Suites                                6,889        07/31/10
     35             GMACCM
    35a             GMACCM
    35b             GMACCM
    35c             GMACCM
    35d             GMACCM
    35e             GMACCM
    35f             GMACCM
    35g             GMACCM                       Foodery                                              1,100        12/31/04
    35h             GMACCM                       Wok & Tofu Restaurant                                1,500        12/31/04
    35i             GMACCM
    35j             GMACCM                       DB's Cafe'                                             800        06/30/02
    35k             GMACCM                       Sparacino                                              700        06/14/02
    35l             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
     36         Deutsche Bank            $67,004 Bulova Technologies, LLC                           215,560        04/01/20
     37             GMACCM
     38         Deutsche Bank
     39             GMACCM
     40             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
     41             GMACCM
     42        Archon Financial                  Party City                                          11,600        11/30/03
     43             GMACCM                       IDG                                                125,096        04/30/20
     44             GMACCM                       Families Forward, Inc.                               4,443        01/31/05
     45        Archon Financial          $48,000 Casa Romeau Restaurant                               3,810        12/31/04
------------------------------------------------------------------------------------------------------------------------------------
     46        Archon Financial                  Nova Southeastern University                        16,424        05/14/04
     47         Deutsche Bank
     48             GMACCM
     49         Deutsche Bank            $34,433 Merchandising Resources                             58,900        10/31/06
     50             GMACCM                       Galyan's Trading Company                           220,307        08/31/19
------------------------------------------------------------------------------------------------------------------------------------
     51             GMACCM               $69,516 Bank of America                                     18,393        05/19/07
     52        Archon Financial          $90,000 Food Lion                                           33,000        03/30/19
     53         Deutsche Bank
     54        Archon Financial          $18,000 Palomar Pictures, Inc.                              15,401        04/30/04
     55             GMACCM               $20,012 Taorello's                                          16,753        12/31/09
------------------------------------------------------------------------------------------------------------------------------------
     56         Deutsche Bank            $82,736 Advanced Solutions Intl                              8,315        04/14/02
     57        Archon Financial          $30,000 Haas Publishing Companies                            5,340        10/31/03
     58        Archon Financial
     59         Deutsche Bank
     60        Archon Financial                  McCrory Corporation                                383,700        03/31/15
------------------------------------------------------------------------------------------------------------------------------------
     61             GMACCM               $32,136 Chili's                                              6,400        09/28/06
     62         Deutsche Bank
     63        Archon Financial                  Net Perceptions                                     23,086        12/31/03
     64             GMACCM                       Neil Starr                                           2,620        07/31/05
     65         Deutsche Bank            $89,015
    65a         Deutsche Bank                    Advanced System                                     10,000        01/31/01
    65b         Deutsche Bank                    United Cerebal Palsy                                 9,580        09/30/00
------------------------------------------------------------------------------------------------------------------------------------
     66        Archon Financial
     67        Archon Financial          $30,000 Hobby Lobby                                         59,468        01/31/07
     68        Archon Financial          $30,000 BC Components, Inc.                                  4,224        03/31/03
     69             GMACCM                       Hobby Lobby                                         60,100        01/31/08
     70             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
     71         Deutsche Bank            $16,667 Norfolk Southern Corporation                        23,464        01/31/04
     72         Deutsche Bank
     73        Archon Financial                  City Market Grocery                                 43,917        06/01/12
     74             GMACCM                       West Union Corporation                             116,922        01/31/15
     75         Deutsche Bank
    75a         Deutsche Bank
    75b         Deutsche Bank
------------------------------------------------------------------------------------------------------------------------------------
     76             GMACCM
     77        Archon Financial          $13,500 Bianca                                              19,910        12/31/03
     78         Deutsche Bank            $23,024 Standard                                            30,568        01/31/16
     79         Deutsche Bank
     80             GMACCM                       Kmart Corporation                                  141,488        10/01/25
------------------------------------------------------------------------------------------------------------------------------------
     81             GMACCM
     82         Deutsche Bank            $22,658 HCA Health Services of New Hampshire                26,500        08/31/08
     83             GMACCM                       Kmart Corporation                                   86,479        11/30/15
     84             GMACCM               $54,973 One Stop Program                                    12,164        09/30/02
     85             GMACCM               $36,463 Gardena Women Sauna                                  6,000        01/31/10
------------------------------------------------------------------------------------------------------------------------------------
     86         Deutsche Bank            $17,544 Foot Action                                          5,600        01/31/04
     87        Archon Financial                  Orion Engineering                                    6,513        04/30/03
     88             GMACCM
    88a             GMACCM
    88b             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
    88c             GMACCM
    88d             GMACCM
    88e             GMACCM
     89             GMACCM                       Kmart of Indiana                                   112,666        05/31/20
     90             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
     91             GMACCM                       Pier 1 Imports                                       9,000        01/31/05
     92             GMACCM
     93             GMACCM                       Capitol Wholesale Imports, Inc                       5,202        09/30/04
     94        Archon Financial                  Eckerd Drugs                                        11,612        01/31/10
     95        Archon Financial          $15,070 SAIC                                                12,100        11/30/04
------------------------------------------------------------------------------------------------------------------------------------
     96             GMACCM                       IQ Management Corporation                            6,573        05/31/19
     97             GMACCM
    97a             GMACCM
    97b             GMACCM
     98             GMACCM               $35,791 The Prawnbroker Restaurant                           6,500        12/31/07
------------------------------------------------------------------------------------------------------------------------------------
     99        Archon Financial                  Denny's Restaurant                                   9,128        02/28/19
    100             GMACCM               $54,840 Brooks Furniture                                     7,500        08/31/03
    101        Archon Financial          $24,000 Blockbuster                                          6,300        01/31/06
    102             GMACCM
    103             GMACCM               $10,338 Wood - Burrus, L.L.C. d/b/a Videoland                8,287        12/31/04
------------------------------------------------------------------------------------------------------------------------------------
    104             GMACCM                       Ralph's Supermarket                                 37,712        06/13/14
    105             GMACCM
    106        Archon Financial          $12,000 Stock Exchange                                       6,500        02/28/03
    107        Archon Financial          $12,000 Williams Communication                              12,850        07/31/02
    108             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
    109             GMACCM               $12,228 Le Peep                                              3,276        06/30/05
    110             GMACCM
    111             GMACCM               $14,220 Blockbuster Video                                    5,848        06/30/05
    112             GMACCM               $24,772 Safe Credit Union                                    3,680        12/31/10
    113             GMACCM                       SJSM Corp / Burger King                              3,200        01/31/18
------------------------------------------------------------------------------------------------------------------------------------
    114             GMACCM                $8,594 Mattress King                                        2,952        06/18/09
    115             GMACCM
    116             GMACCM               $29,297 Americana Grocery Of MD, Inc.                        8,315        12/31/11
    117             GMACCM
    118             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
    119             GMACCM               $13,800 Allied Gifts & Shipping, Inc.                        5,804        01/31/02
    120         Deutsche Bank
    121             GMACCM                       Pleiades                                             5,580        08/01/01
    122             GMACCM
    123             GMACCM
------------------------------------------------------------------------------------------------------------------------------------
    124             GMACCM                $9,380
    124a            GMACCM                       Advance Auto                                         7,000        12/31/09
    124b            GMACCM                       Advance Auto                                         7,000        12/31/09
    125             GMACCM
    126         Deutsche Bank             $3,000 Payless Shoesource                                   2,700        07/31/03
------------------------------------------------------------------------------------------------------------------------------------
    127             GMACCM
    128             GMACCM
    129             GMACCM                $7,372 Primerica Financial Services                         2,600        10/31/03
    130             GMACCM

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

   CONTROL          LOAN
    NUMBER         NUMBER                           PROPERTY NAME                         CITY                COUNTY         STATE
------------------------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------------------------
                                        FREDDIE MAC PARTICIPATION CERTIFICATE
      1        27396           Mill Run Apartments                                Union                 Union                 NJ
      2        27387           Schron Portfolio II
      2a       27387A          Royal Crest Apartments                             Hamilton              Mercer                NJ
      2b       27387B          Ken Gardens Apartments                             Aberdeen              Monmouth              NJ
      2c       27387C          Douglas Apartments                                 Somerset              Somerset              NJ
      2d       27387D          Dutchtown Manor Apartments                         Lakewood              Ocean                 NJ
------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
      6        09-0001341      Parc Pointe Apartments                             Burbank               Los Angeles           CA
      9        DBM9551         Rochester Village Apartments                       Rochester             Olmstead              MN
      12       DBM1685         Pacific Point Apartments                           Long Beach            Los Angeles           CA
      19       DBM5774         Partridge Run Apartments                           Parsippany            Morris                NJ
      22       09-0001340      The Oaks Apartments                                Burbank               Los Angeles           CA
------------------------------------------------------------------------------------------------------------------------------------
      35       25149           Center City Apartment Portfolio II
     35a       25149A          1109 Spruce Street                                 Philadelphia          Philadelphia          PA
     35b       25149B          322 S. 10th Street                                 Philadelphia          Philadelphia          PA
     35c       25149C          927 Spruce Street                                  Philadelphia          Philadelphia          PA
     35d       25149D          1104 Spruce Street                                 Philadelphia          Philadelphia          PA
     35e       25149E          2125-27 Walnut Street                              Philadelphia          Philadelphia          PA
     35f       25149F          434 Lombard Street                                 Philadelphia          Philadelphia          PA
     35g       25149G          1001 Pine Street                                   Philadelphia          Philadelphia          PA
     35h       25149H          1034 Spruce Street                                 Philadelphia          Philadelphia          PA
     35i       25149I          1616-18 Spruce Street                              Philadelphia          Philadelphia          PA
     35j       25149J          1957 Locust Street                                 Philadelphia          Philadelphia          PA
     35k       25149K          218 S. 20th Street                                 Philadelphia          Philadelphia          PA
     35l       25149L          1719 Spruce Street                                 Philadelphia          Philadelphia          PA
------------------------------------------------------------------------------------------------------------------------------------
      38       DBM11402        Heather Glen Apartments                            Lenexa                Johnson               KS
      47       DBM8646         Autumn Oaks Apartments                             Everett               Snohomish             WA
      53       DBM8977         Fashion Terrace Apartments                         San Diego             San Diego             CA
      58       09-0001339      Continental Court                                  Newark                New Castle            DE
      62       DBM10304        Riverside Green Apartments                         Columbus              Franklin              OH
------------------------------------------------------------------------------------------------------------------------------------
      66       09-0001358      Mebane Mill Apartments - Phase II                  Mebane                Alamance              NC
      70       27619           Donna Lynn Apartments                              Grand Prairie         Dallas                TX
      72       DBM11301        Tory Estates                                       Clementon             Camden                NJ
      75       DBM9440         Sugar Creek Apartments
     75a       DBM9440A        Sugar Creek Apartments                             Normal                McLean                IL
     75b       DBM9440B        Crestwood Apartments                               Normal                McLean                IL
------------------------------------------------------------------------------------------------------------------------------------
      76       21702           Remond Cliff Plaza Apartments                      Dallas                Dallas                TX
      79       DBM11651        Briarwood Manor Apartments                         Deptford              Gloucester            NJ
      81       01-1025819      The Meadows Apartments - Lacey, WA                 Bellingham            Whatcom               WA
      88       26254           Feeley Apartment Portfolio
     88a       26254A          64 Monroe Street                                   Hoboken               Hudson                NJ
     88b       26254B          125 Monroe Street                                  Hoboken               Hudson                NJ
     88c       26254C          70 Jefferson Street                                Hoboken               Hudson                NJ
     88d       26254D          100 Jefferson Street                               Hoboken               Hudson                NJ
     88e       26254E          102 Jefferson Street                               Hoboken               Hudson                NJ
------------------------------------------------------------------------------------------------------------------------------------
      90       01-1024654      Stonegate Apartments                               Newington             Hartford              CT
      92       01-1027480      Meadows of Gwinnett County Apartments              Lawrenceville         Gwinnett              GA
      97       27974           Weinerman Multifamily Portfolio
     97a       27974A          Daibes Apartments                                  Weehawken             Hudson                NJ
     97b       27974B          Crescent Garden Apartments                         North Bergen          Hudson                NJ
------------------------------------------------------------------------------------------------------------------------------------
     102       01-1026456      Sierra Meadows Apartments (Richard's Place)        Sparks                Washoe                NV
     105       01-1025336      Los Frances Apartments                             Laredo                Webb                  TX
     108       26214           Dove Park Townhomes                                Tulsa                 Tulsa                 OK
     110       01-1025095      College Park Apartments                            Lacey                 Thurston              WA
     115       01-1025134      Sunset Pointe Apartments                           Kirkland              King                  WA
------------------------------------------------------------------------------------------------------------------------------------
     117       26190           Candlestick Apartments                             San Antonio           Bexar                 TX
     118       01-1026176      Buckingham Apartments                              St. Louis             St. Louis             MO
     120       DBM10628        Vollmer's Village Square                           Toledo                Lucas                 OH
     122       01-1025373      2170 N.W. 11th Street Apartments                   Miami                 Miami-Dade            FL
     125       01-1027902      Denver Creek Apartments                            Boise                 Ada                   ID
------------------------------------------------------------------------------------------------------------------------------------

                                                               CUT-OFF DATE
   CONTROL          LOAN                     CUT-OFF DATE        BALANCE
    NUMBER         NUMBER       ZIP CODE      BALANCE ($)      PER UNIT ($)      UTILITIES PAID BY TENANT
--------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
--------------------------------------------------------------------------------------------------------------
                                                 89,540,000
      1        27396              07083          55,600,000            47,644 Electricity
      2        27387                             33,940,000            42,372
      2a       27387A             08690                                       Electricity/Cable
      2b       27387B             07721                                       Electricity/Cable
      2c       27387C             08873                                       Electricity/Cable
      2d       27387D             08701                                       Electricity/Cable
--------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------
      6        09-0001341         91505          20,976,765            86,324 Electric
      9        DBM9551            55901          16,316,458            39,603 Gas/Electricity/Cable
      12       DBM1685            90815          11,803,024            49,802 Water/Gas/Electricity
      19       DBM5774            07054           8,966,072            36,300 Water/Gas
      22       09-0001340         91505           8,640,430            90,004 Electric
--------------------------------------------------------------------------------------------------------------
      35       25149                              6,385,741            50,281
     35a       25149A             19107                                       Gas/Electricity/Cable
     35b       25149B             19107                                       Gas/Electricity/Cable
     35c       25149C             19106                                       Gas/Electricity/Cable
     35d       25149D             19107                                       Gas/Electricity/Cable
     35e       25149E             19103                                       Gas/Electricity/Cable
     35f       25149F             19147                                       Gas/Electricity/Cable
     35g       25149G             19107                                       Gas/Electricity/Cable
     35h       25149H             19107                                       Gas/Electricity/Cable
     35i       25149I             19103                                       Gas/Electricity/Cable
     35j       25149J             19103                                       Gas/Electricity/Cable
     35k       25149K             19103                                       Gas/Electricity/Cable
     35l       25149L             19103                                       Gas/Electricity/Cable
--------------------------------------------------------------------------------------------------------------
      38       DBM11402           66215           6,140,857            40,668 Electricity
      47       DBM8646            98204           5,068,823            42,240 Electricity
      53       DBM8977            92108           4,528,629            62,036 Water/Gas/Electricity/Trash
      58       09-0001339         19711           3,989,267            97,299 Electric/Water/Sewer
      62       DBM10304           43212           3,841,605            24,010 Electricity
--------------------------------------------------------------------------------------------------------------
      66       09-0001358         27302           3,598,546            44,982 Electric/Gas
      70       27619              75051           3,398,606            26,973 Cable
      72       DBM11301           08021           3,387,689            35,288 Electricity
      75       DBM9440                            3,187,777            27,963
     75a       DBM9440A           61761                                       Electricity
     75b       DBM9440B           61761                                       Electricity
--------------------------------------------------------------------------------------------------------------
      76       21702              75211           3,170,907            28,826
      79       DBM11651           08096           3,093,072            31,243 Electricity
      81       01-1025819         98226           2,996,891            39,959 Electricity
      88       26254                              2,778,395           213,723
     88a       26254A             07030                                       Gas/Electricity/Cable
     88b       26254B             07030                                       Gas/Electricity/Cable
     88c       26254C             07030                                       Gas/Electricity/Cable
     88d       26254D             07030                                       Gas/Electricity/Cable
     88e       26254E             07030                                       Gas/Electricity/Cable
--------------------------------------------------------------------------------------------------------------
      90       01-1024654         06111           2,490,773            41,513 Electricity
      92       01-1027480         30244           2,438,949            35,867 Electricity
      97       27974                              2,199,144            34,362
     97a       27974A             07087                                       Gas/Electricity/Cable
     97b       27974B             07047                                       Gas/Electricity/Cable
--------------------------------------------------------------------------------------------------------------
     102       01-1026456         89431           2,045,827            36,533 Electricity
     105       01-1025336         78041           1,916,210            19,961 Electricity
     108       26214              74129           1,736,728            32,162 Gas/Electricity/Cable
     110       01-1025095         98503           1,548,229            26,694 Electricity
     115       01-1025134         98033           1,195,296            59,765 Electricity
--------------------------------------------------------------------------------------------------------------
     117       26190              78222           1,152,223            14,403 Gas/Electricity/Cable
     118       01-1026176         63108           1,123,850            31,218 Electricity
     120       DBM10628           43613           1,088,138            15,113 Gas/Electricity/Cable/Trash
     122       01-1025373         33125             997,982            27,722 Electricity
     125       01-1027902         83706             736,304            30,679 Gas/Electricity
--------------------------------------------------------------------------------------------------------------



                                          STUDIOS                 1 BEDROOM                2 BEDROOM
   CONTROL          LOAN                        AVG RENT                AVG RENT               AVG RENT
    NUMBER         NUMBER           # UNITS    PER MO. ($)   # UNITS   PER MO. ($)   # UNITS   PER MO. ($)
--------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
--------------------------------------------------------------------------------------------------------
      1        27396                    0              0      473            763      694           897
      2        27387
      2a       27387A                   0              0      204            755       68           945
      2b       27387B                   0              0      207            760       41           900
      2c       27387C                   0              0      149            825       28           925
      2d       27387D                   0              0       84            705       20           826
--------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------
      6        09-0001341              42            814      130          1,012       56         1,256
      9        DBM9551                  0              0      112            590      196           680
      12       DBM1685                  0              0       36            813      200           964
      19       DBM5774                  0              0      191            750       56           912
      22       09-0001340              24            807       30          1,006       42         1,272
--------------------------------------------------------------------------------------------------------
      35       25149
     35a       25149A                   1            575        5            672        1           850
     35b       25149B                  11            525        0              0        1           800
     35c       25149C                   4            544        0              0        0             0
     35d       25149D                   8            592        2            663        1           800
     35e       25149E                   6            504        4            850        2         1,000
     35f       25149F                   0              0        5            857        0             0
     35g       25149G                   0              0       20            671        0             0
     35h       25149H                  15            575        9            695        1           750
     35i       25149I                   3            632        6            634        2         1,100
     35j       25149J                   1            710        1          1,500        1         2,000
     35k       25149K                   5            530        1            750        1         1,100
     35l       25149L                   1            600        6            798        0             0
--------------------------------------------------------------------------------------------------------
      38       DBM11402                 0              0        8            645      103           691
      47       DBM8646                  0              0       42            595       78           680
      53       DBM8977                  0              0       10            968       63         1,150
      58       09-0001339               0              0        0              0       41         1,177
      62       DBM10304                30            389      102            469       28           529
--------------------------------------------------------------------------------------------------------
      66       09-0001358               0              0       64            552        8           691
      70       27619                    0              0       32            545       70           670
      72       DBM11301                 0              0        0              0       96           722
      75       DBM9440
     75a       DBM9440A                 0              0        7            475       41           640
     75b       DBM9440B                 0              0        4            364       44           492
--------------------------------------------------------------------------------------------------------
      76       21702                    0              0       20            520       50           600
      79       DBM11651                 0              0       66            493       33           611
      81       01-1025819               0              0       16            525       59           615
      88       26254
     88a       26254A                   0              0        0              0        1         1,800
     88b       26254B                   0              0        0              0        0             0
     88c       26254C                   0              0        0              0        1         1,800
     88d       26254D                   0              0        0              0        0             0
     88e       26254E                   0              0        0              0        2         1,100
--------------------------------------------------------------------------------------------------------
      90       01-1024654               0              0       20            650       40           739
      92       01-1027480               0              0        0              0       54           718
      97       27974
     97a       27974A                   0              0       21            825        4           950
     97b       27974B                   0              0       16            601       17           696
--------------------------------------------------------------------------------------------------------
     102       01-1026456               0              0        0              0       56           644
     105       01-1025336               0              0       60            375       36           475
     108       26214                    0              0        0              0       54           600
     110       01-1025095               0              0        1            500       56           525
     115       01-1025134               0              0        0              0       20         1,655
--------------------------------------------------------------------------------------------------------
     117       26190                    1            365       79            365        0             0
     118       01-1026176               0              0        9            477       21           611
     120       DBM10628                 0              0       72            390        0             0
     122       01-1025373               0              0        0              0       36           566
     125       01-1027902               0              0       12            475       12           575
--------------------------------------------------------------------------------------------------------


                                      3 BEDROOM               4 BEDROOM              5 BEDROOM            NUMBER
   CONTROL          LOAN                     AVG RENT                AVG RENT               AVG RENT        OF
    NUMBER         NUMBER        # UNITS   PER MO. ($)   # UNITS   PER MO. ($)   #UNITS   PER MO. ($)    ELEVATORS
------------------------------------------------------------------------------------------------------------------

FREDDIE MAC PARTICIPATION CERTIFICATE
------------------------------------------------------------------------------------------------------------------
      1        27396                  0              0        0              0       0              0           0
      2        27387
      2a       27387A                 0              0        0              0       0              0           0
      2b       27387B                 0              0        0              0       0              0           0
      2c       27387C                 0              0        0              0       0              0           0
      2d       27387D                 0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------

MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------
      6        09-0001341            15          1,600        0              0       0              0           6
      9        DBM9551              104            779        0              0       0              0           0
      12       DBM1685                1          1,025        0              0       0              0           0
      19       DBM5774                0              0        0              0       0              0           0
      22       09-0001340             0              0        0              0       0              0           2
------------------------------------------------------------------------------------------------------------------
      35       25149
     35a       25149A                 0              0        0              0       0              0           0
     35b       25149B                 0              0        0              0       0              0           0
     35c       25149C                 1          1,100        0              0       0              0           0
     35d       25149D                 1          1,100        1          1,300       0              0           0
     35e       25149E                 0              0        0              0       0              0           0
     35f       25149F                 0              0        0              0       0              0           0
     35g       25149G                 0              0        0              0       0              0           1
     35h       25149H                 0              0        0              0       0              0           0
     35i       25149I                 0              0        0              0       0              0           0
     35j       25149J                 0              0        0              0       0              0           0
     35k       25149K                 0              0        0              0       0              0           0
     35l       25149L                 0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------
      38       DBM11402              40            874        0              0       0              0           0
      47       DBM8646                0              0        0              0       0              0           0
      53       DBM8977                0              0        0              0       0              0           2
      58       09-0001339             0              0        0              0       0              0           0
      62       DBM10304               0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------
      66       09-0001358             8            806        0              0       0              0           0
      70       27619                 24            900        0              0       0              0           0
      72       DBM11301               0              0        0              0       0              0           0
      75       DBM9440
     75a       DBM9440A               0              0       18          1,160       0              0           0
     75b       DBM9440B               0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------
      76       21702                 30            675       10            720       0              0           0
      79       DBM11651               0              0        0              0       0              0           0
      81       01-1025819             0              0        0              0       0              0           0
      88       26254
     88a       26254A                 2          2,000        0              0       0              0           0
     88b       26254B                 0              0        2          3,600       0              0           0
     88c       26254C                 0              0        0              0       1          4,000           0
     88d       26254D                 2          2,400        1          3,600       0              0           0
     88e       26254E                 0              0        1          1,550       0              0           0
------------------------------------------------------------------------------------------------------------------
      90       01-1024654             0              0        0              0       0              0           0
      92       01-1027480            14            820        0              0       0              0           0
      97       27974
     97a       27974A                 6              0        0              0       0              0           0
     97b       27974B                 0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------
     102       01-1026456             0              0        0              0       0              0           0
     105       01-1025336             0              0        0              0       0              0           0
     108       26214                  0              0        0              0       0              0           0
     110       01-1025095             1            595        0              0       0              0           0
     115       01-1025134             0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------
     117       26190                  0              0        0              0       0              0           0
     118       01-1026176             6            825        0              0       0              0           0
     120       DBM10628               0              0        0              0       0              0           0
     122       01-1025373             0              0        0              0       0              0           1
     125       01-1027902             0              0        0              0       0              0           0
------------------------------------------------------------------------------------------------------------------

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                        PERCENTAGE
                                                            OF
                                                         AGGREGATE      MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                      MORTGAGE        DATE          DATE          DATE           DATE          DATE
DISTRIBUTION                  LOANS        BALANCE        BALANCE       BALANCE       BALANCE       BALANCE
-------------------------- ----------- --------------- ------------ -------------- ------------- -------------
$  419,956 -    499,999          1      $    419,956        0.05%    $    419,956   $   419,956   $   419,956
   500,000 -    999,999          8         6,181,280        0.80          509,136       997,982       772,660
 1,000,000 -  1,999,999         19        28,180,779        3.64        1,028,713     1,988,786     1,483,199
 2,000,000 -  2,999,999         22        55,471,257        7.17        2,045,827     2,996,891     2,521,421
 3,000,000 -  3,999,999         23        80,617,116       10.42        3,076,764     3,989,267     3,505,092
 4,000,000 -  4,999,999         10        46,093,802        5.96        4,046,143     4,996,452     4,609,380
 5,000,000 -  5,999,999          7        39,849,281        5.15        5,068,823     5,987,587     5,692,754
 6,000,000 -  6,999,999         10        64,554,796        8.34        6,089,576     6,959,570     6,455,480
 7,000,000 -  7,999,999          5        37,806,469        4.89        7,000,777     7,897,258     7,561,294
 8,000,000 -  8,999,999          7        60,325,303        7.80        8,172,391     8,966,072     8,617,900
 9,000,000 -  9,999,999          2        19,008,703        2.46        9,084,449     9,924,254     9,504,352
10,000,000 - 11,999,999          5        56,402,021        7.29       10,165,290    11,803,024    11,280,404
12,000,000 - 13,999,999          2        27,326,314        3.53       13,380,226    13,946,089    13,663,157
14,000,000 - 16,999,999          1        16,316,458        2.11       16,316,458    16,316,458    16,316,458
17,000,000 - 19,999,999          2        37,457,439        4.84       18,463,148    18,994,291    18,728,720
20,000,000 - 24,999,999          2        44,174,649        5.71       20,976,765    23,197,884    22,087,325
25,000,000 - 49,999,999          3        97,974,618       12.66       27,222,688    36,811,929    32,658,206
50,000,000 - 55,600,000          1        55,600,000        7.19       55,600,000    55,600,000    55,600,000
                                --      ------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                 130      $773,760,240      100.00%    $    419,956   $55,600,000   $ 5,952,002
                               ===      ============      ======



                                                  WEIGHTED               WEIGHTED
                             MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                              DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                 SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                  RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$  419,956 -    499,999        1.53x      1.53x      1.53x     9.000%      156.0       69.99%      69.99%      69.99%
   500,000 -    999,999        1.17       2.04       1.45      8.871       127.5       55.43       76.18       67.78
 1,000,000 -  1,999,999        1.15       2.25       1.33      8.568       125.5       49.60       79.84       70.02
 2,000,000 -  2,999,999        1.18       1.98       1.35      8.509       119.3       42.27       81.24       70.40
 3,000,000 -  3,999,999        1.07       1.91       1.36      8.445       119.8       32.18       83.28       69.41
 4,000,000 -  4,999,999        1.21       2.06       1.40      8.496       115.6       46.26       79.10       66.23
 5,000,000 -  5,999,999        1.23       1.51       1.32      8.621       107.8       56.49       77.98       69.63
 6,000,000 -  6,999,999        1.26       1.85       1.48      8.419       116.0       55.59       79.92       70.85
 7,000,000 -  7,999,999        1.24       1.62       1.42      8.585       117.8       55.82       78.93       70.48
 8,000,000 -  8,999,999        1.20       1.30       1.24      8.526       113.8       62.86       79.22       72.81
 9,000,000 -  9,999,999        1.23       1.54       1.38      8.474       118.5       67.79       77.23       72.72
10,000,000 - 11,999,999        1.24       1.57       1.38      8.477        99.7       67.83       80.00       74.85
12,000,000 - 13,999,999        1.21       1.38       1.30      8.570       116.0       57.51       75.17       66.16
14,000,000 - 16,999,999        1.42       1.42       1.42      8.150       111.0       77.70       77.70       77.70
17,000,000 - 19,999,999        1.32       1.53       1.42      9.000       117.0       57.70       71.18       64.54
20,000,000 - 24,999,999        1.21       1.29       1.25      8.118       114.8       71.38       72.58       71.95
25,000,000 - 49,999,999        1.19       1.33       1.27      8.003       112.4       57.52       78.98       68.31
50,000,000 - 55,600,000        1.23       1.23       1.23      8.100       117.0       80.00       80.00       80.00
Total/Avg./Wtd.
 Avg./Min/Max:                 1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                         DISTRIBUTION OF PROPERTY TYPES




                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                     NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                     MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE       PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------ ------------ --------------- ------------ ------------- -------------- -------------
Multifamily              54      $232,479,207       30.05%    $   216,587   $55,600,000    $4,305,170
Retail                   51       228,366,164       29.51         422,360    23,197,884     4,477,768
Office                   26       185,846,814       24.02         648,658    36,811,929     7,147,954
Lodging                   9        61,523,679        7.95       3,973,509    11,492,165     6,835,964
Industrial               13        59,665,412        7.71       1,028,713    13,946,089     4,589,647
Mixed Use                 1         3,147,693        0.41       3,147,693     3,147,693     3,147,693
Self-Storage              3         1,733,538        0.22         419,956       703,182       577,846
Mobile Home Park          1           997,734        0.13         997,734       997,734       997,734
                         --      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:           158      $773,760,240      100.00%    $   216,587   $55,600,000    $4,897,217
                        ===      ============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                     SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily            1.07x      2.25x      1.28x     8.142%      116.8       49.60%      83.28%      76.28%
Retail                 1.15       1.98       1.33      8.557       114.8       42.27       79.22       70.75
Office                 1.23       1.56       1.32      8.391       111.1       55.82       80.00       67.12
Lodging                1.42       2.06       1.60      8.697       118.0       46.26       77.57       65.79
Industrial             1.24       1.91       1.36      8.673       116.5       32.18       79.05       66.45
Mixed Use              1.45       1.45       1.45      7.580        99.0       77.72       77.72       77.72
Self-Storage           1.48       2.04       1.72      9.000       156.0       66.97       71.81       69.41
Mobile Home Park       1.84       1.84       1.84      8.625       115.0       55.43       55.43       55.43
Total/Avg./Wtd.
Avg./Min/Max:          1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)



                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF DEBT       NUMBER OF                      CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
SERVICE COVERAGE     MORTGAGE    CUT-OFF DATE       DATE          DATE           DATE           DATE
RATIOS                LOANS         BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
------------------ ----------- ---------------- ------------ -------------- -------------- --------------
1.00 - 1.10              2      $   6,480,761        0.84%    $ 3,093,072    $  3,387,689   $ 3,240,380
1.11 - 1.20              8         53,047,845        6.86         708,229      33,940,000     6,630,981
1.21 - 1.30             58        366,421,788       47.36         736,304      55,600,000     6,317,617
1.31 - 1.40             26        164,514,650       21.26         509,136      36,811,929     6,327,487
1.41 - 1.50             12         63,131,994        8.16         610,400      16,316,458     5,260,999
1.51 - 1.60             11         72,870,848        9.42         419,956      18,463,148     6,624,623
1.61 - 1.70              4         21,305,740        2.75       3,187,777       7,479,792     5,326,435
1.71 - 1.80              2          5,061,648        0.65       1,088,138       3,973,509     2,530,824
1.81 - 1.90              2          7,947,103        1.03         997,734       6,949,369     3,973,551
1.91 - 2.00              2          6,082,935        0.79       2,124,218       3,958,717     3,041,467
2.01 - 2.10              2          5,699,634        0.74         703,182       4,996,452     2,849,817
2.21 - 2.30              1          1,195,296        0.15       1,195,296       1,195,296     1,195,296
                        --      -------------      ------
Total/Avg./Wtd.
Avg./Min/Max:          130      $ 773,760,240      100.00%    $   419,956    $ 55,600,000   $ 5,952,002
                       ===      =============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.00 - 1.10            1.07x      1.08x      1.07x     8.577%      199.9       75.28%      83.28%      79.10%
1.11 - 1.20            1.15       1.20       1.19      8.257       118.8       63.99       81.24       78.44
1.21 - 1.30            1.21       1.30       1.25      8.446       112.9       58.81       80.00       74.10
1.31 - 1.40            1.31       1.39       1.34      8.354       113.9       57.51       80.00       68.00
1.41 - 1.50            1.41       1.50       1.45      8.314       115.4       58.56       79.09       74.00
1.51 - 1.60            1.51       1.60       1.55      8.512       116.1       42.27       69.99       61.34
1.61 - 1.70            1.62       1.66       1.63      8.413       116.3       53.28       67.14       62.28
1.71 - 1.80            1.73       1.76       1.74      8.704       111.4       54.81       64.01       56.79
1.81 - 1.90            1.84       1.85       1.85      7.956       108.9       55.43       55.59       55.57
1.91 - 2.00            1.91       1.98       1.93      8.770       118.3       32.18       57.03       40.86
2.01 - 2.10            2.04       2.06       2.06      8.671       123.6       46.26       66.97       48.82
2.21 - 2.30            2.25       2.25       2.25      8.190       113.0       49.60       49.60       49.60
Total/Avg./Wtd.
Avg./Min/Max:          1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                    DISTRIBUTION OF MORTGAGE INTEREST RATES




                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                     NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF MORTGAGE     MORTGAGE   CUT-OFF DATE      DATE          DATE           DATE           DATE
INTEREST RATES         LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------- ----------- -------------- ------------ -------------- -------------- --------------
7.2501 - 7.5000%          1      $ 11,803,024       1.53%    $11,803,024    $11,803,024    $11,803,024
7.5001 - 7.7500           2        39,959,623       5.16       3,147,693     36,811,929     19,979,811
7.7501 - 8.0000           7        24,056,451       3.11       1,485,003      6,949,369      3,436,636
8.0001 - 8.2500          19       218,212,292      28.20         736,304     55,600,000     11,484,857
8.2501 - 8.5000          36       170,912,235      22.09         708,229     27,222,688      4,747,562
8.5001 - 8.7500          30       131,862,217      17.04         997,734     10,165,290      4,395,407
8.7501 - 9.0000          26       131,972,994      17.06         419,956     18,994,291      5,075,884
9.0001 - 9.2500           5        31,107,163       4.02       1,847,453     18,463,148      6,221,433
9.2501 - 9.5000           4        13,874,241       1.79         509,136     11,341,541      3,468,560
                         --      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:           130      $773,760,240     100.00%    $   419,956    $55,600,000    $ 5,952,002
                        ===      ============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF MORTGAGE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
INTEREST RATES         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
7.2501 - 7.5000%        1.57x      1.57x      1.57x     7.380%       87.0       67.83%      67.83%      67.83%
7.5001 - 7.7500         1.33       1.45       1.34      7.603       103.6       57.52       77.72       59.11
7.7501 - 8.0000         1.21       1.85       1.56      7.872       131.6       52.93       77.98       62.27
8.0001 - 8.2500         1.19       2.25       1.28      8.126       116.2       49.60       80.00       76.20
8.2501 - 8.5000         1.07       1.76       1.32      8.398       117.3       57.96       81.24       72.63
8.5001 - 8.7500         1.08       2.06       1.37      8.618       121.9       46.26       83.28       71.25
8.7501 - 9.0000         1.23       2.04       1.36      8.854       110.4       32.18       77.79       67.07
9.0001 - 9.2500         1.24       1.53       1.47      9.084       115.5       56.49       71.33       58.99
9.2501 - 9.5000         1.17       1.39       1.24      9.413        68.3       58.52       75.61       73.22
Total/Avg./Wtd.
Avg./Min/Max:           1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                       DISTRIBUTION OF AMORTIZATION TYPES




                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                     NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                      MORTGAGE        DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPE      LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- --------------- ------------ ------------- -------------- -------------
Balloon                 104      $575,956,397       74.44%    $   419,956   $55,600,000    $5,538,042
Hyperamortizing          22       187,429,196       24.22       2,972,079    36,811,929     8,519,509
Fully Amortizing          4        10,374,647        1.34       1,939,532     3,958,717     2,593,662
                        ---      ------------      ------
Total/Avg./Wtd.
Avg./Min/Max:           130      $773,760,240      100.00%    $   419,956   $55,600,000    $5,952,002
                        ===      ============      ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                      SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Balloon                 1.08x      2.25x      1.30x     8.419%      114.7       42.27%      83.28%      73.12%
Hyperamortizing         1.07       2.06       1.44      8.378       112.2       46.26       77.72       64.82
Fully Amortizing        1.15       1.91       1.56      8.440       175.4       32.18       74.31       51.70
Total/Avg./Wtd.
Avg./Min/Max:           1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

               DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS




                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE      NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
LOAN-TO-VALUE      MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
RATIOS              LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
---------------- ----------- -------------- ------------ ------------- ------------- -------------
30.1 - 35.0%           1      $  3,958,717       0.51%    $3,958,717    $ 3,958,717   $3,958,717
40.1 - 45.0            1         2,098,154       0.27      2,098,154      2,098,154    2,098,154
45.1 - 50.0            2         6,191,748       0.80      1,195,296      4,996,452    3,095,874
50.1 - 55.0            3        10,989,750       1.42      2,487,612      4,528,629    3,663,250
55.1 - 60.0           15       113,498,262      14.67        509,136     36,811,929    7,566,551
60.1 - 65.0            9        30,863,293       3.99        918,314      8,172,391    3,429,255
65.1 - 70.0           21       112,635,736      14.56        419,956     27,222,688    5,363,606
70.1 - 75.0           37       201,857,950      26.09        610,400     23,197,884    5,455,620
75.1 - 80.0           39       285,795,163      36.94        736,304     55,600,000    7,328,081
80.1 - 85.0            2         5,871,467       0.76      2,778,395      3,093,072    2,935,733
                      --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       130      $773,760,240     100.00%    $  419,956    $55,600,000   $5,952,002
                     ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
30.1 - 35.0%         1.91x      1.91x      1.91x     8.910%      118.0       32.18%      32.18%      32.18%
40.1 - 45.0          1.54       1.54       1.54      8.875       118.0       42.27       42.27       42.27
45.1 - 50.0          2.06       2.25       2.10      8.541       117.8       46.26       49.60       46.90
50.1 - 55.0          1.55       1.73       1.65      8.220       140.3       52.93       54.81       53.75
55.1 - 60.0          1.29       1.98       1.46      8.369       111.4       55.43       60.00       57.53
60.1 - 65.0          1.17       1.76       1.36      8.691       104.0       62.86       64.88       63.68
65.1 - 70.0          1.21       2.04       1.40      8.386       116.1       65.21       69.99       67.92
70.1 - 75.0          1.15       1.50       1.29      8.498       115.0       70.05       74.89       72.61
75.1 - 80.0          1.07       1.47       1.27      8.333       113.9       75.17       80.00       78.43
80.1 - 85.0          1.08       1.18       1.13      8.556       210.3       81.24       83.28       82.31
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                         NUMBER OF                    CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                         MORTGAGED   CUT-OFF DATE      DATE          DATE           DATE           DATE
PROPERTY STATE          PROPERTIES      BALANCE       BALANCE       BALANCE        BALANCE       BALANCE
---------------------- ------------ -------------- ------------ -------------- -------------- -------------
California                   16      $148,711,704      19.22%    $    509,136   $36,811,929    $ 9,294,481
New Jersey                   16       123,910,461      16.01          418,432    55,600,000      7,744,404
Texas                        11        40,021,333       5.17          648,658    18,994,291      3,638,303
Virginia                     10        34,061,593       4.40          708,229     8,247,294      3,406,159
Illinois                      7        32,937,338       4.26          927,353     8,172,391      4,705,334
New York                      2        30,147,253       3.90        6,949,369    23,197,884     15,073,626
Nevada                        7        28,684,674       3.71        1,847,453     7,000,777      4,097,811
Michigan                      4        27,098,257       3.50        4,395,737     8,912,122      6,774,564
Maryland                      5        26,911,176       3.48        1,181,413     9,084,449      5,382,235
Arizona                       5        25,740,633       3.33          997,734    13,380,226      5,148,127
Pennsylvania                 17        25,182,754       3.25          216,587     7,535,472      1,481,338
Florida                       7        23,834,309       3.08          997,982     5,735,554      3,404,901
Colorado                      5        21,976,894       2.84        1,894,691    11,341,541      4,395,379
Minnesota                     2        20,145,106       2.60        3,828,648    16,316,458     10,072,553
Massachusetts                 1        18,463,148       2.39       18,463,148    18,463,148     18,463,148
North Carolina                6        17,610,646       2.28        1,576,942     5,947,737      2,935,108
Connecticut                   3        15,384,483       1.99        2,490,773     7,897,258      5,128,161
Kansas                        2        14,686,280       1.90        6,140,857     8,545,423      7,343,140
Georgia                       5        14,116,140       1.82        1,646,770     4,046,143      2,823,228
District of Columbia          3        11,888,463       1.54        2,417,857     5,827,835      3,962,821
Washington                    4        10,809,239       1.40        1,195,296     5,068,823      2,702,310
New Mexico                    1         9,924,254       1.28        9,924,254     9,924,254      9,924,254
New Hampshire                 2         9,077,638       1.17        2,988,062     6,089,576      4,538,819
Indiana                       3         9,070,547       1.17        1,428,062     4,943,454      3,023,516
Oklahoma                      2         8,473,739       1.10        1,736,728     6,737,011      4,236,870
Ohio                          2         4,929,744       0.64        1,088,138     3,841,605      2,464,872
Missouri                      2         4,568,950       0.59        1,123,850     3,445,100      2,284,475
Idaho                         5         4,458,627       0.58          419,956     1,988,786        891,725
Delaware                      1         3,989,267       0.52        3,989,267     3,989,267      3,989,267
Alabama                       1         3,973,509       0.51        3,973,509     3,973,509      3,973,509
Nebraska                      1         2,972,079       0.38        2,972,079     2,972,079      2,972,079
                             --      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:              158      $773,760,240     100.00%    $    216,587   $55,600,000    $ 4,897,217
                            ===      ============     ======



                                              WEIGHTED               WEIGHTED
                         MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                          DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                         SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                        COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE            RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
California                 1.15x      1.98x      1.35x     8.118%      112.6       42.27%      74.89%      66.63%
New Jersey                 1.07       1.38       1.23      8.245       120.8       57.51       83.28       76.71
Texas                      1.20       1.45       1.30      8.751       116.4       63.13       79.97       72.17
Virginia                   1.19       1.37       1.30      8.549       115.3       59.40       80.00       73.51
Illinois                   1.24       1.66       1.39      8.320       113.7       57.96       79.13       72.85
New York                   1.29       1.85       1.42      8.099       111.1       55.59       71.38       67.74
Nevada                     1.24       1.53       1.35      8.507       117.8       64.88       79.05       72.65
Michigan                   1.20       1.62       1.41      8.592       117.9       65.61       79.22       70.70
Maryland                   1.27       1.62       1.49      8.640       117.3       56.49       79.10       66.94
Arizona                    1.21       1.84       1.29      8.433       116.6       55.43       79.22       73.24
Pennsylvania               1.17       1.91       1.47      8.681       116.2       32.18       79.92       61.22
Florida                    1.24       1.60       1.30      8.622       116.2       63.16       77.71       71.07
Colorado                   1.24       1.46       1.31      8.948        86.6       58.56       75.61       69.44
Minnesota                  1.25       1.42       1.39      8.237       112.5       69.61       77.70       76.16
Massachusetts              1.53       1.53       1.53      9.030       115.0       57.70       57.70       57.70
North Carolina             1.24       1.33       1.26      8.463       117.6       73.16       79.09       76.18
Connecticut                1.29       2.06       1.55      8.605       118.0       46.26       79.07       65.89
Kansas                     1.27       1.32       1.29      8.681       111.5       71.81       79.24       74.92
Georgia                    1.26       1.55       1.36      8.387       138.9       52.93       79.47       71.37
District of Columbia       1.23       1.27       1.25      8.850        58.0       64.04       72.17       67.54
Washington                 1.21       2.25       1.40      7.992       113.7       49.60       77.98       72.27
New Mexico                 1.23       1.23       1.23      8.450       119.0       77.23       77.23       77.23
New Hampshire              1.25       1.42       1.36      8.507       116.0       72.88       77.57       76.03
Indiana                    1.18       1.34       1.25      8.661       113.2       62.91       77.12       70.27
Oklahoma                   1.22       1.36       1.33      8.606       116.0       73.15       79.67       74.49
Ohio                       1.31       1.76       1.41      8.219       114.5       64.01       75.33       72.83
Missouri                   1.21       1.23       1.21      8.350       117.2       65.21       77.51       68.24
Idaho                      1.26       2.04       1.45      8.355       180.6       66.96       75.91       69.39
Delaware                   1.28       1.28       1.28      8.080       117.0       77.92       77.92       77.92
Alabama                    1.73       1.73       1.73      8.760       112.0       54.81       54.81       54.81
Nebraska                   1.32       1.32       1.32      8.125       117.0       74.30       74.30       74.30
Total/Avg./Wtd.
 Avg./Min/Max:             1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS



                                             PERCENTAGE
                                                 OF
RANGE OF                                      AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
REMAINING         NUMBER OF                    CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
AMORTIZATION       MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE          DATE
TERMS (MOS)         LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE
---------------- ----------- -------------- ------------ ------------- ------------- -------------
111 - 130              1      $  3,958,717       0.51%    $3,958,717    $ 3,958,717   $3,958,717
171 - 190              1         1,939,532       0.25      1,939,532      1,939,532    1,939,532
211 - 230              1         1,988,786       0.26      1,988,786      1,988,786    1,988,786
231 - 250              2         3,405,926       0.44        918,314      2,487,612    1,702,963
271 - 290              5         4,003,089       0.52        419,956      1,181,413      800,618
291 - 310             15        98,217,922      12.69      2,914,283     13,946,089    6,547,861
311 - 330              1         5,735,554       0.74      5,735,554      5,735,554    5,735,554
331 - 360            104       654,510,715      84.59        509,136     55,600,000    6,293,372
                     ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       130      $773,760,240     100.00%    $  419,956    $55,600,000   $5,952,002
                     ===      ============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)         RATIO      RATIO      RATIO      RATE       (MOS.)       LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
111 - 130            1.91x      1.91x      1.91x     8.910%      118.0       32.18%      32.18%      32.18%
171 - 190            1.15       1.15       1.15      8.750       176.0       74.31       74.31       74.31
211 - 230            1.28       1.28       1.28      7.850       212.0       66.96       66.96       66.96
231 - 250            1.17       1.55       1.45      8.292       203.8       52.93       63.99       55.91
271 - 290            1.27       2.04       1.60      8.753       127.9       64.01       71.81       66.82
291 - 310            1.28       2.06       1.52      8.649       117.4       46.26       77.92       65.14
311 - 330            1.25       1.25       1.25      8.740       118.0       70.55       70.55       70.55
331 - 360            1.07       2.25       1.31      8.367       113.5       42.27       83.28       72.01
Total/Avg./Wtd.
 Avg./Min/Max:       1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY



                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
 60 -  83                 4      $ 23,230,004       3.00%    $2,417,857    $11,341,541    $5,807,501
 84 - 120               118       738,551,393      95.45        509,136     55,600,000     6,258,910
121 - 180                 5         4,409,373       0.57        419,956      1,939,532       881,875
181 - 240                 2         4,476,398       0.58      1,988,786      2,487,612     2,238,199
241 - 300                 1         3,093,072       0.40      3,093,072      3,093,072     3,093,072
                        ---      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:           130      $773,760,240     100.00%    $  419,956    $55,600,000    $5,952,002
                        ===      ============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  83               1.23x      1.27x      1.24x     9.123%       58.0       64.04%      75.61%      71.48%
 84 - 120               1.07       2.25       1.34      8.387       115.0       32.18       81.24       70.81
121 - 180               1.15       2.04       1.39      8.756       164.5       66.97       75.91       72.65
181 - 240               1.28       1.55       1.43      7.889       225.9       52.93       66.96       59.16
241 - 300               1.08       1.08       1.08      8.670       295.0       83.28       83.28       83.28
Total/Avg./Wtd.
Avg./Min/Max:           1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY



                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
 51 -  70                 4      $ 23,230,004       3.00%    $ 2,417,857   $11,341,541    $ 5,807,501
 71 -  90                 1        11,803,024       1.53      11,803,024    11,803,024     11,803,024
 91 - 110                12        81,347,677      10.51         708,229    36,811,929      6,778,973
111 - 120               105       645,400,691      83.41         509,136    55,600,000      6,146,673
151 - 170                 4         2,469,841       0.32         419,956       736,304        617,460
171 - 190                 1         1,939,532       0.25       1,939,532     1,939,532      1,939,532
211 - 230                 1         1,988,786       0.26       1,988,786     1,988,786      1,988,786
231 - 250                 1         2,487,612       0.32       2,487,612     2,487,612      2,487,612
271 - 295                 1         3,093,072       0.40       3,093,072     3,093,072      3,093,072
                        ---      ------------     ------
Total/Avg./Wtd.
Avg./Min/Max:           130      $773,760,240     100.00%    $   419,956   $55,600,000    $ 5,952,002
                        ===      ============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
 51 -  70               1.23x      1.27x      1.24x     9.123%       58.0       64.04%      75.61%      71.48%
 71 -  90               1.57       1.57       1.57      7.380        87.0       67.83       67.83       67.83
 91 - 110               1.19       1.85       1.37      8.007       106.1       55.59       79.27       64.47
111 - 120               1.07       2.25       1.34      8.453       116.6       32.18       81.24       71.66
151 - 170               1.26       2.04       1.58      8.762       155.4       66.97       75.91       71.34
171 - 190               1.15       1.15       1.15      8.750       176.0       74.31       74.31       74.31
211 - 230               1.28       1.28       1.28      7.850       212.0       66.96       66.96       66.96
231 - 250               1.55       1.55       1.55      7.920       237.0       52.93       52.93       52.93
271 - 295               1.08       1.08       1.08      8.670       295.0       83.28       83.28       83.28
Total/Avg./Wtd.
Avg./Min/Max:           1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS



                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                           NUMBER OF                    CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                            MORTGAGE   CUT-OFF DATE      DATE          DATE          DATE           DATE
PREPAYMENT PROVISION         LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------- ----------- -------------- ------------ ------------- -------------- -------------
Defeasance                    121      $727,600,244      94.03%    $   509,136   $55,600,000    $ 6,013,225
Greater of YM or 1% UPB         3        38,608,297       4.99         708,229    36,811,929     12,869,432
Greater of YM or 1% and
 a 1% Fee                       5         4,458,627       0.58         419,956     1,988,786        891,725
Other (a)                       1         3,093,072       0.40       3,093,072     3,093,072      3,093,072
                              ---      ------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:                130      $773,760,240     100.00%    $   419,956   $55,600,000    $ 5,952,002
                              ===      ============     ======



                                                 WEIGHTED               WEIGHTED
                            MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                             DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                            SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISION         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance                    1.07x      2.25x      1.34x     8.449%      114.3       32.18%      81.24%      71.45%
Greater of YM or 1% UPB       1.19       1.76       1.34      7.647       104.2       57.52       73.77       58.00
Greater of YM or 1% and
 a 1% Fee                     1.26       2.04       1.45      8.355       180.6       66.96       75.91       69.39
Other (a)                     1.08       1.08       1.08      8.670       295.0       83.28       83.28       83.28
Total/Avg./Wtd.
 Avg./Min/Max:                1.07x      2.25x      1.34x     8.409%      114.9       32.18%      83.28%      70.82%

-------
(a) Includes one mortgage loan with a lockout expiration date of 8/31/02, a defeasance expiration date of 3/31/10, a period which requires a penalty equal to the greater of YM or 1% that expires on 2/29/20, a period which requires a 1% penalty that expires on 11/30/24 and a period which allows for prepayment without penalty from 12/1/24 through the maturity of the mortgage loan.

                                                                         ANNEX B

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Detail                                               16
     Liquidated Loan Detail                                             17

================================================================================




                                  UNDERWRITER

================================================================================

     Deutsche Bank Securities Inc.
     31 West 52nd Street
     New York, NY 10019



     Contact:       Chris Battles
     Phone Number:  (212) 469-3671

================================================================================



                                  UNDERWRITER

================================================================================

     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004



     Contact:       Dan Sparks
     Phone Number:  (212) 902-2914

================================================================================



                                 MASTER SERVICER

================================================================================

     GMAC Commercial Mortgage Corp.
     200 Witmar Road
     Horsham, PA 10944



     Contact:       Coral I. Horstmeyer
     Phone Number:  (215) 328-1790

================================================================================


                                SPECIAL SERVICER

     GMAC Commercial Mortgage
     550 California Street, 12th Floor
     San Francisco, CA 94104


     Contact:       Henry Breber
     Phone Number:  (415) 835-9268




================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 1 of 17


================================================================================

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
                Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
  Class   CUSIP  Rate    Balance    Balance   Distribution  Distribution  Penalties   Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00%
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Penalties   Distribution  Amount
-------------------------------------------------------------------------------------------------------
   X                0.000000%      0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 2 of 17

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution   Penalties     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP        Amount   Distribution    Penalties     Amount
-------------------------------------------------------------------------
   X                   0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 3 of 17

WELLS FARGO LOGO

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                0.00
Advances paid from general collections


           SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees for Delinquent Payments Received      0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00



CERTIFICATE INTEREST RECONCILIATION

-----  -----------   -------------  -------------  -------------- -----------  ------------  --------  ------------  --------------
                     Net Aggregate                  Distributable                                                       Unpaid
Class   Accrued       Prepayment    Distributable   Certificate    Additional                             Total      Distributable
       Certificate     Interest      Certificate      Interest     Trust Fund   Interest      Excess     Interest     Certificate
        Interest       Shortfall      Interest       Adjustment     Expenses   Distribution  Interest  Distribution     Interest
-----  -----------   -------------  -------------  -------------- -----------  ------------  --------  ------------  --------------
 A-1     0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
 A-2     0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  X      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  B      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  C      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  D      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  E      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  F      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  G      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  H      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  J      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  K      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  L      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  M      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
  N      0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
 ----  -----------   -------------  -------------  -------------- -----------   -----------  --------  ------------  --------------
Total    0.00             0.00         0.00           0.00          0.00           0.00        0.00        0.00         0.00
====== ===========   =============  =============  ============== ===========   ===========  ========= ============  ==============



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 4 of 17

WELLS FARGO LOGO

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
        at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                                    0
Aggregate Stated Principal Balance of Loans before Distributions      0.00
Aggregate Stated Principal Balance of Loans after Distributions       0.00
Percentage of Cut-Off Date Principal Balance after Distributions      0.00%


Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Additional Trust Fund Expenses          0.00


Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00


Interest Reserve Account
     Deposits                                     0.00
     Withdrawals                                  0.00


APPRAISAL REDUCTIONS

 -----------------------------------------------------
               Appraisal       Date Appraisal
  Loan         Reduction         Reduction
 Number        Effected           Effected
 -----------------------------------------------------
                NONE















 -----------------------------------------------------
 TOTAL
 =====================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 5 of 17

WELLS FARGO LOGO

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                     GNAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000


                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------
                              Original Ratings                  Current Ratings (1)
Class        CUSIP     -------------------------------    -------------------------------
                         DCR   Fitch   Moody's   S&P        DCR   Fitch   Moody's   S&P
-----------------------------------------------------------------------------------------
 A-1
 A-2
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
-----------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Duff & Phelps Credit Rating Co.         Fitch IBCA, Inc.
55 East Monroe Street                   One State Street Plaza
Chicago, Illinois 60603                 New York, New York 10004
(312) 368-3100                          (212) 908-0500


Moody's Investors Service               Standard & Poor's Rating Services
99 Church Street                        55 Water Street
New York, New York 10007                New York, New York 10041
(212) 553-0300                          (212) 438-2000


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

WELLS FARGO LOGO

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                     GMAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         at www.ctslink.com/cmbs
-----------------------------------------

PAYMENT DATE:   09/17/2000
RECORD DATE:    08/31/2000

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                             AGE OF MOST RECENT NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Amortization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                            PAYMENT DATE:   09/17/2000
                                            RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount    Prepayment Premium     Yield Maintenance Premium
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17
--------------------------------------------------------------------------------

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
-------------------------------------------------  ---------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Amount       #   Amount      Coupon      Remit          WAM
------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Current      Outstanding
                Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number        Date         Advances      Advances        Date       Date
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled payment
      Than 1 Month Delinquent                   (Performing Matured Balloon)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  RE

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved
4 - Extension            9 - Pending Return
5 - Note Sale                to Master Servicer

** Outstanding P&I Advances include the current period advance

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                          Remaining
Distribution     NOI                 Note     Maturity   Amortization
   Date          Date      DSCR      Date       Date         Term
------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved
4 - Extension            9 - Pending Return
5 - Note Sale                to Master Servicer

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide Web
                                                 at www.ctslink.com/cmbs
                                       -----------------------------------------
                                           PAYMENT DATE:   09/17/2000
                                           RECORD DATE:    08/31/2000

--------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
        Aggregate        Net        Net Proceeds              Repurchased
 Loan  Liquidation   Liquidation     as a % of      Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
-------------------------------------------------------------------------













------------------------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 17 of 17

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C2
                                                    DELINQUENT LOAN STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                      TOTAL               OTHER
                NAME                             SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES            CURRENT   CURRENT
PROSPECTUS      (WHEN     PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES  (TAXES &    TOTAL   MONTHLY  INTEREST
    ID      APPROPRIATE)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE   ESCROW)  EXPOSURE    P&I      RATE
------------------------------------------------------------------------------------------------------------------------------------


90 +DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


CURRENT & AT SPECIAL SERVICER


FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan)
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
           LTM             ***CAP    VALUE USING
MATURITY   NOI  LTM   LTM    RATE   NOI & CAP
  DATE    DATE  NOI  DSCR  ASSIGNED   RATE
-----------------------------------------------















-----------------------------------------------




-----------------------------------------------

-----------------------------------------------

                               GMAC Commercial Mortgage Securities, Inc.
                                             Series 2000-C2

                                    DELINQUENT LOAN STATUS REPORT
                                           AS OF _________


             APPRAISAL                                  TOTAL
VALUATION     BPO OR       LOSS USING                 APPRAISAL                 SHORT NAME
  DATE       INTERNAL     90% APPR. OR   ESTIMATED    REDUCTION   PROSPECTUS      (WHEN       PROPERTY   CITY   STATE   TRANSFER
              VALUE**        BPO (F)     RECOVERY %    REALIZED       ID        APPROPRIATE)    TYPE                      DATE





              FCL     EXPECTED
RESOLUTION   START    FCL SALE    WORKOUT   COMMENTS
   DATE       DATE      DATE      STRATEGY






                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2000-C2
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------

                                                 BALANCE WHEN  BALANCE AT THE
                                                    SENT TO    EFFECTIVE DATE         # MTHS
PROSPECUTS                    MOD /      EFFECT     SPECIAL          OF         OLD  FOR RATE   NEW                          OLD
    ID      CITY  STATE  EXTENSION FLAG   DATE     SERVICER    REHABILITATION  RATE   CHANGE   RATE   OLD P&I  NEW P&I    MATURITY
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:


                                      # OF LOANS            $BALANCE
Modifications:
Maturity Date Extensions:

Total:


 *  The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
                                      (2)
           TOTAL #      (1)       EST. FUTURE
          MTHS FOR   REALIZED    INTEREST LOSS
   NEW    CHANGE OF   LOSS TO     TO TRUST $
MATURITY     MOD      TRUST $  (RATE REDUCTION)  COMMENT
-----------------------------------------------------------




















-----------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                               2000-C2
                                   HISTORICAL LOSS ESTIMATE REPORT (REO - SOLD OR DISCOUNTED PAYOFF)
                                                     AS OF ____________________
-----------------------------------------------------------------------------------------------------------------------------

               SHORT                             %         LATEST
               NAME                           RECEIVED    APPRAISAL   EFFECTIVE         NET AMT.                TOTAL
PROSPECTUS    (WHEN    PROPERTY                 FROM     OR BROKERS    DATE OF   SALES  RECEIVED   SCHEDULED     P&I      TOTAL
    ID     APPROPRIATE)  TYPE    CITY  STATE    SALE       OPINION      SALE     PRICE  FROM SALE   BALANCE   ADVANCED  EXPENSES
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
This Report is Historical.
-----------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

TOTAL ALL LOANS:                                                             $ -       $ -       $ -         $ -       $ -

CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT MONTH:                                                         $ -       $ -       $ -         $ -       $ -

---------------------------------------------------------------------------
                                               DATE
                     ACTUAL   DATE             MINOR     TOTAL      LOSS
SERVICING            LOSSES   LOSS    MINOR    ADJ.      LOSS       % OF
  FEES        NET    PASSED  PASSED  ADJ. TO  PASSED     WITH     SCHEDULED
EXPENSES   PROCEEDS   THRU    THRU    TRUST    THRU   ADJUSTMENT   BALANCE
---------------------------------------------------------------------------

---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------
              $ -      $ -                                $ -
---------------------------------------------------------------------------

     $ -      $ -      $ -             $ -                $ -


---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
     $ -      $ -      $ -                                $ -


                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2000-C2
                                                          REO STATUS REPORT
                                                     AS OF ____________________
----------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                      TOTAL               OTHER
                NAME                             SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES             CURRENT
PROSPECTUS      (WHEN     PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES   (TAXES      TOTAL   MONTHLY  MATURITY
    ID      APPROPRIATE)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE  & ESCROW)  EXPOSURE    P&I      DATE
----------------------------------------------------------------------------------------------------------------------------------






















(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
----------------------------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by third party.


------------------------------------------------------------------------------------------------------------------------------------
               CAP                   VALUE   APPRAISAL                           TOTAL
LTM    LTM     RATE                  USING    BPO OR    LOSS USING  ESTIMATED  APPRAISAL                REO        PENDING
NOI    NOI/   ASSIGN    VALUATION    NOI &   INTERNAL    92% APPR.  RECOVERY   REDUCTION  TRANSFER  ACQUISITION  RESOLUTION
DATE   DSC      ***       DATE     CAP RATE   VALUE**   OR BPO (F)      %      REALIZED     DATE       DATE         DATE    COMMENTS
------------------------------------------------------------------------------------------------------------------------------------

























----------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2000-C2
                                                         SERVICER WATCH LIST
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                    SHORT NAME                                        SCHEDULED                    MATURITY    LTM   COMMENT/ REASON
PROSPECTUS ID   (WHEN APPROPRIATE)   PROPERTY TYPE   CITY   STATE   LOAN BALANCE   PAID THRU DATE    DATE     DSCR    ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.










Total:                                                                 $

*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                             SERIES 2000-C2
                                                 COMPARATIVE FINANCIAL STATUS REPORT
                                                     AS OF ____________________
                                                                    ORIGINAL UNDERWRITING          2ND PRECEDING ANNUAL OPERATING
                                                                         INFORMATION                          INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                             BASIS YEAR                          AS OF _______           NORMALIZED

                           Last
                         Property  Scheduled  Paid  Annual   Financial                           Financial
Prospectus                Inspect    Loan     Thru   Debt     Info as    %    Total    $          Info as    %    Total    $
    ID      City  State    Date     Balance   Date  Service   of Date   Occ  Revenue  NOI  DSCR   of Date   Occ  Revenue  NOI  DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                          yy/mm                                yy/mm                               yy/mm

List all loans currently in deal with or without information largest to smallest loan








Total:                                $               $                  WA  $         $    WA               WA    $       $    WA

-----------------------------------------------------------------------------------------------------------------------------------


                                                        Received             Required
Financial Information:                                Loans      Balance       Loans     Balance
                                                   #       %    $      %     #      %   $       %
Current Full Year:
Current Full Yr. received with DSC <1:
Prior Full Year:
Prior Full Yr. received with DSC <1:
Quarterly Financials:

(1) Net change should compare the latest year to the underwriting year
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     PRECEDING ANNUAL OPERATING         TRAILING FINANCIAL
             INFORMATION                    INFORMATION                 NET CHANGE
-------------------------------------------------------------------------------------
AS OF _______           NORMALIZED      MONTH REPORTED   ACTUAL     PRECEDING & BASIS

Financial                            FS     FS                              %
 Info as    %    Total    $         Start   End   Total    $    %    %    Total
 of Date   Occ  Revenue  NOI  DSCR  Date   Date  Revenue  NOI  DSC  Occ  Revenue  DSC
-------------------------------------------------------------------------------------
yy/mm                               yy/mm  yy/mm




           WA    $        $    WA           WA     $      $    WA   WA      $     WA

-------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C2
                                                OPERATING STATEMENT ANALYSIS REPORT
                                                    AS OF ______________________
PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         UNDERWRITING     199_        199_        2000       YTD
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.

                                                                                               NO. OF MOS.
                                             -------------------------------------------------------------------------------------
INCOME:                                                                PRIOR YEAR  CURRENT YR.
 Number of Mos. Annualized                   -------------------------------------------------------------------------------------
 Period Ended                                Underwriting     199_        199_        2000     2000 YTD**     199_-Base  199_-199_
 Statement Classification                      Base Line   Normalized  Normalized  Normalized   as of / /96    Variance  Variance
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00       $0.00       $0.00      $0.00         $0.00           %          %
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                             -------------------------------------------------------------------------------------
                                             ** Servicer will not be expected to "Normalize" these YTD numbers.
                                             -------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00       $0.00       $0.00      $0.00         $0.00           %          %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00       $0.00       $0.00      $0.00         $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00       $0.00       $0.00      $0.00         $0.00                 $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00       $0.00       $0.00      $0.00         $0.00

DEBT SERVICE (PER SERVICER)                      $0.00       $0.00       $0.00      $0.00         $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00       $0.00       $0.00      $0.00         $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND  ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income need to be broken down, whenever possible differently for each property type as follows: Retail: 1) Base Rent
2)Percentage rents on cashflow Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid  3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C2
                                                  NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                                                    AS OF $______________________
PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                             BORROWER         ADJUSTMENT       NORMALIZED
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.



INCOME:
 Number of Mos. Annualized                     "YEAR"
 Period Ended                                -------------------------------------------------------------------------------------
 Statement Classification                     BORROWER                           ADJUSTMENT                         NORMALIZED
 Rental Income (Category 1)                    ACTUAL
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00                              $0.00                             $0.00
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                             -------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00                   $0.00                    $0.00

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00                   $0.00                    $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00                   $0.00                    $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00                   $0.00                    $0.00

DEBT SERVICE (PER SERVICER)                      $0.00                   $0.00                    $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00                   $0.00                    $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND  ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for an "Normalization" of the Borrowers numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT
------------------------------------------------------------------------------------------------------------------------------------

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $698,318,000 (APPROXIMATE BALANCE)         AUGUST 8, 2000
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C2

APPROXIMATE SECURITIES STRUCTURE:


                             APPROXIMATE    EXPECTED CREDIT       EXPECTED         EXPECTED
           EXPECTED RATING  FACE/NOTIONAL       SUPPORT       WEIGHTED AVERAGE     PAYMENT
CLASS (a)     S&P/FITCH      AMOUNT (MM)       (% OF UPB)      LIFE (YEARS)(b)    WINDOW (b)
--------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
 A1            AAA/AAA         $123.8            21.250%            5.62          9/00-4/09
 A2            AAA/AAA          485.5            21.250             9.56          4/09-6/10
 B              AA/AA            30.9            17.250             9.83          6/10-6/10
 C               A/A             28.0            13.625             9.86          6/10-7/10
 D              A-/A-            10.6            12.250             9.91          7/10-7/10
 E             BBB/BBB           19.3             9.750             9.91          7/10-7/10
PRIVATELY OFFERED CLASSES (c)

--------------------------------------------------------------------------------
 F
 G
 H
 J
 K
 L
 M
 N
 O
 X(d)
   TOTAL SECURITIES:  $773.7
--------------------------------------------------------------------------------

(a) Class A1 is expected to have a fixed pass-through rate. Classes A2 through D are expected to have a fixed pass-through rate subject to a cap equal to the weighted average Net Mortgage Pass-Through Rate. Class E is expected to have a pass-through rate equal to the weighted average Net Mortgage Pass-Through Rate.
(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.
(c)  Not offered hereby.
(d)  Notional amount on interest only class.


KEY FEATURES:
Lead Managers:              Goldman, Sachs & Co.
                            Deutsche Banc Alex. Brown
Collateral Contributors:    GMAC Commercial Mortgage Corporation (44.31%)
                            German American Capital Corporation (DB) (31.90%)
                            Archon Financial, L.P. (GSMC) (23.79%)
Collateral:                 128 Mortgage Loans ($684,220,240) and 1 Freddie Mac
                            Multifamily Gold Participation Certificate
                            ($89,540,000)
Master Servicer:            GMAC Commercial Mortgage Corporation
Special Servicer:           GMAC Commercial Mortgage Corporation
Trustee:                    Wells Fargo Bank Minnesota, N.A.
Launch:                     August 2000
Pricing:                    August 2000
Closing:                    August 2000
Cut-Off Date:               August 1st, 5th and 10th
Distribution Date:          16th of each month, or following business day
                            (commencing September 18, 2000)
Payment Delay:              15 days
ERISA Eligible:             Classes A1 and A2 are expected to be ERISA
                            eligible subject to certain conditions for
                            eligibility.
SMMEA Eligible:             Classes A1, A2, and B are expected to be
                            SMMEA securities upon issuance.
Structure:                  Sequential pay
Day Count:                  30/360
Tax Treatment:              REMIC
Rated Final Distribution
 Date:                      August 2033
Clean up Call:              1.0%
Minimum Denominations:      Publicly Offered Classes: $25,000 & $1
Delivery:                   DTC

================================================================================

COLLATERAL FACTS:
Cut-Off Date Loan Principal Balance:           $773,760,240
Number of Mortgage Loans:                               130
Number of Mortgaged Properties:                         158
Average Mortgage Loan Cut-Off Date Balance:      $5,952,002
Weighted Average Current Mortgage Rate:              8.409%
Weighted Average Loan U/W DSCR (a) (b):               1.34x


Weighted Average Loan Cut-Off Date LTV Ratio
(a)(b):                                              70.82%
Weighted Average Remaining Term to Maturity
(months):                                             114.9
Weighted Average Remaining Amortization Term
(months):                                             344.8
Weighted Average Seasoning (months):                      5
Prepayment Lockout / Defeasance as % of Total:       94.03%
Balloon Loans as % of Total (c):                     98.66%
Single Largest Asset as % of Total:                  11.57%
Five Largest Assets as % of Total:                   26.67%
Ten Largest Assets as % of Total:                    37.15%
(a) Excluding the underlying loans of the Freddie Mac Multifamily Gold PC, the Weighted Average DSCR and Weighted Average LTV would be 1.36x and 69.67% respectively.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.
(c) Includes 22 ARD loans totaling $187.4 mm and 24.22% of the Mortgage Loan Cut-Off date balance.

TEN LARGEST ASSETS OR SPONSORS:

                                    CURRENT    % BY LOAN                   PROPERTY
LOAN                                BALANCE     POOL UPB   LTV    DSCR       TYPE
------------------------------------------------------------------------------------------
Freddie Mac Multifamily Gold PC   $89,540,000    11.57%   79.61%  1.21x   Multifamily
Technology Station                 36,811,929     4.76    57.52   1.33    Office
Burbank Multifamily Portfolio (b)  29,617,195     3.83    72.86   1.21    Multifamily
Rialto Building                    27,222,688     3.52    69.61   1.28    Office
Centereach Mall                    23,197,884     3.00    71.38   1.29    Anchored Retail
One Shoreline Plaza                18,994,291     2.45    71.18   1.32    Office
Sherburne Portfolio                18,463,148     2.39    57.70   1.53    Retail
Rochester Village Apartments       16,316,458     2.11    77.70   1.42    Multifamily
536 & 544 Fayette Street           13,946,089     1.80    57.51   1.38    Industrial
Ahwatukee Palms Shopping Ctr.      13,380,226     1.73    75.17   1.21    Anchored Retail
                                 ------------    -----
TOTAL/WTD. AVG.(a)               $287,489,908    37.15%   71.12%  1.29x
------------------------------------------------------------------------------------------

(a) Excluding the underlying loans of the Freddie Mac Multifamily Gold PC the Top 10 Weighted Average LTV and Weighted Average DSCR would be 67.29% and 1.32x respectively.
(b) Related sponsor including the $20.98 million Parc Point Apartments and $8.64 million Oaks Apartment loans.

FREDDIE MAC MULTIFAMILY GOLD PARTICIPATION CERTIFICATE (a):
Cut-Off Date Certificate Balance:                $89,540,000
PC Coupon                                             7.375%
Remaining Term to Maturity (months):                   117.0
Remaining Amortization Term (months):                  360.0
Prepayment:                               Lockout/Defeasance
(a) There are 2 underlying loans to the Freddie Mac Multifamily Gold PC that are collateralized by 5 multifamily properties in New Jersey with a Cross Collateralized DSCR of 1.21x and Cross Collateralized LTV of 79.61%.

SELECTED LOAN DATA:

                   NUMBER OF    LOAN POOL CUT-OFF DATE BALANCE
 GEOGRAPHIC        MORTGAGED  -----------------------------------
 DISTRIBUTION      PROPERTIES  (MM)     % BY UPB   WTD. AVG. DSCR
-----------------------------------------------------------------
 California            16     $148.7      19.22%        1.35x
 New Jersey            16      123.9      16.01         1.23
 Texas                 11       40.0       5.17         1.30
 Virginia              10       34.1       4.40         1.30
 Illinois               7       32.9       4.26         1.39
 New York               2       30.1       3.90         1.42
 Other (a)             96      364.0      47.04         1.37
                     ----      -----    -------
 TOTAL/WTD. AVG.      158     $773.8     100.00%        1.34X
-----------------------------------------------------------------
      (a) Includes 24 states and the District of Columbia.

                   NUMBER OF    LOAN POOL CUT-OFF DATE BALANCE
                   MORTGAGED  -----------------------------------
 PROPERTY TYPE     PROPERTIES  (MM)     % BY UPB   WTD. AVG. DSCR
-----------------------------------------------------------------
 Multifamily           54     $232.5      30.05%        1.28x
 Retail (a)            51      228.4      29.51         1.33
 Office                26      185.8      24.02         1.32
 Lodging                9       61.5       7.95         1.60
 Industrial            13       59.7       7.71         1.36
 Mixed Use              1        3.1       0.41         1.45
 Self-Storage           3        1.7       0.22         1.72
 Mobile Home Park       1        1.0       0.13         1.84
                      ---     ------     ------
 TOTAL/WTD. AVG.      158     $773.8     100.00%        1.34X
-----------------------------------------------------------------
     (a) Includes 27 properties for a total of $150.1 million (65.72% of total) that are Anchored Retail.

     All calculations include the underlying loan and property information of the Freddie Mac Gold PC


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

[]   For purposes of calculating principal distributions of the Certificates:


     -- Available principal will be allocated sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K, L, M, N, and O certificates.


     -- In case the principal balance of the Class O, N, M, L, K, J, H, G, F, E, D, C, and B, in that order, have been reduced to zero due to the allocation of principal losses, then A1 and A2 will be allocated principal pro rata.


[] Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1 and A2 certificates each month.


[] Each Class will be subordinate to the Class A1, A2, and X and to each Class with an earlier alphabetic designation than such Class. Each of the Class A1, A2, and X Certificates will be of equal priority.


[]   All Classes will pay interest on a 30/360 basis.


[] Principal Losses will be allocated in reverse alphabetical order to Class O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2.


[] The Master Servicer will cover net prepayment interest shortfalls on the loans other than the underlying loans of the Freddie Mac Multifamily Gold PC, provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to 2 basis points per annum on the principal balance of such loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.


[] Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.


[] The Freddie Mac Multifamily Gold Participation Certificate is a mortgage pass-through security issued and guaranteed by Freddie Mac. The Freddie Mac Multifamily Gold PC represents an undivided beneficial ownership interest in two multifamily mortgage loans secured by five mortgaged properties. Freddie Mac guarantees (i) the timely payment of interest at the PC Coupon rate, (ii) the timely payment of scheduled principal, and (iii) the ultimate collection of all principal on the underlying loans by the payment date occurring in the same month as the maturity date of such loans.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

[] A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

          ---------------------------------------------------------------------

          Prepayment                      (Pass-Through Rate - Discount Rate)
          Premium Allocation      =       -----------------------------------
          Percentage                      (Mortgage Rate - Discount Rate)

          ---------------------------------------------------------------------

[] The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

[] In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

Allocation of Prepayment Premiums Example

          Discount Rate Fraction Methodology:
          Mortgage Rate                            =  8%
          Bond Class Rate                          =  6%
          Treasury Rate                            =  5%
          % of Principal Distributed to Class      =  100%

     BOND CLASS ALLOCATION            CLASS X ALLOCATION
     ---------------------------------------------------------------------------

     6% - 5% x 100%    =  33 1/3%     Receives excess premiums = 66 2/3% thereof
     -------
     8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.


This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a)(b)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                AUGUST       AUGUST        AUGUST       AUGUST        AUGUST       AUGUST        AUGUST       AUGUST
RESTRICTIONS               2000         2001          2002         2003          2004         2005          2006         2007
--------------------------------------------------------------------------------------------------------------------------------
Locked out                 99.42%       99.43%        98.20%       16.20%         4.83%        0.00%         0.00%        0.00%
Defeasance                  0.00         0.00          1.24        83.25         94.49        94.34         94.35        92.83
Yield Maintenance           0.58         0.57          0.56         0.55          0.68         5.66          5.65         5.10
3.00 - 3.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
2.00 - 2.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
1.00 - 1.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.53
--------------------------------------------------------------------------------------------------------------------------------
Open                        0.00         0.00          0.00         0.00          0.00         0.00          0.00         1.54
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                     100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%      100.00%
UPB ($MM)                 773.76       768.15        761.56       754.35        746.68       715.68        706.59       696.70
% OF INITIAL UPB          100.00%       99.28%        98.42%       97.49%        96.50%       92.49%        91.32%       90.04%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                AUGUST       AUGUST        AUGUST       AUGUST        AUGUST       AUGUST        AUGUST       AUGUST
RESTRICTIONS               2008         2009          2010         2011          2012         2013          2014         2015
--------------------------------------------------------------------------------------------------------------------------------
Locked out                  0.00%        0.00%         0.00%        0.00%         0.00%        0.00%         0.00%        0.00%
Defeasance                 93.89        92.73         30.49        29.01         27.16        33.19         29.50        24.70
Yield Maintenance           5.17         0.00         32.46        33.96         35.83        51.12         56.13        62.84
3.00 - 3.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
2.00 - 2.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
1.00 - 1.99%                0.52         0.55         37.05        37.04         37.02        15.69         14.37        12.46
--------------------------------------------------------------------------------------------------------------------------------
Open                        0.41         6.72          0.00         0.00          0.00         0.00          0.00         0.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                     100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%      100.00%
UPB ($MM)                 675.56       617.23          8.62         8.10          7.54         5.18          4.61         4.01
% OF INITIAL UPB           87.31%       79.77%         1.11%        1.05%         0.97%        0.67%         0.60%        0.52%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                AUGUST       AUGUST        AUGUST       AUGUST        AUGUST       AUGUST        AUGUST       AUGUST
RESTRICTIONS               2016         2017          2018         2019          2020         2021          2022         2023
--------------------------------------------------------------------------------------------------------------------------------
Locked out                  0.00%        0.00%         0.00%        0.00%         0.00%        0.00%         0.00%        0.00%
Defeasance                 22.65        19.81         15.19         7.68          0.00         0.00          0.00         0.00
Yield Maintenance          68.30        75.88         84.81        92.32          0.00         0.00          0.00         0.00
3.00 - 3.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
2.00 - 2.99%                0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
1.00 - 1.99%                9.05         4.32          0.00         0.00        100.00       100.00        100.00       100.00
--------------------------------------------------------------------------------------------------------------------------------
Open                        0.00         0.00          0.00         0.00          0.00         0.00          0.00         0.00
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                     100.00%      100.00%       100.00%      100.00%       100.00%      100.00%       100.00%      100.00%
UPB ($MM)                   3.59         3.13          2.70         2.38          2.09         1.98          1.86         1.73
% OF INITIAL UPB            0.46%        0.40%         0.35%        0.31%         0.27%        0.26%         0.24%        0.22%
--------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.
(b) Differences in totals may exist due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)

 (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE, YIELD MAINTENANCE
               AND PENALTY PERIOD THEN RUN AT THE INDICATED CPRs)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
        0% CPR         25% CPR        50% CPR       75% CPR        100% CPR
--------------------------------------------------------------------------------
 A1      5.62           5.61           5.60           5.59           5.51
 A2      9.56           9.55           9.53           9.51           9.35
 B       9.83           9.83           9.83           9.83           9.66
 C       9.86           9.84           9.83           9.83           9.66
 D       9.91           9.91           9.89           9.83           9.66
 E       9.91           9.91           9.91           9.89           9.71
--------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------


                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                                  WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE                     WEIGHTED  AVERAGE       TERM TO    CUT-OFF
 RANGE OF CUT-OFF DATE      MORTGAGE     CUT-OFF DATE      CUT-OFF    AVERAGE CUT-OFF   AVERAGE   MORTGAGE     MATURITY    DATE LTV
 BALANCES                     LOANS        BALANCE      DATE BALANCE    DATE BALANCE      DSCR      RATE         (MOS)      RATIO
-----------------------------------------------------------------------------------------------------------------------------------
$      419,956 - 499,999        1       $    419,956         0.05%     $    419,956       1.53x     9.000%        156.0      69.99%
       500,000 - 999,999        8          6,181,280         0.80           772,660       1.45      8.871         127.5      67.78
   1,000,000 - 1,999,999       19         28,180,779         3.64         1,483,199       1.33      8.568         125.5      70.02
   2,000,000 - 2,999,999       22         55,471,257         7.17         2,521,421       1.35      8.509         119.3      70.40
   3,000,000 - 3,999,999       23         80,617,116        10.42         3,505,092       1.36      8.445         119.8      69.41
   4,000,000 - 4,999,999       10         46,093,802         5.96         4,609,380       1.40      8.496         115.6      66.23
   5,000,000 - 5,999,999        7         39,849,281         5.15         5,692,754       1.32      8.621         107.8      69.63
   6,000,000 - 6,999,999       10         64,554,796         8.34         6,455,480       1.48      8.419         116.0      70.85
   7,000,000 - 7,999,999        5         37,806,469         4.89         7,561,294       1.42      8.585         117.8      70.48
   8,000,000 - 8,999,999        7         60,325,303         7.80         8,617,900       1.24      8.526         113.8      72.81
   9,000,000 - 9,999,999        2         19,008,703         2.46         9,504,352       1.38      8.474         118.5      72.72
 10,000,000 - 11,999,999        5         56,402,021         7.29        11,280,404       1.38      8.477          99.7      74.85
 12,000,000 - 13,999,999        2         27,326,314         3.53        13,663,157       1.30      8.570         116.0      66.16
 14,000,000 - 16,999,999        1         16,316,458         2.11        16,316,458       1.42      8.150         111.0      77.70
 17,000,000 - 19,999,999        2         37,457,439         4.84        18,728,720       1.42      9.000         117.0      64.54
 20,000,000 - 24,999,999        2         44,174,649         5.71        22,087,325       1.25      8.118         114.8      71.95
 25,000,000 - 49,999,999        3         97,974,618        12.66        32,658,206       1.27      8.003         112.4      68.31
$50,000,000 - 55,600,000        1         55,600,000         7.19        55,600,000       1.23      8.100         117.0      80.00
                              ---       ------------       ------

TOTAL/WTD. AVG.               130       $773,760,240       100.00%     $  5,952,002       1.34X     8.409%        114.9      70.82%
                              ===       ============       ======

-----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (a)
--------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                  PERCENTAGE                                    WEIGHTED     REMAINING     AVERAGE
                      NUMBER OF                  OF AGGREGATE                       WEIGHTED    AVERAGE       TERM TO      CUT-OFF
                      MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   AVERAGE CUT-OFF     AVERAGE     MORTGAGE     MATURITY     DATE LTV
PROPERTY STATE        PROPERTIES     BALANCE        BALANCE       DATE BALANCE        DSCR         RATE        (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
California              16        $148,711,704       19.22%        $9,294,481         1.35x       8.118%       112.6        66.63%
New Jersey              16         123,910,461       16.01          7,744,404         1.23        8.245        120.8        76.71
Texas                   11          40,021,333        5.17          3,638,303         1.30        8.751        116.4        72.17
Virginia                10          34,061,593        4.40          3,406,159         1.30        8.549        115.3        73.51
Illinois                 7          32,937,338        4.26          4,705,334         1.39        8.320        113.7        72.85
New York                 2          30,147,253        3.90         15,073,626         1.42        8.099        111.1        67.74
Nevada                   7          28,684,674        3.71          4,097,811         1.35        8.507        117.8        72.65
Michigan                 4          27,098,257        3.50          6,774,564         1.41        8.592        117.9        70.70
Maryland                 5          26,911,176        3.48          5,382,235         1.49        8.640        117.3        66.94
Arizona                  5          25,740,633        3.33          5,148,127         1.29        8.433        116.6        73.24
Pennsylvania            17          25,182,754        3.25          1,481,338         1.47        8.681        116.2        61.22
Florida                  7          23,834,309        3.08          3,404,901         1.30        8.622        116.2        71.07
Colorado                 5          21,976,894        2.84          4,395,379         1.31        8.948         86.6        69.44
Minnesota                2          20,145,106        2.60         10,072,553         1.39        8.237        112.5        76.16
Massachusetts            1          18,463,148        2.39         18,463,148         1.53        9.030        115.0        57.70
North Carolina           6          17,610,646        2.28          2,935,108         1.26        8.463        117.6        76.18
Connecticut              3          15,384,483        1.99          5,128,161         1.55        8.605        118.0        65.89
Kansas                   2          14,686,280        1.90          7,343,140         1.29        8.681        111.5        74.92
Georgia                  5          14,116,140        1.82          2,823,228         1.36        8.387        138.9        71.37
District of Columbia     3          11,888,463        1.54          3,962,821         1.25        8.850         58.0        67.54
Washington               4          10,809,239        1.40          2,702,310         1.40        7.992        113.7        72.27
New Mexico               1           9,924,254        1.28          9,924,254         1.23        8.450        119.0        77.23
New Hampshire            2           9,077,638        1.17          4,538,819         1.36        8.507        116.0        76.03
Indiana                  3           9,070,547        1.17          3,023,516         1.25        8.661        113.2        70.27
Oklahoma                 2           8,473,739        1.10          4,236,870         1.33        8.606        116.0        74.49
Ohio                     2           4,929,744        0.64          2,464,872         1.41        8.219        114.5        72.83
Missouri                 2           4,568,950        0.59          2,284,475         1.21        8.350        117.2        68.24
Idaho                    5           4,458,627        0.58            891,725         1.45        8.355        180.6        69.39
Delaware                 1           3,989,267        0.52          3,989,267         1.28        8.080        117.0        77.92
Alabama                  1           3,973,509        0.51          3,973,509         1.73        8.760        112.0        54.81
Nebraska                 1           2,972,079        0.38          2,972,079         1.32        8.125        117.0        74.30
                       ---        ------------      ------

TOTAL/WTD. AVG.        158        $773,760,240      100.00%        $4,897,217         1.34X       8.409%       114.9        70.82%
                       ===        ============      ======

-----------------------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.


This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
THE PURPOSE OF EDGAR FILING.]

                      MAP
                    -------

WA 1.40%           MN 2.60%           PA 3.25%
ID 0.58%           MO 0.59%           VA 4.40%
NV 3.71%           IL 4.26%           NC 2.28%
CA 19.22%          MI 3.50%           NH 1.17%
AZ 3.33%           IN 1.17%           MA 2.39%
CO 2.84%           AL 0.51%           CT 1.99%
NM 1.28%           OH 0.64%           NJ 16.01%
NB 0.38%           GA 1.82%           DE 0.52%
KS 1.90%           FL 3.08%           MD 3.48%
OK 1.10%           NY 3.90%           DC 1.54%
TX 5.17%


[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
THE PURPOSE OF EDGAR FILING.]

                  PIE CHART
                  ---------

          CALIFORNIA         19.22%
          NEW JERSEY         16.01%
          TEXAS               5.17%
          VIRGINIA            4.40%
          ILLINOIS            4.26%
          NEW YORK            3.90%
          NEVADA              3.71%
          MICHIGAN            3.50%
          OTHER (a)          39.83%


(a) Other includes 22 states and District of Columbia.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                   PERCENTAGE                                   WEIGHTED     REMAINING    AVERAGE
                      NUMBER OF                   OF AGGREGATE     AVERAGE        WEIGHTED       AVERAGE       TERM TO    CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE       AVERAGE      MORTGAGE      MATURITY    DATE LTV
PROPERTY TYPE         PROPERTIES     BALANCE         BALANCE       BALANCE          DSCR          RATE         (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                54      $232,479,207       30.05%     $4,305,170         1.28x         8.142%        116.8       76.28%
Retail (a)                 51       228,366,164       29.51       4,477,768         1.33          8.557         114.8       70.75
Office                     26       185,846,814       24.02       7,147,954         1.32          8.391         111.1       67.12
Lodging                     9        61,523,679        7.95       6,835,964         1.60          8.697         118.0       65.79
Industrial                 13        59,665,412        7.71       4,589,647         1.36          8.673         116.5       66.45
Mixed Use                   1         3,147,693        0.41       3,147,693         1.45          7.580          99.0       77.72
Self-Storage                3         1,733,538        0.22         577,846         1.72          9.000         156.0       69.41
Mobile Home Park            1           997,734        0.13         997,734         1.84          8.625         115.0       55.43
                          ---      ------------      ------

TOTAL/WTD. AVG.           158      $773,760,240      100.00%     $4,897,217         1.34X         8.409%        114.9       70.82%
                          ===      ============      ======

-----------------------------------------------------------------------------------------------------------------------------------

a) Includes 27 properties for a total of $150.1 million (65.72% of total) that are Anchored Retail.

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
THE PURPOSE OF EDGAR FILING.]

                                    PIE CHART
                                    ---------

                          Multifamily            30.05%
                          Retail                 29.51%
                          Office                 24.02%
                          Lodging                 7.95%
                          Industrial              7.71%
                          Mixed Use               0.41%
                          Self-Storage            0.22%
                          Mobile Home Park        0.13%



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                          WEIGHTED
                                                                                                           AVERAGE
                                                PERCENTAGE                                                REMAINING      WEIGHTED
RANGE OF DEBT     NUMBER OF                  OF AGGREGATE      AVERAGE                      WEIGHTED       TERM TO        AVERAGE
SERVICE           MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE      MATURITY     CUT-OFF DATE
COVERAGE RATIOS     LOANS        BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE     (MOS)        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
  1.00-1.10x          2      $  6,480,761         0.84%      $3,240,380        1.07x          8.577%        199.9          79.10%
  1.11-1.20           8        53,047,845         6.86        6,630,981        1.19           8.257         118.8          78.44
  1.21-1.30          58       366,421,788        47.36        6,317,617        1.25           8.446         112.9          74.10
  1.31-1.40          26       164,514,650        21.26        6,327,487        1.34           8.354         113.9          68.00
  1.41-1.50          12        63,131,994         8.16        5,260,999        1.45           8.314         115.4          74.00
  1.51-1.60          11        72,870,848         9.42        6,624,623        1.55           8.512         116.1          61.34
  1.61-1.70           4        21,305,740         2.75        5,326,435        1.63           8.413         116.3          62.28
  1.71-1.80           2         5,061,648         0.65        2,530,824        1.74           8.704         111.4          56.79
  1.81-1.90           2         7,947,103         1.03        3,973,551        1.85           7.956         108.9          55.57
  1.91-2.00           2         6,082,935         0.79        3,041,467        1.93           8.770         118.3          40.86
  2.01-2.10           2         5,699,634         0.74        2,849,817        2.06           8.671         123.6          48.82
  2.21-2.30           1         1,195,296         0.15        1,195,296        2.25           8.190         113.0          49.60
                    ---      ------------       ------

TOTAL/WTD. AVG.     130      $773,760,240       100.00%      $5,952,002        1.34X          8.409%        114.9          70.82%
                    ===      ============       ======

-----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
--------------------------------------------------------------------------------

                                                                                                          WEIGHTED
                                                                                                           AVERAGE
RANGE OF                                      PERCENTAGE                                                  REMAINING     WEIGHTED
CUT-OFF DATE     NUMBER OF                   OF AGGREGATE      AVERAGE                      WEIGHTED       TERM TO       AVERAGE
LOAN-TO-VALUE    MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     WEIGHTED        AVERAGE      MATURITY    CUT-OFF DATE
RATIOS             LOANS         BALANCE        BALANCE        BALANCE     AVERAGE DSCR   MORTGAGE RATE     (MOS)       LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------

 30.1-35.0%           1      $  3,958,717         0.51%      $3,958,717         1.91x          8.910%       118.0         32.18%
 40.1-45.0            1         2,098,154         0.27        2,098,154         1.54           8.875        118.0         42.27
 45.1-50.0            2         6,191,748         0.80        3,095,874         2.10           8.541        117.8         46.90
 50.1-55.0            3        10,989,750         1.42        3,663,250         1.65           8.220        140.3         53.75
 55.1-60.0           15       113,498,262        14.67        7,566,551         1.46           8.369        111.4         57.53
 60.1-65.0            9        30,863,293         3.99        3,429,255         1.36           8.691        104.0         63.68
 65.1-70.0           21       112,635,736        14.56        5,363,606         1.40           8.386        116.1         67.92
 70.1-75.0           37       201,857,950        26.09        5,455,620         1.29           8.498        115.0         72.61
 75.1-80.0           39       285,795,163        36.94        7,328,081         1.27           8.333        113.9         78.43
 80.1-85.0            2         5,871,467         0.76        2,935,733         1.13           8.556        210.3         82.31
                    ---      ------------       ------

TOTAL/WTD. AVG.     130      $773,760,240       100.00%      $5,952,002         1.34X          8.409%       114.9         70.82%
                    ===      ============       ======

----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                                                                          WEIGHTED
                                                PERCENTAGE                                                 AVERAGE       WEIGHTED
                                                    OF                                      WEIGHTED      REMAINING      AVERAGE
                    NUMBER OF                   AGGREGATE       AVERAGE                     AVERAGE        TERM TO       CUT-OFF
RANGE OF             MORTGAGE      CUT-OFF       CUT-OFF     CUT-OFF DATE     WEIGHTED      MORTGAGE      MATURITY       DATE LTV
MORTGAGE RATES        LOANS      DATE BALANCE  DATE BALANCE     BALANCE     AVERAGE DSCR      RATE          (MOS)         RATIO
----------------------------------------------------------------------------------------------------------------------------------
  7.2501-7.5000%         1      $ 11,803,024        1.53%    $11,803,024         1.57x        7.380%         87.0          67.83%
  7.5001-7.7500          2        39,959,623        5.16      19,979,811         1.34         7.603         103.6          59.11
  7.7501-8.0000          7        24,056,451        3.11       3,436,636         1.56         7.872         131.6          62.27
  8.0001-8.2500         19       218,212,292       28.20      11,484,857         1.28         8.126         116.2          76.20
  8.2501-8.5000         36       170,912,235       22.09       4,747,562         1.32         8.398         117.3          72.63
  8.5001-8.7500         30       131,862,217       17.04       4,395,407         1.37         8.618         121.9          71.25
  8.7501-9.0000         26       131,972,994       17.06       5,075,884         1.36         8.854         110.4          67.07
  9.0001-9.2500          5        31,107,163        4.02       6,221,433         1.47         9.084         115.5          58.99
  9.2501-9.5000          4        13,874,241        1.79       3,468,560         1.24         9.413          68.3          73.22
                       ---      ------------      ------

TOTAL/WTD. AVG.        130      $773,760,240      100.00%    $ 5,952,002         1.34X        8.409%        114.9          70.82%
                       ===      ============      ======

----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                DISTRIBUTION OF REMAINING AMORTIZATION TERMS (a)
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                             AVERAGE       WEIGHTED
                                                  PERCENTAGE                                  WEIGHTED      REMAINING      AVERAGE
RANGE OF REMAINING    NUMBER OF                  OF AGGREGATE     AVERAGE                     AVERAGE        TERM TO       CUT-OFF
AMORTIZATION TERMS    MORTGAGE       CUT-OFF     CUT-OFF DATE     CUT-OFF       WEIGHTED      MORTGAGE      MATURITY       DATE LTV
(MOS)                   LOANS      DATE BALANCE     BALANCE     DATE BALANCE  AVERAGE DSCR      RATE          (MOS)         RATIO
-----------------------------------------------------------------------------------------------------------------------------------
111-130                   1       $  3,958,717        0.51%      $3,958,717       1.91x         8.910%        118.0         32.18%
171-190                   1          1,939,532        0.25        1,939,532       1.15          8.750         176.0         74.31
211-230                   1          1,988,786        0.26        1,988,786       1.28          7.850         212.0         66.96
231-250                   2          3,405,926        0.44        1,702,963       1.45          8.292         203.8         55.91
271-290                   5          4,003,089        0.52          800,618       1.60          8.753         127.9         66.82
291-310                  15         98,217,922       12.69        6,547,861       1.52          8.649         117.4         65.14
311-330                   1          5,735,554        0.74        5,735,554       1.25          8.740         118.0         70.55
331-360                 104        654,510,715       84.59        6,293,372       1.31          8.367         113.5         72.01
                        ---       ------------      ------

TOTAL/WTD. AVG.         130       $773,760,240      100.00%      $5,952,002       1.34X         8.409%        114.9         70.82%
                        ===       ============      ======

-----------------------------------------------------------------------------------------------------------------------------------

(a) 88 loans representing 70.48% of the Aggregate Cut-Off Date Balance accrue interest on an Actual/360 basis but have a monthly payment calculated on a 30/360 schedule. Accordingly, the actual amortization term is longer for these loans than the stated amortization term reflected in the table above.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                      PERCENTAGE                                              AVERAGE     WEIGHTED
                                                          OF                                    WEIGHTED     REMAINING    AVERAGE
                          NUMBER OF                   AGGREGATE      AVERAGE      WEIGHTED      AVERAGE       TERM TO     CUT-OFF
RANGE OF ORIGINAL TERM     MORTGAGE      CUT-OFF       CUT-OFF       CUT-OFF       AVERAGE      MORTGAGE      MATURITY    DATE LTV
TO MATURITY (MOS)           LOANS      DATE BALANCE  DATE BALANCE  DATE BALANCE     DSCR          RATE         (MOS)       RATIO
----------------------------------------------------------------------------------------------------------------------------------
60-83                          4       $ 23,230,004      3.00%      $5,807,501      1.24x         9.123%        58.0       71.48%
84-120                       118        738,551,393     95.45        6,258,910      1.34          8.387        115.0       70.81
121-180                        5          4,409,373      0.57          881,875      1.39          8.756        164.5       72.65
181-240                        2          4,476,398      0.58        2,238,199      1.43          7.889        225.9       59.16
241-300                        1          3,093,072      0.40        3,093,072      1.08          8.670        295.0       83.28
                             ---       ------------     -----

TOTAL/WTD. AVG.              130       $773,760,240    100.00%      $5,952,002      1.34X         8.409%       114.9       70.82%
                             ===       ============    ======

----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------


                                                                                                              WEIGHTED
                                                      PERCENTAGE                                              AVERAGE     WEIGHTED
                                                          OF         AVERAGE                    WEIGHTED     REMAINING    AVERAGE
                          NUMBER OF                   AGGREGATE      CUT-OFF                    AVERAGE       TERM TO     CUT-OFF
RANGE OF REMAINING         MORTGAGE      CUT-OFF       CUT-OFF        DATE        WEIGHTED      MORTGAGE      MATURITY    DATE LTV
TERMS TO MATURITY (MOS)     LOANS      DATE BALANCE  DATE BALANCE    BALANCE    AVERAGE DSCR      RATE         (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
51-70                          4      $ 23,230,004       3.00%    $ 5,807,501       1.24x         9.123%         58.0      71.48%
71-90                          1        11,803,024       1.53      11,803,024       1.57          7.380          87.0      67.83
91-110                        12        81,347,677      10.51       6,778,973       1.37          8.007         106.1      64.47
111-120                      105       645,400,691      83.41       6,146,673       1.34          8.453         116.6      71.66
151-170                        4         2,469,841       0.32         617,460       1.58          8.762         155.4      71.34
171-190                        1         1,939,532       0.25       1,939,532       1.15          8.750         176.0      74.31
211-230                        1         1,988,786       0.26       1,988,786       1.28          7.850         212.0      66.96
231-250                        1         2,487,612       0.32       2,487,612       1.55          7.920         237.0      52.93
271-295                        1         3,093,072       0.40       3,093,072       1.08          8.670         295.0      83.28
                             ---      ------------     ------

TOTAL/WTD. AVG.              130      $773,760,240     100.00%    $ 5,952,002       1.34X         8.409%        114.9      70.82%
                             ===      ============     ======

-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                   PERCENTAGE                                              AVERAGE       WEIGHTED
                                                       OF                                    WEIGHTED     REMAINING      AVERAGE
                       NUMBER OF                   AGGREGATE      AVERAGE      WEIGHTED      AVERAGE       TERM TO       CUT-OFF
                        MORTGAGE      CUT-OFF       CUT-OFF       CUT-OFF       AVERAGE      MORTGAGE      MATURITY      DATE LTV
AMORTIZATION TYPE        LOANS      DATE BALANCE  DATE BALANCE  DATE BALANCE     DSCR          RATE         (MOS)         RATIO
---------------------------------------------------------------------------------------------------------------------------------
Balloon                    104      $575,956,397      74.44%     $5,538,042      1.30x         8.419%        114.7        73.12%
Hyperamortizing             22       187,429,196      24.22       8,519,509      1.44          8.378         112.2        64.82
Fully Amortizing             4        10,374,647       1.34       2,593,662      1.56          8.440         175.4        51.70
                           ---      ------------     ------

TOTAL/WTD. AVG.            130      $773,760,240     100.00%     $5,952,002      1.34X         8.409%        114.9        70.82%
                           ===      ============     ======

---------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------

                                                           PERCENTAGE                                         WEIGHTED
                                                               OF                                              AVERAGE    WEIGHTED
                                  NUMBER                    AGGREGATE     AVERAGE                 WEIGHTED    REMAINING    AVERAGE
                                    OF                       CUT-OFF      CUT-OFF     WEIGHTED    AVERAGE      TERM TO    CUT-OFF
                                 MORTGAGE   CUT-OFF DATE      DATE         DATE        AVERAGE    MORTGAGE    MATURITY    DATE LTV
PREPAYMENT PROVISION               LOANS       BALANCE       BALANCE      BALANCE       DSCR        RATE        (MOS)       RATIO
----------------------------------------------------------------------------------------------------------------------------------
Defeasance                          121     $727,600,244      94.03%    $ 6,013,225     1.34x       8.449%      114.3       71.45%
Greater of YM or 1% UPB               3       38,608,297       4.99      12,869,432     1.34        7.647       104.2       58.00
Greater of YM or 1% and 1% Fee        5        4,458,627       0.58         891,725     1.45        8.355       180.6       69.39
Other (a)                             1        3,093,072       0.40       3,093,072     1.08        8.670       295.0       83.28
                                    ---     ------------     ------

TOTAL/WTD. AVG.                     130     $773,760,240     100.00%    $ 5,952,002     1.34X       8.409%      114.9       70.82%
                                    ===     ============     ======

----------------------------------------------------------------------------------------------------------------------------------

(a) Includes one mortgage loan with a lockout expiration date of 8/31/02, a defeasance expiration date of 3/31/10, a period which requires a penalty equal to the greater of YM or 1% that expires on 2/29/20, a period which requires a 1% penalty that expires on 11/30/24 and a period which allows for prepayment without penalty from 12/1/24 through the maturity of the mortgage loan.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
             FREDDIE MAC MULTIFAMILY GOLD PARTICIPATION CERTIFICATE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  FREDDIE MAC MULTIFAMILY GOLD PC INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:        $89,540,000         $89,540,000

% OF POOL BY UPB          11.57%

SELLER:                   GMACCM

PC COUPON:                7.375%

AMORTIZATION:             30 years

MATURITY DATE:            May 1, 2010

FREDDIE MAC GUARANTEE:    Freddie Mac guarantees (i) the timely payment of
                          interest at the PC Coupon Rate, (ii) the timely payment of scheduled principal and (iii) the ultimate collection of all principal due to be paid on the Multifamily Gold Participation Certificate.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance.

--------------------------------------------------------------------------------
                           UNDERLYING LOAN INFORMATON
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:        $89,540,000         $89,540,000

ORIGINATOR:               GMACCM

NOTE DATE:                May 4, 2000

INTEREST RATE:            8.10%

AMORTIZATION:             30 years

MATURITY DATE:            May 5, 2010

BORROWER/SPONSOR:         The two loans have separate single purpose, bankruptcy
                          remote borrowers.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance.

CROSS COLLATERALIZATION/  Yes / Yes
DEFAULT:

RESERVES:                 Replacement:  $48,354 monthly

--------------------------------------------------------------------------------
                         UNDERLYING PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Multifamily

LOCATION:                     New Jersey

YEAR BUILT / RENOVATED:       Various

THE COLLATERAL:               5 multifamily properties located in Union,
                              Hamilton Township, Aberdeen, Somerset, and
                              Lakewood New Jersey. The portfolio consists of
                              1,968 multifamily units and a 29,956 square foot retail center.

PROPERTY MANAGEMENT:          Jersey Central Management, LLC

CURRENT OCCUPANCY             97%
(MARCH 2000):

UNDERWRITTEN NET CASH FLOW:   $9,645,598

APPRAISED VALUE:              $112,475,000

APPRAISAL DATES:              February and March 2000

CUT-OFF DATE LOAN/UNITS:      $45,497.97

CROSS COLLATERALIZED CUT-OFF
DATE LTV:                     79.61%

BALLOON LTV:                  72.54%

CROSS COLLATERALIZED UWNCF
DSCR:                         1.21x

--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                               TECHNOLOGY STATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         LOAN/PARTICIPATION INFORMATION
--------------------------------------------------------------------------------



                          ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:        $37,200,000         $36,811,929

% OF POOL BY UPB:         4.76%

ORIGINATOR:               German American Capital Corporation

NOTE DATE:                March 26, 1999

INTEREST RATE:            7.605%

AMORTIZATION:             30 years

ARD DATE:                 April 1, 2009

BORROWER/SPONSOR:         The Borrower is a single purpose,
                          bankruptcy remote entity.

CALL PROTECTION:          Prepayment lockout; Greater of Yield
                          Maintenance or 1% of the then unpaid
                          principal balance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          Hard Lockbox

RESERVES:                 TI/LC:  $105,900 upfront; $20,000
                          monthly
                          Replacement:  $2,760 monthly
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

LOCATION:                     Santa Clara, California

YEAR BUILT / RENOVATED:       1998 - 1999 / NAP

THE COLLATERAL:               A 221,378 square foot property consisting of
                              4 two-story R&D/office buildings and 2 one-story retail buildings.

PROPERTY MANAGEMENT:          Hunter Properties, Inc.; an affiliate of the
                              borrower.

CURRENT OCCUPANCY (05/01/00): 100%

UNDERWRITTEN NET CASH FLOW:   $4,198,865

APPRAISED VALUE:              $64,000,000

APPRAISAL DATE:               June 5, 2000

CUT-OFF DATE LOAN/SF:         $166.29

CUT-OFF DATE LTV:             57.52%

BALLOON LTV:                  51.50%

UWNCF DSCR:                   1.33x
--------------------------------------------------------------------------------


FIVE LARGEST TENANTS

-------------------------------------------------------------------------------------
                                SQUARE           PERCENTAGE OF           DATE OF
    TENANT                  FOOTAGE LEASED    TOTAL LEASABLE AREA   LEASE EXPIRATION
-------------------------------------------------------------------------------------
Magellan                        82,153              37.11%             1/12/2009 (a)
-------------------------------------------------------------------------------------
ABB Power T&D                   75,000              33.88%            11/12/2008
-------------------------------------------------------------------------------------
North American Title            13,732               6.20%             1/14/2009
-------------------------------------------------------------------------------------
Frequency Technology, Inc       13,030               5.89%             3/18/2004
-------------------------------------------------------------------------------------
CPS                             11,471               5.18%            11/12/2008
-------------------------------------------------------------------------------------

(a) Magellan operates under two separate leases of which 55,485 sq. ft. expires in January 2009, the remaining 26,668 expires in February 2009.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                          BURBANK MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:        $29,650,000         $29,617,195

% OF POOL BY UPB          3.83%

ORIGINATOR:               Archon Financial, L.P.

NOTE DATE:                May 15, 2000

INTEREST RATE:            8.06%

AMORTIZATION:             30 years

MATURITY DATE:            June 1, 2010

BORROWER/SPONSOR:         The Borrower is a single purpose, bankruptcy
                          remote entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

RESERVES                  Replacement: $5,650 monthly

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Multifamily

LOCATION:                     Burbank, California

YEAR BUILT / RENOVATED:       1988 and 1990 / NAP

THE COLLATERAL:               Two multifamily complexes. Parc Pointe Apartments
                              is a 243-unit garden style apartment complex consisting of seven, 3-story buildings. The Oaks
                              Apartments is a 96-unit garden style apartment complex consisting of three 3-story apartment buildings.

PROPERTY MANAGEMENT:          Anchor Pacifica Management Company, an affiliate
                              of the borrower.

CURRENT OCCUPANCY (5/9/00):   99%

UNDERWRITTEN NET CASH FLOW:   $3,176,544

APPRAISED VALUE:              $40,650,000

APPRAISAL DATE:               April 13, 2000

CUT-OFF DATE LOAN/UNITS:      $87,366

CUT-OFF DATE LTV:             72.86%

BALLOON LTV:                  65.32%

UWNCF DSCR:                   1.21x

--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 RIALTO BUILDING
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:        $27,250,000         $27,222,688

% OF POOL BY UPB          3.52%

ORGINATOR:                GMACCM

NOTE DATE:                May 31, 2000

INTEREST RATE:            8.42%

AMORTIZATION:             30 Years

MATURITY DATE:            June 5, 2010

BORROWER/SPONSOR:         The Borrower is a single purpose, bankruptcy
                          remote entity.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     There is a $770,000 fully funded earnout feature
                          pertaining to a lease where the tenant has yet to take occupancy. The Borrower has until April 1, 2001 to meet the conditions of the earnout or the funds will be used to pay down the loan.

CASH MANAGEMENT:          Hard lockbox

RESERVES:                 Debt Service: $337,500 upfront
                          TI/LC: $283,275 upfront ($22,297
                          monthly reserves if occupancy drops
                          below 85% for a trailing 6-month
                          period)
                          Replacement: $1,753 monthly

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

LOCATION:                     San Francisco, CA

YEAR BUILT / RENOVATED:       1901 / On-going

THE COLLATERAL:               A 9-story, 140,206 square foot
                              office building located in the
                              South of Market Area in San
                              Francisco, CA.

PROPERTY MANAGEMENT:          Redding Management, Inc., an
                              affiliate of the borrower.

OCCUPANCY (5/17/00):          92%

UNDERWRITTEN NET CASH FLOW:   $3,105,838

APPRAISED VALUE:              $38,000,000

APPRAISAL DATE:               April 26, 2000

CUT-OFF DATE LOAN/UNITS:      $194.16

CUT-OFF DATE LTV:             69.61%

BALLOON LTV:                  64.76%

UWNCF DSCR:                   1.28x

--------------------------------------------------------------------------------


FIVE LARGEST TENANTS

------------------------------------------------------------------------------------------
                                   SQUARE            PERCENTAGE OF             DATE OF
       TENANT                  FOOTAGE LEASED     TOTAL LEASABLE AREA     LEASE EXPIRATION
------------------------------------------------------------------------------------------
Trust for Public Land              39,312                28.04%               7/31/2010
------------------------------------------------------------------------------------------
Double Click, Inc.                 18,885                13.47%               4/30/2001
------------------------------------------------------------------------------------------
Walgreen's (a)                     12,000                 8.56%               6/30/2030
------------------------------------------------------------------------------------------
SFMOMA                              7,153                 5.10%               7/31/2004
------------------------------------------------------------------------------------------
M & R Valuation Service             4,227                 3.01%               2/28/2003
------------------------------------------------------------------------------------------

(a) Walgreen's is rated A+ by S&P and Aa3 by Moody's.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET
                                 CENTEREACH MALL
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:        $23,300,000         $23,197,884

% OF POOL BY UPB          3.00%

ORGINATOR:                German American Capital Corporation

NOTE DATE:                November 30, 1999

INTEREST RATE:            8.17%

AMORTIZATION:             30 Years

MATURITY DATE:            December 1, 2009

BORROWER/SPONSOR:         The Borrower is a single purpose,
                          bankruptcy remote entity sponsored by
                          Kimco Realty Corporation (NYSE:  KIM).

CALL PROTECTION:          Prepayment lockout; U.S. Treasury
                          defeasance.

CROSS-COLLATERALIZATION/  NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

RESERVES:                 Replacement:  $1,829 monthly

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Anchored Retail

LOCATION:                     Centereach, NY

YEAR BUILT / RENOVATED:       1973/1995

THE COLLATERAL:               A 371,028 square foot regional power center
                              anchored by Wal-Mart. Tenants include Modell's
                              Sporting Goods, and CVS Pharmacy.

PROPERTY MANAGEMENT:          Kimco Realty Corporation, an affiliate of the
                              Borrower (S&P: A- / Moody's: A3).

CURRENT OCCUPANCY (5/4/00):   89%

UNDERWRITTEN NET CASH FLOW:   $2,699,187

APPRAISED VALUE:              $32,500,000

APPRAISAL DATE:               August 9, 1999

CUT-OFF DATE LOAN/UNITS:      $62.52

CUT-OFF DATE LTV:             71.38%

BALLOON LTV:                  64.39%

UWNCF DSCR:                   1.29x

--------------------------------------------------------------------------------


FIVE LARGEST TENANTS (a)

------------------------------------------------------------------------------------------
                                   SQUARE            PERCENTAGE OF             DATE OF
       TENANT                  FOOTAGE LEASED     TOTAL LEASEABLE AREA     LEASE EXPIRATION
------------------------------------------------------------------------------------------
Wal-Mart (b)                      151,067                40.72%               8/18/2015
------------------------------------------------------------------------------------------
Modell's                           18,050                 4.86%               8/31/2009
------------------------------------------------------------------------------------------
Party City                         14,885                 4.01%               7/31/2007
------------------------------------------------------------------------------------------
CVS Pharmacy (c)                   14,400                 3.88%               3/31/2004
------------------------------------------------------------------------------------------
Jo-Ann Stores                      14,300                 3.85%               1/31/2010
------------------------------------------------------------------------------------------

(a) This table excludes one tenant, King Kullen, which leases, but no longer occupies, 33,600 sq ft of space with an expiration date of 12/31/2003.
(b) Wal-Mart is rated AA by S&P and Aa2 by Moody's.
(c) CVS Pharmacy is rated A by S&P and A3 by Moody's.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                    ANNEX D

                         GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-C2 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.


     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or substitute form.


     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate) or substitute form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the Beneficial Owner or his agent.


     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8BEN are effective for three calendar years and Form W-8ECI is effective for one calendar year.


     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


 o will be paid only from the assets of the trust created for that series; and


 o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


 o multifamily or commercial mortgage loans; or


 o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


 o a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS JULY 31, 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:


 o this prospectus, which provides general information, some of which may not apply to your series of certificates; and


 o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:


     o the timing of interest and principal payments;


     o financial and other information about the mortgage loans;


     o any credit enhancement for each class;


     o the ratings for each class; and


     o the method for selling the certificates.


     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.


     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS




                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5
RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11
DESCRIPTION OF THE TRUST ................     12


                                             PAGE
                                            -----
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
    prospectus supplements ..............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17
YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23
THE DEPOSITOR ...........................     25
GMAC COMMERCIAL
 MORTGAGE CORPORATION                         26
DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31
    Termination; Retirement of
       Certificates .....................     33
    Book-Entry Registration and
       Definitive Certificates ..........     33

                                               PAGE
                                              -----
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
    Representations and Warranties;
    Repurchases ...........................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56
DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59
LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60
    Personalty ............................     61
    Foreclosure ...........................     61


                                               PAGE
                                              -----
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70
FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     92
STATE AND OTHER TAX
 CONSEQUENCES .............................    102
ERISA CONSIDERATIONS ......................    102
    Plan Asset Regulations ................    103
    Prohibited Transaction
       Exemption ..........................    103
    Representation from Investing
       Plans ..............................    107
    Tax Exempt Investors ..................    107
LEGAL INVESTMENT ..........................    108
USE OF PROCEEDS ...........................    110
METHOD OF DISTRIBUTION ....................    110
LEGAL MATTERS .............................    111
FINANCIAL INFORMATION .....................    111
WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    112
REPORTS TO
 CERTIFICATEHOLDERS .......................    112
INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    112
RATING ....................................    113
GLOSSARY ..................................    114

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND
OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER
AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

 o     the initial principal balance if that class receives principal;

 o     the initial interest rate if that class receives interest;

 o     whether that class is subordinated;

 o whether each class will receive distributions from all or a portion of the mortgage loans; and

 o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

 o     priority in receiving interest payments;

 o     payment dates;

 o     interest rates; or

 o     methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

 o     its priority of principal payments;

 o     periods during which certificateholders receive principal payments;

 o the amount of scheduled principal it is entitled to receive on each payment date; or

 o the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

 o     whether credit support covers any classes of certificates;

 o     the type, amount and extent of coverage;

 o     the identity of any entity providing the coverage; and

 o     the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND The underwriters may assist in resales of
AN  INVESTOR TO PURCHASE YOUR  certificates, but they are not required to do so.
CERTIFICATES                   A secondary market for your certificates may not
                               develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.


THE CERTIFICATES WILL ONLY BE  The certificates will represent interests
PAID FROM TRUST ASSETS         only in the trust established for that series.
                               The certificates will not represent an
                               obligation of the depositor, GMAC Commercial
                               Mortgage Corporation or any of their affiliates.
                               Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.


THE CERTIFICATES ARE NOT       Unless so specified in your prospectus
GUARANTEED                     supplement, no governmental agency or any other
                               person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.


INVESTMENT IN COMMERCIAL AND   Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS  number of higher balance loans than would a pool
RISKIER THAN INVESTMENT IN     of single-family loans of comparable aggregate
SINGLE-FAMILY MORTGAGE LOANS   unpaid principal balance. Accordingly, the
                               concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the Trust--Default and Loss
                               Considerations for the Mortgage Loans" in this prospectus.

                               In contrast to single-family loans, the ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                               Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:


                                o changes in general or local economic
                                  conditions or specific industry segments;

                                o declines in real estate values;


                                o declines in rental or occupancy rates;


                                o increases in interest rates, real estate tax
                                  rates and other operating expenses;


                                o changes in governmental rules, regulations
                                  and fiscal policies, including environmental legislation; and


                                o natural disasters and civil disturbances such
                                  as earthquakes, hurricanes, floods, eruptions or riots.

                               Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.


MODIFICATIONS TO MORTGAGE      To maximize recoveries on defaulted mortgage
LOANS OR EXTENSIONS OF THE     loans, the master servicer or a special servicer
MATURITY DATE AGREED           may, under certain limited circumstances, extend
TO BY THE SERVICER             the maturity date of and otherwise modify
MAY NOT ULTIMATELY             mortgage loans that are in default or as to which
INCREASE THE                   a payment default is reasonably foreseeable. See
PRESENT VALUE OF PROCEEDS TO   "The Pooling and Servicing Agreements--
CERTIFICATEHOLDERS             Realization Upon Defaulted Mortgage Loans" in
                               this prospectus. There is no guarantee, however, that an extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.


                               See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.


CREDIT SUPPORT IS LIMITED      The prospectus supplement for your series of
                               certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.


                               Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:


                                o The amount of coverage usually is limited.


                                o The amount of coverage usually will be
                                  reduced over time according to a schedule or formula.

                                o Credit support may not cover all potential
                                  losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.


                                o Credit support may provide coverage only to
                                  some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.


                                o If the applicable rating agencies believe
                                  that the rating on the certificates will not be adversely affected, credit support may be reduced or terminated without the consent of certificateholders.


                                o The loss experience on the related mortgage
                                  assets underlying your certificates may
                                  exceed the levels of losses covered by the amount of credit support for your certificates. If this happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See "Description of the Certificates-- Allocation of Losses and Shortfalls" and "Description of Credit Support" in this prospectus.


EACH CLASS OF CERTIFICATES     The price you paid for your certificates and the
WILL HAVE DIFFERENT YIELD AND  rate of principal payments on the mortgage assets
PREPAYMENT CONSIDERATIONS      in the applicable trust will affect the yield to
                               maturity of your certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:


                                o classes that receive distributions of
                                  interest or principal commencing only after the occurrence of specific events;


                                o classes that are only entitled to receive
                                  distributions of interest accrued on a
                                  notional principal balance;


                                o classes that are entitled to receive
                                  disproportionately small or no interest
                                  distributions;


                                o certificates with a pass-through rate that
                                  fluctuates inversely with an index; or


                                o classes of a series that includes multiple
                                  classes of certificates.


                               The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND      If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS      the related mortgage loan typically will be
TO CERTIFICATEHOLDERS          secured by an assignment of leases and rents.
                               Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                               Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL CONDITIONS MAY   Real property pledged as security for a mortgage
SUBJECT THE MORTGAGED PROPERTY loan may be subject to environmental risks. Under
TO LIENS OR IMPOSE COSTS ON    some state laws, contamination of real property
THE PROPERTY OWNER             may give rise to a lien on the property to assure
                               the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property. In addition, under the laws of some states and under the federal Comprehensive
                               Environmental Response, Compensation and
                               Liability Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 114 in this prospectus.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

 o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

 o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

 o available information as to the period of the delinquency or non-performance;

 o any forbearance arrangement then in effect;

 o the condition of the related mortgaged property; and

 o the ability of the mortgaged property to generate income to service the mortgage debt.


  DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

 o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

 o the cost replacement method based on the cost of replacing the property at that date;

 o the income capitalization method based on a projection of value of the property's projected net cash flow; or

 o a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


  PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

 o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

 o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

 o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

 o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

 o the type or types of property that provide security for repayment of the mortgage loans,

 o the earliest and latest origination date and maturity date of the mortgage loans,

 o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

 o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

 o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

 o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

 o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

 o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

 o the geographic distribution of the mortgaged properties on a state-by-state basis, and

 o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


  MBS

     MBS may include:

 o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

 o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

 o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

 o the original and remaining term to stated maturity of the MBS, if applicable,

 o the pass-through or bond rate of the MBS or the formula for determining those rates,

 o the payment characteristics of the MBS,

 o the MBS issuer, MBS servicer and MBS trustee, as applicable,

 o a description of the credit support, if any,

 o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

 o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

 o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

 o the characteristics of any cash flow agreements that relate to the MBS.


  CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


  CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


  PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

 o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

 o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


  PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


  PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


  SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


  THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

 o the availability of mortgage credit,

 o the relative economic vitality of the area in which the mortgaged properties are located,

 o the quality of management of the mortgaged properties,

 o the servicing of the mortgage loans,

 o possible changes in tax laws, and

 o other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


  WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

  OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

 o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

 o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

 o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.


     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.


     Foreclosures and Payment Plans.


     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.


     Losses and Shortfalls on the Mortgage Assets.


     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.


     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.


     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.


     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:


 o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,


 o Excess Funds or


 o any other amounts described in the related prospectus supplement.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.


     Optional Early Termination.


     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

 o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

 o constitute senior certificates or subordinate certificates;

 o constitute stripped interest certificates or stripped principal certificates;

 o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

 o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

 o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

 o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.


     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

 o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

 o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

 o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o prepayment premiums; and

     o payments for equity participations;

 o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

 o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

 o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

 o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

 o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

 o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

 o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

 o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

 o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

 o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

 o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

 o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

 o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

 o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.


     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.


     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:


 o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or



 o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.


     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

 o the address of the related mortgaged property and type of property;

 o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

 o the original and remaining term to maturity;

 o the original amortization term; and

 o the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

 o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

 o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

 o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

 o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

 o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

 o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

 o the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

 o to monitor any mortgage loan that is in default;

 o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

 o initiate corrective action in cooperation with the mortgagor if cure is likely;

 o inspect the related mortgaged property; and

 o take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.


     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:


 o has accelerated or intends to accelerate the obligations secured by the related senior lien;


 o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or


 o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,


then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.


     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.


     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

 o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

 o attempting to collect delinquent payments;

 o supervising foreclosures;

 o negotiating modifications;

 o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

 o maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates-- Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

 o to make distributions to the certificateholders on each distribution date;

 o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

 o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

 o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

 o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

 o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

 o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

 o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

 o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

 o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

 o to make any other withdrawals described in the related prospectus supplement; and

 o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

 o institute foreclosure proceedings,

 o exercise any power of sale contained in the related mortgage,

 o obtain a deed in lieu of foreclosure, or

 o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

 o the IRS grants an extension of time to sell the property or

 o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

 o amounts that represent unpaid servicing compensation for the mortgage loan,

 o unreimbursed servicing expenses incurred on the mortgage loan, and

 o any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

 o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

 o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

 o the replacement cost of the improvements less physical depreciation; and

 o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

 o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

 o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

 o any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

 o payment of the fees and disbursements of independent accountants,

 o payment of fees and disbursements of the trustee and any custodians, and

 o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.


     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:


(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and


(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.


     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT


     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:


 o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;



 o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and


 o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

 o the holder previously gave the trustee written notice of default and the continuance thereof; and

 o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)   to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

        o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

        o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

        o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

        o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:


     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or


     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.


     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


     THE TRUSTEE


     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.


     DUTIES OF THE TRUSTEE


     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE


     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.


     RESIGNATION AND REMOVAL OF THE TRUSTEE


     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

 o a letter of credit,

 o the subordination of one or more classes of certificates,

 o the use of a pool insurance policy or guarantee insurance,

 o the establishment of one or more reserve funds,

 o another method of credit support described in the related prospectus supplement, or

 o any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

 o the nature and amount of coverage under the credit support,

 o any conditions to payment thereunder not otherwise described in this prospectus,

 o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

 o the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any


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

distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS


     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.


     LETTER OF CREDIT


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.


     CERTIFICATE INSURANCE AND SURETY BONDS


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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

mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

 o the terms of the mortgage,

 o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

 o the knowledge of the parties to the mortgage, and

 o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of


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trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

 o assume the lease and retain it or assign it to a third party, or

 o reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

 o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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

 o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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

assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

 o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

 o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.


     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.


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                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o banks,

     o insurance companies,

     o tax-exempt organizations,

     o electing large partnerships,

     o dealers in securities or currencies,

     o mutual funds,

     o REITs,

     o RICs,

     o S corporations,

     o estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the


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

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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

 o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

 o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

 o the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

 o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

 o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

 o the daily portions of OID for all days during the accrual period before that day, less

 o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC


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

regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

 o on the basis of a constant yield method,

 o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

 o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount


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

to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.


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

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.


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

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."


     For REMIC residual certificateholders, excess inclusions:

 o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

 o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

 o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.


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

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Recently proposed regulations (which would apply retroactively) would amend a safe harbor for determining whether such a significant purpose existed with respect to a transfer of a residual interest. This regulation would now require, in very general terms, that the present value of the amounts received by the transferee (from the transferor) and from holding the residual interest (including the present value of the resulting tax benefits) at least equal the present value of the tax liabilities arising from holding the residual interest. If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due on the income on a noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

 o the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, and which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

 o the transferor reasonably expects that the transferee will receive distributions on the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.


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

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations called the mark-to-market Regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under

"--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to

REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

 o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

 o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual


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interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

 o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

 o the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

 o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

 o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

 o any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be


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

treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning


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of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at a rate of 31% if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual


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certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     In addition, these rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and


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expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either
Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other


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than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact


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prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

 o there is no OID, or only a de minimis amount of OID, or

 o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less


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than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the


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mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

 o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

 o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool. Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will


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generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

 o on the basis of a constant yield method,

 o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

 o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you


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may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each


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

payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.


     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the


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depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA and the Code.


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

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


  PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.


  PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 FR 14675) to certain of the depositor's affiliates, which was amended by another exemption dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 FR 39021). We refer to these two exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Sections 4975(a) and (b) of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates or certificates denominated as debt instruments that represent interests in a REMIC under Section 860D of the Code issued by a trust, if:

(1) the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

(2) the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent, provided that conditions provided in the exemption are satisfied.

     The prospectus supplement for each series will indicate whether the exemption is available for the relevant underwriter.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following six general conditions before it will be eligible for relief under the exemption:

 o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

 o the offered certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust.

 o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch.

 o the trustee cannot be an affiliate of any member of the "restricted group" which consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

 o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.


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

 o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     The exemption also requires that each trust meet the following requirements:

 o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

 o certificates in other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year before the acquisition of certificates by or with assets of a plan; and

 o certificates in other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of certificates by or with assets of a plan.

     In addition, the exemption requires that the corpus of the trust consist solely of some types of assets, including mortgage obligations such as those in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "certificates" for purposes of the exemption, including but not limited to:

 o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction,

 o certificates evidencing an interest in a trust including equity participations,

 o certificates evidencing an interest in a trust including cash flow agreements,

 o subordinated classes of certificates or "non-exempt certificates," or

 o certificates evidencing mortgages containing "defeasance" provisions under which a borrower may release a mortgaged property from the lien of the mortgage by substituting treasury securities as collateral.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

 o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

 o a benefit plan's investment in offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;


 o immediately after the acquisition, no more than 25% of the assets of the benefit plan are invested in certificates representing an interest in trusts, including the relevant trust, containing assets sold or serviced by the master servicer; and

 o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

 o that the certificates constitute "certificates" for purposes of the exemption, and

 o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

  REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top three rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which are described below.

     The exemption does not provide relief for the purchase, sale or holding of subordinate classes of offered certificates. The trustee will not register transfers of subordinate classes of offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using plan assets to effect that acquisition unless you represent and warrant that:

 o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

 o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA in determining whether to purchase any offered certificates with assets of a benefit plan. You should also consider whether other class exemptions granted by the DOL may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code. For example, Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts may provide relief in some cases. Insurance company general accounts, should also consider the possible impact of Section 401(c) of ERISA and the final regulations under that section. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


  TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

 o are rated in one of the two highest rating categories by one or more rating agencies and

 o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

 o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

 o by placements by the depositor with institutional investors through dealers; and

 o by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.


     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.


     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.


     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS


     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION


     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.


     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.


     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                         REPORTS TO CERTIFICATEHOLDERS


     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.



                   INCORPORATION OF INFORMATION BY REFERENCE


     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:


   GMAC Commercial Mortgage Securities, Inc.
   200 Witmer Road
   Horsham, Pennsylvania 19044
   (215) 328-3164

                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

 o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

 o the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

 o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

 o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

 o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

 o the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


 o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


 o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


 o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

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     "GMAC00C2.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A to the prospectus supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.


----------
* Microsoft Excel is a registered trademark of Microsoft Corporation

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      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                     PAGE
                                                    ------
Summary of Series 2000-C2 Transaction ...........   S-7
Risk Factors ....................................   S-16
Description of the Mortgage Assets ..............   S-41
Servicing of the Mortgage Loans .................   S-67
Description of the Certificates .................   S-78
Yield and Maturity Considerations ...............   S-98
Federal Income Tax Consequences .................   S-111
Method of Distribution ..........................   S-113
Legal Matters ...................................   S-115
Ratings .........................................   S-115
Legal Investment ................................   S-116
ERISA Considerations ............................   S-116
Glossary ........................................   S-118
Annex A--Characteristics of the Mortgage
   Loans ........................................   A-1
Annex B--Form of Statement to
   Certificateholders and Servicer Reports ......   B-1
Annex C--Structural and Collateral Term
   Sheet ........................................   C-1
Annex D--Global Clearance, Settlement and
   Tax Documentation Procedures .................   D-1
                              PROSPECTUS
Prospectus Summary ..............................   3
Risk Factors ....................................   6
Description of the Trust ........................   12
Yield and Maturity Considerations ...............   18
The Depositor ...................................   25
GMAC Commercial Mortgage Corporation ............   26
Description of the Certificates .................   26
The Pooling and Servicing Agreements ............   36
Description of Credit Support ...................   57
Legal Aspects of Mortgage Loans .................   59
Federal Income Tax Consequences .................   72
State and Other Tax Consequences ................   102
ERISA Considerations ............................   102
Legal Investment ................................   108
Use of Proceeds .................................   110
Method of Distribution ..........................   110
Legal Matters ...................................   111
Financial Information ...........................   111
Where You Can Find Additional
   Information ..................................   112
Reports to Certificateholders ...................   112
Incorporation of Information by Reference .......   112
Rating ..........................................   113
Glossary ........................................   114

                                 $698,318,000
                                 (Approximate)





                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.




                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2000-C2







             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -----------------------------------------------------

                              GOLDMAN, SACHS & CO.
                           DEUTSCHE BANC ALEX. BROWN



                                August 8, 2000

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